As filed with the Securities and Exchange Commission on December 9, 2021
Registration
No. 333-260693

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM
S-1
REGISTRATION STATEMENT
Under
The Securities Act of 1933

ESS TECH, INC.
(Exact name of Registrant as specified in its charter)

Delaware	3690	98-1550150
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
26440 SW Parkway Ave., Bldg. 83
Wilsonville, OR 97070
(855)
423-9920
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Eric Dresselhuys
ESS Tech, Inc.
Chief Executive Officer
26440 SW Parkway Ave., Bldg. 83
Wilsonville, Oregon 97070
(855)
423-9920
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mark B. Baudler
Andrew D. Hoffman
Brian Dillavou
Lillian Jenks
Alexandra Perry
Christoph Luschin
Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, California 94304
(650)
493-9300
Amir Moftakhar Chief Financial Officer 26440 SW Parkway Ave., Bldg. 83 Wilsonville, Oregon 97070 (888) 423-9920

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated
filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule
12b-2
of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
On November 2, 2021, ESS Tech, Inc., a Delaware corporation (“ESS”, the “Company,” “we,” “us” or “our”) f/k/a ACON S2 Acquisition Corp. (“STWO”), filed a registration statement with the Securities and Exchange Commission (the “SEC”), on Form
S-1
(File
No. 333-260693)
(the “Registration Statement”), to initially register for resale by the selling stockholders named therein or their permitted transferees (the “Selling Stockholders”) (i) 25,000,000 shares of our common stock, par value $0.0001 per share (the “Common Stock”) purchased or owned by the PIPE Investors (defined herein); and (ii) 100,952,180 shares of Common Stock consisting of (a) 86,477,462 shares of Common Stock beneficially owned by certain former stockholders of ESS Tech Subsidiary, Inc. (f/k/a ESS Tech, Inc.) (“Legacy ESS” and such shares, the “Legacy ESS Shares”), (b) up to 13,638,114 shares of Earnout Stock (defined herein), (c) up to 824,998 shares underlying restricted stock units issued to certain Legacy ESS stockholders and (d) 11,606 shares of restricted Common Stock held by Legacy ESS securityholders that were issued pursuant to the exercise of options issued pursuant to the ESS 2014 Equity Incentive Plan that were assumed by us pursuant to the Merger Agreement (defined herein) (together with the Earnout Stock, the shares underlying the restricted stock units and the Legacy ESS Shares, the “Affiliated Shares”). The Registration Statement was declared effective by the SEC on November 10, 2021.
We are filing this Post-Effective Amendment No. 1 to the Registration Statement (the “POSAM”) (i) to include information from the Restatement described under “
Background of Restatement
” below and (ii) to update certain other information in the Registration Statement,.
Background of Restatement
In preparing STWO’s unaudited condensed consolidated financial statements as of and for the quarterly period ended September 30, 2021, we have re-evaluated STWO’s application of ASC 480-10-S99-3A to its accounting classification of its outstanding Class A ordinary shares, par value $0.0001 per share (the “Public Shares”), issued as part of the units sold in STWO’s initial public offering (the “IPO”) on September 21, 2020. Historically, a portion of the Public Shares was classified as permanent equity to maintain shareholders’ equity greater than $5 million on the basis that STWO would not redeem its Public Shares in an amount that would cause its net tangible assets to be less than $5,000,001, as described in STWO’s memorandum and articles of association (the “Charter”). Pursuant to such re-evaluation, our management has determined that the Public Shares included certain provisions that require classification of all of the Public Shares as temporary equity regardless of the net tangible assets redemption limitation contained in the Charter. In addition, in connection with the change in presentation for the Public Shares, we determined we should restate STWO’s earnings per share calculation to allocate income and losses shared pro rata between the two classes of shares. This presentation contemplates a business combination as the most likely outcome, in which case, both classes of shares share pro rata in the income and losses of STWO.
Therefore, on November 22, 2021, our management and the audit committee of our board of directors (the “Audit Committee”) concluded that STWO’s previously issued (i) audited balance sheet as of September 21, 2020 (the “Post-IPO Balance Sheet”), as previously restated in STWO’s Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2020, filed with the SEC on May 13, 2021 (the “2020 Form 10-K/A No. 1”), (ii) audited financial statements included in the 2020 Form 10-K/A No. 1, (iii) unaudited interim financial statements included in the Form 10-Q for the quarterly period ended September 30, 2020 as previously restated in the 2020 Form 10-K/A No. 1; (iv) unaudited interim financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021, filed with the SEC on May 13, 2021; and (v) unaudited interim financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2021, filed with the SEC on August 11, 2021 (collectively, the “Affected Periods”), should be restated to report all Public Shares as temporary equity and should no longer be relied upon.

Effect of Restatement and Revisions
As such, we restated STWO’s financial statements for the Affected Periods in our Annual Report on
Form 10-K/A
Amendment No. 2 filed with the SEC on December 3, 2021, our Quarterly Report on Form
10-Q/A
Amendment No. 1 for the quarterly period ended March 31, 2021 and our Quarterly Report on Form
10-Q/A
Amendment No. 1 for the quarterly period ended June 30, 2021, each filed with the SEC on December 6, 2021, and our Quarterly Report on Form
10-Q
for the quarterly period ended September 30, 2021, filed with the SEC on November 22, 2021 (the “Restatement”).
In connection with the Restatement, our management reassessed the effectiveness of STWO’s disclosure controls and procedures for the Affected Periods. As a result of that reassessment, we determined that STWO’s disclosure controls and procedures for the Affected Periods were not effective with respect to STWO’s internal controls around the proper accounting and classification of complex financial instruments.
As all material restatement information is included in the Restatement and this POSAM, investors and others should rely only on the financial information and other disclosures regarding the Affected Periods in the Restatement and this POSAM and in future filings with the SEC (as applicable) and should not rely on any previously issued or filed reports, press releases, corporate presentations or similar communications relating to the Affected Periods.
Items Amended in this Post-Effective Amendment
This POSAM reflects the Restatement described above. The following items in this POSAM were amended as a result of, and to reflect, the Restatement: (i) Risk Factors, (ii) Unaudited Pro Forma Condensed Combined Financial Information and (iii) Financial Statements.
The following sections were also updated to reflect other recent developments: (i) Cautionary Note Regarding Forward-Looking Statements, (ii) Prospectus Summary, (iii), Risk Factors, (iv) Use of Proceeds, (v) Market Price of The Registrant’s Common Equity and Related Stockholder Matters, (vi) Unaudited Pro Forma Condensed Combined Financial Information, (vii) Management’s Discussion and Analysis of Financial Condition and Results of Operations, (viii) Business, (ix) Management, (x) Executive Compensation, (xi) Principal and Selling Stockholders, (xii) Description Of ESS’ Securities, (xiv) Securities Act Restrictions on Resale of Securities, (xv) Material U.S. Federal Income Tax Considerations For
Non-U.S.
Holders of Our Common Stock, (xvi) Plan of Distribution and (xvii) Where You Can Find Additional Information.
Except as described above, no other changes were made to this POSAM and we did not otherwise update the disclosures contained in this POSAM.
Corporate History and Background
On October 8, 2021 (the “Closing Date”), we consummated the previously announced merger pursuant to that certain Agreement and Plan of Merger, dated May 6, 2021 (the “Merger Agreement”), by and among STWO, SCharge Merger Sub, Inc., a Delaware corporation and wholly owned direct subsidiary of STWO (“Merger Sub”), and ESS Tech Subsidiary, Inc., a Delaware corporation (f/k/a ESS Tech, Inc.) (“Legacy ESS”) following the approval at a special meeting of the stockholders of STWO held on October 5, 2021 (the “Special Meeting”).
Pursuant to the terms of the Merger Agreement, STWO deregistered by way of continuation under the Cayman Islands Companies Act (2021 Revision) and registered as a corporation in the State of Delaware under Part XII of the Delaware General Corporation Law (the “Domestication”), and a business combination between STWO and Legacy ESS was effected through the merger of Merger Sub with and into Legacy ESS, with ESS surviving as a wholly owned subsidiary of STWO (together with the other transactions described in the Merger Agreement, the “Merger”). On the Closing Date, the registrant changed its name from “ACON S2 Acquisition Corp” to “ESS Tech, Inc.”

On October 8, 2021, a number of third party purchasers (the “Other PIPE Investors”) and certain existing securityholders of Legacy ESS (the “Insider PIPE Investors”, and together with the Other PIPE Investors, the “PIPE Investors”) purchased from ESS an aggregate of 25,000,000 newly-issued shares of Common Stock (the “PIPE Financing”), for a purchase price of $10.00 per share and an aggregate purchase price of $250.0 million (the “PIPE Shares”), each pursuant to a separate subscription agreement (each, a “Subscription Agreement”), entered into effective as of May 6, 2021. Pursuant to the Subscription Agreements, ESS gave certain registration rights to the PIPE Investors with respect to their PIPE Shares. The sale of the PIPE Shares was consummated concurrently with the closing of the Merger (the “Closing”). Pursuant to the Merger Agreement, ESS entered into a Registration Rights Agreements, dated as of October 8, 2021, providing for certain registration rights to the Sponsor and certain securityholders of ESS, which shares are registered here.
As of the open of trading on October 11, 2021, the Common Stock and Public Warrants, formerly those of STWO, began trading on the New York Stock Exchange under the symbols “GWH” and “GWH.W”, respectively.
As used in this POSAM, unless otherwise stated or the context clearly indicates otherwise, the terms “Company,” “Registrant,” “we,” “us,” and “our” refer to the parent entity formerly named ACON S2 Acquisition Corp., after giving effect to the Merger, and as renamed “ESS Tech, Inc.”

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	Subject to Completion	December 9, 2021
125,952,180 Shares of Common Stock

This prospectus relates to the registration of common stock, par value $0.0001 per share (“Common Stock”), of ESS Tech, Inc. as described herein.
This prospectus relates to the resale from time to time by the selling stockholders named in this prospectus or their permitted transferees (the “Selling Stockholders”) of: (i) 100,952,180 shares of common stock consisting of (a) 86,477,462 shares of common stock beneficially owned by certain former stockholders of ESS Tech Subsidiary, Inc. (formerly known as ESS Tech, Inc.) (“Legacy ESS” and such shares, the “Legacy ESS Shares”), (b) 13,638,114 shares of Earnout Stock, (c) 824,998 shares underlying restricted stock units issued to certain Legacy ESS stockholders and (d) 11,606 shares of restricted Common Stock held by Legacy ESS securityholders that were issued pursuant to the exercise of options issued pursuant to the ESS 2014 Equity Incentive Plan that were assumed by us pursuant to the Merger Agreement (together with the Earnout Stock, the shares underlying the restricted stock units and the Legacy ESS Shares, the “Affiliated Shares”); and (ii) 25,000,000 shares of Common Stock purchased at Closing by a number of subscribers pursuant to separate PIPE Subscription Agreements.
The Selling Stockholders may sell any, all or none of the securities and we do not know when or in what amount the Selling Stockholders may sell their securities hereunder following the date of this prospectus. The Selling Stockholders may sell the securities described in this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Stockholders may sell their securities in the section titled “
Plan of
Distribution
” beginning on page 143 of this prospectus.
We are registering the offer and sale of these securities to satisfy certain registration rights we have granted under certain agreements between us and the Selling Stockholders. We will not receive any of the proceeds from the sale of the securities by the Selling Stockholders. We will pay the expenses associated with registering the sales by the Selling Stockholders other than any underwriting discounts and commissions, as described in more detail in the section titled “
Use of Proceeds
” appearing in this prospectus beginning on page 52.
Of the 125,952,180 shares of Common Stock that may be offered or sold by the Selling Stockholders identified in this prospectus, certain of our Selling Stockholders are subject to lock-up
restrictions with respect to 100,952,180 of those shares (the
“Lock-Up
Shares”), pursuant to our amended and restated bylaws, effective as of October 8, 2021 (the “Closing Date”). Pursuant to our amended and restated bylaws, the
Lock-Up
Shares will be
locked-up
for a period of 150 days after October 8, 2021, subject to certain exceptions.
Our Common Stock is listed on The New York Stock Exchange (“NYSE”) under the symbol “GWH” and the Public Warrants (as defined herein) are listed on NYSE under the symbol “GWH.W”. On December 8, 2021, the last quoted sale price for our Common Stock as reported on NYSE was $14.41 per share and the last quoted sale price for our Public Warrants as reported on NYSE was $3.85 per warrant.
We are an “emerging growth company,” as defined under the federal securities laws, and, as such, may elect to comply with certain reduced public company reporting requirements for this prospectus and for future filings.

Investing in our securities involves a high degree of risk. Before buying any securities, you should carefully read the discussion of the risks of investing in our securities in “
Risk Factors
” beginning on page 9 of this prospectus.
You should rely only on the information contained in this prospectus or any prospectus supplement or amendment hereto. We have not authorized anyone to provide you with different information.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated                 , 2021

You should rely only on the information contained in this prospectus or in any applicable prospectus supplement prepared by us or on our behalf. Neither we nor the Selling Stockholders have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the Selling Stockholders are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.
This prospectus is part of a registration statement on
Form S-1
that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, the Selling Stockholders hereunder may, from time to time, sell the securities offered by them described in this prospectus. We will not receive any proceeds from the sale by such Selling Stockholders of the securities offered by them described in this prospectus.
We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the section of this prospectus titled “
Where You
Can Find Additional Information
.”
The ESS Tech design logo and the ESS mark appearing in this prospectus are the property of ESS Tech, Inc. Trade names, trademarks and service marks of other companies appearing in this prospectus are the property of their respective holders. We have omitted the
®
and
TM
designations, as applicable, for the trademarks used in this prospectus.

-i-

Within this prospectus, we reference information and statistics regarding the industries in which we operate. We have obtained this information and these statistics from various independent third-party sources, including independent industry publications, reports by market research firms and other independent sources, such as Euromonitor International Limited. Some data and other information contained in this prospectus are also based on management’s estimates and calculations, which are derived from our review and interpretation of internal surveys and independent sources. Data regarding the industries in which we compete and our market position and market share within these industries are inherently imprecise and are subject to significant business, economic and competitive uncertainties beyond our control, but we believe they generally indicate size, position and market share within this industry. While we believe such information is reliable, we have not independently verified any third-party information. While we believe our internal company research and estimates are reliable, such research and estimates have not been verified by any independent source. In addition, assumptions and estimates of our and our industries’ future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors. These and other factors could cause our future performance to differ materially from our assumptions and estimates. As a result, you should be aware that market, ranking and other similar industry data included in this prospectus, and estimates and beliefs based on that data, may not be reliable. Neither we nor our stockholders can guarantee the accuracy or completeness of any such information contained in this prospectus.

-ii-

FREQUENTLY USED TERMS
In this document:
“2014 Equity Incentive Plan
” means the ESS 2014 Equity Incentive Plan, as amended, supplemented or modified from time to time.
“2021 Employee Stock Purchase Plan”
 means the ESS Tech, Inc. 2021 Employee Stock Purchase Plan, as amended, supplemented or modified from time to time.
“2021 Equity Incentive Plan
” means the ESS 2021 Equity Incentive Plan, as amended, supplemented or modified from time to time.
“
BEV
” means Breakthrough Energy Ventures, LLC.
“
Business Combination
” means the transactions contemplated by the Merger Agreement.
“
Closing
” means the consummation of the Business Combination.
“
Closing Date
” means October 8, 2021, the date on which the Closing occurred.
“
Code
” means the Internal Revenue Code of 1986, as amended.
“
Common Stock
” means ESS’ common stock, par value $0.0001 per share.
“
Companies Act
” means the Companies Act (2021 Revision) of the Cayman Islands as the same may be amended from time to time.
“
DGCL
” means the General Corporation Law of the State of Delaware.
“
ESPP
” means the ESS Tech, Inc. 2021 Employee Stock Purchase Plan, as amended, supplemented or modified from time to time.
“
ESS
” or the “
Company
” means ESS Tech, Inc., a Delaware corporation (formerly known as ACON S2 Acquisition Corp.).
“
ESS Board
” means the board of directors of ESS.
“
Exchange Act
” means the U.S. Securities Exchange Act of 1934, as amended.
“
GAAP
” means United States generally accepted accounting principles.
“
Investment Company Act
” means the Investment Company Act of 1940, as amended.
“
JOBS Act
” means the Jumpstart Our Business Startups Act of 2012, as amended.
“
Legacy ESS
” means ESS Tech, Inc., a Delaware corporation, prior to the Closing.
“
Merger
” means the merging of Merger Sub with and into Legacy ESS with Legacy ESS surviving the Merger as a wholly-owned subsidiary of STWO.

-iii-

“
Merger Agreement
” means the Agreement and Plan of Merger, dated as of May 6, 2021, among Legacy ESS, ESS and Merger Sub.
“
Merger Sub
” means SCharge Merger Sub, Inc., a Delaware corporation and wholly-owned direct subsidiary of ESS.
“
Merger Sub Common Stock
” means Merger Sub’s common stock, par value $0.0001 per share.
“
NYSE
” means the New York Stock Exchange.
“
PIPE
 Financing
” means the sale of PIPE Shares to the PIPE Investors, for a purchase price of $10.00 per share and an aggregate purchase price of $250 million, in a private placement.
“
PIPE Investors
” means the purchasers of the PIPE Shares.
“
PIPE Shares
” means an aggregate of 25,000,000 shares of Common Stock issued to PIPE Investors in the PIPE Financing.
“
Private Placement Warrants
” means the warrants to purchase shares of Common Stock purchased by the Sponsor in a private placement in connection with the STWO IPO, exercisable for one share of Common Stock at a price of $11.50 per share, subject to adjustments.
“
Public Warrants
” means the warrants to purchase shares of Common Stock that are publicly traded on the NYSE under the ticker symbol “GWH.W,” exercisable for one share of Common Stock at a price of $11.50 per share, subject to adjustments.
“
SBE
” means SB Energy Global Holdings One Ltd.
“
SEC
” means the U.S. Securities and Exchange Commission.
“
Securities Act
” means the U.S. Securities Act of 1933, as amended.
“
Sponsor
” means ACON S2 Sponsor, L.L.C., a Delaware limited liability company.
“
Stockholder Agreement
” means the Stockholder Agreement entered into as of May 6, 2021, by and among Legacy ESS, SBE and BEV.
“
STWO
” means ACON S2 Acquisition Corp., a Cayman Islands exempted company.
“
STWO IPO
” means STWO’s initial public offering of Class A ordinary shares, consummated on September 21, 2020.
“
STWO Board
” means the board of directors of STWO, prior to the Closing.
“
Warrants
” means the Public Warrants and Private Placement Warrants.

-iv-

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains forward-looking statements within the meaning of the federal securities laws, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to our future financial performance, strategy, future operations, financial position, estimated revenues, and losses, projected costs, prospects, plans and objectives of management. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements contained in this prospectus include statements about:

•	our ability to recognize anticipated benefits of the Merger;

•	our financial and business performance following the Merger, including financial projections and business metrics;

•	changes in our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans;

•	the implementation, market acceptance and success of our technology implementation and business model;

•	our ability to scale in a cost-effective manner;

•	developments and projections relating to our competitors and industry;

•	the impact of health epidemics, including the COVID-19 pandemic, on our business and the actions we may take in response thereto;

•	our expectations regarding our ability to obtain and maintain intellectual property protection and not infringe on the rights of others;

•	expectations regarding the time during which we will be an emerging growth company under the JOBS Act;

•	our future capital requirements and sources and uses of cash;

•	our ability to obtain funding for our operations;

•	our business, expansion plans and opportunities;

•	our relationships with third-parties, including our suppliers;

•	the outcome of any known and unknown litigation and regulatory proceedings;

•	our ability to successfully deploy the proceeds from the Merger; and

•
our ability to manage other risks and uncertainties set forth in the section titled “
Risk Factors
” beginning on page 9 of this prospectus. We caution you that the foregoing list does not contain all of the forward-looking statements made in this prospectus.

You should not rely upon forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this prospectus primarily on our current expectations and projections about future events and trends that we believe may affect our business, operating results, financial condition and prospects. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors, including those described in the section titled “
Risk
Factors
” and elsewhere in this prospectus. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

-v-

Neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. Moreover, the forward-looking statements made in this prospectus relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this prospectus to reflect events or circumstances after the date of this prospectus or to reflect new information or the occurrence of unanticipated events, except as required by law. You should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

-vi-

PROSPECTUS SUMMARY
The following summary highlights information contained elsewhere in this prospectus. It does not contain all the information you should consider before investing in our Common Stock. You should read this entire prospectus carefully, including the sections titled “Risk Factors,” “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Where You Can Find Additional Information,” “Unaudited Pro Forma Condensed Combined Financial Information,” and our consolidated financial statements and related notes included elsewhere in this prospectus, before making an investment decision. In this prospectus, unless the context requires otherwise, all references to “we,” “our,” “us,” “ESS,” the “Registrant,” and the “Company” refer to ESS Tech, Inc. and its consolidated subsidiaries.
ESS TECH, INC.
ESS is a long-duration energy storage company specializing in iron flow battery technology. We design and produce long-duration batteries predominantly using earth-abundant materials that can be cycled over 20,000 times without capacity fade. Because we designed our batteries to operate using an electrolyte of primarily salt, iron and water, they are non-toxic
and substantially recyclable. Our batteries provide flexibility to grid operators and energy assurance for commercial and industrial customers. Our technology addresses energy delivery, duration and cycle-life in a single battery platform that compares favorably to lithium-ion
batteries, the most widely deployed alternative technology. Using our iron flow battery technology, we are developing two products, each of which is able to provide reliable, safe, long-duration energy storage. We currently do not have any second-generation products deployed and we have not yet met revenue recognition criteria, but we began shipping our second-generation
Energy Warehouses in the third quarter of 2021 and are currently in the process of installing and commissioning such units. With each battery deployed, we will further our mission to accelerate the transition to a zero-carbon
energy future with increased grid reliability.
The U.S. Department of Energy has identified long-duration battery storage as one of the key elements toward helping the United States achieve a net-zero
carbon electricity system. This is because renewable energy’s intermittent power supply does not always match the grid’s power demand. Without storage, renewable energy generation may rapidly fluctuate between over-supply and under-supply based on resource availability. As the amount of energy provided by intermittent resources increases, these fluctuations become increasingly extreme. Longer duration battery storage serves as a buffer for this phenomenon, shifting the surplus power produced so that it can be consumed during periods of under-supply. As non-dispatchable
renewables, which cannot adjust power output according to demand, such as wind and solar power, increasingly enter the grid, storage of any duration helps shift supply to match demand. According to the Energy Information Administration, more than 28% of all energy generation in the United States already comes from renewable sources. Currently, in the U.S. renewable energy market, two to four-hour energy storage provides most of the storage. Researchers from the Sandia National Laboratory have found that once renewable proliferation exceeds 30% to 50%, the grid will require long-duration
energy storage beyond the four- to six-hour range to maintain its stability. We believe our batteries will fill this growing need. With four to 12 hours or more of energy storage capacity, we believe our batteries can store significantly more power than existing lithium-ion
systems and provide power that matches the reliability of dispatchable sources, which can adjust power output based on demand, such as natural gas and hydroelectric power plants. We believe our energy storage products will enable renewable energy penetration beyond 30% of energy on the grid and be an important part of facilitating a decarbonized energy future.
Our batteries are
non-flammable,
non-toxic,
do not have explosion risk and can operate in temperatures ranging from
-5°C
to 50°C without requiring heating or cooling systems, so they can be located in sites where lithium-ion
batteries cannot be placed due to fire, chemical or explosion risks. In addition, our batteries are environmentally sustainable, predominantly utilizing easily sourced materials and recyclable components.

Our batteries and technology can be purchased with a
10-year
performance guarantee which is backed by an investment-grade,
10-year
warranty and project insurance policies from Munich Reinsurance Company (“Munich Re”), a leading provider of reinsurance, primary insurance and insurance-related risk solutions, which stands behind the performance of our energy storage products. To our knowledge, we are the first long-duration energy storage company to receive this type of insurance, which provides a warranty backstop for our proprietary flow battery technology, supporting our performance guarantee regardless of project size or location and de-risking
the technology for our customers. We have also collaborated with Munich Re to develop separate project finance coverage. This allows us to secure project finance when installing our energy storage products, reducing the cost of capital for deployment, and which can be extended in order to provide long-term assurance of project performance to our customers, investors and lenders. Bonding and surety capital are provided through Aon and OneBeacon Insurance Group (“OneBeacon”) as well as qualification from the U.S. Export-Import Bank, which provides additional product assurance. We believe each of these elements allows us to increase our total addressable market, as customers have reduced technology risk, financing risk and importing risk.
We believe that as we scale up our production, our battery technology will be priced competitively. When comparing products on a lifetime levelized cost of storage (“LCOS”) basis, which is the total cost of the investment in an electricity storage technology divided by its cumulative delivered electricity, we expect our batteries to be less expensive on a LCOS basis than lithium-ion
alternatives for storage durations greater than four hours, which we believe is the operational maximum for lithium-ion
technologies. Our cost advantage increases as the storage duration extends beyond four hours because of the scalable nature of our technology.
Energy storage solutions of various sizes and durations must be installed throughout global electrical grids to enable decarbonization in line with global climate objectives. Our energy storage products are intended to supply long-duration power across this expanding spectrum of use cases. As described below in the section entitled “
Business—Our Technology and Products
,” we believe our energy storage products will be capable of addressing customer needs across multiple use cases and markets. We are an early mover in long-duration
energy storage and we believe we will enable more rapid implementation of renewable energy while also improving grid stability. The safety, flexibility and durability of our energy storage products enable customers to use them in nearly any location globally. Examples of use cases range from localized energy storage at commercial and industrial sites to grid-scale use cases, such as peaker plant replacement and grid stabilization.
We are developing two products that provide reliable, safe, long-duration energy storage. Our first energy storage product, the Energy Warehouse, is a “behind-the-meter” solution (meaning that it is based at the energy consumer’s location, or behind the service demarcation with the utility). The Energy Warehouse offers energy storage ranging from 50 kilowatts (“kW”) to 90 kW and four to 12-hour duration. A 50 kW system, when used for eight hours of storage, can power the equivalent of 20 homes with a total output of 400 kilowatt-hours (“kWh”). Energy Warehouses are deployed in shipping container units, allowing for a fully turnkey system that can be installed easily at nearly any customer’s site. Potential use cases for Energy Warehouses include microgrids, peaker plant replacement on a small-scale and commercial and industrial (“C&I”) demand. For customers who require additional energy storage capacity, multiple units can be added to the same system. The first generation of our Energy Warehouse was deployed in 2015. Since then, all of our first-generation units have been returned to us except for two where the prototype trials continue. We currently do not have any second-generation products deployed and we have not yet met revenue recognition criteria, but we began shipping our second-generation of Energy Warehouses in the third quarter of 2021. As of November 30, 2021, we have 3 Energy Warehouse S200s delivered, and we are currently in the process of installing and commissioning such units.
Our second, larger scale energy storage product, the Energy Center, is a “front-of-the-meter” solution, meaning that it is designed for use in front of the service demarcation with the utility. Energy Center solutions are designed specifically for utilities, independent power producers (“IPPs”) and large C&I consumers. The Energy Center offers a fully customizable configuration range and is installed to meet our customers’ power, energy and duration needs. We anticipate energy storage capacities starting at 3 megawatts (“MW”) and six to 12-hour duration. The Energy Center’s modular design allows the product to scale to meet IPP and utility-scale applications, including large renewable-plus-storage projects and standalone energy storage projects. The modular design of the Energy Center also allows for it to be flexibly configured to meet varying power and energy capacity needs and deployment in a variety of settings.
Our Competitive Strengths

•
Simple, Revolutionary Technology
: We believe we are a leader in developing iron flow battery technology, which we believe is poised to play a significant role in the long-duration energy storage market. The chemical reactions that store energy in our batteries utilize iron, salt and water. These three simple, earth-abundant inputs are combined in a way that can store large amounts of energy without the environmental and operational risks that other storage technologies carry. These inputs help make our batteries stable across a range of temperatures and environments, making them suitable for use in virtually any setting from pristine environments to densely populated neighborhoods.

•
Compelling Value Proposition
: We believe we offer energy storage that when compared to other existing battery storage technologies is longer-duration, safer, more sustainable and, once we scale our production, will also be lower-cost. Our technology is able to compete and win across a variety of performance metrics and use cases, which we believe will make our technology increasingly valuable to a variety of customers. We do not believe that any other existing technology can provide similar quality long-duration energy storage to ours and we believe that our differentiated technology will provide a compelling option to consumers.

•
Most Sustainable Solution
: Iron flow batteries have been assessed by scientists at the University of California-Irvine to have the lowest overall environmental impact of any commercially available flow battery technology, including 67% lower CO
2
emissions than
lithium-ion
batteries. Our batteries provide a dramatically cleaner solution compared to other energy storage options, particularly lithium-ion
batteries, owing to our use of predominantly earth-abundant materials, a far longer operating life and easy end-of-life
material recycling. Our batteries have no toxic materials and require no special permits (specifically related to hazardous materials compliance planning) for disposal. We also estimate that our batteries will have an average 25-year operating life.

•
Rapid Expansion Capability
: We currently have a manufacturing facility in Wilsonville, Oregon that is ramping up to produce our energy storage products at commercial scale. Since November 2020, we have increased our production facility size by 97% to help facilitate our manufacturing expansion. Over time, we plan to develop additional facilities globally to meet our growing demand. Our capital investment requirements to add manufacturing capacity are less than other energy storage technologies like lithium-ion
because of the relative simplicity of our production process relative to the production process for lithium-ion.
Our operations require only
pick-and-place
automation, which is sufficient to assemble our battery modules, as opposed to the complex and expensive high speed coating lines and cleanrooms required for the production of lithium-ion
batteries. We estimate that our automated and semi-automated production lines will be able to produce one gigawatt hour (“GWh”) of annual production capacity at an estimated capital cost of approximately $30 million and $4 million, respectively, based on the capital costs associated with our recent contracted purchases. This compares favorably to lithium-ion
technologies, which require approximately $140 million in capital for one GWh of annual production capacity, according to Lux Research. Our low-cost
manufacturing approach will allow us to scale more rapidly and with lower capital expenditures in the future as new opportunities arise.

•
Significant and Proprietary Technology Head Start
: We have patented the most valuable parts of our technology at each stage of development, which we believe provides an important and sustainable competitive advantage. We continue to develop and maintain our knowledge base, which supports our efforts to extend what we regard as our first mover advantage in the iron flow battery storage space.

Our Growth Strategy
We intend to build an enduring business by leveraging our competitive advantages in manufacturing, cost, technology and research and development. We have many avenues through which we aim to achieve our growth objectives:

•
Expanded Scale
: We are planning further expansion of our already-increasing manufacturing capabilities at our Wilsonville, Oregon facility as well as the eventual development of one or more new locations for field operations, engineering or production. Currently, our facility’s semi-automated production line has the capacity to manufacture about 250 MWh of batteries annually. We have procured a second semi-automated
production line (250 MWh) that is expected to be installed in the second quarter of 2022, and we have a fully automated line under contract (250 MWh) that is expected to be installed in the third quarter of 2023. We anticipate that increases in capacity, among other factors, will allow us to reduce unit costs on our energy storage products to enable us to improve our margins.

•
Technology Improvements
: We believe our batteries will be the only commercially available long-duration,
iron flow batteries in the market by the time of deployment of our batteries. While our technology is already differentiated from other battery chemistries and technologies, we aim to extend our technological strengths through continued investment in research and development. Our efforts in innovation are directed to further improving our product quality through increased energy density, power density and longer duration storage, as well as toward driving cost efficiency.

•
Energy Center Sales
: We have received significant interest from utility customers and renewable developers for this customizable, utility-scale battery storage solution. The Energy Center is core to our long-term growth plan, as we expect this product will give us the opportunity to sell greater volumes of energy storage to large scale customers with a significant need for long-duration storage.

•
International Growth Potential
: We believe there is a significant opportunity to sell our products internationally, and we plan to leverage our existing partnerships to enter new markets. Markets with higher rates of renewable energy penetration are more attractive to us, as we believe that these customers have the greatest need for long-duration energy storage. We are particularly focused on markets where lithium-ion
batteries are unable to compete due to their shortcomings on operational reliability. For example, Australia and Spain are particularly promising markets that we intend to enter over time. The relatively hot climates in these countries creates challenges for deployment of lithium-ion batteries, as these function optimally at 20 – 25°C and otherwise require temperature control units, which erodes battery efficiency. In contrast, our batteries can operate in ambient temperatures ranging from -5°C to 50°C without requiring heating or cooling systems. Additionally, we may implement a franchising business model, or Energy Franchises, where we will ship various components of our energy storage products to third parties with whom we develop partnerships, who will then assemble completed units for system integrators and end-use
customers.

•
Leasing
: We are considering additional business models that could include deploying our capital to support leasing or exploring Energy as a Service (“EaaS”) models. Because our batteries do not experience capacity fade and can be cycled an unlimited number of times, we believe that a leasing option could provide additional revenue opportunities for our Energy Warehouse product. Leasing could also provide a way to introduce new customers to our energy storage products and validate our technology without requiring the customer to make a large upfront investment.

•
Service
: As the number of our batteries in the market increases, there will be new opportunities for us to provide ongoing services, such as maintenance, remote monitoring and other software solutions. We view this opportunity as attractive because of the potential to generate recurring revenue. This opportunity will also allow us to gather valuable data about the performance of our batteries, identify opportunities for technology improvements and maintain relationships with our existing customers.

Recent Developments
During the past 12 months, we have made significant progress in executing our strategy for growth, including on the metrics shown below. We have achieved substantial increases in our operational capabilities. Successful execution of our growth strategy has also entailed improvements in operating efficiency as well as additions to our operational footprint and a 48% increase in headcount since November 2020. We have also continued in our R&D efforts, resulting in an increase our total number of patents that have been filed.

	November 30, 2020	November 30, 2021
Annualized production capacity (MWh)	150	250
Primary product	Series 100 Energy Warehouse (prototype)	Energy Warehouse S200
Production facility size (square feet)	103,000	203,000
# of patents filed	96	137
During the same time, we have also made advancements in our sales and marketing efforts necessary to execute our strategy for growth. Since November 30, 2020, we have had $7.2 million in new bookings for Energy Warehouse products, and booked projects have increased by 173%. We currently do not have any second-generation products deployed and we have not yet met revenue recognition criteria, but we began shipping our Energy Warehouse with S200 batteries during the third quarter of 2021. As of November 30, 2021, we have three Energy Warehouse S200s delivered to date, and we are currently in the process of installing and commissioning such units.
In 2020 and during 2021 to date, we have seen significant disruptions to key supply chains, shipping times, manufacturing times, and associated costs. Specifically, certain components for our products have not been readily available at prices we had previously anticipated. Specific items that have been affected by these supply chain issues include polypropylene, resin, power electronics, circuit board components and shipping containers. This has resulted in delays to deliveries as well as increases in our supply costs. While we remain confident in our business in the long term, should these issues persist, they may delay our ability to recognize revenue in any particular period, particularly for our larger scale Energy Center products (see also “
Management’s Discussion and Analysis of Financial Condition and Results of Operations—Components of Results of Operations—Revenue
”). Additionally, while customers may be willing to accept higher costs for our products, it is possible that we will not be able to pass on all of the cost inflation to our customers. It is also possible that the semi-automated and automated production lines that we have contracted for the second quarter of 2022 and the third quarter of 2022, respectively, may face delays in delivery and/or installation due to similar supply chain issues.
Risk Factors Summary
Our business is subject to numerous risks and uncertainties, including those highlighted in the section titled “
Risk Factors
” immediately following this prospectus summary. The following is a summary of the principal risks we face:

•
Our expectations for future operating and financial results and market growth rely in large part upon assumptions and analyses developed by us. If these assumptions or analyses prove to be incorrect, our actual operating results may be materially different from our anticipated results;

•
We face significant barriers in our attempts to produce our energy storage products, our energy storage products are still under development, and we may not be able to successfully develop our energy storage products at commercial scale. If we cannot successfully overcome those barriers, our business will be negatively impacted and could fail;

•
We are in the early stage of commercialization. In addition, certain aspects of our technology have not been fully field tested. If we are unable to develop our business and effectively commercialize our energy storage products as anticipated, we may not be able to generate revenues or achieve profitability.

•	We may experience delays, disruptions, or quality control problems in our manufacturing operations;

•
Our ability to expand depends on our ability to hire, train and retain an adequate number of manufacturing employees, in particular employees with the appropriate level of knowledge, background and skills;

•	We have experienced disruption related to COVID-19, which continues to cause significant uncertainty;

•
We depend on third-party suppliers for the development and supply of key raw materials and components for our energy storage products. In 2020 and during 2021 to date, we have seen significant disruptions to key supply chains, shipping times, manufacturing times, and associated costs;

•	Delays in our supply chain or inability to procure needed raw materials and components could harm our ability to manufacture and commercialize our energy storage products;

•
We may be unable to adequately control the costs associated with our operations and the components necessary to build our energy storage products, and if we are unable to reduce our cost structure and effectively scale our operations in the future, our ability to become profitable may be impaired;

•	We rely on complex technology for our operations, and the production of our iron flow batteries involves a significant degree of risk and uncertainty in terms of operational performance and costs;

•	We have a history of losses and have to deliver significant business growth to achieve sustained, long-term profitability and long-term commercial success;

•
Our warranty insurance provided by Munich Re is important to many potential customers. Should we be unable to maintain our relationship with Munich Re and be unable to find a similar replacement, demand for our products may suffer;

•	Failure to deliver the benefits offered by our technology, or the emergence of improvements to competing technologies, could reduce demand for our energy storage products and harm our business;

•	Our plans are dependent on the development of a market acceptance of our products and the development of a market for long-duration batteries;

•
We may face regulatory challenges to or limitations on our ability to sell our Energy Centers and Energy Warehouses directly in certain markets. Expanding operations internationally could expose us to additional risks;

•	If we fail to protect, or incur significant costs in defending, our intellectual property and other proprietary rights, then our business and results of operations could be materially harmed; and

•
As we endeavor to expand our business, we will incur significant costs and expenses, which could outpace our cash reserves. Unfavorable conditions or disruptions in the capital and credit markets may adversely impact business conditions and the availability of credit.

Emerging Growth Company Status
We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), and have elected to take advantage of the benefits of the extended transition period for new or revised financial accounting standards. We expect to remain an emerging growth company at least through the end of the 2021 fiscal year and expect to continue to take advantage of the benefits of the extended transition period, although we may decide to early adopt such new or revised accounting standards to the extent permitted by such standards. This may make it difficult or impossible to compare our financial results with the financial results of another public company that is either not an emerging growth company or is an emerging growth company that has chosen not to take advantage of the extended transition period exemptions because of the potential differences in accounting standards used.
Additional Information
On October 8, 2021 (the “Closing Date”), ESS Tech, Inc., a Delaware corporation (“ESS”), f/k/a ACON S2 Acquisition Corp., a Cayman Islands exempted company (“STWO”), consummated the previously announced merger pursuant to that certain Agreement and Plan of Merger, dated May 6, 2021 (the “Merger Agreement”), by and among STWO, SCharge Merger Sub, Inc., a Delaware corporation and wholly owned direct subsidiary of STWO (“Merger Sub”), and ESS Tech, Inc., a Delaware corporation (“Legacy ESS”) following the approval at a special meeting of the stockholders of STWO held on October 5, 2021 (the “Special Meeting”).
Pursuant to the terms of the Merger Agreement, STWO deregistered by way of continuation under the Cayman Islands Companies Act (2021 Revision) and registered as a corporation in the State of Delaware under Part XII of the Delaware General Corporation Law (the “Domestication”), and a business combination between STWO and ESS was effected through the merger of Merger Sub with and into Legacy ESS, with ESS surviving as a wholly owned subsidiary of STWO (together with the other transactions described in the Merger Agreement, the “Merger”). On the Closing Date, the registrant changed its name from “ACON S2 Acquisition Corp” to “ESS Tech, Inc.”
On October 11, 2021, our Common Stock and Public Warrants, formerly those of STWO, began trading on the NYSE under the ticker symbols “GWH” and “GWH.W,” respectively.
Our principal executive offices are located at 26440 SW Parkway Ave., Bldg. 83, Wilsonville, Oregon 97070, and our telephone number is (855)
423-9920.
Our website address is
https://essinc.com
. The information on, or that can be accessed through, our website is not part of this prospectus, and you should not consider information contained on our website in deciding whether to purchase shares of our Common Stock.

THE OFFERING

Shares of Common Stock offered by the Selling Stockholders hereunder (representing the Affiliated Shares and PIPE Shares)	125,952,180 shares

Use of proceeds	We will not receive any proceeds from the sale of our Common Stock offered by the Selling Stockholders. See the section of this prospectus titled “
Use of Proceeds
” appearing on page 52 of this prospectus for more information.

Risk factors	See the section titled “
Risk Factors
” beginning on page 9 of this prospectus and other information included in this prospectus for a discussion of factors that you should consider carefully before deciding to invest in our Common Stock.

NYSE symbol	“GWH” for our Common Stock and “GWH.W” for our Public Warrants.

Lock-up restrictions	Of the 125,952,180 shares of Common Stock that may be offered or sold by the Selling Stockholders identified in this prospectus, certain of our Selling Stockholders are subject to lock-up
restrictions with respect to 100,952,180 of those shares (the
“Lock-Up
Shares”), pursuant to our amended and restated bylaws, effective as of October 8, 2021. Pursuant to our amended and restated bylaws, the
Lock-Up
Shares will be
locked-up
for a period of 150 days after October 8, 2021.

RISK FACTORS
Investing in our Common Stock involves a high degree of risk. Before making an investment decision, you should consider carefully the risks and uncertainties described below, together with all of the other information in this prospectus, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 67 of this prospectus and our consolidated financial statements and related notes thereto included elsewhere in this prospectus. Our business, operating results, financial condition or prospects could also be harmed by risks and uncertainties not currently known to us or that we currently do not believe are material. If any of the risks actually occur, our business, operating results, financial condition and prospects could be adversely affected. In that event, the market price of our Common Stock could decline, and you could lose part or all of your investment. References to “we,” “our,” or “us” generally refer to ESS, unless otherwise specified.
Risks Related to Our Technology, Products and Manufacturing
Our expectations for future operating and financial results and market growth rely in large part upon assumptions and analyses developed by us. If these assumptions or analyses prove to be incorrect, our actual operating results may be materially different from our anticipated results.
We operate in rapidly changing and competitive markets and our expectations for future performance are subject to the risks and assumptions made by management with respect to our industry. Operating results are difficult to predict because they generally depend on our assessment of the timing of adoption of our technology and energy storage products, which is uncertain. Expectations for future performance are also subject to significant economic, competitive, industry and other uncertainties and contingencies, all of which are difficult or impossible to predict and many of which are beyond our control, and subsequent developments may affect such expectations. As of the date of this prospectus, our management believes actual operating expenses for 2021 may be higher than previously anticipated. The expected increase in operating expenses for 2021 is the result of (i) higher general and administrative expenses related to public company readiness, (ii) expenses related to supply chain, parts and the launch of ESS’ S200 batteries and (iii) higher research, development and ramp up activities. We expect these additional expenses will continue to be incurred through 2022. As discussed further elsewhere in this prospectus, any future sales and related future cash flows may not be realized in full or at all. Furthermore, our planned expansion into new revenue streams such as franchising opportunities for our energy storage products may never be realized or achieve commercial success, whether because of lack of market adoption of our energy storage products, competition or otherwise. Important factors that may affect the actual results and cause our operating and financial results and market growth expectations to not be achieved include risks and uncertainties relating to our business, industry performance, the regulatory environment, general business and economic conditions and other factors described under the section entitled “
Cautionary Note Regarding Forward-Looking Statements
” in this prospectus.
In addition, expectations for future performance also reflect assumptions that are subject to change and do not reflect revised prospects for our business, changes in general business or economic conditions or any other transaction or event that has occurred or that may occur and that was not previously anticipated. In addition, long-term expectations by their nature become less predictive with each successive year. There can be no assurance that our future financial condition or results of operations will be consistent with our expectations or with the expectations of investors or securities research analysts, which may cause the market price of our Common Stock to decline. If actual results differ materially from our expectations, we may be required to make adjustments in our business operations that may have a material adverse effect on our financial condition and results of operations.

We face significant barriers in our attempts to produce our energy storage products, our energy storage products are still under development, and we may not be able to successfully develop our energy storage products at commercial scale. If we cannot successfully overcome those barriers, our business will be negatively impacted and could fail.
Producing long-duration iron flow batteries that meet the requirements for wide adoption by commercial and utility-scale energy storage applications is a difficult undertaking. We are still in the early stage of commercialization and face significant challenges in completing the development of our containerized energy storage products and in producing our energy storage products in commercial volumes. We are currently in pre-production for
our second-generation S200 iron flow battery design, which will be incorporated into our Energy Warehouses and Energy Centers. Some of the development challenges that could prevent the introduction of our iron flow batteries include difficulties with (i) increasing the volume, yield, reliability and uniformity of the porous polyethylene separators and cells housed within the power module of our batteries, (ii) increasing the size and layer count of the multi-layer cells within the power module of our batteries, (iii) increasing manufacturing capacity to produce the volume of cells needed for our energy storage products, (iv) installing and optimizing higher volume manufacturing equipment, (v) packaging our batteries to ensure adequate cycle life, (vi) cost reduction, (vii) the completion of rigorous and challenging battery safety testing required by our customers or partners, including but not limited to, performance, life and abuse testing and (viii) the development of the final manufacturing processes.
Our Energy Warehouses are in the development stage. Our second-generation S200 iron flow batteries have never been used for energy storage applications (or to our knowledge, for any other applications) and there may be significant yield, cost, performance and manufacturing process challenges to be solved in order to be produced and used commercially. We are likely to encounter engineering challenges as we increase the dimensions, reduce the thickness and increase the volume of our batteries. If we are not able to overcome these barriers in developing and producing our iron flow batteries, our business could fail.
Our second-generation (“Gen II”) energy storage products and S200 batteries are manufactured on our first-generation (“Gen I”) automation line. The Gen I automation line requires qualified labor to inspect the parts to ensure proper assembly. Lack of qualified labor to inspect our assemblies may slow our production and impact cost and schedule. More sophisticated automation lines are being developed by third parties to minimize the required skilled labor, however, delays in production and delivery of the new Gen II manufacturing line are not in our control. If we experience delivery or installation delays under our customer contracts, we could experience order cancellations and lose business.
Even if we complete development and achieve volume production of our iron flow batteries, if the cost, performance characteristics or other specifications of the batteries fall short of our targets, our sales, product pricing and margins would likely be adversely affected.
We are in the early stage of commercialization. In addition, certain aspects of our technology have not been fully field tested. If we are unable to develop our business and effectively commercialize our energy storage products as anticipated, we may not be able to generate revenues or achieve profitability.
The growth and development of our operations will depend on the successful commercialization and market acceptance of our energy storage products and our ability to manufacture products at scale while timely meeting customers’ demands. There is no certainty that, once shipped, our products will operate as expected, and we may not be able to generate sufficient customer confidence in our latest designs and ongoing product improvements. There are inherent uncertainties in our ability to predict future demand for our energy storage products and, as a consequence, we may have inadequate production capacity to meet demand, or alternatively, have excess available capacity. Our inability to predict the extent of customer adoption of our proprietary technologies in the already-established traditional energy storage market makes it difficult to evaluate our future prospects.
We currently do not have any second-generation products deployed and we have not yet met revenue recognition criteria, but we began shipping our Energy Warehouse with S200 batteries during the third quarter of

2021. As of November 30, 2021, we have three Energy Warehouse S200s delivered, and we are currently in the process of installing and commissioning such units. Any significant problems in the production process could result in unplanned increases to production costs and production delays. In addition, although we believe our iron flow battery technology is field tested and ready for sale, there are no assurances that our proprietary technologies, such as our Proton Pump, will operate as expected and with consistency. Our Energy Center product is still being developed and has not been completely designed or produced. In addition, certain operational characteristics of our Energy Warehouse or Energy Center products with S200 batteries, such as cyclability with no degradation, have never been witnessed in the field. Once our Energy Warehouse or Energy Center products with S200 batteries are installed and used, we may discover various aspects of our technology that require improvement. Any significant improvement needed to our technology could delay existing contracts and new sales, result in order cancellations and negatively impact the market’s acceptance of our technology. If we experience significant delays or order cancellations, or if we fail to develop and install our energy storage products in accordance with contract specifications, then our operating results and financial condition could be adversely affected. In addition, there is no assurance that if we alter or change our energy storage products in the future, that the demand for these new products will develop, which could adversely affect our business and any possible revenues. If our energy storage products are not deemed desirable and suitable for purchase and we are unable to establish a customer base, we may not be able to generate revenues or attain profitability.
We may experience delays, disruptions, or quality control problems in our manufacturing operations.
Our manufacturing and testing processes will require significant technological and production process expertise and modification to support our projected business objectives. Any change in our processes could cause one or more production errors, requiring a temporary suspension or delay in our production line until the errors can be researched, identified, and properly addressed and rectified. This may occur particularly as we introduce new products, modify our engineering and production techniques, and/or expand our capacity. In addition, our failure to maintain appropriate quality assurance processes could result in increased product failures, loss of customers, increased warranty reserves, increased production, and logistical costs and delays. Any of these developments could have a material adverse effect on our business, financial condition and results of operations.
The
ongoing COVID-19 pandemic
has caused significant uncertainty in the United States and global economies as well as the markets we serve and could adversely affect our business, financial condition and results of operations.
COVID-19 cases
(including the spread of variants and mutant strains, such as the recently detected omicron variant) continue to surge in certain parts of the world and have resulted in authorities implementing numerous measures to contain the virus, including travel bans and restrictions, quarantines, shelter-in-place orders,
and business limitations and shutdowns. We remain unable to accurately predict the full impact that COVID-19 will
have on our results of operations, financial condition, liquidity and cash flows due to numerous uncertainties, including the duration and severity of the pandemic and containment measures. Our compliance with containment and mitigation measures materially impacted our day-to-day operations,
and there can be no guaranty that the pandemic will not disrupt our business and operations or impair our ability to implement our business plan successfully.
To support the health and well-being of our employees, customers, partners and communities, in March 2020, we temporarily suspended operations at our Wilsonville, Oregon manufacturing facility, and also required all of our non-essential
employees to work remotely. This represented approximately 20% of our workforce. While we resumed operations in the manufacturing facility within several weeks, we instituted a split schedule shift, staggered workdays, and significant limitations on various areas of our physical building. In addition, we understand that the employees of many of our customers are working remotely, which may delay the timing of some orders as well as shipments and cash collections. There can be no guaranty that disruptions to our operations caused by COVID-19, such
as staff not being allowed to enter our manufacturing facility in Wilsonville, Oregon or our supply chain being disrupted, will not result in inefficiencies, delays and additional costs in our product development, sales, marketing, and customer service efforts that we cannot fully mitigate through remote or other alternative work arrangements.
More generally, the pandemic raises the possibility of an extended global economic downturn and has caused volatility in financial markets, which could affect demand for our products and services and impact our results and financial condition even after the pandemic is contained. For example, we may be unable to collect receivables from those customers significantly impacted by COVID-19. Also,
a decrease in orders in a given period could negatively affect our revenues in future periods, particularly if experienced on a sustained basis. The pandemic may also have the effect of heightening many of the other risks described in these “
Risk Factors
”, particularly those risks associated with our customers and supply chain.
We depend on third-party suppliers for the development and supply of key raw materials and components for our energy storage products. Delays in our supply chain could harm our ability to manufacture and commercialize our energy storage products.
We depend on third-party suppliers for the development and supply of key raw materials and components for our energy storage products, including power module components (e.g., bipolar plates, frames, end plates and separators), shipping containers and chemicals. We will need to maintain and significantly grow our access to key raw materials and control our related costs. We use various raw materials and components to construct our energy storage products, including polypropylene, iron and potassium chloride, that are critical to our manufacturing process. We also rely on third-party suppliers for injected molded parts, and power electronics suppliers must undergo a qualification process, which takes four to 12 months.
The cost of electronic components for our iron flow batteries, whether manufactured by our suppliers or by us, depends in part upon the prices and availability of raw materials. In recent periods, we have seen an increase in costs for a wide range of materials and components. Additionally, supply chain disruptions and access to materials have impacted our vendors and suppliers’ ability to deliver materials and components to us in a timely manner. In 2020 and during 2021 to date, we have seen significant disruptions to key supply chains, shipping times, shipping availability, manufacturing times, and associated costs, both with respect to the sourcing of supplies and the delivery of our products. We have experienced delays to deliveries as well as increases in our supply costs of many of our key components, including polypropylene, resin, power electronics, circuit board components and shipping containers. It is also possible that the semiautomated and automated production lines that we have contracted for the second quarter of 2022 and the third quarter of 2022, respectively, may face delays in delivery and/or installation due to similar supply chain issues. If these issues persist, they may delay our ability to recognize revenue, particularly for our larger scale Energy Center products (see also “
Management’s Discussion and Analysis of Financial Condition and Results of Operations—Components of Results of Operations—Revenue
”). Any delay or impediment to our ability to recognize revenue for any given period could materially adversely affect our results of operations and the market price of our Common Stock.
We expect prices for these materials to continue to fluctuate and their available supply may be unstable, depending on market conditions and global demand for these materials, including as a result of increased global production of batteries and energy storage products. For example, our Proton Pump is manufactured with certain raw materials, which not only include precious and non-precious
metals but also carbon, graphite and thermoplastics, the prices of which have historically fluctuated on a cyclical basis and depend on a variety of factors over which we have no control. We have also experienced increased prices and/or inconsistent quality and supply of other electrical components and power module components including frames, end plates and separators. Any reduced availability of these materials may impact our access to cells and any further increases in their prices may reduce our profitability if we cannot recoup the increased costs through increased prices for our products. In addition, we utilize shipping containers to house our iron flow batteries within our Energy Warehouses and Energy Centers. Recent shipping delays caused by various economic, weather and
COVID-19
pandemic effects has created a shortage in shipping containers and other supply chain delays. We have limited visibility into these supply chain disruptions and increased shipping container costs. Given that our energy storage products rely on the availability of shipping containers, such shortages may reduce our profitability if we are not able to pass the increased costs to our customers. Moreover, any such attempts to increase product prices may harm our brand, prospects and operating results.
We do not know whether we will be able to maintain long-term supply relationships with our critical suppliers, or secure new long-term supply relationships on terms that will allow us to achieve our objectives, if at all.
We continually evaluate new suppliers, and we are currently qualifying several new suppliers. However, there are a limited number of suppliers for some of the key components of our products and we have, to date, fully qualified only a very limited number of such suppliers. Therefore, we have limited flexibility in changing suppliers. For example, we currently only have one supplier of bipolar plates, which is a critical component of our iron flow batteries. This vendor is limited to supplying approximately 16 battery stacks per week, which is sufficient for our immediate needs. However, we will need to find additional suppliers of bipolar plates in order to meet our manufacturing needs as we grow. In addition, we have had issues with inconsistent quality and supply of other key power module components. We do not know whether we will be able to maintain long-term supply relationships with our critical suppliers, or secure new long-term supply relationships on terms that will allow us to achieve our objectives, if at all. A supplier’s failure to develop and supply components in a timely manner or to supply components that meet our quality, quantity or cost requirements or our technical specifications, or our inability to obtain alternative sources of these components on a timely basis or on terms acceptable to us, could each harm our ability to manufacture and commercialize our energy storage products. In addition, to the extent the processes that our suppliers use to manufacture components are proprietary, we may be unable to obtain comparable components from alternative suppliers, all of which could harm our business, financial condition and results of operations.
In the long term, we intend to supplement electronic components from our suppliers by manufacturing them ourselves, which we believe will be more efficient, manufacturable at greater volumes and cost-effective than currently available electronic components. However, our efforts to develop and manufacture such electronic components have required and may require significant investments, and there can be no assurance that we will be able to accomplish this in the timeframes that we have planned or at all. If we are unable to do so, we may have to curtail our iron flow battery and energy storage product production or procure additional raw materials and electronic components from suppliers at potentially greater costs, either of which may harm our business and operating results.
We may be unable to adequately control the costs associated with our operations and the components necessary to build our energy storage products, and if we are unable to reduce our cost structure and effectively scale our operations in the future, our ability to become profitable may be impaired.
Our ability to become profitable in the future will not only depend on our ability to successfully market our iron flow batteries, Energy Centers and Energy Warehouses, but also to control costs to manufacture our iron flow batteries, Energy Centers, and Energy Warehouses. Our S100 battery stack design utilizes O-rings to
seal against overboard and crossover leakage from iron plating reactions. This process was expensive with respect to materials, labor and quality compared to our second-generation S200 design. Our S200 battery stack design uses a glued-up design,
eliminating the need
for O-rings, which
will ultimately result in a more reliable stack design and cost savings. However, we expect our costs to increase in the near term as we implement these design changes with our vendors. If we are unsuccessful in our cost-reduction plans or if we experience design or manufacturing defects or other failures of our S200 battery as result of these design changes, we could incur significant manufacturing and re-engineering costs.
In addition, we will require significant capital to further develop and grow our business and expect to incur significant expenses, including those relating to research and development, raw material procurement, leases, sales and distribution as we build our brand and market our products, and general and administrative costs as we scale our operations. If we are unable to cost-efficiently design, manufacture, market, sell and distribute our energy storage products, our margins, profitability and prospects would be materially and adversely affected.

In addition, our Proton Pump is manufactured with certain raw materials, such as platinum, the prices of which have historically fluctuated on a cyclical basis and depend on a variety of factors over which we have no control. Substantial increases in the prices of raw materials would increase our operating costs and could adversely affect our profitability.
In order to achieve our business plan, we must continue to reduce the manufacturing and development costs for our iron flow batteries, Energy Centers and Energy Warehouses to expand our market. Additionally, certain of our existing customer contracts were entered into based on projections regarding costs reductions that assume continued advances in our manufacturing and services processes that we may be unable to realize. The cost of components and raw materials, for example, could increase in the future, offsetting any successes in reducing our manufacturing costs. Any such increases could slow our growth and cause our financial results and operational metrics to suffer. In addition, we may face increases in our other expenses including increases in wages or other labor costs as well as installation, marketing, sales or related costs. In order to expand into new markets (especially markets in which the price of electricity from the grid is lower) we will need to continue to reduce our costs. Increases in any of these costs or our failure to achieve projected cost reductions could adversely affect our results of operations and financial condition and harm our business and prospects. If we are unable to reduce our cost structure in the future, we may not be able to achieve profitability, which could have a material adverse effect on our business and our prospects.
Further, we have not yet produced any iron flow batteries, Energy Warehouses or Energy Centers at volume and our expected cost advantage for the production of these products at scale, compared to conventional lithium-ion cells,
will require us to achieve rates of throughput, use of electricity and consumables, yield, and rate of automation demonstrated for mature battery, battery material, and ceramic manufacturing processes, that we have not yet achieved. If we are unable to achieve these targeted rates, our business will be adversely impacted.
We rely on complex technology for our operations and the production of our iron flow batteries involves a significant degree of risk and uncertainty in terms of operational performance and costs.
We rely heavily on complex machinery for our operations and the production of our iron flow batteries, and this equipment has not yet been qualified to operate at large-scale manufacturing. The work required to integrate this equipment into the production of our iron flow batteries is time intensive and requires us to work closely with the equipment provider to ensure that it works properly for our unique iron flow battery technology. This integration work will involve a significant degree of uncertainty and risk and may result in the delay in the scaling up of production or result in additional cost to our battery cells.
Our manufacturing facilities will require large-scale machinery. Such machinery is likely to suffer unexpected malfunctions from time to time and will require repairs and spare parts to resume operations, which may not be available when needed. Unexpected malfunctions of our production equipment may significantly affect the intended operational efficiency or yield. Some examples would be inadequate bonding of the battery cells resulting in overboard or internal leakage, damage to the separator, or cracked bipolar or monopolar plates. In addition, because this equipment has never been used to build iron flow batteries, the operational performance and costs associated with this equipment can be difficult to predict and may be influenced by factors outside of our control, such as, but not limited to, failures by suppliers to deliver necessary components of our energy storage products in a timely manner and at prices and volumes acceptable to us, environmental hazards and remediation, difficulty or delays in obtaining governmental permits, damages or defects in systems, industrial accidents, fires, seismic activity and other natural disasters.
Operational problems with our manufacturing equipment could result in the personal injury to or death of workers, the loss of production equipment, damage to manufacturing facilities, monetary losses, delays and unanticipated fluctuations in production. In addition, operational problems may result in environmental damage, administrative fines, increased insurance costs and potential legal liabilities. All of these operational problems could have a material adverse effect on our business, cash flows, financial condition or results of operations.

Our future success depends in part on our ability to increase our production capacity, and we may not be able to do so in a cost-effective manner. If we elect to expand our production capacity by constructing one or more new manufacturing facilities, we may encounter challenges relating to the construction, management and operation of such facilities.
In order to grow our business, we will need to increase our production capacity. For example, our current manufacturing capacity is not sufficient to meet our planned 2022 production targets and we are currently seeking to expand our capacity. Our ability to plan, construct and equip additional manufacturing facilities is subject to significant risks and uncertainties, including but not limited to the following:

•
The expansion or construction of any manufacturing facilities will be subject to the risks inherent in the development and construction of new facilities, including risks of delays and cost overruns as a result of factors outside our control, which may include delays in government approvals, burdensome permitting conditions, and delays in the delivery or installation of manufacturing equipment and subsystems that we manufacture or obtain from suppliers, similar to or more severe than what we have experienced recently.

•
In order for us to expand internationally, we anticipate entering into strategic partnerships, joint venture and licensing agreements that allow us to add manufacturing capability outside of the United States. Adding manufacturing capacity in any international location will subject us to new laws and regulations including those pertaining to labor and employment, environmental and export / import. In addition, any such expansion brings with it the risk of managing larger scale foreign operations.

•	We may be unable to achieve the production throughput necessary to achieve our target annualized production run rate at our current and future manufacturing facilities.

•	Manufacturing equipment may take longer and cost more to engineer and build than expected, and may not operate as required to meet our production plans.

•
We may depend on third-party relationships in the development and operation of additional production capacity, which may subject us to the risk that such third parties do not fulfill their obligations to us under our arrangements with them.

•	We may be unable to attract or retain qualified personnel.
If we are unable to expand our manufacturing facilities, we may be unable to further scale our business, which would negatively affect our results of operations and financial condition. We cannot provide any assurances that we would be able to successfully establish or operate our manufacturing facility in a timely or profitable manner, or at all, or within any expected budget for such a project. The construction of any such facility would require significant capital expenditures and result in significantly increased fixed costs. If we are unable to transition manufacturing operations to any such new facilities in a cost-efficient and timely manner, then we may experience disruptions in operations, which could negatively impact our business and financial results. Further, if the demand for our products decreases or if we do not produce the expected output after any such new facility is operational, we may not be able to spread a significant amount of our fixed costs over the production volume, thereby increasing our per product fixed cost, which would have a negative impact on our business, financial condition and results of operations.
In addition, if any of our partners suffer from capacity constraints, deployment delays, work stoppages or any other reduction in output, we may be unable to meet our delivery schedule, which could result in lost revenue and deployment delays that could harm our business and customer relationships. If the demand for our iron flow batteries, Energy Centers and Energy Warehouses or our production output decreases or does not rise as expected, we may not be able to spread a significant amount of our fixed costs over the production volume, resulting in a greater than expected per unit fixed cost, which would have a negative impact on our financial condition and our results of operations.

Our ability to expand our manufacturing capacity would also greatly depend on our ability to hire, train and retain an adequate number of manufacturing employees, in particular employees with the appropriate level of knowledge, background and skills. Should we be unable to hire such employees, our business and financial results could be negatively impacted.
We have in the past and may be compelled in the future to undertake product recalls or take other actions, which could adversely affect our business, prospects, operating results, reputation and financial condition.
We have in the past and may be compelled in the future to undertake product recalls. For example, in the past we had to recall our Gen I battery modules due to vendors not properly manufacturing the parts to our specifications. Any quality issues can result in single module failures or can result in a cascade of numerous failures. Failures in the field can result in a single module replacement or may result in a total recall depending on the severity or contamination to the remainder of the system.
Any product recall in the future may result in adverse publicity, damage our reputation and adversely affect our business, financial condition and results of operations. In the future, we may, voluntarily or involuntarily, initiate a recall if any of our Energy Warehouses, Energy Centers, iron flow batteries, Proton Pump or components prove to be defective or noncompliant with applicable safety standards. Such recalls, whether caused by systems or components engineered or manufactured by us or our suppliers, would involve significant expense and diversion of management’s attention and other resources, which could adversely affect our brand image in our target market and our business, financial condition and results of operations.
Our relationship with SB Energy Global Holdings One Limited (“SBE”), an affiliate of SoftBank Group Corp., is subject to various risks which could adversely affect our business and future prospects. There are no assurances that we will be able to commercialize iron flow batteries from our joint development relationship with SBE. In addition, SBE has no obligation to order any energy storage products from us under the framework agreement, including at any price point.
In April 2021, we signed a framework agreement, dated as of March 31, 2021, with SBE to supply our energy storage products to SBE in support of its market activities. Under this agreement, we have made various commitments to meet SBE’s potential need for our energy storage products and are obligated to reserve a certain percentage of our manufacturing capacity to meet SBE’s future needs, subject to periodic reviews of its firm and anticipated orders, which may negate those capacity reservations if no firm demand is realized. SBE is under no obligation to place any firm orders with us and any future orders may be subject to future pricing or other commercial or technical negotiations, which we may not be able to satisfy, resulting in a diminished potential value of this relationship to us.
SBE, and any other business partners in the future, may have economic, business or legal interests or goals that are inconsistent with our goals. Any disagreements with SBE or other future business partners may impede our ability to maximize the benefits of these partnerships and slow the commercialization of our iron-flow batteries. Future commercial or strategic counterparties may require us, among other things, to pay certain costs or to make certain capital investments or to seek their consent to take certain actions. In addition, if SBE is unable or unwilling to meet its economic or other obligations under our partnership arrangements, we may be required to fulfill those obligations alone. These factors could result in a material adverse effect on our business and financial results.
The execution of our joint venture strategy is in a very early stage and is also subject to various risks which could adversely affect our business and future prospects.
We plan to enter into joint venture arrangements to expand our business and enter into new markets. However, we currently have no joint venture agreements in place and there is no assurance that we will be able to consummate any joint venture agreements as contemplated to commercialize our energy storage products. For example, we intend to enter into the Australian market through a joint venture to be formed with the purpose of manufacturing, distributing and operating our energy storage products in the region. We are currently in discussions with a potential joint venture partner that will include building manufacturing facilities. However, there can be no assurance that we will be able to enter into a binding agreement or agree to pricing or other terms that are financially beneficial or otherwise not unfavorable for us. If we are unsuccessful in securing a joint venture arrangement, we will need to find an alternative plan to enter the Australian market. Even if we are able to successfully secure a joint venture arrangement in Australia, there can be no assurance that we will be able to complete the development of manufacturing facilities and successfully manufacture, distribute and operate our energy storage products in that region.
Any future joint venture arrangements may require us, among other things, to pay certain costs, make certain capital investments or to seek the joint venture partner’s consent to take certain actions. In addition, if a joint venture partner is unable or unwilling to meet its economic or other obligations under the joint venture arrangements, we may be required to either fulfill those obligations alone to ensure the ongoing success of the joint venture or to dissolve and liquidate the joint venture. These factors could result in a material adverse effect on our business, prospects and financial results.
Risks Related to Our Business and Industry
We have a history of losses and have to deliver significant business growth to achieve sustained, long-term profitability and long-term commercial success.
We had net losses on a GAAP basis in each fiscal year since our inception. For the year ended December 31, 2020, we had $30.4 million in net losses. In order to achieve profitability as well as long-term commercial success, we must continue to execute our plan to expand our business, which will require us to deliver on our existing global sales pipeline in a timely manner, increase our production capacity, reduce our manufacturing costs, competitively price and grow demand for our products, and seize new market opportunities by leveraging our proprietary technology and our manufacturing processes for novel solutions and new products. Failure to do one or more of these things could prevent us from achieving sustained, long-term profitability.
As we transition from our research and development phase and into a full commercial phase, we expect, based on our sales pipeline, to grow revenues. However, our revenue may not grow as expected for a number of reasons, many of which are outside of our control, including a decline in global demand for iron flow battery storage products, increased competition, or our failure to continue to capitalize on growth opportunities. If we are not able to generate and grow revenue and raise the capital necessary to support our operations, we may be unable to continue as a going concern.
Our energy storage products are still under development, and we do not have any current customers or any pending orders for our Energy Centers, and there is no assurance nonbinding pre-orders
will be converted into binding orders or sales. Demand for our energy storage products by independent energy developers will depend upon a bankability determination by institutional sources of project finance capital and that determination may be difficult to obtain.
Our business model is focused on building relationships with large customers. To date, we have engaged in limited marketing activities and we have only a limited number of contracts with customers. Until the time that the design and development of our energy storage products is complete and is commercially available for purchase, and until we are able to scale up our marketing function to support sales, there will be uncertainty as to customer demand for our energy storage products. The potentially long wait from the time an order is made until the time our energy storage products are delivered, and any delays beyond expected wait times, could also impact user decisions on whether to ultimately make a purchase. Even if we are able to obtain binding orders, customers may limit their volume of purchases initially as they assess our products and whether to make a broader transition to our energy storage products. This may be a long process and will depend on the safety, reliability, efficiency and quality of our energy storage products, as well as the support and service that we offer. It will also depend on factors outside of our control, such as general market conditions, that could impact customer buying decisions. As a result, there is significant uncertainty regarding demand for our energy storage products and the pace and levels of growth that we will be able to achieve.
For the year ended December 31, 2020, our independent registered public accounting firm included an explanatory paragraph relating to our ability to continue as a going concern in its report on ESS’ audited financial statements included elsewhere in this prospectus.
The report from our independent registered public accounting firm for the year ended December 31, 2020 included an explanatory paragraph stating that ESS’ recurring losses from operations and cash outflows from operating activities raised substantial doubt about our ability to continue as a going concern. ESS’ December 31, 2020 financial statements do not include any adjustments that may result from the outcome of this uncertainty and do not reflect the transactions as a result of the Business Combination. Future reports from our independent registered public accounting firm could contain statements expressing substantial doubt about our ability to continue as a going concern. If there remains substantial doubt about our ability to continue as a going concern, investors or other financing sources may be unwilling to provide additional funding to us on commercially reasonable terms, or at all, and our business may be harmed. If we are unable to continue as a going concern, we may have to liquidate our assets and may receive less than the value at which those assets are carried on our audited financial statements, and it is likely that investors would lose part or all of their investment.
Our warranty insurance provided by Munich Re is important to many potential customers. Should we be unable to maintain our relationship with Munich Re and be unable to find a similar replacement, demand for our products may suffer.
Our business is substantially dependent on our relationship with Munich Re. Our warranty insurance provided by Munich Re is important to many potential customers, and such warranty insurance is a bespoke product not widely offered by multiple insurers. There is no assurance that we will be able to maintain our relationship with Munich Re. If Munich Re terminates or significantly alters its relationship with us in a manner that is adverse to our company, our business would be materially adversely affected. Similarly, if we are unable to maintain our relationship with Munich Re, or if our arrangement with Munich Re is modified so that the economic terms become less favorable to us, we may be unable to find a similar replacement warranty insurance and our business would be materially adversely affected.
Failure to deliver the benefits offered by our technology, or the emergence of improvements to competing technologies, could reduce demand for our energy storage products and harm our business.
We believe that, compared
to lithium-ion batteries,
our energy storage solutions offer significant benefits, including the use of widely-available and low-cost materials
with no rare mineral components, substantially recyclable
at end-of-life, approximately
twenty-five (25) year product life requiring minimal maintenance, and a wide thermal operating range that eliminates the need for fire suppression and heating, ventilation and air conditioning equipment, which would otherwise be required for use with lithium-ion batteries.
However, if our manufacturing costs increase, or if our expectations regarding the operation, performance, maintenance and disposal of our energy storage products are not realized, then we could have difficulty marketing our energy storage products as a superior alternative to already-established technologies and impact the market reputation and adoptability of our energy storage products.
We also currently market our energy storage products as having superior cyclability to other energy storage solutions on the market. However, in general, flow batteries have suffered challenges running multiple cycles over their lifetime without experiencing degradation in storage capacity and, in particular, our iron flow batteries have failed at cycling reliably in the past and may fail or have issues cycling in the future if our technology does not operate as expected. If our technology is inadequate or our energy storage solutions fail to operate as expected or designed, our business, financial condition and results of operations would be adversely affected.
In addition, developments of existing and new technologies could improve the cost and usability profile of such alternative technologies, reducing any relative benefits currently offered by our energy storage products, which would negatively impact the likelihood of our energy storage products gaining market acceptance.
Our plans are dependent on the development of a market acceptance of our products and the development of a market for long-duration batteries.
Our plans are dependent upon market acceptance of our products. Iron flow batteries represent an emerging market, and we cannot be sure that potential customers will accept iron flow batteries as a replacement for traditional power sources. In particular, traditional lithium-ion batteries,
which are already produced on a large global scale and have widespread market acceptance, offer higher power density and round-trip efficiency than our iron flow batteries. If customers were to place greater value on power density and round-trip efficiency over what we believe to be the numerous other advantages of our technology, then we could have difficulty positioning our iron flow batteries as a viable alternative to traditional lithium-ion batteries
and our business would suffer.
As is typical in a rapidly evolving industry, demand and market acceptance for recently introduced products and services are subject to a high level of uncertainty and risk. It is difficult to predict with certainty the size of the energy storage market and its growth rate. The development of a market for our products may be affected by many factors that are out of our control, including:

•	the cost competitiveness of our products including availability and output expectations and total cost of ownership;

•	the future costs associated with renewable energies;

•	perceived complexity and novelty of our technology and customer reluctance to try a new product;

•	the market for energy storage solutions and government policies that affect those markets;

•	government incentives, mandates or other programs favoring zero carbon energy sources;

•	local permitting and environmental requirements;

•	customer preference for lithium-ion based technologies, including but not limited to the power density offered by lithium-ion batteries; and

•	the emergence of newer, more competitive technologies and products.
If a sufficient market fails to develop or develops more slowly than we anticipate, we may be unable to recover the losses we will have incurred in the development of our products, and we may never achieve profitability.
Our future growth and success depend on our ability to sell effectively to large customers.
Many of our potential customers are electric utilities, and commercial and industrial businesses that tend to be large enterprises. Therefore, our future success will depend on our ability to effectively sell our products to such large customers. Sales to these end-customers involve
risks that may not be present (or that are present to a lesser extent) with sales to smaller customers. These risks include, but are not limited to, (i) increased purchasing power and leverage held by large customers in negotiating contractual arrangements with us and (ii) longer sales cycles and the associated risk that substantial time and resources may be spent on a potential end customer that elects not to purchase our solutions.

Large organizations often undertake a significant evaluation process that results in a lengthy sales cycle. In addition, product purchases by large organizations are frequently subject to budget constraints, multiple approvals and unanticipated administrative, processing and other delays. Finally, large organizations typically have longer implementation cycles, require greater product functionality and scalability, require a broader range of services, demand that vendors take on a larger share of risks, require acceptance provisions that can lead to a delay in revenue recognition and expect greater payment flexibility. All of these factors can add further risk to business conducted with these potential customers.
If we are unable to establish and maintain confidence in our long-term business prospects among developers, utilities and others within our industry, then our business, financial condition and results of operations may suffer materially.
Commercial utilities may be less likely to purchase our products now if they are not convinced that our business will succeed or that our operations will continue for many years. Similarly, suppliers and other third parties will be less likely to invest time and resources in developing business relationships with us if they are not convinced that our business will succeed. Accordingly, to build, maintain and grow our business, we must maintain confidence among commercial utilities, suppliers, analysts and other parties with respect to our liquidity and long-term business prospects. Maintaining such confidence may be particularly complicated by certain factors, such as our limited operating history, others’ unfamiliarity with our products, competition and uncertainty regarding the future of energy storage solutions. Many of these factors are largely outside our control, and any negative perceptions about our long-term business prospects, even if exaggerated or unfounded, would likely harm our business and make it more difficult to raise additional capital in the future.
Our project awards and sales pipeline may not convert to contracts, which may have a material adverse effect on our revenue and cash flows.
We expect a significant portion of the business that we will seek in the foreseeable future will be awarded through competitive bidding against other energy storage technologies and other forms of power generation. The competitive bidding process involves substantial costs and a number of risks, including the significant cost and managerial time to prepare bids and proposals for contracts that may not be awarded to us and our failure to accurately estimate the resources and costs that will be required to fulfill any contract we win. In addition, following a contract award, we may encounter significant expense, delay or contract modifications or award revocation as a result of our competitors protesting or challenging contracts awarded to us in competitive bidding. Our failure to compete effectively in this procurement environment could adversely affect our revenue and/or profitability.
Some of the project awards we receive and orders we accept from customers require certain conditions or contingencies (such as permitting, interconnection, financing or regulatory approval) to be satisfied, some of which are outside of our control. Certain awards are cancelable or revocable at any time prior to contract execution. The time periods from receipt of an award to execution of a contract, or receipt of a contract to installation may vary widely and are determined by a number of factors, including the terms of the award, governmental policies or regulations that go into effect after the award, the terms of the customer contract and the customer’s site requirements. These same or similar conditions and contingencies may be required by financiers in order to draw on financing to complete a project. If these conditions or contingencies are not satisfied, or changes in laws affecting project awards occur, or awards are revoked or cancelled, project awards may not convert to contracts, and installations may be delayed or canceled. This could have an adverse impact on our revenue and cash flow and our ability to complete construction of a project.
Our contracted sales are subject to the risk of termination by the contracting party.
The majority of our commercial contracts contain provisions which allow the customer to terminate an agreement if certain conditions are not met or for extended force majeure (which could include inability to perform due
to COVID-19). We
have issued several force majeure notices to customers as a result of delays caused by COVID-19 and
the impact
of COVID-19 on
such agreements, or the applicable agreements’ termination provisions, is uncertain and could result in the termination of such agreements. In addition, certain of our contracts can be terminated simply for convenience. If a contracted sale were to be terminated, it could have an adverse impact on our revenues, longer term potential and market reputation, which would have an even greater impact on our ability to achieve future sales.
Our limited operating history makes it difficult for us to evaluate our future business prospects.
We are a company with a limited operating history. As we continue the transition from research and development activities to commercial production and sales, it is difficult, if not impossible, to forecast our future results, and we have limited insight into trends that may emerge and affect our business. The estimated costs and timelines that we have developed to reach full scale commercial production are subject to inherent risks and uncertainties involved in the transition from a start-up company
focused on research and development activities to the large-scale manufacture of Energy Warehouses and sale of our Energy Centers and Energy Warehouses. Market conditions, many of which are outside of our control and subject to change, including general economic conditions, the availability and terms of financing, the impacts and ongoing uncertainties created by the COVID-19 pandemic,
fuel and energy prices, regulatory requirements and incentives, competition and the pace and extent of flow battery products generally, will impact demand for our Energy Centers and Energy Warehouses, and ultimately our success.
We may not be able to accurately estimate the future supply and demand for our batteries, which could result in a variety of inefficiencies in our business and hinder our ability to generate revenue. If we fail to accurately predict our manufacturing requirements, we could incur additional costs or experience delays.
It is difficult to predict our future revenues and appropriately budget for our expenses, and we may have limited insight into trends that may emerge and affect our business. We anticipate being required to provide expectations of our demand to our current and future suppliers prior to the scheduled delivery of products to potential customers. Currently, there is no historical basis for making judgments on the demand for our iron flow batteries or our ability to develop, manufacture, and deliver iron flow batteries, or our profitability in the future. If we overestimate our requirements, our suppliers may have excess inventory, which indirectly would increase our costs. If we underestimate our requirements, our suppliers may have inadequate inventory, which could interrupt manufacturing of our products and result in delays in shipments and revenues. In addition, lead times for materials and components that our suppliers order may vary significantly and depend on factors such as the specific supplier, contract terms and demand for each component at a given time. If we fail to order sufficient quantities of product components in a timely manner, the delivery of batteries to our potential customers could be delayed, which would harm our business, financial condition and results of operations.
If we fail to manage our growth effectively, we may be unable to execute our business plan, maintain high levels of customer service, or adequately address competitive challenges.
We have experienced significant growth in customer contracts in recent periods and intend to continue to expand our business significantly within existing and new markets. This growth has placed, and any future growth may place, a significant strain on our management, operational, and financial infrastructure. In particular, we will be required to expand, train, and manage our growing employee base and scale and otherwise improve our information technology (“IT”) infrastructure in tandem with that headcount growth. Our management will also be required to maintain and expand our relationships with customers, suppliers, and other third parties and attract new customers and suppliers, as well as manage multiple geographic locations.
Our current and planned operations, personnel, customer support, IT, information systems, and other systems and procedures might be inadequate to support future growth and may require us to make additional unanticipated investment in our infrastructure. Our success and ability to scale our business will depend, in part, on our ability to manage these changes in a cost-effective and efficient manner. If we cannot manage our growth, then we may be unable to take advantage of market opportunities, execute our business strategies, or respond to competitive pressures. This could also result in declines in quality or customer satisfaction, increased costs, difficulties in introducing new offerings, or other operational difficulties. Any failure to effectively manage growth could adversely impact our business and reputation.
Utility companies may resist the adoption of our products and could impose customer fees or interconnection requirements on our customers that could make our products less desirable.
Investor-owned utilities may resist adoption of our Energy Warehouses and Energy Centers as they are disruptive to the utility business model that primarily utilizes large central generation power plants and associated transmission and distribution. On-site energy
storage that is on the customer-side of the electric meter competes with the utility. Energy storage on the utility-side of the meter generally has power output that is significantly less than central generation power plants and may be perceived by the utility as too small to materially impact its business, limiting its interest. Utilities have a regulatory mandate to ensure the reliability of the grid, and accordingly, perceived technology risk may limit utility interest in iron flow batteries. Finally, long-duration energy storage is supportive of, and even necessary for, increased penetration of renewable energy sources on the electric grid, a goal not all utilities support.
Utility companies commonly charge fees to larger, industrial customers for disconnecting from the electric grid or for having the capacity to use power from the electric grid for back up purposes. These fees could increase the cost to our customers of using our energy storage products and could make our products less desirable, thereby harming our business, financial condition and results of operations.
We have signed product sales contracts and expect to enter into long-term service agreements with customers subject to contractual, technology, operating and commodity risks as well as market conditions that may affect our operating results.
We expect to enter into long-term service agreements with certain customers to provide service on our energy storage products with terms up to 25 years. Under the provisions of these contracts, we will provide services to maintain, monitor, and repair our energy storage products to meet minimum operating levels. While we have conducted tests to determine the overall life of our energy storage products, we have not run certain of our energy storage products over their projected useful life or in all potential conditions prior to large scale commercialization. As a result, we cannot be sure that these energy storage products will last to their expected useful life or perform as anticipated in all conditions, which could result in warranty claims, performance penalties, maintenance, on-going servicing
and module replacement costs and/or a negative perception of our energy storage products. Our ability to proceed with projects under development and complete construction of projects on schedule and within budget may be adversely affected by escalating costs for materials, tariffs, labor and regulatory compliance, inability to obtain necessary permits, interconnections or other approvals on acceptable terms or on schedule and by other factors. If any development project or construction is not completed, is delayed or is subject to cost overruns, we could become obligated to make delay or termination payments or become obligated for other damages under contracts, experience diminished returns or write off all or a portion of our capitalized costs in the project. Each of these events could have an adverse effect on our business, financial condition and results of operations. We currently face and will continue to face significant competition, including from products using other energy sources that may be lower priced or have preferred environmental characteristics.
We compete on the basis of our energy storage products’ reliability, efficiency, environmental sustainability and cost. Technological advances in alternative energy products, improvements in the electric grid or other sources of power generation, or new battery technologies or market entrants may negatively affect the development or sale of some or all of our energy storage products or make our energy storage products less economically attractive, non-competitive or
obsolete prior to or after commercialization. Significant decreases in the price of alternative technologies, or significant increases in the price of the materials we use to build our energy storage products could have a material adverse effect on our business because other generation sources could be more economically attractive to consumers than our energy storage products.
We may not succeed in establishing, maintaining and strengthening our brand, which would materially and adversely affect customer acceptance of our products and our business, revenues and prospects.
Our business and prospects heavily depend on our ability to develop, maintain and strengthen our brand. If we are not able to establish, maintain and strengthen our brand, we may lose the opportunity to build a critical mass of customers. Our ability to develop, maintain and strengthen our brand will depend heavily on the success of our marketing efforts. The utility industry is intensely competitive, and we may not be successful in building, maintaining and strengthening our brand. Our current and potential competitors, particularly lithium-ion battery
technology suppliers owned by or promoted by electric vehicle automobile manufacturers headquartered in the United States, Japan, the European Union and China, have greater name recognition, broader customer relationships and substantially greater marketing resources than we do. If we do not develop and maintain a strong brand, our business, financial condition and results of operations will be materially and adversely impacted.
Other companies, some of which have substantially greater resources than ours, are currently engaged in the development of products and technologies that are similar to, or may be competitive with, our products and technologies. Several companies in the United States are engaged in non-lithium-ion environmentally
sustainable battery development, although we believe we are the only domestic company engaged in the manufacturing and deployment of stationary energy units storing and utilizing the iron flow battery. Other emerging flow battery solution technologies (and the companies developing them) include the vanadium flow storage technology (UniEnergy Technologies LLC and Invinity Energy Systems plc), the organic flow battery (JenaBatteries GmbH), the zinc-bromine hybrid
flow battery (Primus Power), and
the zinc-iron flow
battery (Vizn Energy Systems, Inc.). Each of these competitors has the potential to capture market share in our target markets. There are also other potential competitors internationally that could capture market share.
The loss of one or more members of our senior management team, other key personnel or our failure to attract additional qualified personnel may adversely affect our business and our ability to achieve our anticipated level of growth.
We depend on the continued services of our senior management team, including our Chief Executive Officer, President, Chief Technology Officer and Chief Financial Officer, and other key personnel, each of whom would be difficult to replace. The loss of any such personnel, or the inability to effectively transition to their successors, could have a material adverse effect on our business and our ability to implement our business strategy. All of our employees, including our senior management, are free to terminate their employment relationships with us at any time. Any changes to our senior management team, including hires or departures, could cause disruption to our business and have a negative impact on operating performance, while these operational areas are in transition.
Additionally, our ability to attract qualified personnel, including senior management and key technical personnel, is critical to the execution of our growth strategy. Competition for qualified senior management personnel and highly skilled individuals with technical expertise is extremely intense. We face and are likely to continue to face challenges identifying, hiring, and retaining qualified personnel in all areas of our business, and we can provide no assurance that we will find suitable successors as transitions occur. In addition, integrating new employees into our team, and key personnel in particular, could prove disruptive to our operations, require substantial resources and management attention, and ultimately prove unsuccessful. Our failure to attract and retain qualified senior management and other key technical personnel could limit or delay our strategic efforts, which could have a material adverse effect on our business, financial condition and results of operations.

We are highly dependent on the services of Craig Evans, our President and
Co-Founder,
and Dr. Julia Song, our Chief Technology Officer and
Co-Founder,
who are married to each other. The separation or divorce of the couple in the future could adversely affect our business.
We are highly dependent on the services of Craig Evans, our President and
Co-Founder,
and Dr. Julia Song, our Chief Technology Officer and
Co-Founder,
who are married to each other. If Mr. Evans or Dr. Song were to discontinue their service to us due to death, disability or any other reason, or if they were to become separated or divorced or could otherwise not amicably work with each other, we would be significantly disadvantaged. Alternatively, their work performance may not be satisfactory if they become preoccupied with issues relating to their personal situation. In these cases, our business could be materially harmed.
If demand for energy storage solutions does not continue to grow or grows at a slower rate than we anticipate, our business and results of operations may be impacted.
Our potential target customers include both utilities and commercial and industrial (“C&I”) end users. Our potential customers are interested in several use cases including, solar shifting, peak shaving, price arbitrage, utility ancillary services and microgrids. We cannot provide any assurances that utilities or C&I users will adopt our products as alternative energy storage solutions at levels sufficient to grow our business.
The viability and demand for our products may be affected by many factors outside of our control, including:

•	cost competitiveness, reliability and performance of our products compared to lithium-ion products;

•	levels of investment by end users of energy storage products, which may decrease when economic growth or energy demand slows resulting in a reduction in battery purchases generally;

•	strength of the renewable energy industry and associated integration opportunities for our products;

•
a favorable regulatory landscape, including: the upholding by the states in the United States of the Federal Energy Regulatory Commission’s Order 841, which mandates that battery storage can participate in the demand response and ancillary markets; incentives for the implementation of battery storage by state regulators; and adoption by Congress of an investment tax credit for standalone battery storage; and

•	the emergence, continuance or success of other alternative energy storage technologies and products.
If we do not manage these risks and overcome these potential difficulties outside of our control successfully, our business and results of operations may suffer.
Our results of operations may fluctuate from quarter to quarter, which could make our future performance difficult to predict and could cause our results of operations for a particular period to fall below expectations, resulting in a decline in the price of our Common Stock.
Our hardware takes many months to manufacture and prepare for delivery and any revenue in future periods may fluctuate based on underlying customer arrangements. Further, we expect our arrangements may have multiple deliverables and performance obligations and the amount and timing of recognizing revenue for those different performance obligations may vary which could cause our revenue to fluctuate. Our revenues also depend on a number of other factors, some of which are beyond our control, including the impact of supply chain issues (see also “
—Risks Related to Our Technology, Products and Manufacturing—We depend on third-party suppliers for the development and supply of key raw materials and components for our energy storage products. Delays in our supply chain could harm our ability to manufacture and commercialize our energy storage products.
”). As a result, our quarterly results of operations are difficult to predict and may fluctuate significantly in the future.

We will initially depend on revenue generated from a single product and in the foreseeable future will be significantly dependent on a limited number of products.
We will initially depend on revenue generated initially from our Energy Warehouses and later on our Energy Centers, and in the foreseeable future will continue to be significantly dependent on a limited number of products. Given that for the foreseeable future our business will depend on a limited number of products, to the extent our products are not well-received by the market, our sales volume, business, financial condition and results of operations would be materially and adversely affected.
Our cost reduction strategy may not succeed or may be significantly delayed, which may result in our inability to achieve profitability.
Our ability to successfully implement our overall business strategy rely on our ability to reduce development and manufacturing costs in the future. Our cost reduction strategy is based on the assumption that increases in production will result in economies of scale. In addition, our cost reduction strategy relies on advancements in our manufacturing process, global competitive sourcing, engineering design, reducing the cost of capital and technology improvements (including stack life and projected power output). Its successful implementation also depends on a number of factors, some of which are beyond our control, including the impact of inflation and the timely delivery of key supplies at reasonable prices. For example, our current supply imbalance may result in additional costs that exceed our current expectations. There is no assurance that our cost reduction strategy will be successful and failure to achieve our cost reduction targets could have a material adverse effect on our business, financial condition and results of operations.
Our growth prospects depend on our ability to capitalize on market opportunities.
We believe that a number of market opportunities could help fuel our growth prospects, including the following:

•
the pervasiveness of electric grid congestion, creating an opportunity to deploy batteries to reduce the peak energy usage of a customer in specific locations where infrastructure constraints create a need for transmission and/or distribution upgrades;

•	increasing demand for longer duration energy storage of more than four hours;

•	global interest in achieving higher penetration of renewable energy such as wind and solar power, which are fluctuating in nature and dependent upon effective energy storage solutions;

•	the demand for co-location of battery assets on solar or wind farms to store off-peak intermittent renewable energy production and provide on-peak energy at higher prices than alternative energy;

•	utilities turning to energy storage as an alternative to expanded transmission;

•	C&I end users’ adoption of alternative energy generation technologies to supplement or replace on-the-grid energy usage

•	microgrid expansion including for means of preventing wildfires in California and Australia; and

•
the existence of various market mechanisms that would allow the owners and operators of our products to monetize their investments in our products, such as ancillary service markets, capacity markets and others.

If these expected market opportunities do not materialize, or if we fail to capitalize on them, then we may not be able to meet our growth projections.
Our planned expansion into new geographic markets or new product lines or services could subject us to additional business, financial, and competitive risks.
In the years ended December 31, 2020 and 2019, we entered into contracts and other agreements to sell our products in a number of different countries, including the United States, Chile, Brazil, Belgium, Slovakia, and

Australia. We have in the past, and may in the future, evaluate opportunities to expand into new geographic markets and introduce new product offerings and services that are a natural extension of our existing business. We also may from time to time engage in acquisitions of businesses or product lines with the potential to strengthen our market position, enable us to enter attractive markets, expand our technological capabilities, or provide synergy opportunities.
Our success operating in these new geographic or product markets, or in operating any acquired business, will depend on a number of factors, including our ability to develop solutions to address the requirements of the electric utility industry, renewable energy project developers and owners, and C&I end users, our timely qualification and certification of new products, our ability to manage increased manufacturing capacity and production, and our ability to identify and integrate any acquired businesses.
Further, any additional markets that we may enter could have different characteristics from the markets in which we currently sell products, and our success will depend on our ability to adapt properly to these differences. These differences may include regulatory requirements, including tax laws, trade laws, labor regulations, tariffs, export quotas, customs duties, or other trade restrictions, limited or unfavorable intellectual property protection, international, political or economic conditions, restrictions on the repatriation of earnings, longer sales cycles, warranty expectations, product return policies and cost, performance and compatibility requirements. In addition, expanding into new geographic markets will increase our exposure to presently existing and new risks, such as fluctuations in the value of foreign currencies and difficulties and increased expenses in complying with United States and foreign laws, regulations and trade standards, including the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”).
Failure to develop and introduce these new products successfully into the market, to successfully integrate acquired businesses or to otherwise manage the risks and challenges associated with our potential expansion into new product and geographic markets, could adversely affect our revenues and our ability to sustain profitability.
Our business and operations may be adversely affected by the novel coronavirus (COVID-19) outbreak
or other similar outbreaks.
Any outbreaks of contagious diseases, including the
global COVID-19 pandemic,
and other adverse public health developments in countries where we and our suppliers operate, could have a material and adverse effect on our business, financial condition and results of operations. These effects could include disruptions to or restrictions on our employees’ ability to travel, as well as temporary closures of our facilities or the facilities of our customers, suppliers, or other vendors in our supply chain. In addition, COVID-19 has
resulted in a widespread health crisis that has adversely affected, and may continue to adversely affect, the economies and financial markets of many countries, resulting in an economic downturn that could affect demand for our products or our ability to obtain financing for our business or projects. COVID-19 may
impact the health of our team members, directors or customers, reduce the availability of our workforce or those of companies with which we do business, or otherwise cause human impacts that may negatively impact our business. Any of these events, which may result in disruptions to our supply chain or customer demand, could materially and adversely affect our business and our financial results. The extent to which COVID-19 will
impact our business and our financial results will depend on future developments, which are highly uncertain and cannot be predicted. Such developments may include the geographic spread of COVID-19, the
severity of the disease, the duration of the outbreak, the actions that may be taken by various governmental authorities in response to the outbreak, such as quarantine or “shelter-in-place” orders
and business closures imposed by various states within the United States, and the impact on the U.S. or global economy. For example, in March 2020, in response to the escalating global COVID-19 outbreak,
we temporarily suspended operations at our Wilsonville, Oregon manufacturing facility, and also required those employees that could work from home to do so. While we resumed operations in the manufacturing facility within several weeks, we instituted a split schedule shift, staggered workdays, and significant limitations on various areas of our physical building. These changes all resulted in significant disruption to our business. Currently, we continue to evaluate our ability to operate in light of recent resurgences of COVID-19, including
the emergence of new variant strains
of COVID-19, which
have and may in the future necessitate renewed government restrictions, and the advisability of continuing operations, based on federal, state and local guidance, evolving data concerning the pandemic and the best interests of our employees, customers and stockholders. Accordingly, there can be no assurance that any of our facilities will remain open (in full or in part), that our employees that continue to work remotely will return to the office or that our other operations will continue at full or limited capacity. If we again have to shut down production either due to a worsening of the COVID-19 pandemic
or due to an outbreak in one of our facilities, our project schedules and associated financing could be adversely affected. An extended period of remote working by our employees could strain our technology resources and introduce operational risks, including heightened cybersecurity risk. Further, we have experienced, and may continue to experience, increased costs and expenses, including as a result of (i) conducting periodic “fitness-for-duty” assessments
for employees, including symptom checks and providing personal protective equipment, (ii) the expansion of benefits to our employees, including the provision of additional time off for employees who have contracted COVID-19 or
are required to be quarantined or who are unable to obtain childcare to return to work, (iii) implementing increased health and safety protocols at all of our facilities, including increased cleaning and sanitization of workspaces, restricting visitor access, mandating social distancing guidelines and increasing the availability of sanitization products, and (iv) the increased cost of personal protective equipment. Taken together, these material impacts to our business caused us to issue several Force Majeure notices for customers anticipating shipments of our product and may result in additional delays in fulfilling customer orders. Although we believe our business is currently considered an “essential” business in our operating markets, if any of the applicable exceptions or exemptions are curtailed or revoked in the future, or any of these exemptions or exceptions do not extend to any of our key suppliers, our business, financial condition and results of operations could be adversely impacted. While we have attempted to continue business development activities during the pandemic, state and local shutdowns, shelter-in-place orders
and travel restrictions have impeded our ability to meet with customers and solicit new business, and certain bids and solicitations in which we typically participate have been postponed. In addition, our supply chain is heavily dependent on key materials domestically and internationally, including from China. In 2020 and during 2021 to date, we have seen significant disruptions to key supply chains, shipping times, shipping availability, manufacturing times, and associated costs, both with respect to the sourcing of supplies and the delivery of our products. These disruptions, delays, and increased costs can have a material impact to our business, operations, and financial condition as a result, at this time, it is impossible to predict the overall impact of COVID-19 on
our business, liquidity, capital resources, supply chain and financial results or its effect on clean energy demand, capital budgets of our customers, or demand for our products. Additionally, while we have continued to prioritize the health and safety of our team members and customers as we continue to operate during the pandemic, we face an increased risk of litigation related to our operating environments. Even after the COVID-19 pandemic
has subsided, we may continue to experience adverse impacts to our business as a result of any economic recession that has occurred or may occur in the future because of the pandemic, or because the pandemic worsens again. Additional public health crises could also emerge in the future, including other pandemics or epidemics. Any such public health crisis could pose further risks to us and could also have a material adverse effect on our business, results of operations and financial position.
We have identified material weaknesses in our internal control over financial reporting, and we may identify additional material weaknesses in the future that may cause us to fail to meet our reporting obligations or result in material misstatements of our financial statements. If we fail to remediate any material weaknesses or if we otherwise fail to establish and maintain effective control over financial reporting, our ability to accurately and timely report our financial results could be adversely affected.
In connection with the audits of the financial statements of Legacy ESS for the years ending December 31, 2019 and 2020, we and our auditors identified certain control deficiencies and significant deficiencies in the design and operation of our internal control over financial reporting that constituted material weaknesses. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our financial statements will not be prevented or detected on a timely basis.

The material weaknesses that were identified were related to the design of Legacy ESS’ internal controls as follows: (1) several deficiencies were identified in the operating effectiveness of controls over the identification and review of technical issues associated research and development, raw materials purchase commitments and equity process which resulted in adjustments to restate the 2019 and correct the 2020 financial statements. These deficiencies aggregated to a material weakness; and (2) several deficiencies were identified in the operating effectiveness of controls over the review and analysis of certain routine transactions within Legacy ESS’ financial statement close process which aggregated to a material weakness as of December 31, 2019 and 2020.
In addition, in preparing STWO’s unaudited condensed consolidated financial statements as of and for the quarterly period ended September 30, 2021, our management concluded that our control around the interpretation and accounting for certain complex features of the Class A ordinary shares and warrants issued by STWO was not effectively designed or maintained. This material weakness resulted in the restatement of STWO’s balance sheet as of September 21, 2020, its annual financial statements for the period ended December 31, 2020 and its interim financial statements for the quarters ended September 30, 2020, March 31, 2021 and June 30, 2021. Additionally, this material weakness could result in a further misstatement of the warrant liability, Class A ordinary shares and related accounts and disclosures that would result in a material misstatement of the financial statements that would not be prevented or detected on a timely basis.
Our management has concluded that these material weaknesses in Legacy ESS’ internal control over financial reporting are due to the fact that, at the time, Legacy ESS was a private company with limited resources and did not have the necessary business processes and related internal controls formally designed and implemented coupled with the appropriate resources with the appropriate level of experience and technical expertise to oversee our business processes and controls. Our management has concluded that the material weaknesses in STWO’s internal control over financial reporting involved difficulty identifying and appropriately applying complex accounting standards and requirements relating to equity and warrants issued in connection with STWO’s initial public offering.
We are implementing measures designed to strengthen our accounting function and improve our internal control over financial reporting to remediate these material weaknesses, including the following: (i) implementing new controls, processes and technologies to improve our internal control over financial reporting; (ii) formalizing our processes and internal control documentation and strengthening supervisory reviews by our management; and (iii) hiring additional qualified finance and accounting professionals to accommodate the expansion of our business.
We continue to evaluate steps to remediate the material weaknesses. These remediation measures may be time consuming, costly, and might place significant demands on our financial and operational resources. We cannot provide any assurances that the measures that we have taken and are planning to take will be sufficient to successfully remediate our existing material weaknesses or prevent future material weaknesses from occurring. We also cannot assure you that we have identified all of our existing material weaknesses.
As a public company, we are required to comply with the SEC’s rules implementing Sections 302 and 404 of the Sarbanes-Oxley Act, which requires management to certify financial and other information in our quarterly and annual reports and, commencing in 2022, to provide an annual management report on the effectiveness of controls over financial reporting. When evaluating our internal control over financial reporting, we may identify material weaknesses that we may not be able to remediate in time to meet the applicable deadline for compliance with the requirements of Section 404. If we are unable to identify and remediate material weaknesses, it could result in material misstatements to our annual or interim financial statements that might not be prevented or detected on a timely basis or result in delayed filings of required periodic reports. If we are unable to assert that our internal control over financial reporting is effective, or when required in the future after consummation of the business combination, investors may lose confidence in the accuracy and completeness of our financial reports, the market price of our Common Stock could be adversely affected and we could become subject to litigation or investigations by the NYSE, the SEC, or other regulatory authorities, which could require additional financial and management resources (see also “
—Risks Related to the Business Combination and STWO—We may face litigation and other risks as a result of material weaknesses in our internal control over financial reporting
.”).

Labor disputes could disrupt our ability to serve our customers and/or lead to higher labor costs.
We have approximately 150 full-time employees, none of whom are represented by unions or covered by collective bargaining agreements. If a union sought to organize any of our employees, such organizing efforts or collective bargaining negotiations could potentially lead to work stoppages and/or slowdowns or strikes by certain of our employees, which could adversely affect our ability to serve our customers. Further, settlement of actual or threatened labor disputes or an increase in the number of our employees covered by collective bargaining agreements can have unknown effects on our labor costs, productivity and flexibility.
We will extend product warranties for our energy storage products, which products are complex and could contain defects and may not operate at expected performance levels, which could impact sales and market adoption of our energy storage products, affect our operating results or result in claims against us.
We develop complex and evolving energy storage products and we continue to advance the capabilities of our battery technology, product design and associated manufacturing processes. Our energy storage products are designed primarily to serve the behind-the-meter
and
front-of-the-meter
markets. Our core technology components are incorporated into energy storage products that serve both types of customers.
We will provide an insurance-backed warranty on our energy storage products. We also will provide certain warranties with respect to the energy generation and storage systems we sell, including on their installation, operations and maintenance, and for components not manufactured by us, we generally pass through to our customers the applicable manufacturers’ warranties. As part of our energy generation and storage system contracts, we may provide the customer with performance guarantees that warrant that the underlying system will meet or exceed the minimum energy generation or other energy performance requirements specified in the contract. Under these performance guarantees, we bear the risk of electricity production or other performance shortfalls, even if they result from failures in components from third-party manufacturers. These risks are exacerbated in the event such manufacturers cease operations or fail to honor their warranties.
If our warranty reserves are inadequate to cover future warranty claims on our energy storage products, our financial condition and results of operations may be harmed. Warranty reserves will include our management’s best estimates of the projected costs to repair or to replace items under warranty, which will be based on actual claims incurred and an estimate of the nature, frequency and costs of future claims. Such estimates are inherently uncertain and changes to our historical or projected experience, especially with respect to Energy Warehouse and Energy Center products which are still in development and which we expect to produce at significantly greater volumes than our past products, may cause material changes to our warranty reserves in the future.
We are still gaining field operating experience with respect to our energy storage products, and despite experience gained from trials and pilot testing performed by us, our partners and our suppliers, issues may be found in existing or new energy storage products. This could result in a delay in recognition or loss of revenues, loss of market share or failure to achieve broad market acceptance. The occurrence of defects could also cause us to incur significant warranty, support and repair costs in excess of our estimates, could divert the attention of our engineering personnel from our product development efforts, and could harm our relationships with our customers. Although we seek to limit our liability, a product liability claim brought against us, even if unsuccessful, would likely be time consuming, could be costly to defend, and may hurt our reputation in the marketplace. Our customers could also seek and obtain damages from us for their losses.
Defects or performance problems in our products could result in loss of customers, reputational damage, and decreased revenue, facing warranty, indemnity, and product liability claims that may arise from defective products.
We may become subject to product liability claims, even those without merit, which could harm our business, financial condition and results of operations. We face inherent risk of exposure to claims in the event our batteries do not perform as expected or malfunction resulting in personal injury or death. Our risks in this area are particularly pronounced given our S200 batteries have not yet been commercially tested or mass produced. A successful product liability claim against us could require us to pay a substantial monetary award. Moreover, a product liability claim could generate substantial negative publicity about our batteries and business and inhibit or prevent commercialization of other future battery candidates, which would have a material adverse effect on our brand, business, prospects and operating results. Any insurance coverage might not be sufficient to cover all potential product liability claims. Any lawsuit seeking significant monetary damages either in excess of our coverage, or outside of our coverage, may have a material adverse effect on our reputation, business and financial condition. We may not be able to secure additional product liability insurance coverage on commercially acceptable terms or at reasonable costs when needed, particularly if we do face liability for our products and are forced to make a claim under our policy.
In addition, as we grow our manufacturing volume, the chance of manufacturing defects could increase. We may be unable to correct manufacturing defects or other failures of our battery modules and the products in which they are incorporated, including the Energy Warehouse and Energy Center, in a manner satisfactory to our customers, which could adversely affect customer satisfaction, market acceptance and our business reputation.
Third parties might attempt to gain unauthorized access to our network or seek to compromise our products and services.
Our business is dependent on the security and efficacy of our networks and computer and data management systems. For example, our Energy Warehouses are connected to and controlled and monitored by our centralized remote monitoring service, and we rely on our internal computer networks for many of the systems we use to operate our business generally. From time to time, we may face attempts by others to gain unauthorized access through the Internet or otherwise or to introduce malicious software to our IT systems. We or our products may be a target of computer hackers, organizations or malicious attackers who attempt to:

•	gain access to our network or Energy Warehouses or networks of our customers;

•	steal proprietary information related to our business, products, employees, and customers;

•	or interrupt our systems or those of our customers.
From time to time, we encounter attempts at gaining unauthorized access to our network and we routinely run intrusion checks. To date, none has resulted in any material adverse impact to our business or operations; however, there can be no guarantee that such intrusions will not be material in the future. While we seek to detect and investigate unauthorized attempts and attacks against our network and products of which we become aware, and to prevent their recurrence where practicable through changes to our internal processes and tools and/or changes to our products, we remain potentially vulnerable to additional known or unknown threats. In addition to intentional third-party cyber-security breaches, the integrity and confidentiality of company and customer data and our intellectual property may be compromised as a result of human error, product defects, or technological failures. We utilize third-party contractors to perform certain functions for us, and they face security risks similar to us.
Any failure or perceived failure by us or our service providers to prevent information security breaches or other security incidents or system disruptions, or any compromise of security that results in or is perceived or reported to result in unauthorized access to, or loss, theft, alteration, release or transfer of, our information, or any personal information, confidential information, or other data could result in loss or theft of proprietary or sensitive data and intellectual property, could harm our reputation and competitive position and could expose us to legal claims, regulatory investigations and proceedings, and fines, penalties, and other liability. Any such actual or perceived security breach, security incident or disruption could also divert the efforts of our technical and management personnel, and could require us to incur significant costs and operational consequences in connection with investigating, remediating, eliminating and putting in place additional tools, devices, policies, and other measures designed to prevent actual or perceived security breaches and other incidents and system disruptions, and in, for example, rebuilding internal systems, reduced inventory value, providing modifications to our products and services, defending against claims and litigation, responding to regulatory inquiries or actions, paying damages, or taking other remedial steps with respect to third parties. Moreover, we could be required or otherwise find it appropriate to expend significant capital and other resources to respond to, notify third parties of, and otherwise address the incident or breach and its root cause, and to notify individuals, regulatory authorities and others of security breaches involving certain types of data.
Further, we cannot assure that any limitations of liability provisions in our current or future contracts that may be applicable would be enforceable or adequate or would otherwise protect us from any liabilities or damages with respect to any particular claim relating to a security breach or other security-related matter. We also cannot be sure that our existing insurance coverage will continue to be available on acceptable terms or will be available in sufficient amounts to cover claims related to a security breach or incident, or that the insurer will not deny coverage as to any future claim. The successful assertion of claims against us that exceed available insurance coverage, or the occurrence of changes in our insurance policies, including premium increases or the imposition of large deductible or co-insurance requirements,
could have a material adverse effect on our business, including our financial condition, operating results, and reputation.
The failure or breach of our IT systems could affect our sales and operations.
The availability and effectiveness of our energy storage products and our ability to conduct our business and operations, depend on the continued operation of information technology and communications systems, some of which we have yet to develop or otherwise obtain the ability to use. Systems used in our business will be vulnerable to damage or interruption. Such systems could also be subject to break-ins, sabotage
and intentional acts of vandalism, as well as disruptions and security incidents as a result of non-technical issues,
including intentional or inadvertent acts or omissions by employees, service providers, or others. We expect to face significant challenges with respect to information security and maintaining the security and integrity of our systems and other systems used in our business, as well as with respect to the data stored on or processed by these systems. We also anticipate storing and otherwise processing confidential business information of ourselves and third parties, as well as personal information and other data. Advances in technology, an increased level of sophistication and expertise of hackers, and new discoveries in the field of cryptography can result in a compromise or breach of the systems used in our business or of security measures used in our business to protect confidential information, personal information, and other data. We may be a target for attacks by state-sponsored actors and others designed to disrupt our operations or to attempt to gain access to our systems or to data that is processed or maintained in our business.
We use outsourced service providers to help provide certain services. For example, we utilize email and collaboration tools, and other third-party services and service providers that store or otherwise process information, including personal information and confidential business information, on our behalf. Any such outsourced service providers face similar security and system disruption risks as us. We are at risk for interruptions, outages and breaches of our and our outsourced vendors’ and service providers’ operational systems and security systems, our products’ and services’ integrated software and technology, and customer data that we or our third-party service providers process. These may be caused by, among other causes, physical theft, viruses or other malicious code, denial or degradation of service attacks, ransomware, social engineering schemes, and insider theft or misuse. While we take steps to review security protections of services provided to us, there can be no guarantee that a failure or breach of such systems will not occur or be perceived to occur. If such failures were to occur, we may not be able to sufficiently recover to avoid the loss of data or any adverse impact on our operations that are dependent on such IT systems. This could result in lost sales as we may not be able to meet the demands for our product, and other harm to our business and results of operations. Further, some of the systems used in our business will not be fully redundant, and our disaster recovery planning cannot account for all eventualities. Any security breaches or incidents or other damage to or disruptions to any data centers or other systems used in our business could result in lengthy interruptions in our service and may adversely affect our business, prospects, financial condition and operating results.
Furthermore, because our IT systems are essential for the exchange of information both internally and in communicating with third parties, including our suppliers and manufacturers, cyber-security breaches could potentially lead to unauthorized acquisition or unauthorized release of sensitive, confidential or personal data or information, improper use of our systems, or, unauthorized access, use, disclosure, modification or destruction of information or defective products. Our IT systems also help us produce financial information. Any disruption or cyber-security breach could impact our ability to produce timely and accurate financial information needed for compliance, audit, and reporting purposes. If any such cyber-security breaches were to continue, our operations and ability to communicate both internally and with third parties may be negatively impacted.
Significant capital and other resources may be required in efforts to protect against information security breaches, security incidents, and system disruptions, or to alleviate problems caused by actual or suspected information security breaches and other security incidents and system disruptions. The resources required may increase over time as the methods used by hackers and others engaged in online criminal activities and otherwise seeking to obtain unauthorized access to systems or data, and to disrupt systems, are increasingly sophisticated and constantly evolving. In addition, laws, regulations, government guidance, and industry standards and practices in the United States and elsewhere are rapidly evolving to combat these threats. We may face increased compliance burdens regarding such requirements with regulators and customers regarding our products and services and also incur additional costs for oversight and monitoring of our supply chain. We also cannot be certain that these systems, networks, and other infrastructure or technology upon which we rely, including those of our third-party suppliers or service providers, will be effectively implemented, maintained or expanded as planned, or will be free from bugs, defects, errors, vulnerabilities, viruses, or malicious code. We may be required to expend significant resources to make corrections or to remediate issues that are identified or to find alternative sources. Any of these circumstances potentially could have a negative impact on our business, prospects, financial condition and operating results.
We may not be able to identify or complete transactions with attractive acquisition candidates. Future acquisitions may result in significant transaction expenses and we may incur significant costs. We may experience integration and consolidation risks associated with these future acquisitions.
We may from time to time selectively pursue on an opportunistic basis acquisitions of additional businesses that complement our existing business and footprint. The success of any such growth strategy would depend, in part, on selecting strategic acquisition candidates at attractive prices and effectively integrating their businesses into our own, including with respect to financial reporting and regulatory matters. There can be no assurance that we will be able to identify attractive acquisition candidates or complete the acquisition of any identified candidates at favorable prices and upon advantageous terms and conditions, including financing alternatives.
We may not have sufficient management, financial and other resources to integrate and consolidate any future acquisitions. Any significant diversion of management’s attention or any major difficulties encountered in the integration of the businesses we acquire could have a material adverse effect on our business, financial condition or results of operations, which could decrease our profitability and make it more difficult for us to grow our business. Among other things, these integration risks could include:

•	the loss of key employees;

•	the disruption of operations and business;

•	the retention or transition of customers and vendors;

•	the integration of corporate cultures and maintenance of employee morale;

•	inability to maintain and increase competitive presence;

•	customer loss and revenue loss;

•	possible inconsistencies in standards, control procedures and policies;

•	problems with the assimilation of new operations, sites or personnel, which could divert resources from our regular operations;

•	integration of financial reporting and regulatory reporting functions; and/or

•	potential unknown liabilities.
In addition, general economic conditions or unfavorable capital and credit markets could affect the timing and extent to which we can successfully acquire or integrate new businesses, which could limit our revenues and profitability.
Our facilities or operations could be damaged or adversely affected as a result of natural disasters and other catastrophic events.
Our facilities or operations could be adversely affected by events outside of our control, such as natural disasters, wars, health epidemics such as the ongoing COVID-19 pandemic,
and other calamities. We cannot assure you that any backup systems will be adequate to protect our facilities or operations from the effects of fire, floods, typhoons, earthquakes, power loss, telecommunications failures, break-ins, war,
riots, terrorist attacks or similar events. Any of the foregoing events may give rise to interruptions, breakdowns, system failures, technology platform failures or internet failures, which could cause the loss or corruption of data or malfunctions of software or hardware as well as adversely affect our ability to provide services.
Our ability to utilize our net operating loss and tax credit carryforwards to offset future taxable income may be subject to certain limitations.
In general, under Section 382 of the Code, a corporation that undergoes an “ownership change” is subject to limitations on its ability to use its pre-change net
operating loss carryforwards, or NOLs, to offset future taxable income. The limitations apply if a corporation undergoes an “ownership change,” which is generally defined as a greater than fifty percentage point change (by value) in its equity ownership by certain stockholders over a three-year
period. If we have experienced an ownership change at any time since our incorporation, we may already be subject to limitations on our ability to utilize our existing NOLs and other tax attributes to offset taxable income or tax liability. In addition, any business combination and future changes in our stock ownership, which may be outside of our control, may trigger an ownership change. Similar provisions of state tax law may also apply to limit ESS’ use of accumulated state tax attributes. As a result, even if we earn net taxable income in the future, our ability to use our pre-change NOL
carryforwards and other tax attributes to offset such taxable income or tax liability may be subject to limitations, which could potentially result in increased future income tax liability to us. Currently, we do not expect to be able to utilize our NOLs and have recorded a full valuation allowance against the deferred tax assets attributable to NOLs.
There is also a risk that changes in law or regulatory changes made in response to the need for some jurisdictions to raise additional revenue to help counter the fiscal impact from the COVID-19 pandemic
or for other unforeseen reasons, including suspensions on the use of net operating losses or tax credits, possibly with retroactive effect, may result in our existing net operating losses or tax credits expiring or otherwise being unavailable to offset future income tax liabilities. Our net operating losses may also be subject to limitations in certain states. For example, a temporary suspension of the use of certain net operating losses and tax credits has been enacted in California, and other states may enact suspensions as well.
We may not have sufficient insurance coverage to cover business continuity.
A sustained or repeated interruption in the manufacturing of our products due to labor shortage, fire, flood, war, pandemic, natural disasters and similar unforeseen events beyond our control may interfere with our ability to manufacture our products and fulfil customers’ demands in a timely manner, and make it difficult, or in certain cases, impossible for us to continue our business for a substantial period of time. Failure to manufacture our products and meet customer demands would impair our ability to generate revenues which would adversely affect our financial results. We currently do not have a formal disaster recovery or business continuity plan in place and any disaster recovery and business continuity plans that we may put in place may prove inadequate in the event of a serious disaster or similar event. As part of our risk management, we maintain insurance coverage for our business. However, we cannot assure you that the amounts of insurance will be sufficient to satisfy any damages or losses we may incur. If our insurance coverage is not sufficient, we may incur substantial expenses, which, could have a material adverse effect on our business.
As we grow our business, the need for business continuity planning and disaster recovery plans will grow in significance. If we are unable to maintain adequate insurance at reasonable terms or are unable to develop adequate plans to ensure that our business functions continue to operate during and after a disaster or emergency, and successfully execute on those plans in the event of a disaster or emergency, our business and reputation would be harmed.
We face risks associated with expanding our international operations, including unfavorable and uncertain regulatory, political, economic, tax and labor conditions.
We are subject to legal and regulatory requirements, political uncertainty and social, environmental and economic conditions in numerous jurisdictions, over which we have little control and which are inherently unpredictable. Our operations in such jurisdictions, particularly as a company based in the United States, create risks relating to conforming our products to regulatory and safety requirements and charging and other electric infrastructures; organizing local operating entities; establishing, staffing and managing foreign business locations; attracting local customers; navigating foreign government taxes, regulations and permit requirements; enforceability of our contractual rights; trade restrictions, customs regulations, tariffs and price or exchange controls; and preferences in foreign nations for domestically manufactured products. Such conditions may increase our costs and tax liabilities, impact our ability to sell our products and require significant management attention, and may harm our business if we are unable to manage them effectively.
Changes in the U.S. trade environment, including the recent imposition of import tariffs, could adversely affect the amount or timing of our revenues, results of operations or cash flows.
We currently procure the injected molded and machined plastic parts as well as cast aluminum parts for our products from China, as we believe that the materials procured from our Chinese suppliers currently have the best overall performance and price compared to domestic alternatives. Escalating trade tensions between the United States and China have recently led to certain increased tariffs and trade restrictions. There can be no guaranty that these developments will not negatively impact the price of the positive electrode used in our products. It is possible we could obtain similar performing materials in the United States, but such sources would likely also charge a higher cost than our current suppliers, which would negatively impact our gross margins. There is no guaranty that we will be able to identify alternate suppliers that meet our quality, volume and price requirements. Failure to meet these requirements could result in supply disruptions and increased costs. It is difficult to predict what further trade-related actions governments may take, which may include additional or increased tariffs and trade restrictions, and we may be unable to quickly and effectively react to such actions, which could result in supply shortages and increased costs.
We could be subject to foreign exchange risk.
Our international sales are expected to be denominated in U.S. dollars. As a result, we will not have significant direct exposure to currency valuation exchange rate fluctuations. However, because our products are sold internationally, to the extent that the U.S. dollar strengthens against the foreign currency of a customer or potential customer, we may find our products at a price disadvantage as compared with other non-U.S. suppliers.
This could lead to our receiving lower prices or being unable to compete for that specific customer’s business. Consequently, currency fluctuations could adversely affect the competitiveness of our products in international markets.

We may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and stock price, which could cause you to lose some or all of your investment.
Unexpected risks may arise that cause us to write-down
or write-off assets,
restructure our operations, or incur impairment or other charges that could result in losses. Even though these charges may be non-cash items
and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject. Accordingly, our stockholders could suffer a reduction in the value of their shares.
Our results of operations could vary as a result of changes to our accounting policies or the methods, estimates and judgments we use in applying our accounting policies.
The method estimates and judgments we use in applying our accounting policies have a significant impact on our results of operations. Such methods, estimates and judgments are, by their nature, subject to substantial risks, uncertainties and assumptions, and factors may arise over time that could lead us to reevaluate our methods, estimates and judgments.
In future periods, management will regularly evaluate its estimates such as for service agreements, loss accruals, warranty, performance guarantees, liquidated damages and inventory valuation allowances. Changes in those estimates and judgments could significantly affect our financial condition and results of operations. We will also adopt changes required by the Financial Accounting Standards Board and the SEC.
We have already incurred, and may continue to incur, significant increased expenses and administrative burdens as a public company, which could have a material adverse effect on our business, financial condition and results of operations.
We face increased legal, accounting, administrative and other costs and expenses as a public company that ESS did not incur as a private company prior to the Business Combination. The Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), including the requirements of Section 404, as well as rules and regulations subsequently implemented by the SEC, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the rules and regulations promulgated and to be promulgated thereunder, the Public Company Accounting Oversight Board and the securities exchanges impose additional reporting and other obligations on public companies. Compliance with public company requirements is expected to continue to increase costs and make certain activities more time-consuming. A number of those requirements will require us to carry out activities that ESS had not done prior to the Business Combination. For example, we have created new board committees and are adopting new internal controls and disclosure controls and procedures. In addition, additional expenses associated with SEC reporting requirements have been incurred and will continue to be incurred. Furthermore, if any issues in complying with those requirements are identified (for example, if our auditors identify a material weakness or significant deficiency in our internal control over financial reporting), we could incur additional costs rectifying those issues, and the existence of those issues could adversely affect our reputation or investor perceptions of us. It is also more expensive to obtain directors’ and officers’ liability insurance. Risks associated with our status as a public company may make it more difficult to attract and retain qualified persons to serve on our board of directors or as executive officers. The additional reporting and other obligations imposed by these rules and regulations increase legal and financial compliance costs and the costs of related legal, accounting and administrative activities. These increased costs will require us to divert a significant amount of money that could otherwise be used to expand our business and achieve strategic objectives. Advocacy efforts by stockholders and third parties may also prompt additional changes in governance and reporting requirements, which could further increase our costs.

Our management may not successfully or effectively manage our transition to a public company.
Our management team may not successfully or effectively manage our transition to a public company, which transition will be subject to significant regulatory oversight and reporting obligations under federal securities laws. Its limited experience in dealing with the increasingly complex laws pertaining to public companies could be a significant disadvantage in that it is likely that an increasing amount of management’s time may be devoted to these activities which will result in less time being devoted to our management and growth. We may not have adequate personnel with the appropriate level of knowledge, experience and training in the accounting policies, practices or internal controls over financial reporting required of public companies in the United States. The development and implementation of the standards and controls necessary for us to achieve the level of accounting standards required of a public company in the United States may require costs greater than expected. It is possible that we will be required to expand our employee base and hire additional employees to support our operations as a public company which will increase our operating costs in future periods.
We may be unable to introduce various financing programs to expand market reach.
Our energy storage products have a relatively high upfront capital cost which may prevent some customers from purchasing these products. In order to grow our customer base, we may work with financial institutions to develop and offer customer financing arrangements similar to those offered in the solar, lithium-ion battery
storage and fuel cell sectors. These arrangements may include traditional customer lease or loan financing as well as long-term storage-as-a-service contracts.
Such customer financing arrangements are bespoke products which take time to develop and are not widely offered by numerous financial institutions, so there is a chance we may fail to complete them and therefore fail to attract customers who are sensitive to the high upfront cost of our energy storage products. Additionally, if we do not successfully monitor and comply with applicable national, state and/or local financial regulations and consumer protection laws governing consumer financing transactions, we may become subject to enforcement actions or penalties.
Finally, our potential financing programs may involve reliance on periodic customer payments over a term of years, and therefore may expose us to customer credit risk. In the event of a widespread economic downturn or other catastrophic event, our customers may be unable or unwilling to satisfy their payment obligations to us on a timely basis or at all. If a significant number of our customers default, we may incur substantial credit losses and/or impairment charges with respect to the underlying assets.
We may engage in transactions with related parties and such transactions present possible conflicts of interest that could have an adverse effect on us.
We may enter into transactions with related parties. The details of certain of these transactions are set forth in the section entitled “
Certain Relationships and Related Transactions—ESS Related Party Transactions
.” Related-party transactions create the possibility of conflicts of interest with regard to our management, including that:

•	we may enter into contracts between us, on the one hand, and related parties, on the other, that are not as a result of arm’s-length transactions;

•
our executive officers and directors that hold positions of responsibility with related parties may be aware of certain business opportunities that are appropriate for presentation to us as well as to such other related parties and may present such business opportunities to such other parties; and

•
our executive officers and directors that hold positions of responsibility with related parties may have significant duties with, and spend significant time serving, other entities and may have conflicts of interest in allocating time.

Such conflicts could cause an individual in our management to seek to advance his or her economic interests or the economic interests of certain related parties above ours. Further, the appearance of conflicts of interest created by related-party transactions could impair the confidence of our investors. Our board of directors regularly reviews these transactions. Notwithstanding this, it is possible that a conflict of interest could have a material adverse effect on our business, financial condition and results of operations.
Risks Related to Regulatory, Environmental and Legal Issues
We may face regulatory challenges to or limitations on our ability to sell our Energy Centers and Energy Warehouses directly in certain markets. Expanding operations internationally could expose us to additional risks.
While we intend to continue to sell our products across the United States both directly and through third parties, our ability to continue such sales may be affected by future limitations, either directly to the ability to sell energy storage or by broader regulation related to the sales and operation of distributed energy resources, which could have an impact on our ability to sell our products to the market.
Although we currently primarily operate in the United States, we continue to expand our business internationally. Any expansion internationally could subject our business to risks associated with international operations. In addition, there may be laws in international jurisdictions we have not yet entered or laws we are unaware of in jurisdictions we have entered that may restrict our sales or other business practices. Even for those jurisdictions we have analyzed, the laws in this area can be complex, difficult to interpret and may change over time. Continued regulatory limitations and other obstacles interfering with our ability to sell our energy storage products may harm our business, financial condition and results of operations. Additionally, any regulation that affects the sale or operations of distributed energy resources could diminish the real or perceived value of our energy storage solutions in those markets. As a result of these risks, any potential future international expansion efforts that we may undertake may not be successful.
Our customers may be required to obtain environmental, health and safety or other certifications in order to install our products. If our customers are unable to obtain the necessary certifications, we will not be able to install our products, which would negatively impact our revenues.
While our engineering team has worked closely with the CSA Group, Intertek, UL and Technischer Überwachungsverein certification agencies to obtain certifications of our flow battery products against all applicable safety standards, there is no guarantee that such certifications shall continue to be obtained. From our prior certifications, we have expanded our flow battery product certification to the European Conformity marking in the European Union and intend to expand to other national standards such as the international certification of the International Electrotechnical Commission (“IEC”). Failure to obtain IEC certification may have impact on our revenues, as such certifications are required by some of our customers.
We are subject to multiple U.S. federal, state and local regulations. Changes in applicable law, regulations or requirements, or our material failure to comply with any of them, can increase our costs and have other negative impacts on our business.
Applicable laws and requirements address multiple aspects of our operations, such as worker safety, consumer rights, privacy, cybersecurity, employee benefits and more, and can often have different requirements in different jurisdictions. Changes in these requirements, or any material failure to comply with them, could increase our costs, affect our reputation, result in claims, litigation, and regulatory investigations or other proceedings, which may result in fines, penalties, and other liabilities, and which may limit our business, drain management’s time and attention or otherwise, and generally impact our operations in adverse ways.
We are subject to requirements relating to environmental and safety regulations and environmental remediation matters which could adversely affect our business, results of operation and reputation.
We are subject to numerous federal, state and local environmental laws and regulations governing, among other things, solid and hazardous waste storage, treatment and disposal, and remediation of releases of hazardous materials. There are significant capital, operating and other costs associated with compliance with these environmental laws and regulations. Environmental laws and regulations may become more stringent in the future, which could increase costs of compliance or require us to manufacture with alternative technologies and materials.
Federal, state and local authorities also regulate a variety of matters, including, but not limited to, health, safety and permitting in addition to the environmental matters discussed above. New legislation and regulations may require us to make material changes to our operations, resulting in significant increases to the cost of production.
Our manufacturing process will have hazards such as but not limited to hazardous materials, machines with moving parts, and high voltage and/or high current electrical systems typical of large manufacturing equipment and related safety incidents. There may be safety incidents that damage machinery or product, slow or stop production, or harm employees. Consequences may include litigation, regulation, fines, increased insurance premiums, mandates to temporarily halt production, workers’ compensation claims, or other actions that impact our company brand, finances, or ability to operate.
We may be exposed to delays, limitations and risks related to the environmental permits and other operating permits required to operate our products.
Operation of our manufacturing facilities requires land use and environmental permits and other operating permits from federal, state and local government entities. While we have all permits necessary to carry out and perform our current plans and operations at our existing facility, we may require additional environmental, wastewater and land use permits for the commercial operation of any future manufacturing facilities. Delays, denials or restrictions on any of the applications for or assignment of the permits to operate our manufacturing facilities could adversely affect our ability to execute on our business plans and objectives.
We may collect and process certain information about our customers and about individuals and will be subject to various laws and regulations relating to privacy, data protection and cybersecurity.
We may collect and process certain battery data required for performance monitoring, safety and serviceability. This information is transmitted to our control center and stored. Such data currently is limited to battery operational and safety parameters. Additionally, we collect and otherwise process other data relating to individuals, including business partners, prospects, employees, vendors, and contractors. Our handling of data relating to individuals is subject to a variety of laws and regulations relating to privacy, data protection and cybersecurity, and we may become subject to additional obligations, including contractual obligations, relating to our maintenance and other processing of this data, and new or modified laws or regulations. Laws, regulations, and other actual and potential obligations relating to privacy, data protection, and cybersecurity are evolving rapidly, and we expect to potentially be subject to new laws and regulations, or new interpretations of laws and regulations, in the future in various jurisdictions. These laws, regulations, and other obligations, and changes in their interpretation, could require us to modify our operations and practices, restrict our activities, and increase our costs. Further, these laws, regulations, and other obligations are complex and compliance with them can be difficult. It is possible that these laws, regulations, and other obligations may be inconsistent with one another or be interpreted or asserted to be inconsistent with our business or practices. We anticipate needing to dedicate substantial resources to comply with laws, regulations, and other obligations relating to privacy and cybersecurity in order to comply. Any actual or alleged failure by us to comply with our privacy policy or any federal, state or international privacy, data protection or security laws or regulations or other obligations could result in claims and litigation against us, regulatory investigations and other proceedings, legal liability, fines, damages and other costs. Any actual or alleged failure by any of our vendors or business partners to comply with contractual or legal obligations regarding the protection of information about our customers could carry similar consequences. Should we become subject to additional privacy or data protection laws, regulations, or other obligations relating to privacy, data protection or cybersecurity, we may need to undertake compliance efforts that could carry a large cost and could entail substantial time and other resources.

Further, although we take steps to protect the security of our customers’ personal information and other personal information within our control, we may face actual or perceived breaches of security, security incidents, or other misuses of this information, and many jurisdictions have enacted laws requiring companies to notify individuals, regulatory authorities and others of security breaches involving certain types of data. We may be required to expend significant resources to comply with security breach and security incident notification requirements if a third party accesses or acquires such personal information without authorization, if we otherwise experience a security breach or incident or loss or damage of personal information, or if this is perceived to have occurred. Any actual or perceived breach of our network security or systems, or those of our vendors or service providers, could result in claims, litigation, and proceedings against us by governmental entities or others, have negative effects on our business and future prospects, including possible fines, penalties and damages, and could result in reduced demand for our energy storage products and harm to our reputation and brand, resulting in negative impacts to our business, prospects, and financial results.
We could be subject to penalties and other adverse consequences for any violations of the FCPA, and other foreign anti-bribery and anti-corruption laws.
We are subject to the FCPA, the U.S. domestic bribery statute contained in 18 U.S.C. § 201, the United Kingdom Bribery Act 2010, and possibly other anti-bribery and anti-corruption laws in countries outside of the United States in which we conduct our activities. We may have business dealings with customers in certain countries that are high risk for corruption. Anti-corruption and anti-bribery laws have been enforced aggressively in recent years and are interpreted broadly to generally prohibit companies and their employees, agents, representatives, business partners, and third-party intermediaries from authorizing, offering, or providing, directly or indirectly, improper payments or benefits to recipients in the public or private sector.
We sometimes leverage third parties to sell our products and conduct our business abroad. We, our employees, agents, representatives, business partners or third-party intermediaries may have direct or indirect interactions with officials and employees of government agencies or state-owned or affiliated entities and may be held liable for the corrupt or other illegal activities of these employees, agents, representatives, business partners or third-party intermediaries even if we do not explicitly authorize such activities. We cannot assure you that all of our employees and agents will not take actions in violation of applicable law, for which we may be ultimately held responsible. We currently have contracts and may potentially operate in parts of the world that have experienced higher levels of governmental corruption and as we increase our international sales and business, our risks under these laws may increase. In addition, due to the level of regulation in our industry and related energy industries, our entry into certain jurisdictions may require substantial government contact where norms can differ from U.S. standards.
These laws also require that we keep accurate books and records and maintain internal controls and compliance procedures designed to prevent any such actions. While we have policies and procedures to address and to mandate compliance with such laws, we cannot assure you that none of our employees, agents, representatives, business partners or third-party intermediaries will take actions in violation of our policies and applicable law, for which we may be ultimately held responsible.
In the event that we believe, have reason to believe, or are notified that our employees, agents, representatives, business partners, or third party intermediaries have or may have violated applicable laws, including anti-bribery and anti-corruption laws, we may be required to investigate or have outside counsel investigate the relevant facts and circumstances, and detecting, investigating and resolving actual or alleged violations can be expensive and require significant time and attention from senior management. Any allegation or violation of U.S. federal and state and non-U.S. laws,
regulations and policies regarding anti-bribery and anti-corruption could result in substantial fines, sanctions, civil and/or criminal penalties, whistleblower complaints, sanctions, settlements, prosecution, enforcement actions, damages, adverse media coverage, investigations, loss of export privileges, suspension or debarment from government contracts, or other curtailment of operations in the United States or other applicable jurisdictions. In addition, actual or alleged violations could damage our reputation and ability to do business. Any of the foregoing could materially adversely affect our reputation, business, financial condition, prospects and results of operations.
We are subject to governmental export and import controls and economic sanctions programs that could impair our ability to compete in international markets or subject us to liability if we violate these controls.
Our products and services are, or may in the future be, subject to U.S. export control laws and regulations including the Export Administration Regulations (“EAR”) and trade and economic sanctions maintained by the Office of Foreign Assets Control (“OFAC”) and to similar laws and regulations in all other jurisdictions in which we operate. As such, an export license may be required to export, re-export
or transfer our products and services to certain countries
or end-users or
for
certain end-uses. If
we were to fail to comply with such export control laws and regulations or trade and economic sanctions, we could be subject to both civil and criminal penalties, including substantial fines, possible incarceration for employees and managers for willful violations, and the possible loss of our export and/or import privileges. Compliance with the EAR, OFAC sanctions, and other applicable regulatory requirements regarding the import and export of our products or the performance of services, may create delays in the introduction of our products and services in non-U.S. markets,
prevent our customers
with non-U.S. operations
from deploying these products and services throughout their global systems or, in some cases, prevent the export of the products and services to some countries or users altogether. We may enter into agreements with customers and counterparties located in countries subject to list-based OFAC sanctions.
Obtaining the necessary export license for a particular sale or offering may not be possible, may be time-consuming, and may result in the delay or loss of sales opportunities. Further, U.S. export control laws and trade and economic sanctions as well as similar laws and regulations in other jurisdictions prohibit the export of products and services to certain U.S. embargoed or sanctioned countries, governments, and persons, as well as for prohibited end-uses. Even
though we have taken precautions to ensure that we and our partners comply with all relevant import and export control laws and regulations and sanctions, monitoring and ensuring compliance with these complex laws and regulations is particularly challenging, and any failure by us or our partners to comply with such laws and regulations could have negative consequences for us, including reputational harm, government investigations and penalties.
Any change in domestic or international export or import laws or regulations, economic sanctions, or related legislation, shift in the enforcement or scope of existing export, import, or sanctions laws or regulations, or change in the countries, governments, persons, or technologies targeted by such export, import, or sanctions laws or regulations, could result in decreased use of our products and/or services by, or in our decreased ability to export or sell our products and/or services to, end-customers with
international operations.
We may be exposed to various risks related to legal proceedings or claims that could adversely affect our operating results. The nature of our business exposes us to various liability claims, which may exceed the level of our insurance coverage resulting in our not being fully protected.
We may be party to lawsuits in the normal course of our business. Litigation can be expensive, lengthy and disruptive to normal business operations. Moreover, the results of complex legal proceedings are difficult to predict. Responding to lawsuits brought against us, or legal actions that we may initiate, can be expensive and time-consuming. Unfavorable outcomes from these claims and/or lawsuits could adversely affect our business, financial condition or results of operations, and we could incur substantial monetary liability and/or be required to change our business practices.
Our business may expose us to claims for personal injury, death or property damage resulting from the use of our products or from employee related matters. Additionally, we could be subject to potential litigation associated with compliance with various laws and governmental regulations at the federal, state or local levels, such as those relating to the protection of persons with disabilities, employment, health, safety, security and other regulations under which we operate.

We carry comprehensive insurance, subject to deductibles, at levels we believe are sufficient to cover existing and future claims made during the respective policy periods. However, we may be exposed to multiple claims, and, as a result, could incur significant out-of-pocket costs
before reaching the deductible amount, which could adversely affect our financial condition and results of operations. In addition, the cost of such insurance policies may increase significantly upon renewal of those policies as a result of general rate increases for the type of insurance we carry as well as our historical experience and experience in our industry. Although we have not experienced any material losses that were not covered by insurance, our existing or future claims may exceed the coverage level of our insurance, and such insurance may not continue to be available on economically reasonable terms, or at all. If we are required to pay significantly higher premiums for insurance, are not able to maintain insurance coverage at affordable rates or must pay amounts in excess of claims covered by our insurance, then we could experience higher costs that could adversely affect our financial condition and results of operations.
The reduction, elimination or expiration of government tax credits, subsidies and economic incentives related to renewable energy solutions could reduce demand for our technology and harm our business.
The U.S. federal government and some state and local governments provide incentives to end users and potential purchasers of our energy storage products in the form of rebates, tax credits and other financial incentives, such as system performance payments and payments for renewable energy credits associated with renewable energy generation. We will rely on these governmental rebates, tax credits and other financial incentives to significantly lower the effective price of the energy storage products to our customers in the United States. However, these incentives may expire on a particular date, end when the allocated funding is exhausted, or be reduced or terminated as a matter of regulatory or legislative policy.
Our energy storage products have qualified for tax exemptions, incentives or other customer incentives in many states including California. Some states have utility procurement programs and/or renewable portfolio standards for which our technology is eligible. There is no guarantee that these policies will continue to exist in their current form, or at all. Such state programs may face increased opposition on the U.S. federal, state and local levels in the future. Changes in federal or state programs could reduce demand for our energy storage products, impair sales financing and adversely impact our business results.
We have relied on government grants and contracts to partially fund our research and development activities, which are subject to a number of uncertainties, challenges, and risks.
In the past, we have relied on government grants and contracts to partially fund our research and development activities. Contracts and grants with government entities are subject to a number of risks, and obtaining grant funding and selling to government entities can be highly competitive, expensive, and time consuming, often requiring significant upfront time and expense without any assurance that we will be successful. In the event that we are successful in being awarded a government contract or grant, such award may be subject to appeals, disputes, or litigation, including, but not limited to, bid protests by unsuccessful bidders.
Government contracts often contain provisions and are subject to laws and regulations that provide government customers with additional rights and remedies not typically found in commercial contracts. These rights and remedies allow government customers, among other things, to terminate existing contracts for convenience or with short notice. As a result of actual or perceived noncompliance with government contracting laws, regulations, or contractual provisions, we may be subject to non-ordinary course
audits and internal investigations which may prove costly to our business financially, divert management time, or limit our ability to continue selling our products and services to our government customers. These laws and regulations may impose other added costs on our business, and failure to comply with these or other applicable regulations and requirements, including non-compliance in
the past, could lead to claims for damages from our channel partners, downward contract price adjustments or refund obligations, civil or criminal penalties, and termination of contracts and suspension or debarment from government contracting for a period of time with government agencies. Any such damages, penalties, disruption, or limitation in our ability to do business with a government would adversely impact, and could have a material adverse effect on, our business, results of operations, financial condition, public perception, and growth prospects.
We are an emerging growth company and a smaller reporting company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to “emerging growth companies” or “smaller reporting companies,” this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.
We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. As a result, our shareholders may not have access to certain information they may deem important. We could be an emerging growth company for up to five years from the STWO IPO, although circumstances could cause us to lose that status earlier, including if the market value of the Common Stock held by non-affiliates exceeds
$700,000,000 as of any June 30 before that time, in which case we would no longer be an emerging growth company as of the following December 31. We cannot predict whether investors will find our securities less attractive because we expect to rely on these exemptions. If some investors find our Common Stock less attractive as a result of our reliance on these exemptions, the trading price of our Common Stock may be lower than it otherwise would be, there may be a less active trading market for our Common Stock and the trading price of our Common Stock may be more volatile.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth
companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Additionally, we are currently a “smaller reporting company” as defined in Item 10(f)(1) of
Regulation S-K. Smaller
reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company only until the last day of the fiscal year in which (i) the market value of the Common Stock held by non-affiliates exceeds
$250,000,000 as of the prior June 30, or (ii) our annual revenues exceeded $100,000,000 during such completed fiscal year and the market value of the Common Stock held by non-affiliates exceeds
$700,000,000 as of the prior June 30. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.
We are subject to changing laws and regulations regarding regulatory matters, corporate governance and public disclosure that have increased both our costs and the risk of non-compliance.
We are subject to rules and regulations by various governing bodies, including, for example, the SEC, which are charged with the protection of investors and the oversight of companies whose securities are publicly traded, and to new and evolving regulatory measures under applicable law. Our efforts to comply with new and changing laws and regulations have resulted in increased general and administrative expenses and a diversion of management time and attention.
Moreover, because these laws, regulations and standards are subject to varying interpretations, their application in practice may evolve over time as new guidance becomes available. This evolution may result in continuing uncertainty regarding compliance matters and additional costs necessitated by ongoing revisions to our disclosure and governance practices. If we fail to address and comply with these regulations and any subsequent changes, we may be subject to penalty and our business may be harmed.
Changes in tax laws or in their implementation or interpretation may adversely affect our business and financial condition.
We are or may become subject to income- and
non-income-based
taxes in the United States under federal, state and local jurisdictions and in certain foreign jurisdictions in which we operate. Tax laws, regulations and administrative practices in these jurisdictions may be subject to significant change, with or without advance notice. For example, in 2021, there have been numerous changes proposed to U.S. federal income tax law, including an increase to the U.S. corporate tax rate, modifications of the provisions addressing taxation of international business operations, and the imposition of a global minimum tax. Such changes may adversely affect our effective tax rates, cash flows and general business condition.
Risks Related to Our Intellectual Property
If we fail to protect, or incur significant costs in defending, our intellectual property and other proprietary rights, then our business and results of operations could be materially harmed.
Our success depends to a significant degree on our ability to protect our intellectual property and other proprietary rights. We rely on a combination of patent, trademark, copyright, trade secret, and unfair competition laws, as well as confidentiality and other contractual provisions with our customers, suppliers, employees, and others, to establish and protect our intellectual property and other proprietary rights. Our ability to enforce these rights is subject to general litigation risks, as well as uncertainty as to the enforceability of our intellectual property rights in various countries. When we seek to enforce our rights, we may be subject to claims that our intellectual property rights are invalid or not enforceable. Our assertion of intellectual property rights may result in another party seeking to assert claims against us, which could harm our business. Our inability to enforce intellectual property rights under any of these circumstances would likely harm our competitive position and business.
We applied for patents in the United States, Europe, Australia, and under the Patent Cooperation Treaty, some of which have been issued. We cannot guarantee that any of our pending applications will be approved or that our existing and future intellectual property rights will be sufficiently broad to protect our proprietary technology, and any failure to obtain such approvals or finding that our intellectual property rights are invalid or unenforceable could force us to, among other things, rebrand or re-design our
affected products. In countries where we have not applied for patent protection or where effective intellectual property protection is not available to the same extent as in the United States, we may be at greater risk that our proprietary rights will be misappropriated, infringed, or otherwise violated.
Our intellectual property may be stolen or infringed upon. In the event of such theft or infringement, we may be required to initiate lawsuits to protect our significant investment in our intellectual property. So far, we have been neither the subject of any lawsuits challenging the ownership or validity of our intellectual property, nor have we been required to initiate any lawsuits to protect our intellectual property. However, any such lawsuits may consume management and financial resources for long periods of time and may not result in outcomes that are favorable or readily enforceable, which may adversely affect our business, financial condition or results of operations.

Third parties may assert that we are infringing upon their intellectual property rights, which could divert management’s attention, cause us to incur significant costs, and prevent us from selling or using the technology to which such rights relate.
Our competitors and other third parties hold numerous patents related to technology used in our industry. From time to time, we may also be subject to claims of intellectual property right infringement and related litigation, and, if we gain greater recognition in the market, we will face a higher risk of being the subject of claims that we have violated others’ intellectual property rights. While we believe that our products and technology do not infringe in any material respect upon any valid intellectual property rights of third parties, we cannot be certain that we would be successful in defending against any such claims. If we do not successfully defend or settle an intellectual property claim, we could be liable for significant monetary damages and could be prohibited from continuing to use certain technology, business methods, content, or brands. To avoid a prohibition, we could seek a license from the applicable third party, which could require us to pay significant royalties, increasing our operating expenses. If a license is not available at all or not available on reasonable terms, then we may be required to develop or license a non-violating alternative,
either of which could require significant effort and expense. If we cannot license or develop a non-violating alternative,
we would be forced to limit or stop sales of our offerings and may be unable to effectively compete. Any of these results would adversely affect our business, financial condition and results of operations.
Our patent applications may not result in issued patents or our patent rights may be contested, circumvented, invalidated or limited in scope, any of which could have a material adverse effect on our ability to prevent others from interfering with the commercialization of our products.
Our patent applications may not result in issued patents, which may have a material adverse effect on our ability to prevent others from commercially exploiting products similar to ours. The status of patents involves complex legal and factual questions and the breadth of claims allowed is uncertain. As a result, we cannot be certain that the patent applications that we file will result in patents being issued, or that our patents and any patents that may be issued to us will afford protection against competitors with similar technology. Numerous patents and pending patent applications owned by others exist in the fields in which we have developed and are developing our technology. In addition to those who may claim priority, any of our existing or pending patents may also be challenged by others on the basis that they are otherwise invalid or unenforceable. Furthermore, patent applications filed in foreign countries are subject to laws, rules and procedures that differ from those of the United States, and thus we cannot be certain that foreign patent applications related to issued U.S. patents will be issued.
Even if our patent applications succeed and we are issued patents in accordance with them, we are still uncertain whether these patents will be contested, circumvented, invalidated or limited in scope in the future. The rights granted under any issued patents may not provide us with meaningful protection or competitive advantages, and some foreign countries provide significantly less effective patent enforcement than in the United States. In addition, the claims under any patents that issue from our patent applications may not be broad enough to prevent others from developing technologies that are similar or that achieve results similar to ours. The intellectual property rights of others could also bar us from licensing and exploiting any patents that issue from our pending applications. In addition, patents issued to us may be infringed upon or designed around by others and others may obtain patents that we need to license or design around, either of which would increase costs and may adversely affect our business, financial condition and results of operations.
Risks Related to Our Indebtedness
As we endeavor to expand our business, we will incur significant costs and expenses, which could outpace our cash reserves. Unfavorable conditions or disruptions in the capital and credit markets may adversely impact business conditions and the availability of credit.
We expect to incur additional costs and expenses in the future related to the continued development and expansion of our business, including in connection with expanding our manufacturing capabilities to significantly increase production capacity, developing our products, maintaining and enhancing our research and development operations, expanding our sales, marketing, and business development activities in the United States and internationally, and growing our project management, field services and overall operational capabilities for delivering projects. We do not know whether our revenues will grow rapidly enough to absorb these costs or the extent of these expenses or their impact on our results of operations.
Disruptions in the global capital and credit markets as a result of an economic downturn, economic uncertainty, changing or increased regulation, or failures of significant financial institutions could adversely affect our customers’ ability to access capital and could adversely affect our access to liquidity needed for business in the future. Our business could be hurt if we are unable to obtain additional capital as required, resulting in a decrease in our revenues and profitability.
We have debt outstanding and may incur additional debt in the future, which may adversely affect our financial condition and future financial results. Our existing debt agreements contain restrictive covenants that may limit our ability to operate our business.
As of December 31, 2020, our total consolidated debt outstanding was $5.7 million, of which an aggregate of $4.8 million was secured indebtedness with Silicon Valley Bank. In addition, in July 2021, we entered into an additional $20.0 million bridge loan with Silicon Valley Bank, which we repaid in connection with the Business Combination. Our indebtedness with Silicon Valley Bank contains and any future debt instruments likely will contain, a number of restrictive covenants that impose significant operating and financial restrictions on us, including restrictions our ability to, among other things:

•	incur additional debt, including providing guarantees or credit support;

•	incur liens securing indebtedness or other obligations;

•	make certain investments;

•	dispose of assets;

•	make certain acquisitions;

•	pay dividends or make distributions and make other restricted payments; and

•	engage in any new businesses.
As a result of these covenants, our ability to respond to changes in business and economic conditions and engage in beneficial transactions, including to obtain additional financing as needed, may be restricted. Furthermore, our failure to comply with our debt covenants could result in a default under our debt agreements, which could permit the holders to accelerate our obligation to repay the debt. If any of our debt is accelerated, we may not have sufficient funds available to repay it.
Our ability to make scheduled payments of principal and interest and other required repayments depends on our future performance, which is subject to economic, financial, competitive and other factors beyond our control. Our business may not generate cash flows from operations in the future sufficient to service our debt and make necessary capital expenditures. If we are unable to generate such cash flows, we may be required to adopt one or more alternatives, such as selling assets, restructuring operations, restructuring debt or obtaining additional equity capital on terms that may be onerous or dilutive.
We may incur additional indebtedness in the future in the ordinary course of business, which could include onerous restrictions on us. If new debt is added to current debt levels, the risks described above could intensify. Our debt agreements contain representations and warranties, affirmative and negative covenants, and events of default that entitle the lenders to cause our indebtedness under such debt agreements to become immediately due and payable.

We may need additional capital in the future, and it may not be available on acceptable terms, if at all.
We may need to access the debt and equity capital markets. However, these sources of financing may not be available on acceptable terms, or at all. Our ability to obtain additional financing will be subject to a number of factors, including market conditions, our operating performance, investor sentiment and our ability to incur additional debt in compliance with agreements governing our then-outstanding debt. These factors may make the timing, amount, terms or conditions of additional financings unattractive to us. If we raise additional funds by issuing equity, equity-linked or debt securities, those securities may have rights, preferences or privileges senior to the rights of our currently issued and outstanding equity or debt, and our existing stockholders may experience dilution. If we are unable to generate sufficient funds from operations or raise additional capital, our successful operation and growth could be impeded.
We are subject to certain restrictions and obligations on our business as a result of grants and/or loans received under certain governmental programs and we may be subject to similar or other restrictions to the extent we utilize governmental grants in the future.
Some of our research has been funded by grants from U.S. government agencies. In conjunction with the Advanced Research Projects
Agency-Energy (“ARPA-E”) grant
we received from the Department of Energy, we granted to the United States a non-exclusive, nontransferable,
irrevocable, paid-up license
to practice or have practiced for or on behalf of the United States inventions related to iron flow technology and made within the scope of the grant. When new technologies are developed with U.S. government funding, the government obtains certain rights in any resulting patents and technical data, generally including, at a minimum, a nonexclusive license authorizing the government to use the invention or technical data for noncommercial purposes. U.S. government funding must be disclosed in any resulting patent applications, and our rights in such inventions will normally be subject to government license rights, periodic progress reporting, foreign manufacturing restrictions and march-in rights.
Therefore, if we failed to disclose to the Department of Energy an invention made with grant funds that we disclosed to patent counsel or for publication, or if we elect not to retain title to the invention, the United States may request that title to the subject invention be transferred to it.
March-in rights
refer to the right of the U.S. government, under certain limited circumstances, to require us to grant a license to technology developed under a government grant to a responsible applicant or, if we refuse, to grant such a license itself. March-in rights
can be triggered if the government determines that we have failed to work sufficiently towards achieving practical application of a technology or if action is necessary to alleviate health or safety needs, to meet requirements of federal regulations or to give preference to U.S. industry. If we breach the terms of our grants, the government may gain rights to the intellectual property developed in our related research. The government’s rights in our intellectual property may lessen its commercial value, which could adversely affect our performance.
To the extent we utilize governmental grants in the future, the governmental entities involved may retain certain rights in technology that we develop using such grant money. These rights could restrict our ability to fully capitalize upon the value of this research by reducing total revenues that might otherwise be available since such governmental rights may give the government the right to practice the invention without payment of royalties if we do not comply with applicable requirements. Such grants and other forms of government incentives may also subject us to additional disclosure or reporting requirements.
Risks Related to the Business Combination and STWO
We may face litigation and other risks as a result of material weaknesses in our internal control over financial reporting.
On April 12, 2021, the staff of the SEC (the “SEC Staff”) issued a public statement entitled “Staff Statement on Accounting and Reporting Considerations for Warrants issued by Special Purpose Acquisition Companies” (the “SEC Staff Statement”). Following the issuance of the SEC Staff Statement, after consultation with our independent registered public accounting firm, our management and the audit committee of our board of directors (the “Audit Committee”) concluded that it was appropriate to restate our previously issued audited financial statements as of December 31, 2020 and for the period from our inception through December 31, 2020.
In preparing STWO’s unaudited condensed consolidated financial statements as of and for the quarterly period ended September 30, 2021, we have re-evaluated STWO’s application of ASC 480-10-S99-3A to its accounting classification of its outstanding Class A ordinary shares, par value $0.0001 per share (the “Public Shares”), issued as part of the units sold in STWO’s initial public offering (the “IPO”) on September 21, 2020. Historically, a portion of the Public Shares was classified as permanent equity to maintain shareholders’ equity greater than $5 million on the basis that STWO would not redeem its Public Shares in an amount that would cause its net tangible assets to be less than $5,000,001, as described in STWO’s memorandum and articles of association (the “Charter”). Pursuant to such re-evaluation, our management has determined that the Public Shares included certain provisions that require classification of all of the Public Shares as temporary equity regardless of the net tangible assets redemption limitation contained in the Charter. In addition, in connection with the change in presentation for the Public Shares, we determined we should restate STWO’s earnings per share calculation to allocate income and losses shared pro rata between the two classes of shares. This presentation contemplates a business combination as the most likely outcome, in which case, both classes of shares share pro rata in the income and losses of STWO.
Therefore, on November 22, 2021, our management and the audit committee of our board of directors (the “Audit Committee”) concluded that STWO’s previously issued (i) audited balance sheet as of September 21, 2020 (the “Post-IPO Balance Sheet”), as previously restated in STWO’s Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2020, filed with the SEC on May 13, 2021 (the “2020 Form 10-K/A No. 1”), (ii) audited financial statements included in the 2020 Form 10-K/A No. 1, (iii) unaudited interim financial statements included in the Form 10-Q for the quarterly period ended September 30, 2020 as previously restated in the 2020 Form 10-K/A No. 1; (iv) unaudited interim financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021, filed with the SEC on May 13, 2021; and (v) unaudited interim financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2021, filed with the SEC on August 11, 2021 (collectively, the “Affected Periods”), should be restated to report all Public Shares as temporary equity and should no longer be relied upon.
As such, we restated STWO’s financial statements for the Affected Periods in our second amended annual report on
Form 10-K/A
filed with the SEC on December 3, 2021, our first amended quarterly report on
Form 10-Q/A
for the period ended March 31, 2021 and our first amended quarterly report on
Form 10-Q/A
for the period ended June 30, 2021, each filed with the SEC on December 6, 2021, and our Quarterly Report on Form
10-Q
for the quarterly period ended September 30, 2021, filed with the SEC on November 22, 2021.
As part of the restatements, we identified material weaknesses in our internal controls over financial reporting. As a result of these material weaknesses, the restatements, the change in accounting for the warrants, the reclassification of Class A ordinary shares, and other matters raised or that may in the future be raised by the SEC, we face potential for litigation or other disputes which may include, among others, claims invoking the federal and state securities laws, contractual claims or other claims arising from the restatements and material weaknesses in our internal control over financial reporting and the preparation of our financial statements. As of the date of this prospectus, we have no knowledge of any such litigation or dispute. However, we can provide no assurance that such litigation or dispute will not arise in the future. Any such litigation or dispute, whether successful or not, could have a material adverse effect on our business, results of operations and financial condition or our ability to complete a business combination.

Our warrant agreement designates the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our warrants, which could limit the ability of warrant holders to obtain a favorable judicial forum for disputes with our company.
Our warrant agreement provides that, subject to applicable law, (i) any action, proceeding or claim against us arising out of or relating in any way to the warrant agreement, including under the Securities Act, will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and (ii) that we irrevocably submit to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. We will waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.
Notwithstanding the foregoing, these provisions of the warrant agreement will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Any person or entity purchasing or otherwise acquiring any interest in any of our warrants shall be deemed to have notice of and to have consented to the forum provisions in our warrant agreement. If any action, the subject matter of which is within the scope of the forum provisions of the warrant agreement, is filed in a court other than a court of the State of New York or the United States District Court for the Southern District of New York (a “foreign action”) in the name of any holder of our warrants, such holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located in the State of New York in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (y) having service of process made upon such warrant holder in any such enforcement action by service upon such warrant holder’s counsel in the foreign action as agent for such warrant holder.
This choice-of-forum provision
may limit a warrant holder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with our company, which may discourage such lawsuits. Alternatively, if a court were to find this provision of our warrant agreement inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and board of directors.
The unaudited pro forma financial information included elsewhere in this prospectus statement may not be indicative of what our actual financial position or results of operations would have been.
Prior to the Closing, STWO and Legacy ESS operated as separate companies and had no prior history as a combined entity, and STWO’s and Legacy ESS’ operations have not previously been managed on a combined basis. The pro forma financial information included in this prospectus is presented for informational purposes only and is not necessarily indicative of the financial position or results of operations that would have actually occurred had the Business Combination been completed at or as of the dates indicated, nor is it indicative of the future operating results or financial position of ESS. The pro forma statement of operations does not reflect future nonrecurring charges resulting from the Business Combination. The unaudited pro forma financial information does not reflect future events that may occur after the Business Combination and does not consider potential impacts of future market conditions on revenues or expenses. The pro forma financial information included in the section entitled “
Unaudited Pro Forma Condensed Combined Financial Information
” has been derived from STWO’s and ESS’ historical financial statements and certain adjustments and assumptions have been made regarding ESS after giving effect to the Business Combination. There may be differences between preliminary estimates in the pro forma financial information and the final acquisition accounting, which could result in material differences from the pro forma information presented in this prospectus in respect of the estimated financial position and results of operations of ESS.

In addition, the assumptions used in preparing the pro forma financial information may not prove to be accurate and other factors may affect our financial condition or results of operations. Any potential decline in our financial condition or results of operations may cause significant variations in the stock price of our Common Stock.
Risks Related to our Common Stock and Warrants
The price of our Common Stock and warrants may be volatile.
The price of our Common Stock and warrants may fluctuate due to a variety of factors, including:

•	changes in the industries in which we and our customers operate;

•	variations in our operating performance and the performance of our competitors in general;

•	material and adverse impact of the COVID-19 pandemic on the markets and the broader global economy;

•	actual or anticipated fluctuations in our quarterly or annual operating results;

•	the public’s reaction to our press releases, our other public announcements and our filings with the SEC;

•	our failure or the failure of our competitors to meet analysts’ projections or guidance that we or our competitors may give to the market;

•	additions and departures of key personnel;

•	changes in laws and regulations affecting our business;

•	commencement of, or involvement in, litigation involving us;

•	changes in our capital structure, such as future issuances of securities or the incurrence of additional debt;

•	publication of research reports by securities analysts about us or our competitors or our industry;

•	sales of shares of our Common Stock by our existing stockholders;

•	the volume of shares of our Common Stock available for public sale, including as a result of the termination of the lock-up restrictions; and

•
general economic and political conditions such as recessions, interest rates, fuel prices, foreign currency fluctuations, international tariffs, social, political and economic risks and acts of war or terrorism.

These market and industry factors may materially reduce the market price of our Common Stock and warrants regardless of our operating performance.
A significant portion of our total outstanding shares are restricted from immediate resale but may be sold into the market in the near future. This could cause the market price of our Common Stock to drop significantly, even if our business is doing well.
Sales of a substantial number of shares of our Common Stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our Common Stock.
We intend to file a registration statement to register shares reserved for future issuance under our equity compensation plans. Upon effectiveness of that registration statement, subject to the satisfaction of applicable vesting restrictions and the expiration or waiver of applicable lock-up
restrictions, the shares issued upon exercise of outstanding stock options will be available for immediate resale in the public market.

Shares of Common Stock that may be offered or sold by our executive officers, directors and certain stockholders, including the Selling Stockholders, are subject to certain lock-up
restrictions (see “
Restrictions on Resale of
Securities—Lock-Up
Restrictions
”). Sales of our Common Stock as
lock-up
restrictions end or pursuant to the exercise of registration rights may make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate. These sales also could cause the trading price of our Common Stock to fall and make it more difficult for you to sell shares of our Common Stock at a time and price that you deem appropriate.
We have warrants outstanding that are exercisable for our Common Stock, which, if exercised, would increase the number of shares eligible for future resale in the public market and result in dilution to our shareholders.
Outstanding Public Warrants to purchase an aggregate of 8,333,333 shares of our Common Stock became exercisable on November 7, 2021 in accordance with the terms of the warrant agreement governing those securities, outstanding Private Placement Warrants to purchase an aggregate of 3,500,000 shares of our Common Stock became exercisable at Closing in accordance with the Sponsor Letter Agreement, and outstanding Private Placement Warrants to purchase an additional 583,334 shares of our Common Stock became exercisable on November 9, 2021, upon the occurrence of the Earnout Milestone Events pursuant to the Sponsor Letter Agreement. The exercise price of each of these warrants is $11.50 per share.
To the extent such warrants are exercised, additional shares of our Common Stock will be issued, which will result in dilution to the holders of our Common Stock and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market or the fact that such warrants may be exercised could adversely affect the prevailing market prices of our Common Stock.
We do not expect to declare any dividends in the foreseeable future.
We do not anticipate declaring any cash dividends to holders of the Common Stock in the foreseeable future. Consequently, investors may need to rely on sales of their shares after price appreciation, which may not occur for some time or not at all, as the only way to realize any future gains on their investment.
There can be no assurance that we will be able to comply with the continued listing standards of the NYSE.
Our Common Stock is listed on the NYSE under the symbol “GWH.” If the NYSE delists our securities from trading on its exchange for failure to meet the listing standards and we are not able to list such securities on another national securities exchange, we expect such securities could be quoted on an over-the-counter
market. If this were to occur, we and our stockholders could face significant material adverse consequences including:

•	a limited availability of market quotations for our securities;

•	reduced liquidity for our securities;

•	a limited amount of news and analyst coverage; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.
Reports published by analysts, including projections in those reports that differ from our actual results, could adversely affect the price and trading volume of our Common Stock.
Securities research analysts may establish and publish their own periodic projections for us. These projections may vary widely and may not accurately predict the results we actually achieve. Our share price may decline if our actual results do not match the projections of these securities research analysts. Similarly, if one or more of the analysts who write reports on us downgrades our stock or publishes inaccurate or unfavorable research about our business, our share price could decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, our share price or trading volume could decline.

The Public Warrants may be amended in a manner adverse to a holder if holders of 65% of the then outstanding Public Warrants approve of such amendment.
The warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and STWO. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision or correct any mistake, but requires the approval by the holders of 65% of the then-outstanding Public Warrants to make any change that adversely affects the interests of the registered holders of Public Warrants. Accordingly, we may amend the terms of the Public Warrants in a manner adverse to a holder if holders of 65% of the then-outstanding Public Warrants approve of such amendment and, solely with respect to any amendment to the terms of the Private Placement Warrants or any provision of the warrant agreement with respect to the Private Placement Warrants, 65% of the number of the then outstanding Private Placement Warrants. Although our ability to amend the terms of the Public Warrants with the consent of 65% of the then-outstanding Public Warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, convert the warrants into cash, shorten the exercise period or decrease the number of shares of our Common Stock purchasable upon exercise of a warrant.
We may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.
We have the ability to redeem the outstanding Public Warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the closing price of our Common Stock equals or exceeds $18.00 per share (as adjusted for share subdivisions, share dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within a
30 trading-day period
ending on the third trading day prior to proper notice of such redemption and provided that certain other conditions are met. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. As a result, we may redeem the warrants as set forth above even if the holders are otherwise unable to exercise the warrants. Redemption of the outstanding warrants could force you to (i) exercise your warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) sell your warrants at the then-current market price when you might otherwise wish to hold your warrants or (iii) accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, we expect would be substantially less than the market value of your warrants.
In addition, we have the ability to redeem the outstanding public warrants at any time after they become exercisable and prior to their expiration, at a price of $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that the closing price of the our Common Stock equals or exceeds $10.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “
Description of ESS’ Securities—Warrants—Public
Warrants—Anti-Dilution
Adjustments
”) for any 20 trading days within a
30 trading-day period
ending on the third trading day prior to proper notice of such redemption and provided that certain other conditions are met, including that holders will be able to exercise their warrants prior to redemption for a number of shares of Common Stock determined based on the redemption date and the fair market value of our Common Stock. Please see “
Description of ESS’ Securities—Warrants—Public
 Warrants—Redemption of
 warrants when the price per
 share of our common stock equals or exceeds $10.00
”. The value received upon exercise of the warrants (1) may be less than the value the holders would have received if they had exercised their warrants at a later time where the underlying share price is higher and (2) may not compensate the holders for the value of the warrants, including because the number of ordinary shares received is capped at 0.361 shares of Common Stock per warrant (subject to adjustment) irrespective of the remaining life of the warrants.
None of the Private Placement Warrants will be redeemable by us as (except as set forth under “
Description of ESS’ Securities—Warrants—Public Warrants—Redemption of warrants when the price per share of our Common Stock equals or exceeds $10.00
”) so long as they are held by the Sponsor or its permitted transferees.

USE OF PROCEEDS
All of the securities offered by the Selling Stockholders pursuant to this prospectus will be sold by the Selling Stockholders for their respective accounts. We will not receive any of the proceeds from the sale of the securities hereunder. With respect to the registration of all shares of Common Stock offered by the Selling Stockholders pursuant to this prospectus, the Selling Stockholders will pay any underwriting discounts and commissions and expenses incurred by them for brokerage, accounting, tax or legal services or any other expenses incurred by them in disposing of the securities. We will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including all registration and filing fees and fees and expenses of our counsel and our independent registered public accounting firm.

MARKET PRICE OF THE REGISTRANT’S
COMMON EQUITY AND RELATED STOCKHOLDER MATTERS
Market Information and Holders
Our Common Stock is listed on the NYSE under the symbol “GWH” and our Public Warrants are listed on the NYSE under the symbol “GWH.W”.
As of November 30, 2021, we had 151,809,201 shares of Common Stock issued and outstanding (including 15,674,969 shares of Earnout Stock and 125,958 shares of Expense Adjustment Stock) held of record by approximately 115 holders (excluding DTC participants or beneficial owners holding shares through nominee names) and 11,502,247 Warrants (consisting of 7,418,913 public warrants and 4,083,334 Private Placement Warrants), each exercisable for one share of Common Stock, at a price of $11.50 per share.
Dividend Policy
We have not paid any cash dividends on the Common Stock to date. We may retain future earnings, if any, for future operations, expansion and debt repayment and have no current plans to pay cash dividends for the foreseeable future. Any decision to declare and pay dividends in the future will be made at the discretion of the board of directors and will depend on, among other things, our results of operations, financial condition, cash requirements, contractual restrictions and other factors that the board of directors may deem relevant. In addition, our ability to pay dividends may be limited by covenants of any existing and future outstanding indebtedness we or our subsidiaries incur. We do not anticipate declaring any cash dividends to holders of the Common Stock in the foreseeable future.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
Defined terms included below shall have the same meaning as terms defined and included elsewhere in this prospectus. Unless the context otherwise requires, all references in this section to “ESS” refers to ESS Tech, Inc. and its wholly owned subsidiary following the Closing, “STWO” refers to ACON S2 Acquisition Corp. prior to the Closing, and “Legacy ESS” refers to ESS Tech, Inc. prior to the Closing.
The following unaudited pro forma condensed combined financial information of ESS presents the combination of the historical financial information of STWO and Legacy ESS adjusted to give effect to the Business Combination and the other related events contemplated by the Merger Agreement.
The unaudited pro forma condensed combined balance sheet as of September 30, 2021 assumes that the Business Combination and other related events occurred on September 30, 2021. The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2021 and for the year ended December 31, 2020 present the pro forma effects of the Business Combination and other related events as if they had been completed on January 1, 2020, the first day of the earliest period presented.
The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and do not necessarily reflect what ESS’ financial condition or results of operations would have been had the Business Combination and other related events occurred on the dates indicated. Further, the pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of ESS. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial information and are subject to change as additional information becomes available and analyses are performed. The actual financial position and results of operations may differ significantly from the unaudited pro forma amounts reflected herein due to a variety of factors.
The historical financial information of STWO was derived from the unaudited interim condensed financial statements of STWO as of and for the nine months ended September 30, 2021 and from the audited financial statements of STWO for the year ended December 31, 2020 (as restated), included elsewhere in this prospectus. The historical financial information of ESS was derived from the unaudited condensed financial statements of Legacy ESS as of and for the nine months ended September 30, 2021 and from the audited financial statements of Legacy ESS for the year ended December 31, 2020, included elsewhere in this prospectus. This information should also be read together with the section titled
“Management’s Discussion and Analysis of Financial Condition and Results of Operations”,
and other financial information included elsewhere in this prospectus.
Description of the Business Combination
Pursuant to the Merger Agreement, SCharge Merger Sub, Inc. (“Merger Sub”) merged with and into Legacy ESS, the separate corporate existence of Merger Sub ceased with ESS as the surviving company. Legacy ESS became a wholly owned subsidiary of STWO, which was immediately renamed “ESS Tech, Inc.” Upon the Closing, each share of Legacy ESS Common Stock was converted into the right to receive shares of Common Stock at a deemed value of $10.00 per share. The aggregate consideration paid to Legacy ESS stockholders in connection with the Business Combination was 115,237,795 shares (which includes 15,675,002 shares of Earnout Stock). The per share consideration was equal to approximately $1.47 (the “Per Share Consideration”).
The Business Combination occurred based on the following events contemplated by the Merger Agreement:

•
Each issued and outstanding share of Legacy ESS Preferred Stock was converted into shares of Common Stock at the then-effective conversion rate as calculated pursuant to the ESS Certificate of Incorporation;

•	Each issued and outstanding Legacy ESS Warrant was exercised in full in exchange for the issuance of shares of Common Stock;

•
Each issued and outstanding share of Legacy ESS Common Stock (including shares of Legacy ESS Common Stock resulting from the conversion of Legacy ESS Preferred Stock and the exercise and settlement of all outstanding Legacy ESS Warrants) was cancelled and converted into the right to receive a number of shares of Common Stock equal to the Per Share Consideration;

•
Each issued and outstanding vested and unvested Legacy ESS Option was converted into ESS Options exercisable for shares of Common Stock with the same terms except for the number of shares exercisable and the exercise price, each of which was adjusted using the Per Share Consideration; and

•
Each issued and outstanding vested and unvested Legacy ESS RSU was converted into ESS RSUs for shares of Common Stock with the same terms except for the number of shares, which was adjusted using the Per Share Consideration.

Other Related Events in Connection with the Business Combination
Other related events that took place in connection with the Business Combination are summarized below:

•	The issuance and sale of 25,000,000 shares of Common Stock at a purchase price of $10.00 per share for an aggregate purchase price of $250.0 million pursuant to the PIPE Financing;

•	The issuance to ESS employees of 824,998 (net of settlement adjustment) ESS restricted stock units (“RSUs”), which vested on November 9, 2021 upon the occurrence of the Earnout Milestone Events;

•
During the Earnout Period (as defined in the Merger Agreement), eligible ESS securityholders are also entitled to Earnout Stock comprising up to 16,500,000 shares of additional Common Stock, consisting of two separate tranches of 8,250,000 shares per tranche, upon the occurrence of the respective Earnout Milestone Event. As the Earnout Milestone Events were met on November 9, 2021, a total of 15,675,002 shares of Common Stock are being issued, and accordingly, are reclassified from liability classified equity instruments to equity classified equity instruments in the unaudited pro forma financial information;

•	The repayment of the outstanding STWO working capital loan to the Sponsor and ESS bridge loan as a result of the Business Combination; and

•
Subsequent to Closing, the Company determined that aggregate Transaction Expenses (as defined in the Merger Agreement) were lower than had been estimated at the time of Closing. Pursuant to the Merger Agreement, this lower amount of Transaction Expenses resulted in an Expense Shortfall (as defined in the Merger Agreement), which increased the Adjusted Equity Value (as defined in the Merger Agreement) of Legacy ESS. As a result, 125,958 shares of Common Stock are being issued to eligible ESS securityholders under the terms of the Merger Agreement.

Accounting Treatment of the Business Combination
The Business Combination was accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, Legacy ESS has been determined to be the accounting acquiror for financial reporting purposes. Accordingly, for accounting purposes, the financial statements of ESS represent a continuation of the financial statements of Legacy ESS with the Business Combination treated as the equivalent of Legacy ESS issuing stock for the net assets of STWO, accompanied by a recapitalization. The net assets of Legacy ESS were stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination were those of Legacy ESS in future financial statements of ESS. The Earnout Stock that vested on November 9, 2021, upon the occurrence of the Earnout Milestone Events pursuant to the terms of the Sponsor Letter Agreement, were reclassified from liability classified equity instruments to equity classified equity instruments in the unaudited pro forma financial information.

Basis of Pro Forma Presentation
The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation
S-X
as amended by the final rule, Release
No. 33-10786
“Amendments to Financial Disclosures about Acquired and Disposed Businesses”. The adjustments in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an illustrative understanding of ESS upon consummation of the Business Combination and other related events in accordance with GAAP. Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial information are described in the accompanying notes.
The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and is not necessarily indicative of the operating results and financial position that would have been achieved had the Business Combination and other related events occurred on the dates indicated, and does not reflect adjustments for any anticipated synergies, operating efficiencies, tax savings or cost savings. Any cash proceeds remaining after the consummation of the Business Combination and the other related events contemplated by the Merger Agreement are expected to be used for general corporate purposes. The unaudited pro forma condensed combined financial information does not purport to project the future operating results or financial position of ESS following the completion of the Business Combination and other related events. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial information and are subject to change as additional information becomes available and analyses are performed. STWO and Legacy ESS have not had any historical relationship prior to the transactions. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.
The unaudited pro forma condensed combined financial information reflects STWO stockholders’ approval of the Business Combination on October 8, 2021 and the redemption of 20,754,719 shares of STWO Class A Ordinary Shares at approximately $10.00 per share based on trust account figures prior to the Closing on October 8, 2021 for an aggregate payment of $207.5 million. The following summarizes the pro forma Common Stock issued and outstanding at the Closing:

	Number of Shares	% Ownership
Legacy ESS Stockholders (1)(2)(3)(4)(5)	116,062,793	76.6%
STWO Public Shareholders	4,245,281	2.8%
STWO Initial Shareholders (6)	6,250,000	4.1%
PIPE Investors	25,000,000	16.5%

Total	151,558,074	100.0%

(1)	Includes 15,675,002 shares of Common Stock to be issued to eligible ESS securityholders representing Earnout Stock. The Earnout Milestone Events were met on November 9, 2021.
(2)	Excludes 125,958 shares of Expense Adjustment Stock to be issued to eligible ESS securityholders under the terms of the Merger Agreement.
(3)
Includes 67,090,925 shares of Common Stock issued to holders of an aggregate of 45,622,439 shares of Legacy ESS Common Stock and Legacy ESS Preferred Stock adjusted using the Per Share Consideration, including net settlement adjustment as applicable.

(4)
Includes 3,354,867 shares of Common Stock issued to holders of 2,280,661 Legacy ESS warrants adjusted using the Per Share Consideration and 824,998 shares (net of settlement adjustment) of Common Stock upon the settlement of ESS RSUs, which were issued at the Closing and vested on November 9, 2021 upon the occurrence of the Earnout Milestone Events. All outstanding vested and unvested Legacy ESS Options were converted into ESS Options exercisable for shares of Common Stock with the same terms except for the number of shares exercisable and the exercise price, each of which was adjusted using the Per Share Consideration.

(5)
Includes the issuance of 29,117,001 shares of Common Stock resulting from the conversion of 5,427,464 shares of Legacy ESS Series
C-2
Preferred Stock and related 14,365,207 Legacy ESS
Series C-2
Preferred Stock warrants, adjusted using the Per Share Consideration.

(6)	Includes 6,250,000 shares subscribed for by the Sponsor in return for STWO Class B Ordinary Shares and excludes 583,334 shares related to the Private Placement Warrants earnout.
The unaudited pro forma condensed combined balance sheet and statements of operations are based on the assumption that there are no adjustments for the outstanding public warrants issued in connection with the IPO as such securities were not exercisable until 30 days after the Closing.
If the actual facts are different than these assumptions, then the amounts and shares outstanding in the unaudited pro forma condensed combined financial information will be different and those changes could be material.

Unaudited Pro Forma Condensed Combined Balance Sheet
As of September 30, 2021
(in thousands)

	ESS (Historical)	ESS Transaction Accounting Adjustments		ESS As Adjusted	STWO (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$8,019	$16,000	A	$24,020	$1	$250,017	C	$246,109
	—	1	B	—	—	250,000	D	—
	—	—		—	—	(14,550)	J	—
	—	—		—	—	(25,250)	K	—
	—	—		—	—	(8,750)	L	—
	—	—		—	—	(207,547)	Q	—
						(21,832)	R	—
Restricted cash	1,217	—		1,217	—	—		1,217
Prepaid expenses and other current assets	6,506	—		6,506	160	(3,471)	J	3,195

Total current assets	15,742	16,001		31,743	161	218,617		250,521
Non-current assets:
Property and equipment, net	2,007	—		2,007	—	—		2,007
Cash equivalents held in Trust Account	—	—		—	250,017	(250,017)	C	—
Restricted cash	75	—		75	—	—		75
Other assets	—	—		—	41	—		41

Total non-current assets	2,082	—		2,082	250,058	(250,017)		2,123

TOTAL ASSETS	$17,824	$16,001		$33,825	$250,219	$(31,400)		$252,644

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$3,037	$—		$3,037	$223	$—		$3,260
Accrued and other current liabilities	4,595	—		4,595	1,428	(1,742)	J	4,243
	—	—		—	—	(38)	R	—
Accrued liabilities—related party	—	—		—	130	—		130
Working capital loan	—	—		—	362	(362)	R	—
Notes payable, current	23,415	—		23,415	—	(21,432)	R	1,983

Total current liabilities	31,047	—		31,047	2,143	(23,574)		9,616
Non-current liabilities:
Earnout liability	—	—		—	—	104,053	O	—
	—	—		—	—	(104,053)	T	—
Derivative liabilities	248,450	—		248,450	—	(222,925)	M	—
	—	—		—	—	(25,525)	S	—
Derivative warrant liabilities	—	1	B	1	20,217	(1)	M	12,335
	—	—		—	—	(1,167)	N	—
	—	—		—	—	(6,715)	P	—
	—	—		—	—	—	T
Deferred underwriting commissions	—	—		—	8,750	(8,750)	L	—
Other non-current liabilities	3,662	—		3,662	—	—		3,662
Notes payable, non-current	2,253	—		2,253	—	—		2,253

Total non-current liabilities	254,365	1		254,366	28,967	(265,083)		18,250

Total liabilities	285,412	1		285,413	31,110	(288,657)		27,866

	ESS (Historical)	ESS Transaction Accounting Adjustments		ESS As Adjusted	STWO (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Commitments and contingencies
Redeemable convertible preferred stock	90,073	16,000	A	106,073	—	(106,073)	G	—
Class A common stock subject to possible redemption	—	—		—	250,000	(250,000)	E	—
Stockholders’ equity (deficit)
Class A common stock	—	—		—	—	—		—
Class B common stock	—	—		—	1	(1)	F	—
Legacy ESS common stock	1	—		1	—	(1)	H	—
ESS common stock	—	—		—	—	3	D	1,638
	—	—		—	—	3	E	—
	—	—		—	—	1	F	—
	—	—		—	—	6	G	—
	—	—		—	—	1	H	—
	—	—		—	—	(2)	Q	—
	—	—		—	—	1,626	T	—
Additional paid-in capital	2,516	—		2,516	—	249,997	D	750,372
	—	—		—	—	249,997	E	—
	—	—		—	—	(1,786)	I	—
	—	—		—	—	(11,971)	J	—
	—	—		—	—	(25,250)	K	—
	—	—		—	—	1	M	—
	—	—		—	—	222,925	M	—
	—	—		—	—	1,167	N	—
	—	—		—	—	(104,053)	O	—
	—	—		—	—	106,067	G	—
	—	—		—	—	(502)	P	—
	—	—		—	—	(207,545)	Q	—
	—	—		—	—	261,714	T	—
	—	—		—	—	7,095	U	—
Accumulated deficit	(360,178)	—		(360,178)	(30,892)	1,786	I	(527,232)
	—	—		—	—	(4,308)	J
	—	—		—	—	7,217	P	—
	—	—		—	—	25,525	S	—
	—	—		—	—	(159,287)	T	—
	—	—		—	—	(7,095)	U	—

Total stockholders’ equity (deficit)	(357,661)	—		(357,661)	(30,891)	613,330		224,778

TOTAL LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)	$17,824	$16,001		$33,825	$250,219	$(31,400)		$252,644

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Nine Months Ended September 30, 2021
(in thousands, except share and per share data)

	ESS (Historical)	STWO (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Operating expenses
Research and development	$19,546	$—	$—		$19,546
Sales and marketing	2,261	—	—		2,261
General and administrative	7,667	2,625	4,308	EE	14,360
	—	—	(240)	HH

Total operating expenses	29,474	2,625	4,068		36,167

Loss from operations	(29,474)	(2,625)	(4,068)		(36,167)
Other income (expense), net
Gain on marketable securities, net, and dividends held in Trust Account	—	13	(13)	AA	—
Change in fair value of derivative warrant liabilities	(17,753)	1,137	313	BB	8,667
	—	—	17,753	CC
			7,217	FF
Change in fair value of derivative liability	(248,691)	—	223,166	CC	—
	—	—	25,525	GG
Interest expense, net	(1,693)	—	1,533	HH	(160)
Other income, net	926	—	—		926

Total other income (expense), net	(267,211)	1,150	275,494		9,433

Net loss	$(296,685)	$(1,475)	$271,426		$(26,734)

Basic and diluted net loss per share—ESS	—	—	—		$(0.18)
Weighted average shares outstanding of ESS common stock—basic and diluted	—	—	—		151,558,074
Basic and diluted net loss per share—Legacy ESS	$(35.08)	—			—
Weighted average shares outstanding of Legacy ESS common stock—basic and diluted	8,458,054	—			—
Basic and diluted net loss per share—Class A common stock subject to redemption	—	$(0.05)			—
Weighted average shares outstanding of Class A common stock subject to redemption—basic and diluted	—	25,000,000			—
Basic and diluted net loss per share—Class B common stock, non-redeemable ordinary shares	—	$(0.05)			—
Weighted average shares outstanding of Class B common stock, non-redeemable ordinary shares	—	6,250,000

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2020
(in thousands, except share and per share data)

	ESS (Historical)	STWO (Historical) (As Restated) (1)	Transaction Accounting Adjustments		Pro Forma Combined
Operating expenses
Research and development	$12,896	$—	$2,851	II	$15,747
Sales and marketing	1,158	—	275	II	1,433
General and administrative	3,338	709	3,968	II	8,015

Total operating expenses	17,392	709	7,094		25,195

Loss from operations	(17,392)	(709)	(7,094)		(25,195)
Other income (expense), net
Gain on marketable securities, net, and dividends held in Trust Account	—	4	(4)	AA	—
Change in fair value of derivative warrant liabilities	(1,296)	(1,854)	182	BB	(1,672)
	—	—	1,296	CC	—
Change in fair value of derivative liability	(11,532)	—	11,532		—
Financing costs—derivative warrant liabilities	—	(735)	735	DD	—
Other income (expense), net	(199)	—	—		(199)

Total other income (expense), net	$(13,027)	$(2,585)	$13,741		$(1,871)

Net loss	(30,419)	(3,294)	6,647		$(27,066)

Basic and diluted net loss per share—ESS	—	—	—		$(0.18)
Weighted average shares outstanding of ESS common stock—basic and diluted	—	—	—		151,558,074
Basic and diluted net loss per share—Legacy ESS	$(4.28)	—	—		—
Weighted average shares outstanding of Legacy ESS common stock—basic and diluted	7,108,389	—	—		—
Basic and diluted net loss per share—Class A common stock subject to possible redemption	—	$(0.15)	—		—
Weighted average shares outstanding of Class A common stock subject to possible redemption— basic and diluted	—	16,139,241	—		—
Basic and diluted net loss per share—Class B common stock, non-redeemable ordinary shares	—	$(0.15)	—		—
Weighted average shares outstanding of Class B common stock, non-redeemable ordinary shares	—	6,250,000	—		—
			—		—

(1)
STWO’s financial statements for the period from July 21, 2020 (inception) through December 31, 2020 and for the period from July 21, 2020 (inception) through September 30, 2020 (the “Affected Periods”), are restated in its Annual Report on Form
10-K
to correct the misapplication of accounting guidance related to STWO’s warrants in STWO’s previously issued audited and unaudited condensed financial statements for such periods.

Further, in preparation of STWO’s unaudited condensed consolidated financial statements as of and for the quarterly period ended September 30, 2021, STWO concluded it should restate its previously issued financial statements to classify all Class A ordinary shares subject to possible redemption in temporary equity. STWO’s previously filed financial statements that contained the error were reported in STWO’s Form
8-K
filed with the SEC on September 25, 2020 (the
“Post-IPO
Balance Sheet”) and STWO’s Form
10-Qs
for the quarterly periods ended September 30, 2020, March 31, 2021, and June 30, 2021 and STWO’s
10-K/A
filed with the SEC on May 24, 2021 (the “Affected Quarterly Periods”). In connection with the change in presentation for the Class A ordinary shares subject to possible redemption, STWO has revised its earnings per share calculation to allocate income and losses shared pro rata between the two classes of shares.

NOTES TO UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL INFORMATION

1.	Basis of Presentation
The Business Combination was accounted for as a reverse capitalization in accordance with GAAP as Legacy ESS has been determined to be the accounting acquiror, primarily due to the fact that Legacy ESS Stockholders will continue to control ESS. Under this method of accounting, while STWO was the legal acquiror, it was treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination was treated as the equivalent of Legacy ESS issuing stock for the net assets of STWO, accompanied by a recapitalization. The net assets of Legacy ESS were stated at historical cost, with no goodwill or other intangible assets recorded. The historical operations of ESS presented prior to the Business Combination were those of Legacy ESS.
Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.
The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination and other related events.
The pro forma adjustments reflecting the consummation of the Business Combination and other related events are based on certain currently available information and certain assumptions and methodologies that ESS believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. ESS believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.
The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of ESS. They should be read in conjunction with the historical financial statements and notes thereto of STWO and Legacy ESS.

2.	Accounting Policies
Since consummation of the Business Combination, management has been performing a comprehensive review of the two entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of ESS. Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any material differences in accounting policies.

3.	Adjustments to Unaudited Pro Forma Condensed Combined Financial Information
The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only.

The ESS transaction accounting adjustments reflect the adjustments that took place prior to May 6, 2021, the Merger Agreement date, to reflect the changes to the Legacy ESS capital structure immediately prior to the Business Combination.
The pro forma basic and diluted per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of ESS shares outstanding, assuming the Business Combination and other related events occurred on January 1, 2020.
Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet
The adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2021 are as follows:
(A) Reflects 5,427,464 shares of Legacy ESS
Series C-2
Preferred Stock issued prior to Closing at a price of $2.95 per share, and related proceeds of $16.0 million. Upon the Closing, ESS
Series C-2
Preferred Stock were converted into Common Stock adjusted using the Per Share Consideration.
(B) Reflects the issuance of 14,365,207 preferred warrants to purchase Legacy ESS
Series C-2
Preferred Stock prior to Closing at a price of $0.0001 per warrant, and related proceeds of $1,437. Upon the Closing, the Legacy ESS
Series C-2
Preferred warrants were converted into Common Stock adjusted using the Per Share Consideration.
(C) Reflects the liquidation and reclassification of $250.0 million of investments held in the Trust Account to cash and cash equivalents that became available for general use by ESS.
(D) Reflects the proceeds of $250.0 million from the issuance and sale of 25.0 million shares of Common Stock at $10.00 per share pursuant to the Subscription Agreements in connection with the PIPE Financing.
(E) Reflects the reclassification of 25,000,000 STWO Class A Ordinary Shares subject to redemption into permanent equity and immediate conversion of all 25,000,000 shares of STWO Class A Ordinary Shares into shares of Common Stock on a one-to-one
basis upon the Domestication.
(F) Reflects the conversion of STWO’s 6,250,000 STWO Class B Ordinary Shares into shares of Common Stock on a one-to-one
basis upon the Domestication.
(G) Reflects the conversion of Legacy ESS Series A, B,
C-1
and
C-2
redeemable convertible preferred stock into shares of Common Stock adjusted using the Per Share Consideration.
(H) Represents the issuance of new shares of Common Stock to holders of Legacy ESS Common Stock at the Closing pursuant to the Merger Agreement to affect the reverse recapitalization at the Closing, adjusted using the Per Share Consideration.
(I) Reflects the elimination of STWO’s historical accumulated deficit with a corresponding adjustment to additional paid-in
capital for ESS in connection with the reverse recapitalization at the Closing.
(J) Represents the reclassification of $3.5 million capitalized as deferred offering costs in prepaid expenses and other current assets on the balance sheet as of September 30, 2021, and additional cash disbursements for the preliminary estimated direct and incremental transaction costs of $14.6 million to be incurred by Legacy ESS prior to, or concurrent with, the Closing. The total estimated direct and incremental transaction costs consist of $12.0 million (of which $1.7 million has already been paid and included in the historical financial statements and $1.7 million included in accrued and other current liabilities) which represents advisory, legal, accounting and other fees that qualify as equity issuance costs to be offset against additional paid-in
capital and $4.3 million which represents transaction costs that are not eligible to be capitalized which are recorded to accumulated deficit.

(K) Represents the cash disbursement for the preliminary estimated direct and incremental transaction costs of $25.3 million to be incurred by STWO prior to, or concurrent with, the Closing, excluding the $8.8 million of deferred underwriting fees related to STWO’s IPO. Transaction costs that are not eligible to be capitalized were expensed and have already been included in the historical financial statements.
(L) Reflects the cash disbursement of $8.8 million to settle the deferred underwriters’ fees due upon the Closing which were originally incurred by STWO during its IPO.
(M) Reflects the reclassification of Legacy ESS’ derivative liabilities related to Series
C-2
Preferred Stock, to APIC as a result of Legacy ESS Preferred Stock being net settled into shares of Legacy ESS Common Stock immediately prior to the Closing.
(N) Per the Merger Agreement, out of the outstanding 4,666,667 Private Placement Warrants, upon Closing, 3,500,000 warrants vested, 583,333 warrants were forfeited and the remaining 583,334 warrants will vest as Private Placement Warrants-contingent earnouts, based on meeting certain future Earnout Milestone Events. This adjustment reflects the reclassification of 583,334 Private Placement Warrants which will vest contingent on meeting certain Earnout Milestone Events and forfeiture of 583,333 Private Placement Warrants. Refer to Adjustment “P” for recording the fair value of the 583,334 Private Placement Warrants Earnout Shares. Refer to Adjustment “T” for recording the impact of change in fair value of the earnout liability and the reclassification of the earnout liability from liability to equity classification as the Earnout Stock vested on November 9, 2021 upon meeting the Earnout Milestone Events.
(O) Reflects the preliminary fair value of the Earnout Stock contingently issuable to the eligible ESS Securityholders as of the Closing. The preliminary fair value was determined using the most reliable information available at the Closing. Refer to Adjustment “T” for recording the impact of change in fair value of the earnout liability and the reclassification of the earnout liability from liability to equity classification as the Earnout Stock vested on November 9, 2021 upon meeting the Earnout Milestone Events.
(P) Reflects the preliminary fair values of the Public Warrants and Private Placement Warrants and the preliminary fair value of the Private Placement Warrants Earnout Shares as of the Closing. The preliminary fair value was determined using the most reliable information available at the Closing.
(Q) Represents the cash disbursed to redeem 20,754,719 shares of STWO Class A Ordinary Shares for $207.5 million allocated to Common Stock and additional paid-in
capital, using a par value of $0.0001 per share at a redemption price of $10.00 per share.
(R) Reflects the repayment of the outstanding STWO working capital loan of $0.4 million to the Sponsor and ESS bridge loan of $20.0 million in principal and $1.4 million in accrued interest as a result of the Business Combination.
(S) Reflects the fair values of ESS’ derivative liabilities related to ESS Series
C-2
Preferred Stock as of the Closing. The fair values were determined using the most reliable information available at the Closing.
(T) Reflects the impact of change in fair value of the earnout liability and the reclassification of the earnout liability from liability to equity classification as the Earnout Stock vested on November 9, 2021 upon meeting the Earnout Milestone Events.
(U) Represents the preliminary estimated incremental stock-based compensation expense for ESS RSUs granted to employees immediately prior to Closing and require future service throughout certain contingent triggering vesting dates. ESS RSUs vested on November 9, 2021 upon meeting the Earnout Milestone Events.

Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations
The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2021 and year ended December 31, 2020 are as follows:
(AA) Reflects the elimination of interest income of the trust account.
(BB) Reflects the elimination of the impact of change in fair value of 583,334 Private Placement Warrant liabilities replaced with the Private Placement Warrants Earnout Shares, which vested upon the occurrence of the Earnout Milestone Events, and forfeiture of 583,333 Private Placement Warrants. Therefore, the 583,333 Private Placement Warrants forfeited will not be marked to market at each reporting period. Refer to Adjustment “P” for recording the fair value of 583,334 Private Placement Warrants Earnout Shares.
(CC) Reflects the elimination of the impact of change in fair value of the warrant and derivative liabilities as these securities became equity classified as a result of the Business Combination, and therefore will not be marked to market at each reporting period.
(DD) Represents the elimination of the financing costs associated with the derivative warrant liabilities.
(EE) Reflects the portion of estimated transaction costs not eligible for capitalization of $6.1 million. Of this amount, $1.8 million is already incurred and expensed in the historical statement of operations for the nine months ended September 30, 2021. This is a non-recurring
item.
(FF) Reflects the impact of change in fair values of the Public Warrants and Private Placement Warrants and the reclassification of the preliminary estimated fair value of the Private Placement Warrants Earnout Shares to additional paid-in
capital which was initially recorded as a charge to the statement of operations.
(GG) Reflects the impact of change in fair values of ESS’ derivative liabilities related to ESS Series
C-2
Preferred Stock as of the Closing.
(HH) Reflects the elimination of interest expense, bank and legal fees on ESS bridge loan as a result of the Business Combination.
(II) Represents the preliminary estimated incremental stock-based compensation expense for ESS RSUs granted to employees immediately prior to Closing and require future service throughout certain contingent triggering vesting dates. ESS RSUs vested on November 9, 2021 upon meeting the Earnout Milestone Events.

4.	Loss per Share
Represents the net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2020. As the Business Combination and related proposed equity transactions are being reflected as if they had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire periods presented.
Basic and diluted net loss per share attributable to common stockholders is presented in conformity with the two-class
method required for participating securities.

The unaudited pro forma condensed combined financial information has been prepared based on the following information:

	Nine Months Ended September 30, 2021	Year Ended December 31, 2020
	Pro Forma Combined	Pro Forma Combined
	(in thousands, except share and per share data)
Numerator:
Net loss	$(26,734)	$(27,066)
Net loss attributable to common stockholders—basic and diluted	$(26,734)	$(27,066)

Denominator:
Legacy ESS Stockholders	116,062,793	116,062,793
STWO Public Shareholders	4,245,281	4,245,281
STWO Initial Shareholders	6,250,000	6,250,000
PIPE investors	25,000,000	25,000,000

Weighted average shares outstanding—basic	151,558,074	151,558,074
STWO’s warrants	—	—
ESS RSUs	—	—

Weighted average shares outstanding—diluted	151,558,074	151,558,074
Net loss attributable to common stockholders—basic and diluted	$(0.18)	$(0.18)
Following the Closing, the following outstanding shares of common stock equivalents were excluded from the computation of pro forma diluted net loss per share for all the periods and scenarios presented because including them would have had an anti-dilutive effect:

	Nine Months Ended September 30, 2021	Year Ended December 31, 2020
	Pro Forma Combined	Pro Forma Combined
STWO warrants (1)	11,833,333	11,833,333

	11,833,333	11,833,333

(1)	Includes STWO 8,333,333 Public Warrants and 3,500,000 Private Placement Warrants vesting at the Closing, which are all antidilutive, as their exercise price is $11.50.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS
As a result of the closing of the Merger, the financial statements of Legacy ESS are now the financial statements of ESS. Thus, the following discussion and analysis of our financial condition and results of operations of Legacy ESS prior to the Merger and ESS following the completion of the Merger should be read together with Legacy ESS’ consolidated financial statements and the related notes appearing elsewhere in this prospectus. The discussion and analysis should also be read together with the pro forma financial information as of September 30, 2021 and for the nine months ended September 30, 2021 and the year ended December 31, 2020 included in this prospectus. See “Unaudited Pro Forma Condensed Combined Financial Information.” Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business, includes forward-looking statements that involve risks and uncertainties. You should read the sections titled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.
Overview
ESS is a long-duration energy storage company specializing in iron flow battery technology. We design and produce long-duration batteries predominantly using earth-abundant materials that can be cycled over 20,000 times without capacity fade. Because we designed our batteries to operate using an electrolyte of primarily salt, iron and water, they are non-toxic
and substantially recyclable. Our batteries provide flexibility to grid operators and energy assurance for commercial and industrial customers. Our technology addresses energy delivery, duration and cycle-life in a single battery platform that compares favorably to lithium-ion
batteries, the most widely deployed alternative technology. Using our iron flow battery technology, we are developing two products, each of which is able to provide reliable, safe, long-duration energy storage. We do not have any second-generation products deployed and we have not yet met revenue recognition criteria, but we began shipping our second-generation Energy Warehouses in the third quarter of 2021. As of November 30, 2021, we have three Energy Warehouse S200s delivered, and we are currently in the process of installing and commissioning such units. With each battery deployed, we will further our mission to accelerate the transition to a zero-carbon
energy future with increased grid reliability.
The U.S. Department of Energy has identified long-duration battery storage as one of the key elements toward helping the United States achieve a net-zero
carbon electricity system. Guidehouse Inc. (“Guidehouse”) expects the global total addressable market for energy storage to reach approximately $56.0 billion by 2027 in comparison to $8.0 billion in 2020 and according to a report by McKinsey & Co., global installed energy capacity is expected to reach approximately one terawatt-hour (“TWh”) by 2025 and 85-140 TWh by 2040, requiring total investment of approximately $1.5 – 3 trillion.
The key driver for battery installations will be increased reliance on renewable energy resources. According to the Energy Information Administration, more than 28% of all energy generation in the United States already comes from renewable sources. As renewable penetration increases, the intermittency of these resources can put strain on the grid if the operator is unable to fully match supply with demand. This strain can lead to an inability to supply power when it is needed and increased costs to consumers.
Energy storage can help reduce this strain. However, beyond a threshold level of renewable penetration, short duration (less than four hour) batteries are insufficient to ensure grid reliability. In order to maintain system stability and achieve mandated decarbonization goals, longer duration energy storage options must be deployed. Iron flow batteries are among a small list of available technologies that can meet this requirement and stand to grow rapidly in order to ensure grid reliability.

Our long-duration iron flow batteries are the product of nearly fifty years of scientific advancement. Our founders, Craig Evans and Dr. Julia Song, began advancing this technology in 2011 and formed ESS. Our team has significantly enhanced the technology, improved the round-trip efficiency and developed an innovative and patented solution to the hydroxide build-up
problem that plagued previous researchers developing iron flow batteries. Our proprietary solution to eliminate the hydroxide formation is known as the Proton Pump, and it works by utilizing hydrogen generated by side reactions on the negative electrode. The Proton Pump converts the hydrogen back into protons in the positive electrolyte. This process eliminates the hydroxide and stabilizes the electrolytes’ pH levels. The Proton Pump allows the electrolyte to be used for over 20,000 cycles without any capacity fade.
Our first energy storage product, the Energy Warehouse, is our
“behind-the-meter”
solution (referring to solutions that are located on the customers’ premise, behind the service demarcation with the utility) that offers energy storage ranging from four to
12-hour
duration. Our second, larger scale energy storage product, the Energy Center, is designed for
“front-of-the-meter”
(referring to solutions that are located outside the customer’s premise, typically by the utility or by third-party providers who sell energy into the grid, often known as independent power producers) deployments specifically for utility and large commercial and industrial consumers.
The Business Combination
On October 8, 2021, ESS consummated the Business Combination. As a result, ESS merged with Merger Sub, with ESS surviving as a wholly owned subsidiary of STWO, which changed its name to “ESS Tech, Inc.” The increase in cash resulting from the Business Combination will be used to fund our corporate growth strategy related to the commercial sale of our second-generation energy storage solution and the scaling of our manufacturing operations to meet customer demand. The cash raised from the Business Combination will also be used to fund investments in personnel and research and development as well as provide liquidity for the funding of our ongoing operating expenses.
The Business Combination was accounted for as a reverse recapitalization. Legacy ESS was deemed the accounting predecessor and the combined entity is the successor SEC registrant, meaning that Legacy ESS’ financial statements for previous periods will be disclosed in our future periodic reports filed with the SEC. Under this method of accounting, STWO was treated as the acquired company for financial statement reporting purposes. The most significant change in the successor’s future reported financial position and results are expected to be an estimated net increase in cash (as compared to its balance sheet at September 30, 2021) of $246.0 million, which includes $250.0 million in gross proceeds from the PIPE Financing, net of additional offering costs. See “
Unaudited Pro Forma Condensed Combined Financial Information
.”
As a result of the Business Combination, Legacy ESS became the successor to an
SEC-registered
and publicly traded company, which has required, and may further require, us to hire additional personnel and implement procedures and processes to address public company regulatory requirements and customary practices. We expect to incur additional annual expenses as a public company for, among other things, directors’ and officers’ liability insurance, director fees, and additional internal and external accounting, legal, and administrative resources, including increased personnel costs, audit and other professional service fees.
Key Factors and Trends Affecting our Business
We believe that our performance and future success depend on several factors that present significant opportunities for us but also pose risks and challenges, including those discussed below and in the section of this prospectus titled “
Risk Factors
.”
We believe we have the opportunity to establish high margin unit economics when operating at scale. Our future performance will depend on our ability to deliver on these economies of scale with lower product costs to enable profitable growth. We believe our business model is positioned for scalability due to the ability to leverage the same product platform across our customer base. Further, the manufacturing model is a capital light model and does not require significant capital expenditures when compared to alternative technologies. Significant improvements in manufacturing scale are expected to decrease the cost of materials. However, in the near term, we expect our operating expenses to increase as we ramp up our research and development and manufacturing activities including with respect to our supply chain, parts and launch of our second-generation Energy Warehouses as well as higher general and administrative expenses related to public company readiness. Achievement of margin targets and cash flow generation is dependent on finalizing development and manufacturing of Energy Centers.
Our near- and medium-term revenue is expected to be generated from our second-generation Energy Warehouses. We believe our unique technology provides a compelling value proposition for favorable margins and unit economics in the energy storage industry.
COVID-19
The rapid global spread of the
COVID-19
coronavirus since December 2019 has disrupted supply chains and affected production and sales across a range of industries, and continues to impact the United States and other countries throughout the world. While
COVID-19
cases have declined in many parts of the United States, some states are seeing increases in the infection rates as they began to allow businesses to reopen.
COVID-19
cases have also continued to surge in certain countries outside the United States, and certain countries that were initially successful at containing the virus have experienced renewed outbreaks in recent months. The evolution of the disease, the extent of its economic impact and the results of steps taken and yet to be taken by governments and financial institutions are still unknown. The significance and the duration of the pandemic’s financial impact are indeterminable. The extent of the impact of
COVID-19
on our operational and financial performance will depend on certain developments, including the duration and spread of the virus, and the impact on our customers, employees and vendors. The ultimate outcome of these matters is uncertain and, accordingly, the impact on our financial condition or results of operations is also uncertain.
To support the health and well-being of our employees, customers, partners and communities, in March 2020, we temporarily suspended operations at our Wilsonville, Oregon manufacturing facility, and also required all of our non-essential
employees to work remotely. This represented approximately 20% of our workforce. While we resumed operations in the manufacturing facility within several weeks, we instituted a split schedule shift, staggered workdays, and significant limitations on various areas of our physical building. Currently, we continue to evaluate our ability to operate in light of recent resurgences of
COVID-19,
including the emergence of new variant strains of
COVID-19
(such as the recently detected omicron variant), which have and may in the future necessitate renewed government restrictions, and the advisability of continuing operations, based on federal, state and local guidance, evolving data concerning the pandemic and the best interests of our employees, customers and stockholders. We have issued several force majeure notices to customers as a result of delays caused by
COVID-19
and the impact of
COVID-19
on such agreements, or the applicable agreements’ termination provisions, is uncertain and could result in the termination of such agreements.
Components of Results of Operations
Revenue
We expect to earn revenue from the sale of our energy storage products and from service contracts. We do not have any second-generation products deployed and we have not yet met revenue recognition criteria, but we began shipping our second-generation Energy Warehouses in the third quarter of 2021 and are currently in the process of installing and commissioning such units.

Operating expenses
Research and development expenses
Costs related to research and development consist of direct product development material costs and product development personnel related expenses and to a lesser extent, depreciation charges, overhead related costs, consulting services and other direct expenses. Personnel related expenses consist of salaries, benefits and stock-based compensation. We expect our research and development costs to increase for the foreseeable future as we continue to invest in research and development activities to achieve our product roadmap.
Sales and marketing expenses
Sales and marketing expenses consist primarily of salaries, benefits and stock-based compensation for marketing and sales personnel and related support teams. To a lesser extent sales and marketing expenses also includes professional services costs and trade show sponsorships. We expect that our sales and marketing expenses will increase over time as we continue to hire additional personnel to scale our business
.
General and administrative expenses
General and administrative expenses consist of personnel-related expenses for our corporate, executive, finance, and other administrative functions, as well as expenses for outside professional services. Personnel related expenses consist of salaries, benefits, and stock-based compensation. To a lesser extent, general and administrative expense includes depreciation, insurance costs, and other allocated costs, such as facility-related expenses, and supplies. We expect our general and administrative expenses to increase for the foreseeable future as we scale headcount with the growth of our business, and as a result of operating as a public company, including compliance with the rules and regulations of the SEC, legal, audit, additional insurance expenses, investor relations activities, and other administrative and professional services.
Other income (expense)
Interest expense, net
Interest expense consists primarily of interest on our notes payable. Interest income consists primarily of earned income on our cash equivalents and restricted cash. These amounts will vary based on our cash, cash equivalents and restricted cash balances, and with market rates.
Loss on revaluation of warrant liabilities
The loss on revaluation of warrant liabilities consists of periodic fair value adjustments related to our Series B and C warrants outstanding.
Loss on revaluation of derivative liabilities
The loss on revaluation of derivative liability consists of periodic fair value adjustments associated with our derivative liability for the
Series C-2
Convertible Preferred Stock issuance right liability and contingently issuable warrants.
Other income (expense)
Other income and expense consists of various other income and expense items but primarily consists of gain or loss on extinguishment of debt and issuance costs allocated to the
Series C-2
Convertible Preferred Stock issuance right.
Results of Operations
Comparison of Three and Nine Months Ended September 30, 2021 to Three and Nine Months Ended September 30, 2020

The following table sets forth ESS’ operating results for the periods indicated:

	Three Months Ended September 30,				Nine Months Ended September 30,
	2021	2020	$ Change	% Change	2021	2020	$ Change	% Change
	($ in thousands)
Operating expenses:
Research and development	$7,672	$3,935	$3,737	95.0%	$19,546	$8,903	$10,643	119.5%
Sales and marketing	1,048	279	769	275.6	2,261	876	1,385	158.1
General and administrative	2,316	630	1,686	267.6	7,667	2,178	5,489	252.0

Total operating expenses	11,036	4,844	6,192	127.8	29,474	11,957	17,517	146.5

Loss from operations	(11,036)	(4,844)	(6,192)	127.8	(29,474)	(11,957)	(17,517)	146.5
Other (expense) income:
Interest expense, net	(1,582)	(38)	(1,544)	N/M	(1,693)	(106)	(1,587)	N/M
(Loss) gain on revaluation of warrant liabilities	(2,949)	24	(2,973)	N/M	(17,753)	78	(17,831)	N/M
(Loss) gain on revaluation of derivative liabilities	(36,703)	2,089	(38,792)	N/M	(248,691)	5,849	(254,540)	N/M
Other income (expense), net	945	(2)	947	N/M	926	(64)	990	N/M

Total other (expense) income	(40,289)	2,073	(42,362)	N/M	(267,211)	5,757	(272,968)	N/M

Net loss:	$(51,325)	$(2,771)	$(48,554)	N/M	$(296,685)	$(6,200)	$(290,485)	N/M

N/M = Not meaningful
Operating expenses
Research and development expenses
Research and development expenses increased by $3.7 million or 95.0% from $3.9 million for the three months ended September 30, 2020 to $7.6 million for the three months ended September 30, 2021. The increase resulted primarily from an increase in material purchase costs and payroll and related costs due to significant effort on the development of our second-generation Energy Warehouses as well as efforts to create an efficient manufacturing process for our products.
Research and development expenses increased by $10.6 million or 119.5% from $8.9 million for the nine months ended September 30, 2020 to $19.5 million for the nine months ended September 30, 2021. The increase resulted primarily from an increase in material purchase costs and payroll and related costs due to significant effort on the development of our second-generation Energy Warehouses as well as efforts to create an efficient manufacturing process for our products.
Sales and marketing expenses
Sales and marketing expenses increased by $0.8 million or 275.6% from $0.3 million for the three months ended September 30, 2020 to $1.1 million for the three months ended September 30, 2021. The increase resulted primarily from a continued focus on business development and marketing related spending and increased payroll costs.
Sales and marketing expenses increased by $1.4 million or 158.1% from $0.9 million for the nine months ended September 30, 2020 to $2.3 million for the nine months ended September 30, 2021. The increase resulted primarily from a continued focus on business development, increasing payroll costs and marketing related spending.

General and administrative expenses
General and administrative expenses increased by $1.7 million or 267.6% from $0.6 million for the three months ended September 30, 2020 to $2.3 million for the three months ended September 30, 2021. The increase resulted primarily from increased payroll and related costs as well as external costs such as accounting, auditing and legal costs associated with becoming a public reporting entity.
General and administrative expenses increased by $5.5 million or 252.0% from $2.2 million for the nine months ended September 30, 2020 to $7.7 million for the nine months ended September 30, 2021. The increase resulted primarily from increased external costs such as accounting, auditing and legal costs associated with becoming a public reporting entity as well as an increase in payroll and related costs.
Other (expense) income
Interest expense, net
Interest expense, net increased by $1.5 million from $0.1 million for the three months ended September 30, 2020 to $1.6 million for the three months ended September 30, 2021. Interest expense, net increased by $1.6 million from $0.1 million for the nine months ended September 30, 2020 to $1.7 million for the nine months ended September 30, 2021. The increases for the three and nine months ended September 30, 2021 resulted primarily from an increase in borrowings for 2021 compared to 2020.
(Loss) gain on revaluation of warrant liabilities
The revaluation of warrant liabilities was a gain of $0.1 million for the three months ended September 30, 2020 compared to a loss of $2.9 million for the three months ended September 30, 2021. The revaluation of warrant liabilities was a gain of $0.1 million for the nine months ended September 30, 2020 compared to a loss of $17.8 million for the nine months ended September 30, 2021. The significant change in the revaluation of warrant liabilities for the three and nine months ended September 30, 2021 is the result of ESS’ increased equity value.
(Loss) gain on revaluation of derivative liabilities
The revaluation of derivative liabilities resulted in a $2.1 million gain for the three months ended September 30, 2020 as compared to a loss of $36.7 million for the three months ended September 30, 2021. The revaluation of derivative liabilities resulted in a $5.8 million gain for the nine months ended September 30, 2020 as compared to a loss of $248.7 million for the nine months ended September 30, 2021. The significant loss recognized in the three and nine months ended September 30, 2021 is due to ESS’ increased equity value.
Other income (expense)
Other expenses were $2 thousand for the three months ended September 30, 2020 compared to other income of $945 thousand for the three months ended September 30, 2021. Other expenses were $64 thousand for the nine months ended September 30, 2020 compared to other income of $926 thousand for the nine months ended September 30, 2021. The other income recognized in the three and nine months ended September 30, 2021 is due to the gain on extinguishment recognized upon the forgiveness of the promissory note under the Payroll Protection Program.

Comparison of Year Ended December 31, 2020 to Year Ended December 31, 2019
The following table sets forth ESS’ operating results for the periods indicated:

	Year Ended December 31,
	2020	2019	$ Change	% Change
	($ in thousands)
Operating expenses:
Research and development	$12,896	$6,660	$6,236	93.6
Sales and marketing	1,158	908	250	27.5
General and administrative	3,338	2,321	1,017	43.8

Total operating expenses	17,392	9,889	7,503	75.9

Loss from operations	(17,392)	(9,889)	7,503	75.9
Other income (expense):
Interest expense, net	(132)	(1,019)	(887)	(87.0)
Loss on revaluation of warrant liabilities	(1,296)	(341)	955	N/M
Loss on revaluation of derivative liabilities	(11,532)	(19)	11,513	N/M
Other income (expense), net	(67)	(199)	(132)	(66.3)

Total other income (expense)	(13,027)	(1,578)	11,449	N/M

Net loss	$(30,419)	$(11,467)	$18,952	165.3

N/M = Not meaningful
Operating expenses
Research and development expenses
Research and development expenses increased by $6.2 million or 93.6% from $6.7 million for the year ended December 31, 2019 to $12.9 million for the year ended December 31, 2020. The increase resulted primarily from an increase in material purchase costs and payroll and related costs due to significant effort on the development of the next generation energy warehouse as well as efforts to create an efficient manufacturing process for our products.
Sales and marketing expenses
Sales and marketing expenses increased by $250 thousand or 27.5% from $908 thousand for the year ended December 31, 2019 to $1.2 million for the year ended December 31, 2020. The increase is primarily due to payroll and related costs as well as costs incurred with marketing related activities to build awareness of our product’s capabilities.
General and administrative expenses
General and administrative expenses increased by $1.0 million or 43.8% from $2.3 million for the year ended December 31, 2019 to $3.3 million for the year ended December 31, 2020. The increase is primarily due to payroll and related costs including recruiting expenses as we expanded headcount. General and administrative expenses also increased due an increase in legal fees covering a variety of corporate matters.
Other income (expense)
Interest expense, net
Interest expense, net decreased by $887 thousand or 87% from $1.0 million for the year ended December 31, 2019 to $132 thousand for the year ended December 31, 2020. The net decrease in interest expense resulted primarily from a reduction in interest charges of $890 thousand related to our convertible note payable partially offset by interest earned on cash equivalents during 2020.
Gain (loss) on revaluation of warrant liabilities
The loss on revaluation of warrant liabilities increased $955 thousand from $341 thousand for the year ended December 31, 2019 to $1.3 million for the year ended December 31, 2020. The loss on revaluation of warrant liabilities increased as a result of a change in the fair value of the warrant liabilities due to ESS’ increased equity value.
Gain (loss) on revaluation of derivative liabilities
The loss on revaluation of derivative liabilities increased $11.5 million from $19 thousand for the year ended December 31, 2019 to $11.5 million for the year ended December 31, 2020. The loss on revaluation of the
Series C-2
Convertible Preferred Stock Issuance Right was $11.5 million for the year ended December 31, 2020 which was a result of ESS’ increased equity value.
Other income (expense)
Other expense decreased by $132 thousand or 66.3% from $199 thousand for the year ended December 31, 2019 to $67 thousand for the year ended December 31, 2020. The decrease in other expense is primarily due to an absence of issuance costs. During 2019 issuance costs of $80 thousand were recognized as other expense. These issuance costs were incurred in connection with the issuance of the
Series C-2
warrants. The decrease was further attributed to a reduction in loss on extinguishment of debt which decreased from $116 thousand for the year ended December 31, 2019 to $62 thousand for the year ended December 31, 2020.
Liquidity and Capital Resources
As of September 30, 2021, we had $8.0 million of cash and cash equivalents. As reflected in our unaudited condensed financial statements included elsewhere in this prospectus, we had an accumulated deficit as of September 30, 2021, and a net loss and net cash used in operating activities for the nine-month period then ended. These factors, coupled with the available cash on hand as of September 30, 2021, and compared to management’s operating plan, raised substantial doubt about our ability to continue as a going concern. However, as discussed within the section entitled “The Business Combination” above, we effected the close of the Business Combination on October 8, 2021, and we have received approximately $246.0 million, from the transaction, which alleviates the uncertainty in obtaining financing to meet our needs. We believe we have sufficient resources to continue as a going concern for at least the next 12 months from the date of this prospectus.
Since our inception, we have financed our operations primarily through the issuance of and sale of equity and debt securities and loan agreements.
Legacy ESS’ Series C redeemable convertible preferred stock financing agreement provided additional committed funding of up to $80.0 million, through the purchase of up to 27,137,317 shares of Legacy ESS
Series C-2
Preferred Stock based on the completion of certain milestones at a predetermined price of $2.94797, to certain
Series C-1
investors, and collectively referred to as the
Series C-2
Purchase Right. In March 2021, Legacy ESS entered into the
Series C-2
preferred stock purchase agreement and amendment to the Legacy ESS Series C redeemable convertible preferred stock financing agreement, pursuant to which we issued 3,900,988 shares of Legacy ESS
Series C-2
Preferred Stock for $2.94797 per share, totaling $11.5 million.
On May 6, 2021, we entered into the Merger Agreement. In conjunction with the Merger Agreement, we entered into an amendment to the Series C redeemable convertible preferred stock financing agreement with the two holders of the remaining
Series C-2
Purchase Right pursuant to which such holders agreed to waive the milestone conditions and reduce their remaining
Series C-2
Purchase Right from 23,236,327 shares of ESS
Series C-2
Preferred Stock to 5,427,454 shares in exchange for warrants to purchase up to 14,365,207 shares of ESS
Series C-2
Preferred Stock with an exercise price of $0.0001 per share and the ability to participate in the PIPE Financing. The
C-2
warrants and purchase rights were exercised in conjunction with the Business Combination, which closed on October 8, 2021, resulting in proceeds of approximately $16.0 million.
During 2020, Legacy ESS entered into an unsecured promissory note with a bank under the PPP administered by the United States Small Business Administration and authorized by the Keeping American Workers Employed and Paid Act, which is part of the CARES Act, enacted on March 27, 2020. The principal amount of the PPP loan was $936 thousand and bore interest of 1.0% per annum. Principal payments were deferred until August 2021. Legacy ESS applied for and received in July 2021 forgiveness for this PPP loan.
We have a note payable with Silicon Valley Bank that is secured by significantly all of our property, except for our intellectual property. The note principal is due in monthly installments of $28 thousand beginning in March 2019 with an original maturity date of July 1, 2021 but the maturity date was modified and extended to January 1, 2022. In March 2020, we amended the note payable and borrowed an additional $4.0 million. The $4.0 million note payable’s original maturity date was on January 1, 2023, but the maturity date was modified and extended to July 1, 2023. The note bears interest at 0.50% below the bank’s prime rate (2.75% rate at September 30, 2021). In July 2021, we entered into a Mezzanine Loan and Security Agreement with Silicon Valley Bank providing for a $20.0 million bridge loan, which was fully drawn and matures on the earlier of January 13, 2022 or consummation of the Business Combination, which ultimately closed on October 8, 2021. The bridge loan bore interest at 8.0%, of which 2.25% was payable monthly and 6.75%
paid-in-kind
interest was due upon maturity. At maturity, a final payment of $1.3 million was due in addition to all outstanding principal and accrued interest, all of which was repaid in connection with the Business Combination.
During 2019, we issued convertible notes payable with a face value of $2.7 million. In 2018, we issued convertible notes payable with a face value of $6.5 million. Both notes bore interest at 8% per annum and automatically converted to Legacy ESS
Series C-1
Preferred Stock in 2019.
Also, during 2019, we issued Legacy ESS
Series C-1
Preferred Stock at an issuance price of $1.84248 per share resulting in net proceeds of $20.0 million. The Legacy ESS
Series C-1
Preferred Stock was not redeemable by the holder except in the event of acquisition, merger, consolidation, or the sale, lease, transfer, exclusive license, or other disposition by us or any subsidiary of all or substantially all of our assets. The Legacy ESS
Series C-1
Preferred Stock was converted to ESS common stock upon the closing of the Merger.
The following table summarizes cash flows from operating, investing and financing activities for the periods presented.

	Nine Months Ended September 30,		Fiscal Year Ended December 31,
	2021	2020	2020	2019
	($ in thousands)
Net cash used in operating activities	$(28,343)	$(12,109)	$(16,645)	$(6,675)
Net cash used in investing activities	(288)	(464)	(502)	(851)
Net cash provided by financing activities	31,548	4,792	4,722	22,254
Cash flows from operating activities:
Our cash flows used in operating activities to date have been primarily comprised of costs related to research and development, manufacturing of our initial energy storage products, building awareness of our product’s capabilities and other general and administrative activities. We expect our expenses related to personnel, manufacturing, research and development, sales and marketing, and general and administrative activities to increase.

Net cash used in operating activities was $28.3 million for the nine months ended September 30, 2021, which is comprised of a net loss of $296.7 million, offset by noncash increases in derivative liabilities of $248.7 million and warrant liabilities of $17.8 million. Net changes in operating assets and liabilities provided $0.4 million of cash primarily due to an increase in accounts payable, accrued and other current liabilities, and other non-current
liabilities partially offset by an increase in prepaid expense and other current assets.
Net cash used in operating activities was $12.1 million for the nine months ended September 30, 2020, which is principally comprised of a net loss of $6.2 million that was net of a $5.8 million noncash gain from a change in derivatives liabilities.
Net cash used in operating activities was $16.6 million for the year ended December 31, 2020, which is comprised of net loss of $30.4 million, offset by noncash changes in derivative liabilities of $11.5 million, warrant liabilities of $1.3 million, depreciation of $436 thousand and stock-based compensation of $310 thousand. Net changes in operating assets and liabilities provided a $47 thousand of cash driven by a decrease in accrued and other current liabilities and customer deposits partially offset by an increase in accounts payable and increase in prepaid expenses.
Net cash used in operating activities was $6.7 million for the year ended December 31, 2019, which is comprised of $11.5 million of net loss, offset by noncash interest expense of $976 thousand, changes in the fair value of warrant liabilities of $341 thousand, depreciation of $260 thousand and share-based compensation of $175 thousand. Net changes in operating assets and liabilities were $2.9 million driven by customer deposits, an increase in accrued and other current liabilities as well as increase in accounts payable. Operating assets and liabilities were further impacted by a reduction in grant receivable partially offset by an increase in prepaid expenses.
Cash flows from investing activities:
Our cash flows from investing activities have been comprised primarily of purchases of property and equipment.
Net cash used in investing activities was $288 thousand and $464 thousand for the nine months ended September 30, 2021 and 2020, respectively, which is comprised of equipment purchases.
Net cash used in investing activities was $502 thousand and $851 thousand for the years ended December 31, 2020 and 2019, respectively, which relates to purchases of property and equipment.
Cash flows from financing activities:
We have financed our operations primarily through the issuance of debt and equity securities and loan agreements.
Net cash provided by financing activities was $31.5 million for the nine months ended September 30, 2021, which is primarily comprised of $11.5 million of proceeds from issuance of ESS
Series C-2
Preferred Stock, net of issuance costs as well as $20.0 million of borrowings on notes payable.
Net cash provided by financing activities was $4.8 million for the nine months ended September 30, 2020, which is primarily comprised of borrowings on notes payable of $4.9 million.
Net cash provided by financing activities was $4.7 million for the year ended December 31, 2020 and included proceeds from the issuance of notes payable and the PPP loan reduced by principal payments on borrowings.

Net cash provided by financing activities was $22.2 million for the year ended December 31, 2019 and included proceeds from the issuance of preferred stock and borrowing on convertible notes. These proceeds were partially offset by principal payments on borrowings.
Contractual Obligations and Commitments
Our contractual obligations and other commitments as of December 31, 2020 consist of operating lease commitments, notes payable and preferred stock. We also have a standby letter of credit that serves as security for certain operating leases for office and manufacturing space. The letter of credit is fully secured by restricted certificate of deposit accounts. There was no draw against the letter of credit during the year ended December 31, 2020. Additionally, we are committed to non-cancellable
purchase commitments of $13.4 million as of September 30, 2021.
Off-Balance
Sheet Arrangements
We are not a party to any
off-balance
sheet arrangements, including guarantee contracts, retained or contingent interests, or unconsolidated variable interest entities that either have, or are reasonably likely to have, a current or future material effect on our financial statements.
Critical Accounting Policies and Use of Estimates
Our discussion and analysis of financial condition and results of operations are based upon our financial statements included elsewhere in this prospectus. Our financial statements are prepared in conformity with U.S. generally accepted accounting principles (“GAAP”). In preparing our financial statements, we make assumptions, judgments, and estimates based on historical experience and various other factors that we believe to be reasonable under the circumstances. Actual results could differ materially from these estimates under different assumptions or conditions. We regularly reevaluate our assumptions, judgments, and estimates.
Our significant accounting policies are described in Note 1 to the audited financial statements included elsewhere in this prospectus. Our most significant accounting policies, which reflect significant management estimates and judgment in determining amounts reported in our audited financial statements were as follows:
Stock-based compensation
We recognize the cost of stock-based awards granted to employees and directors based on the estimated grant-date fair value of the awards. For awards that vest solely based on a service condition, the cost is recognized on a straight-line basis over the service period, which is generally the vesting period of the award. For awards that vest based on service, performance and market conditions, we recognize stock-based compensation expense when the performance conditions are probable of being achieved. The compensation cost related to awards with market conditions is recognized regardless of whether the market condition is satisfied, if the requisite service is provided. We recognize stock-based compensation costs and reverse previously recognized costs for unvested options in the period forfeitures occur.
We determine the fair value of stock options that vest solely based on a service condition using the Black-Scholes option pricing model, which is impacted by the following assumptions:

•
Expected term
—We determine the expected term based on the average period the stock options are expected to remain outstanding, generally calculated as the midpoint of the stock options’ vesting term and contractual expiration period, as we do not have sufficient historical information to develop reasonable expectations about future exercise patterns and post-vesting employment termination behavior.

•
Expected volatility
—The expected volatility rate is based on an average historical stock price volatility of comparable publicly-traded companies in the industry group as there has been no public market for our shares to date.

•	Risk-free interest rate —The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant for periods corresponding with the expected term of the option.

•	Expected dividend yield —We have not paid and do not expect to pay dividends. Consequently, we use an expected dividend yield of zero.
Common Stock Valuation
Through the third quarter of 2020 the grant date fair value of Legacy ESS Common Stock was determined with the assistance of an independent third-party valuation specialist. The grant date fair value of Legacy ESS Common Stock was determined using valuation methodologies which utilize certain assumptions, including probability weighting of events, volatility, time to liquidation, a risk-free interest rate, and an assumption for a discount for lack of marketability. Based on our early stage of development and other relevant factors, it was determined that an Option Pricing Model (“OPM”) was the most appropriate method for allocating its enterprise value to determine the estimated fair value of Legacy ESS Common Stock. Application of the OPM involves the use of estimates, judgment, and assumptions that are highly complex and subjective, such as those regarding its expected future revenue, expenses, and cash flows, discount rates, market multiples, the selection of comparable companies, and the probability of future events. Specifically, we have historically used the OPM back solve analysis to estimate the fair value of Legacy ESS Common Stock, which derives the implied equity value for one type of equity security from a contemporaneous transaction involving another type of security, shares of Legacy ESS Preferred Stock in this instance.
Beginning December 31, 2020 in performing a valuation analysis of our equity value, we used the probability weighted expected return method (“PWERM”) framework. The PWERM framework is a scenario-based methodology that estimates the fair value of common shares based upon an analysis of future values for ESS, assuming various outcomes. The common share value is based on the probability-weighted present value of expected future investment returns considering each of the possible outcomes available as well as the rights of each class of shares. The future value of the common shares under each outcome is discounted back to the valuation date at an appropriate risk-adjusted discount rate and probability weighted to arrive at an indication for value for the common shares.
We considered two scenarios in the PWERM framework: the company remains private and the company completes a SPAC transaction. Under “the company remains private” scenario, we assumed the company would not complete a SPAC transaction or be acquired. Within this scenario, we have relied on the market approach and allocated value using an option-pricing model based on Legacy ESS’ capitalization at each valuation date. Further, we considered the probability the company would remain private and a time to liquidity of two years was used. We used the OPM back solve analysis to estimate the fair value of Legacy ESS Common Stock in the remain private scenario, which derives the implied equity value for one type of equity security from a contemporaneous transaction involving another type of security, shares of Legacy ESS Preferred Stock in this instance.
Under “the company completes a SPAC transaction” scenario, we assumed the company would complete a SPAC transaction near September 30, 2021. We have allocated value based on the expected capitalization that all shares would be equivalent to common stock and that certain options would be exercised, prior to the date of the transaction. Under this scenario, we considered the probability that a SPAC transaction would be completed in nine months. The equity value within the SPAC transaction scenario was determined based on ongoing negotiations with the Sponsor.

In all scenarios, a discount for lack of marketability (“DLOM”) was applied to arrive at a fair value of common shares. A DLOM was meant to account for the lack of marketability of shares that were not publicly traded.
Application of these approaches and methodologies involves the use of estimates, judgements and assumptions that are complex and subjective, such as those regarding our market multiples, the selection of comparable public companies and the probability of and timing associated with possible future events. Changes in any or all of these estimates and assumptions or the relationships between those assumptions impact our valuations as of each valuation date and may have a material impact on the valuation of our common stock. Following the Business Combination, it is not necessary to determine the fair value of Legacy ESS Common Stock as the shares are traded in a public market.
The fair value of Legacy ESS Common Stock at December 31, 2019 and 2020 as well as at September 30, 2021 was $0.76, $1.55 and $12.04, respectively. The increase in fair value from December 31, 2019 to September 30, 2021 is primarily attributed to the increased probability that ESS would complete a SPAC transaction. That probability began to increase in the fourth quarter of 2020 and further increased with the execution of the Merger Agreement in May 2021. Through the date of the consummation of the Business Combination, the probability of completing the SPAC transaction increased; thereby, positively impacting the estimated fair value of Legacy ESS Common Stock.
Fair Value of Legacy ESS
Series C-2
Preferred Stock Issuance Right
The Legacy ESS Series C redeemable convertible preferred stock financing agreement provided additional committed funding of up to approximately $80.0 million, through the purchase of up to 27,137,000 shares of Legacy ESS
Series C-2
Preferred Stock based on the completion of certain operational milestones at a predetermined price of $2.94797, to certain Legacy ESS
Series C-1
investors. On May 6, 2021, Legacy ESS entered into an amendment to the Legacy ESS Series C redeemable convertible preferred stock financing agreement with the two holders of the remaining Legacy ESS
Series C-2
Purchase Right. Under the terms of the amended agreement, in conjunction with a successful Business Combination with STWO, two existing investors purchased 5,427,464 additional shares of Legacy ESS
Series C-2
Preferred Stock and received warrants to purchase 14,365,207 shares of Legacy ESS
Series C-2
Preferred Stock with an exercise price of $.0001 per share. The
Series C-2
Purchase Right was eliminated with the consummation of the Business Combination.
We determined that our obligation to issue, and our investors’ obligation to purchase, shares of Legacy ESS
Series C-2
Preferred Stock at a fixed price represents a freestanding derivative financial instrument and was initially recorded at fair value. Subsequent changes in fair value at each reporting date are recorded as a component of other income and expense. The value of the Legacy ESS
Series C-2
Preferred Stock Issuance Right is determined based on significant inputs not observed in the market.
Through the third quarter of 2020, the fair value of the Legacy ESS
Series C-2
Preferred Stock Issuance Right was determined using a Black-Scholes option pricing model. Beginning December 31, 2020 and thereafter the fair value of the Legacy ESS
Series C-2
Preferred Stock Issuance Right was determined using a Black-Scholes option pricing model with consideration for a remain private scenario and a SPAC transaction scenario as described above. We utilized key assumptions, such as the fair value of the Legacy ESS
Series C-2
Preferred Stock, the volatility of peer companies’ stock prices, the risk-free interest rate based on the U.S. treasury yield, and the expected term (based on the shorter of remaining term to a significant event or expiration date of the purchase right).
Convertible Preferred Stock Warrant Liabilities
Through the third quarter of 2021, we accounted for warrants to purchase shares of Legacy ESS Series B Preferred Stock and Legacy ESS Series C Preferred Stock as liabilities at their estimated fair values because these warrants may obligate us to transfer assets to the holders at a future date under certain circumstances, such as a merger, acquisition, reorganization, sale of all or substantially all of our assets, each a change of control event. The warrants were recorded at fair value upon issuance and are subject to remeasurement to fair value at each period end, with any fair value adjustments recognized in the statements of operations and comprehensive loss.
Through the third quarter of 2020, Legacy ESS measured the fair value of its warrant liabilities using unobservable inputs within the Black-Scholes option-pricing model. Beginning December 31, 2020 and thereafter, the fair value of the warrant liabilities was determined using a Black-Scholes option pricing model with consideration for a remain private scenario and a SPAC transaction scenario as described above. We utilized various key assumptions, such as the fair value of the Legacy ESS Series B Preferred Stock and Legacy ESS Series C Preferred Stock, the volatility of peer companies’ stock prices, the risk-free interest rate based on the U.S. treasury yield, and the expected term (based on remaining term to a significant event).
All such warrants were exercised during the nine months ended September 30, 2021.
Emerging Growth Company Status
We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”) and have elected to take advantage of the benefits of the extended transition period for new or revised financial accounting standards. We expect to remain an emerging growth company at least through the end of the 2021 fiscal year and expect to continue to take advantage of the benefits of the extended transition period, although we may decide to early adopt such new or revised accounting standards to the extent permitted by such standards. This may make it difficult or impossible to compare our financial results with the financial results of another public company that is either not an emerging growth company or is an emerging growth company that has chosen not to take advantage of the extended transition period exemptions because of the potential differences in accounting standards used.
Recent Accounting Pronouncements
See Note 1 to our audited financial statements included elsewhere in this prospectus for more information.
Quantitative and Qualitative Disclosures about Market Risk
Market risk represents the risk of loss that may impact our financial position because of adverse changes in financial market prices and rates. Our market risk exposure is primarily a result of exposure resulting from potential changes in interest rates. We do not hold financial instruments for trading purposes. We maintain cash in bank deposits, which at times may exceed federally insured limits. We have not experienced any losses in such accounts.
Interest Rate Risk
Our exposure to changes in interest rates relates primarily to our cash equivalents and restricted cash as well as outstanding notes payable.
As of September 30, 2021, we had cash, cash equivalents and restricted cash of $9.3 million. Cash equivalents and restricted cash are primarily comprised of money market funds and certificates of deposit. Our investment strategy is focused on the preservation of capital and supporting our liquidity requirements. We do not enter into investments for trading or speculative purposes.
As of September 30, 2021 and December 31, 2020 and 2019, we had outstanding variable rate notes payable with an aggregate carrying amount of $4.2 million, $4.8 million and $828 thousand, respectively. The notes bear interest at 0.50% below the bank’s prime rate (2.75% at September 30, 2021 and December 31, 2020). A hypothetical 100 basis point change in interest rates would not have a material impact on the interest expense on our notes payable as of September 30, 2021 and December 31, 2020 and 2019.
Change in Certifying Accountant
Legacy ESS Certifying Accountant
On November 20, 2020, the Legacy ESS board of directors engaged Ernst & Young LLP to serve as Legacy ESS’ independent registered public accounting firm. At the same time, the ESS Board dismissed Perkins & Company, P.C. as Legacy ESS’ independent auditors, effective for the audit of the fiscal year ended December 31, 2020. Perkins & Company, P.C. had previously audited ESS financial statements for the years ended December 31, 2019 and 2018 in accordance with auditing standards generally accepted in the United States of America. Following its engagement, Ernst & Young LLP reaudited in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and Legacy ESS reissued its consolidated financial statements as of and for the year ended December 31, 2019, which are included in this prospectus.
Perkins & Company, P.C. did not audit Legacy ESS’ consolidated financial statements for any period subsequent to the year ended December 31, 2019. For the years ended December 31, 2019 and 2018, no report by Perkins & Company, P.C. on Legacy ESS’ consolidated financial statements contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles, except Perkins & Company, P.C. did not observe the taking of physical inventories at December 31, 2017, since that was the date prior to the time they were initially engaged as auditors of Legacy ESS, and they did not obtain sufficient appropriate audit evidence about inventory quantities by other auditing procedures. Therefore, their opinion made reference to a qualification with respect to the possible effects on the statements of operations, stockholders’ equity (deficit) and cash flows for the year ended December 31, 2018 with respect to inventory quantities.
During the two fiscal years ended December 31, 2019, there were (i) no disagreements with Perkins & Company, P.C. on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Perkins & Company, P.C., would have caused them to make reference to the subject matter of the disagreements in their audit reports, and (ii) no “reportable events,” as such term is defined in Item 304(a)(1)(v) of Regulation
S-K,
except Perkins & Company, P.C. did not observe the taking of physical inventories at December 31, 2017, since that was the date prior to the time they were initially engaged as auditors of Legacy ESS, and they did not obtain sufficient appropriate audit evidence about inventory quantities by other auditing procedures. Therefore, their opinion made reference to a qualification with respect to the possible effects on the statements of operations, stockholders’ equity (deficit) and cash flows for the year ended December 31, 2018 with respect to inventory quantities.
Legacy ESS has provided Perkins & Company, P.C. with a copy of these disclosures and they have furnished a letter addressed to the SEC stating that it agrees with the statements made herein, a copy of which is included as Exhibit 16.1 to the registration statement of which this prospectus forms a part.
STWO Certifying Accountant
On October 22, 2021, the Audit Committee (i) approved the dismissal of Marcum LLP (“Marcum”), who served as the independent registered public accounting firm for STWO, the legal predecessor of the Company prior to the Merger, as the Company’s independent registered public accounting firm following its review of the Company’s quarter ended September 30, 2021, which consists only of the accounts of the pre-business combination special purpose acquisition company, and (ii) approved the engagement of Ernst & Young LLP (“EY”) as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ending December 31, 2021. EY previously served as the independent registered public accounting firm for Legacy ESS prior to the Merger.

Marcum’s report on STWO’s financial statements for the period from July 21, 2020 (inception) until December 31, 2020, contained an explanatory paragraph related to substantial doubt about STWO’s ability to continue as a going concern but did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainties, audit scope or accounting principles. During the period of Marcum’s engagement by STWO, there were no disagreements with STWO on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Marcum, would have caused it to make a reference to the subject matter of the disagreement in connection with its reports covering such periods. In addition, no “reportable events,” as defined in Item 304(a)(1)(v) of Regulation
S-K,
except for a material weakness in the Company’s
pre-Merger
internal control over financial reporting related to the accounting for warrants issued by the Company.
During the period from July 21, 2020 (STWO’s inception) until its dismissal, neither ESS nor anyone on its behalf consulted Ernst & Young regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on ESS’ financial statements, and neither a written report was provided to ESS or oral advice was provided by Ernst & Young that was an important factor considered by ESS in reaching a decision as to the accounting, auditing, or financial reporting issue; or (ii) any matter that was the subject of a disagreement (as described in Item 304(a)(1)(iv) of Regulation
S-K)
or a “reportable event” (as described in Item 304(a)(1)(v) of Regulation
S-K).
ESS provided Marcum with a copy of the foregoing disclosures in connection with the filing of a
Form 8-K
on October 28, 2021 and requested that Marcum furnish a letter addressed to the SEC, as required by Item 304(a)(3) of Regulation
S-K
stating whether it agreed with such disclosures, and if not, stating the respects in which it did not agree. A copy of the letter was filed as an exhibit to the
Form 8-K
filed on October 28, 2021, and is included as Exhibit 16.2 to the registration statement of which this prospectus forms a part.
On November 22, 2021, the Company filed a Current Report on Form 8-K stating that Marcum would remain engaged by the Company to effect the restatement for the Affected Periods. The Company restated STWO’s financial statements for the Affected Periods in the Company’s second amended annual report on Form 10-K/A, submitted to the SEC on December 2, 2021 and deemed filed with the SEC on December 3, 2021, the Company’s first amended quarterly report on Form 10-Q/A for the period ended March 31, 2021 and the Company’s first amended quarterly report on Form 10-Q/A for the period ended June 30, 2021, each submitted to the SEC on December 3, 2021 and deemed filed with the SEC on December 6, 2021, and the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021, filed with the SEC on November 22, 2021. Marcum was therefore dismissed as the Company’s independent registered public accounting firm as of December 3, 2021.

BUSINESS
Unless the context otherwise requires, all references in this section to “we,” “us,” or “our” refer to ESS following the Closing.
Overview
ESS is a long-duration energy storage company specializing in iron flow battery technology. We design and produce long-duration batteries predominantly using earth-abundant materials that can be cycled over 20,000 times without capacity fade. Because we designed our batteries to operate using an electrolyte of primarily salt, iron and water, they are non-toxic
and substantially recyclable. Our batteries provide flexibility to grid operators and energy assurance for commercial and industrial customers. Our technology addresses energy delivery, duration and cycle-life in a single battery platform that compares favorably to lithium-ion
batteries, the most widely deployed alternative technology. Using our iron flow battery technology, we are developing two products, each of which is able to provide reliable, safe, long-duration energy storage. We currently do not have any second-generation products deployed and we have not yet met revenue recognition criteria, but we began shipping our second-generation Energy Warehouses in the third quarter of 2021. As of November 30, 2021, we have three Energy Warehouse S200s delivered, and we are currently in the process of installing and commissioning such units. With each battery deployed, we will further our mission to accelerate the transition to a zero-carbon
energy future with increased grid reliability.
The U.S. Department of Energy has identified long-duration battery storage as one of the key elements toward helping the United States achieve a net-zero
carbon electricity system. This is because renewable energy’s intermittent power supply does not always match the grid’s power demand. Without storage, renewable energy generation may rapidly fluctuate between over-supply and under-supply based on resource availability. As the amount of energy provided by intermittent resources increases, these fluctuations become increasingly extreme, as seen in the “Duck Curve” below. Longer duration battery storage serves as a buffer for this phenomenon, shifting the surplus power produced so that it can be consumed during periods of under-supply. As non-dispatchable
renewables, which cannot adjust power output according to demand, such as wind and solar power, increasingly enter the grid, storage of any duration helps shift supply to match demand.
California Duck Curve and % Renewable Penetration
The graph below, referred to as the “Duck Curve,” shows power production by dispatchable energy sources in California over the course of a day in 2013 and 2019 respectively, along with the level of solar and wind power penetration.

Source: International Energy Agency, “The California Duck Curve”, December 2019 and BloombergNEF. Note: % figures represent solar and wind power penetration in each year according to BloombergNEF.

According to the Energy Information Administration, more than 28% of all energy generation in the United States already comes from renewable sources. Currently, in the U.S. renewable energy market, two to four-hour energy storage provides most of the storage. Researchers from the Sandia National Laboratory have found that once renewable proliferation exceeds 30% to 50%, the grid will require long-duration energy storage beyond the four-to six-hour range to maintain its stability. We believe our batteries will fill this growing need. With four to 12 hours or more of energy storage capacity, we believe our batteries can store significantly more power than existing lithium-ion
systems and provide power that matches the reliability of dispatchable sources, which can adjust power output based on demand such as natural gas and hydroelectric power plants. We believe our energy storage products will enable renewable energy penetration beyond 30% of energy on the grid and be an important part of facilitating a decarbonized energy future.
According to BloombergNEF, renewable energy penetration in the United States is expected to grow from 15% in 2015 to 65% by 2050, as shown in the graph below:

Source: BloombergNEF.
Our batteries are
non-flammable,
non-toxic,
do not have explosion risk and can operate in temperatures ranging from
-5°C
to 50°C without requiring heating or cooling systems, so they can be located in sites where lithium-ion
batteries cannot be placed due to fire, chemical or explosion risks. In addition, our batteries are environmentally sustainable, predominantly utilizing easily sourced materials and recyclable components.
Our batteries and technology can be purchased with a
ten-year
performance guarantee which is backed by an investment-grade, ten-year
warranty and project insurance policies from Munich Re, a leading provider of reinsurance, primary insurance and insurance-related risk solutions, which stands behind the performance of our energy storage products. To our knowledge, we are the first long-duration energy storage company to receive this type of insurance, which provides a warranty backstop for our proprietary flow battery technology, supporting our performance guarantee regardless of project size or location and de-risking
the technology for our customers. We have also collaborated with Munich Re to develop separate project finance coverage. This allows us to secure project finance when installing our energy storage products, reducing the cost of capital for deployment, and which can be extended in order to provide long-term assurance of project performance to our customers, investors and lenders. Bonding and surety capital are provided through Aon and OneBeacon Insurance Group (“OneBeacon”) as well as qualification from the U.S. Export-Import Bank, which provides additional product assurance. We believe each of these elements allows us to increase our total addressable market, as customers have reduced technology risk, financing risk and importing risk.
We believe that as we scale up our production, our battery technology will be priced competitively. When comparing products on a lifetime levelized cost of storage (“LCOS”) basis, which is the total cost of the investment in an electricity storage technology divided by its cumulative delivered electricity, we expect our batteries to be less expensive on a LCOS basis than
lithium-ion
alternatives for storage durations greater than four hours, which we believe is the operational maximum for lithium-ion
technologies. Our cost advantage increases as the storage duration extends beyond four hours because of the scalable nature of our technology.
Energy storage solutions of various sizes and durations must be installed throughout global electrical grids to enable decarbonization in line with global climate objectives. Our energy storage products are intended to supply long-duration power across this expanding spectrum of use cases. As described below in the section entitled “
 —Our Technology and Products
,” we believe our energy storage products will be capable of addressing customer needs across multiple use cases and markets. We are an early mover in long-duration energy storage and we believe we will enable more rapid implementation of renewable energy while also improving grid stability. The safety, flexibility and durability of our energy storage products enable customers to use them in nearly any location globally. Examples of use cases range from localized energy storage at commercial and industrial sites to grid-scale use cases, such as peaker plant replacement and grid stabilization.
Industry
The electric systems in the United States and around the world are transitioning away from fossil fuels and increasing the amount of energy generated from renewable sources. Driven by lower costs and decarbonization goals, we expect this trend to accelerate over the coming decade. One result of this transition is that a greater percentage of electricity will come from non-dispatchable
resources, adding strain to the electric grid.
Long-duration
energy storage is a key part of the solution that will allow for the continued shift towards renewable energy resources without sacrificing grid reliability. Long-duration energy storage can help mitigate the issue of intermittency by effectively acting as a reserve in times when wind and solar generation is reduced or unavailable. It can also help stabilize the grid and allow the proliferation of microgrids to increase the penetration of renewable energy sources. As a result, as wind, solar and other renewable energy sources make up an increasing portion of the electricity generation mix, the demand for long-duration energy storage solutions and related services is also expected to increase.
Total Addressable Market
Guidehouse expects the global total addressable market for energy storage to reach approximately $56.0 billion by 2027 in comparison to $8.0 billion in 2020. The cumulative requirement for global storage capacity is expected to become a 534 GWh opportunity by 2027, as seen in the charts below.

Source: Guidehouse Insights.

Battery Cost Declines
Guidehouse estimates that battery costs will decline in the future. These cost decreases are expected to be driven by improvements in manufacturing, product quality and the availability of resources. While Guidehouse’s projections are for lithium-ion
batteries, we believe that our batteries will undergo a similar cost reduction due to our own improvements in technology and efficiencies in manufacturing. Similar to the renewable energy industry, energy storage will become cost competitive in an increasing number of geographies and use cases over the coming decade due to the declining costs.
Renewables Growth
The key driver for battery installations will be increased reliance on renewable energy resources. As renewable penetration increases, the intermittency of these resources can put strain on the grid if the operator is unable to fully match supply with demand. This strain can lead to an inability to supply power when it is needed and increased costs to consumers.
Energy storage can help reduce this strain. However, beyond a threshold level of renewable penetration, short duration (less than four hour) batteries are insufficient to ensure grid reliability, due to intermittency in the availability of renewable energy. Research from the National Renewable Energy Laboratory, a national laboratory of the U.S. Department of Energy, implies that this threshold may be around 30% renewable penetration based on its Eastern Renewable Generation Integration Study; which found that the Eastern Interconnection, one of the largest power systems in the world, can accommodate upwards of 30% of wind and solar photovoltaic power. California is already at this level and we expect other specific geographies both in the United States and abroad will be there soon. Bloomberg New Energy Finance projects that the United States as a whole will exceed this target by 2029. In order to maintain system stability and achieve mandated decarbonization goals, longer duration energy storage options must be deployed. Iron flow batteries are among a small list of available technologies that can meet this requirement and stand to grow rapidly in order to ensure grid reliability.
Our Technology and Products
Our long-duration iron flow batteries are the product of nearly fifty years of scientific advancement. In the 1970’s, researchers first developed the concept of iron flow batteries. Despite realizing the battery’s promising ability to store energy, these researchers found that the reaction between the positive and negative sides created hydroxide formations that clogged the electrodes and reduced the activity of the electrolytes. Hydroxide formation caused rapid degradation in early iron flow batteries after only a few cycles. Unable to prevent the hydroxide from forming, these scientists were forced to abandon their work.
After years of neglect, our founders, Craig Evans and Dr. Julia Song, began advancing this technology in 2011 and formed ESS. Building upon this promising concept, our team has significantly enhanced the technology, improved round-trip efficiency and developed an innovative and patented solution to the hydroxide build-up
problem. Our proprietary solution to eliminate the hydroxide formation is known as the Proton Pump, and it works by utilizing hydrogen generated by side reactions on the negative electrode. The Proton Pump converts the hydrogen back into protons in the positive electrolyte. This process eliminates the hydroxide and stabilizes the pH level of the system. The Proton Pump allows the electrolyte to be used for over 20,000 cycles without any capacity fade.
Our iron flow batteries store energy by converting electrical energy into chemical energy. Each battery module is made up of one or more cells and each of these cells are made up of a negative electrode, and a positive electrode and these two electrodes are separated by a porous separator. On the positive side (positive electrode) of the battery during charge, ferrous iron (Fe
+2
) is oxidized into ferric iron (Fe
+3
) and on the negative side (negative electrode) of the battery, ferrous iron is reduced to iron metal. The porous separator is used to minimize the positive and the negative electrolyte from mixing, which helps improve the coulombic efficiency of the battery. The positive and negative electrolytes are stored separately in tanks outside of the battery and this electrolyte is constantly pumped in and out of the battery while in operation. To convert the chemical energy back to electrical energy, the reaction is reversed; on the positive side of the battery, ferric iron is reduced to ferrous iron and on the negative side, metallic iron is oxidized into ferrous iron. During these charge and discharge cycles the pH of the positive and negative electrolyte can change dramatically. The Proton Pump ensures that the electrolyte pH remains stable and clear of any hydroxides. The duration of stored energy can be independently varied from the power. To add duration to our products all that is required is the addition of electrolytes to the tank. This electrolyte, consisting of iron, potassium or sodium chloride and water, is extremely inexpensive, allowing for very low marginal costs of energy and making our technology attractive for long-duration
energy storage.
Our iron flow batteries store energy by charging positive and negative electrolyte tanks that are separated by a membrane. In order to release energy, we generate a reaction between the tanks via the membrane. The Proton Pump ensures that the membrane remains clear of hydroxide build-up
and balances the electrolyte’s pH level. The duration of storage we can offer is a factor of the tank sizes, while the power generated is a factor of the membrane size. We can increase the size of the electrolyte tanks at a relatively low cost, enabling us to offer longer durations of storage at an attractive price.
Using our iron flow battery technology, we are developing two products, each of which is able to provide reliable, safe, long-duration
energy storage. Our first energy storage product, the Energy Warehouse, is our
“behind-the-meter”
solution (referring to solutions that are located on the customers’ premise, behind the service demarcation with the utility) that offers energy storage ranging from 50 kilowatt (“kW”) to 90 kW and four to
12-hour
duration. A 50 kW system, when used for eight hours of storage, can power the equivalent of 20 homes with a total output of 400 kilowatt-hours (“kWh”). Energy Warehouses are deployed in shipping container units, allowing for a fully turnkey system that can be installed easily at nearly any customer’s site. Potential use cases for Energy Warehouses include microgrids, peaker plant replacement on a small-scale and commercial and industrial (“C&I”) demand. For customers who require additional energy storage capacity, multiple units can be added to the same system. The first generation of our Energy Warehouse was deployed in 2015. Since then, all of our first-generation units have been returned to us except for two where the prototype trials continue. We currently do not have any second-generation products deployed and we have not yet met revenue recognition criteria, but we began shipping our second-generation of Energy Warehouses in the third quarter of 2021. As of November 30, 2021, we have three Energy Warehouse S200s delivered, and we are currently in the process of installing and commissioning such units.
Our second, larger scale energy storage product, the Energy Center, is a “front-of-the-meter” solution, meaning that it is designed for use in front of the service demarcation with the utility. Energy Center solutions are designed specifically for utilities, independent power producers (“IPPs”) and large C&I consumers. The Energy Center offers a fully customizable configuration range and is installed to meet our customers’ power, energy and duration needs. We anticipate energy storage capacities starting at 3 megawatts (“MW”) and six to 12-hour duration. The Energy Center’s modular design allows the product to scale to meet IPP and utility-scale applications, including large renewable-plus-storage projects and standalone energy storage projects. The modular design of the Energy Center also allows for it to be flexibly configured to meet varying power and energy capacity needs and deployment in a variety of settings
For both of our energy storage products, the intellectual property and points of differentiation are contained within the Proton Pump, power module and electrolyte. These components are protected by trade secrets, patents (both granted and in process) and years of research. The remainder of the Energy Warehouse and the Energy Center are intentionally designed to be easily produced. By using standard pumps and equipment and easily fabricated enclosures, our energy storage products can be assembled almost anywhere and produced at an efficient cost.

ESS’ Critical Technology
Benefits of Our Technology
Our long-duration iron flow batteries are unlike any other batteries that are commercially available today. Like other flow batteries, our technology allows for unlimited cyclability with no capacity fade. But unlike other flow batteries that use rare or expensive metals like vanadium, our earth-abundant inputs of iron, water and salt, and simple manufacturing process, where we us only limited quantities of high cost materials such as platinum, will allow us to create batteries at substantially lower costs. We believe this combination is unique to the market.

Our batteries are designed to be less expensive, more reliable and more sustainable than existing batteries on the market.

Source: ESS management.
Lower Cost of Storage
Using an LCOS comparison approach, our batteries will be considerably less expensive than lithium-ion
competitors when used for both four hours and 12 hours of energy storage. We believe this metric is most useful when comparing system costs because it considers the full lifetime cost of ownership (
i.e.
, initial capital expenditure, installation, disposal and operating and management costs) of each technology divided by the annual usable kWh. Depending on the scenario considered, the cost savings of our batteries over lithium-ion
varies. However, in both the four-hour and
12-hour
scenarios, our batteries cost between approximately 37% and 71% less than lithium-ion
on an LCOS basis.
For use cases using four hours of energy storage or greater, our batteries benefit from their ability to be cycled multiple times per day with no capacity fade, resulting in lower lifetime LCOS. As shown in the chart below, as duration increases, the LCOS savings are even greater because our batteries scale using inexpensive electrolyte as compared to lithium-ion,
which can only scale through the addition of complete battery sets.

LCOS at 4 hours vs. 12 hours
for a lithium-ion battery and
an ESS long-duration iron
flow battery

Over time, our manufacturing and supply costs will be less expensive than lithium-ion
and passing these savings on to customers contributes to lower LCOS. From a manufacturing perspective, our costs will be lower because our facility is simpler than comparable lithium-ion
manufacturing facilities and our assembly processes are less intricate. Our facility does not require the type of cleanroom standards that lithium-ion
facilities do; we use
non-hazardous
materials to create our power modules and electrolytes and our manufacturing facility requires less permitting, maintenance and operations costs. Additionally, our batteries predominantly use earth-abundant materials that are less expensive than the rare-earth metals used by other battery chemistries, although we do use limited quantities of high cost materials such as platinum in our manufacturing. The cumulative impact is a lower cost for our energy storage products, which we believe will allow us to compete favorably on price with incumbent technologies.
No Capacity Fade
Capacity fade refers to when a battery loses storage capacity over time through repeated use. Smartphone users will be familiar with this concept as they consider the battery life for a brand-new
phone as compared to the battery for that same phone after one or two years of consistent use. This same phenomenon occurs for utility-scale lithium-ion
batteries. The capacity fade in these batteries occurs because each cycle causes a small amount of the active lithium and battery electrode material to be lost. With successively smaller amounts of remaining electrode and active lithium, the batteries become less effective at storing energy over time. The only way to regain capacity is to replace both the electrode and the active lithium. Current best practices for industry technology for most consumer products suggests replacement after approximately 500 cycles when the battery becomes less than 80% efficient.
Our iron flow batteries do not experience this type of capacity fade because the way they store energy is physically different. With positive and negative electrolyte tanks separated by a membrane, our batteries store power in liquid form by charging the external tanks and produce power by creating a reaction between the tanks via the membrane. By storing the energy in external tanks, it allows the system to passively maintain the electrolyte with our patented Proton Pump ensuring that the electrolytes and the membrane remain clear of hydroxide build-up,
our batteries retain their efficiency at storing and generating energy. By having the electrolytes in liquid form, there is no concern of morphological changes of the active material reducing active area or migrating to places where it is no longer active or where it can cause shorts. Finally, in the discharge state, both the positive side and negative side electrolytes are in the ferrous iron form, this allows us to completely mix the tanks, bringing all the constituents in the electrolyte back to nearly a beginning-of-life
concentration. In short, our iron flow batteries can operate for tens of thousands of cycles without loss of capacity.
Cyclability
Because our batteries do not experience capacity fade, there are no limits to the number of cycles that our batteries can be used for, as is commonly the case for lithium-ion
batteries, allowing our batteries to have no cyclability-based warranty limits. In addition to having no warranty limits, our batteries can quickly pivot from storing to releasing energy, allowing them to be used in short cycles whenever there is demand. Based on energy storage system factsheets made public by the manufacturing company BYD, lithium-ion
batteries are limited to 6,000 cycles. Because our batteries do not have cycle limits, they can be used to provide power in multiple shorter cycles or for a longer single cycle using the same energy and at the same cost. This flexibility allows for our batteries to be deployed in places with a variety of supply and demand constraints for power.
Unlocks Greater Renewables Penetration
Our batteries can store four to 12 hours of power, providing a considerably longer supply than lithium-ion.
Providing clean, renewable power for 12 hours provides grid operations with more assurance that power will be available when it is required, removing one of the greatest obstacles to greater renewables penetration. In this way, our batteries can replicate the reliability of baseload thermal power with renewable energy. This level of reliability will allow the grid to decrease its reliance on thermal assets and meet decarbonization goals.
Sustainability
Our batteries are made predominantly with earth-abundant,
non-toxic
and
non-explosive
materials. With just iron, water and salt as our core chemical elements, we can source our inputs easily from multiple sources in any location. Increasing the pH value of our electrolyte before disposal causes solid materials (iron and salts (potassium chloride)) to precipitate, which can then be more readily discarded. Our batteries enable a cleaner energy grid by promoting the transition to renewable energy and do not cause environmental degradation in the process.
According to the Journal of Cleaner Production (2020), a study conducted at the University of California-Irvine found that among flow batteries, iron flow technology presented the lowest overall environmental impact compared to batteries using vanadium and zinc. Our batteries are also significantly less harmful to the environment than lithium-ion
batteries, thanks to earth-abundant iron, water and salt, far longer operating life and ease of end-of-life
material recycling. In addition, our batteries have approximately 67% lower carbon emissions on a life-cycle basis than lithium-ion batteries.
One benefit of this
non-toxic
and
non-hazardous
chemical makeup is that our batteries do not pose the same type of explosion and fire risk that other batteries do. Our batteries can operate in ambient temperatures ranging from
-5°C
to 50°C without requiring heating or cooling systems. This is in contrast to lithium-ion
systems, which we believe are optimized at a narrower temperature range of 20°C to 25°C and therefore require heating and cooling systems. Further, in fire-prone environments like California, Australia or Spain, this point of differentiation will allow our batteries to be sited without risking environmental disasters. This is in contrast to lithium-ion
batteries which we believe have significant risks related to flammability and explosion risk.
The benign chemistry of our electrolyte reduces major obstacles to siting our energy storage products in pristine environments due to no risk of toxic leakage. Our batteries also can be sited without the requirement for expensive secondary and tertiary permits that are often required with other energy storage technologies. We also estimate that our batteries will have an average 25-year operating life.
Our Competitive Strengths

•
Simple, Revolutionary Technology
: We believe we are a leader in developing iron flow battery technology, which we believe is poised to play a significant role in the long-duration energy storage market. The chemical reactions that store energy in our batteries utilize iron, salt and water. These three simple, earth-abundant inputs are combined in a way that can store large amounts of energy without the environmental and operational risks that other storage technologies carry. These inputs help make our batteries stable across a range of temperatures and environments and our batteries are too, making them perfect for use in any setting from pristine environments to densely populated neighborhoods.

•
Compelling Value Proposition
: We believe we offer energy storage that when compared to other existing battery storage technologies is longer-duration, safer, more sustainable and, once we scale our production, will also be lower-cost. Our technology is able to compete and win across a variety of performance metrics and use cases, which we believe will make our technology increasingly valuable to a variety of customers. We do not believe that any other technology can provide similar quality long-duration
energy storage to ours and we believe that our differentiated technology will provide a compelling option to consumers.

•
Most Sustainable Solution
: Iron flow batteries have been assessed by scientists at the University of California-Irvine to have the lowest overall environmental impact of any commercially available flow battery technology, including 67% lower CO
2
emissions than
lithium-ion
batteries. Our batteries

provide a dramatically cleaner solution compared to other energy storage options, particularly lithium-ion
batteries, owing to our use of predominantly earth-abundant materials, a far longer operating life and easy end-of-life
material recycling. Our batteries have no toxic materials and require no special permits (specifically related to hazardous materials compliance planning) for disposal.

•
Rapid Expansion Capability
: We currently have a manufacturing facility in Wilsonville, Oregon that is ramping up to produce our energy storage products at commercial scale. Since November 2020, we have increased our production facility size by 97% to help facilitate our manufacturing expansion. Over time, we plan to develop additional facilities globally to meet our growing demand. Our capital investment requirements to add manufacturing capacity are less than other energy storage technologies like lithium-ion because of the relative simplicity of our production process relative to the production process for lithium-ion. Our operations require only pick-and- place automation, which is sufficient to assemble our battery modules, as opposed to the complex and expensive high speed coating lines and cleanrooms required for the production of lithium-ion batteries. We estimate that our automated and semi-automated production lines will be able to produce one GWh of annual production capacity at an estimated capital cost of approximately $30 million and $4 million, respectively, based on the capital costs associated with our recent contracted purchases. This compares favorably to lithium-ion technologies, which require approximately $140 million in capital for one GWh of annual production capacity, according to Lux Research. Our lower-cost manufacturing approach will allow us to scale more rapidly and with lower capital expenditures in the future as new opportunities arise.

•
Significant and Proprietary Technology Head Start
: We have patented the most valuable parts of our technology at each stage of development, which we believe provides an important and sustainable competitive advantage. We continue to develop and maintain our knowledge base, which supports our efforts to extend what we regard as our first mover advantage in the iron flow battery storage space.

Our Growth Strategy
We intend to build an enduring business by leveraging our competitive advantages in manufacturing, cost, technology and research and development. We have many avenues through which we aim to achieve our growth objectives:

•
Expanded Scale
: We are planning further expansion of our already-increasing manufacturing capabilities at our Wilsonville, Oregon facility as well as the eventual development of one or more new locations for field operations, engineering or production. Currently, our facility’s semi-automated production line has the capacity to manufacture about 250 MWh of batteries annually. We have procured a second semi-automated production line (250 MWh) that is expected to be installed in the second quarter of 2022, and we have a fully automated line under contract (250 MWh) that is expected to be installed in the third quarter of 2023. We anticipate that increases in capacity, among other factors, will allow us to reduce unit costs on our energy storage products to enable us to improve our margins.

•
Technology Improvements
: We believe our batteries will be the only commercially available long-duration, iron flow batteries in the market by the time of deployment of our batteries. While our technology is already differentiated from other battery chemistries and technologies, we aim to extend our technological strengths through continued investment in research and development. Our efforts in innovation are directed to further improving our product quality through increased energy density, power density and longer-duration storage, as well as toward driving cost efficiency.

•
Energy Center Sales
: We have received significant interest from utility customers and renewable developers for this customizable, utility-scale battery storage solution. The Energy Center is core to our long-term growth plan, as we expect this product will give us the opportunity to sell greater volumes of energy storage to large scale customers with a significant need for long-duration storage

•	International Growth Potential : We believe there is a significant opportunity to sell our products internationally, and we plan to leverage our existing partnerships to enter new markets. Markets with higher rates of renewable energy penetration are more attractive to us, as we believe that these customers have the greatest need for long-duration energy storage. We are particularly focused on markets where lithium-ion
batteries are unable to compete due to their shortcomings on operational reliability. For example, Australia and Spain are particularly promising markets that we intend to enter over time. The relatively hot climates in these countries creates challenges for deployment of lithium-ion batteries, as these function optimally at 20 – 25°C and otherwise require temperature control units, which erodes battery efficiency. In contrast, our batteries can operate in ambient temperatures ranging from -5°C to 50°C without requiring heating or cooling systems. Additionally, we may implement a franchising business model, or Energy Franchises, where we will ship various components of our energy storage products to third parties with whom we develop partnerships, who will then assemble completed units for system integrators and end-use
customers.

•
Leasing
: We are considering additional business models that could include deploying our capital to support leasing or exploring Energy as a Service (“EaaS”) models. Because our batteries do not experience capacity fade and can be cycled an unlimited number of times, we believe that a leasing option could provide additional revenue opportunities for our Energy Warehouse product. Leasing could also provide a way to introduce new customers to our energy storage products and validate our technology without requiring the customer to make a large upfront investment.

•
Service
: As the number of our batteries in the market increases, there will be new opportunities for us to provide ongoing services, such as maintenance, remote monitoring and other software solutions. We view this opportunity as attractive because of the potential to generate recurring revenue. This opportunity will also allow us to gather valuable data about the performance of our batteries, identify opportunities for technology improvements and maintain relationships with our existing customers.

Customers
Our potential customers include both utilities and commercial and industrial (“C&I”) end users. Our potential customers are interested in several use cases including solar shifting, peak shaving, price arbitrage, utility ancillary services and microgrids.
We intend to serve customers in both
behind-the-meter
and
front-of-the-meter
markets. In
behind-the-meter
applications, customers will use our energy storage products to reduce energy costs, integrate with renewable energy solutions to achieve corporate sustainability goals, and to enhance their energy resiliency.
Behind-the-meter
customers may include microgrids and small-scale C&I customers.
Front-of-the-meter
customers, in contrast, are primarily utilities experiencing high rates of renewable energy penetration and requiring energy storage to help balance the grid, and independent power producers who can leverage energy storage to improve the economics of renewable energy projects. These customers use our energy storage products to store energy on a utility scale that they can then utilize or sell to their customers when needed. Over time, we expect our front-of-the-meter
customer base to expand to include additional types of energy suppliers. Current customers of ours include large utility companies.
We also plan to sell products to IPPs and Project Developers.
We have designed the Energy Warehouse and Energy Center to address the needs of these two distinct markets. The Energy Warehouse is intended for behind-the-meter
use owing to its small size and convenient turnkey packaging. The Energy Center can be used by larger customers in both the behind-the-meter
and
front-of-the-meter
markets.
Case studies for customers that have selected ESS are below:

Customer	Domestic Utility	Siemens-Gamesa

Project Location	California	Denmark

Customer	Domestic Utility	Siemens-Gamesa

Use Case	Microgrid solutions required to mitigate Public Safety Power Shutdown impacts Solar + storage microgrid Selected Energy Warehouse ™ product (540kW/3MWh storage)	Wind + Solar + Storage + H2 generation Selected Energy Warehouse ™ product

Project Benefits	Multi-day resiliency for critical needs customers during PSPS events	Flexible project package that can be optimized for sustainable resource availability and market conditions (for H2)

Why ESS Won	Safety (non-flammability, non-explosive) Ability to participate in CAISO market Ability to provide distribution grid ancillary services during non-PSPS events	No battery degradation due to cycling Operational flexibility enables any duty cycle (starts, stops, duration, etc.) Lowest total cost of ownership
Suppliers
Our batteries are made predominantly of earth-abundant,
non-toxic
materials. These readily available materials are considerably less expensive than rare earth metals that make up other batteries and as a result make up a low percentage of the total costs for our batteries. Because these components are widely available, there are multiple suppliers for each input. In addition, we use limited high cost materials such as platinum in our manufacturing. The mechanical elements and control systems of our batteries are comprised of commercially available equipment that can be supplied by many manufacturers.
Partnerships

•
Munich Re
: Our batteries and technology can be purchased with a
ten-year
performance guarantee which is backed by investment-grade,
ten-year
warranty and project insurance policies from Munich Re, a leading provider of reinsurance, primary insurance and insurance-related risk solutions, which stands behind the performance of our energy storage products. We are the first long-duration energy storage company to receive this type of insurance, which provides a warranty backstop for our proprietary flow battery technology, supporting our performance guarantee regardless of project size or location and de-risking
the technology for our customers. We have also collaborated with Munich Re to develop separate project finance coverage. This allows us to secure project finance when installing our energy storage products, reducing the cost of capital for deployment, and which can be extended in order to provide long-term assurance of project performance to our customers, investors and lenders.

•	Aon and OneBeacon Insurance : Through Aon and OneBeacon Insurance, we will offer growing project surety capacity and corporate bonding options to our customers.

•
Export-Import Bank of the United States
: The Export-Import Bank of the United States (“EXIM”) is the official export credit agency of the United States. EXIM equips U.S. businesses with the financing tools necessary to compete for global sales when the private sector lenders are unable or unwilling to provide financing. Our energy storage products are qualified by EXIM and can provide financing for qualified overseas buyers.

Research & Development
Since January 1, 2019, we have invested over $31.0 million on improving our technology and bringing our energy storage products to market. Our research and development efforts are conducted in Oregon and supported by our 50 employees in research and development.

To maintain our leadership position in the long-duration energy storage market, it is essential to continue our ongoing research and development activities. We have a research and development roadmap for additional breakthroughs to extend our technology advantages further. Expanding our technological capabilities to alternate chemistries and technologies is also a long-term goal of our research and development team.
Intellectual Property
Intellectual property is an integral differentiator for our business, and we rely upon a combination of patents, copyrights and trade secrets to protect our proprietary technology. We believe that we have enforceable intellectual property protection over all critical design elements as well as the key enabling technologies for iron flow batteries. We have developed a significant patent portfolio. We have over 125 patents that are granted or in the pipeline and an undisclosed number of trade secrets and identified patents. We continually review our efforts to assess the existence and patentability of new intellectual, proprietary technology. We believe that we have the world-leading iron flow expertise and an identified roadmap to additional technological advancements.
Competition
The energy storage industry is highly competitive. The declining cost of renewable energy, the decrease in battery costs and improving battery technologies are shifting customer demands causing the industry to evolve and expand. The main competitive factors in the energy storage market include, but are not limited to, safety and reliability, duration, performance and uptime, operational flexibility, asset life length and cyclability, ease of integration, operability in extreme temperatures, environmental sustainability, historical track record, and field-proven technology.
With the rising demand for clean electric power solutions with lower greenhouse gas emissions, there has been a transition to renewable energy sources and increasing penetration of distributed energy infrastructure. This industry transformation has created an opportunity for an increased role for long-duration energy storage solutions like ours. Climate change will also result in more unpredictable weather events including extreme temperatures, hurricanes and wildfires. Our technology can operate efficiently and effectively in these extreme weather conditions and still maintain grid stability. As a pioneer of iron flow battery technology solutions that are well-suited for long-duration applications, we have a significant edge over our competition in this rapidly evolving environment. Our key competitors include different energy storage technologies such as lithium-ion
batteries, lithium metal batteries, vanadium or zinc bromine batteries, sodium sulfur batteries, compressed air and pumped-storage hydropower. Key competitors in the traditional lithium-ion
space include Samsung Electronics Co., Ltd., LG Chem, Ltd., Sungrow Power Supply Co., Ltd., Tesla, Inc. and Contemporary Amperex Technology Co. Limited. Key competitors in the non-lithium-ion
space include Eos Energy Enterprises, Inc. Many of our competitors have substantially greater financial, marketing, personnel and other resources than we do. Although we are small compared to our competitors, we believe we are well-positioned to compete successfully in the market supported by our innovative iron flow battery technology, strategic partnerships and premier leadership team with a proven track record of success.
New technologies may enter the market that may have additional or superior advantages to our offerings. A variety of newer and emerging companies have announced plans to develop energy storage products using a variety of technologies, including compressed air, thermal energy, and solid-state batteries among others. Although many of these companies are not in commercial production today, they may in the future offer solutions that become competitive with our offerings. We intend to continuously improve our product offerings and maintain robust research and development efforts in order to stay ahead of existing and emerging competitors.
Government Regulations and Compliance
We operate in the heavily regulated energy sector. As such, there are a variety of federal, state and local regulations and agencies that impact our operations. As a participant in the renewable energy sector specifically, there are additional regulations, tax incentives and support mechanisms in place to promote growth. Renewable energy is a priority for both the Biden administration as well as state and local governments across the country.
On the federal level, tax credits are currently in place that incentivize the deployment of renewable energy and battery storage. Battery storage projects storing energy from renewable energy sources are eligible for Investment Tax Credits that allow project developers to monetize and sell the tax losses they experience from the creation of their projects. Additionally, battery storage is eligible for accelerated depreciation via the federal government’s Modified Accelerated Cost Recovery System. Both policies provide tax and financing advantages for battery storage projects. They lower the capital requirements for renewables projects to be developed and open a new source of funding for these projects.
While much is still to be determined, the possibility of additional federal incentives and investment from the Biden administration and Congress has garnered enthusiasm among renewable energy developers. The administration has announced goals of decarbonizing the electricity sector entirely by 2035, a goal that would necessitate billions in additional investment. Some of this money would need to be invested in long-duration battery storage, potentially a benefit for a company like ESS.
State incentives have also driven growth in the deployment of renewable battery and energy storage. States with high Renewable Portfolio Standards, for example, have seen greater deployment of renewables than states with similar renewable resources that lack such requirements.
In November 2020, PJM Interconnection L.L.C., a regional transmission organization that coordinates the movement of wholesale electricity in all or parts of 13 states and the District of Columbia, amended its manual for generation interconnection requests to allow all previously permitted wind and solar projects to add energy storage to their project application without forfeiting their spot in the queue. This type of regulation may expedite the deployment of energy storage across the region. Replicating this policy nationwide would have an even greater impact.
Finally, we are subject to federal, state and local requirements on the environment, health, safety and employment. We are subject to the requirements of the Occupational Safety and Health Act, local wage regulations and rigorous health and safety regulations in the State of Oregon.
Human Capital Management
We pride ourselves on our innovative technology and our employees are dedicated to our strategic mission. More than half of our employees are involved in product manufacturing. We employ 150 full-time employees, based primarily in our headquarters in Wilsonville, Oregon.
We are an Equal Employment Opportunity and Affirmative Action employer. All aspects of employment including the decision to hire, promote, discipline, or discharge, are based on merit, competence, performance, and business needs. We do not discriminate on the basis of any status protected under federal, state, or local law.
Many of our employees are highly skilled in technical areas related to energy storage. We also supplement our workforce with consultants or independent contractors as necessary.
Our employees are key to our success as a company, and we are committed to attracting, developing and retaining the best talent. We are currently establishing and/or improving our recruiting, retention and development processes.
We seek to provide employees with competitive compensation and benefits consistent with positions, skill levels, experience, knowledge, and geographic location.
The Compensation Committee assists our board of directors in its oversight of human capital management including, corporate culture, diversity and inclusion, recruiting, retention, attrition, talent management, career development and progression, succession and employee relations.

The success of our business is connected to the well-being of our team members. Accordingly, we are committed to the health, safety and wellness of our team members worldwide. In response to the
COVID-19
pandemic, we implemented changes in our operations that we determined were in the best interest of our team members, our customers and partners, and the communities in which we operate.
Facilities
Our corporate headquarters is located in Wilsonville, Oregon. The approximately 150,000 square foot facility contains both our corporate and administrative functions as well as our automated battery manufacturing line. Currently, this facility’s semi-automated production line has the capacity to manufacture about 250 MWh of batteries annually. We have procured a second semi-automated production line (250 MWh) that is expected to be installed in the second quarter of 2022, and we have a fully automated line under contract (250 MWh) that is expected to be installed in the third quarter of 2023.
Over time, we plan to increase efficiency at the Wilsonville facility to scale manufacturing capacity up to 2,000 MWh. We also envision opening additional manufacturing facilities globally. This global expansion plan may include the following levers that are currently under consideration:

•	Strategic investments in the supply chain to grow capacity;

•	Rollout of redesigned automation cells, which we expect will increase efficiency in production;

•	Energy Warehouse and Energy Center production expansion to Europe and/or Australia;

•	Production of power modules in Europe; and

•	Vertical integration of power module comportments.
Legal Proceedings
From time to time, we may become involved in legal proceedings arising in the ordinary course of our business. We are not currently a party to any material legal proceedings, nor, to our knowledge, is any material legal proceeding threatened against us. In the future, we may become involved in legal proceedings that arise in the ordinary course of business, the outcome of which, if determined adversely to us, could individually or in the aggregate have a material adverse effect on our business, financial condition and results of operations.

MANAGEMENT
Executive Officers and Directors
The following table sets forth the names and positions of our executive officers and directors and their ages as of November 30, 2021:

Name	Age	Position
Executive Officers:
Eric P. Dresselhuys	56	Chief Executive Officer and Director
Craig Evans	45	President, Co-Founder and Director
Julia Song	43	Chief Technology Officer and Co-Founder
Amir Moftakhar	44	Chief Financial Officer
Non-Employee Directors:
Raffi Garabedian (2)	55	Director
Rich Hossfeld (1)	42	Director
Michael R. Niggli (3)	72	Director
Shirley Speakman (1)	53	Director
Kyle Teamey (2)	45	Director
Alexi Wellman (1)	51	Director
Daryl Wilson (3)	62	Director

(1)	Member of the audit committee
(2)	Member of the compensation committee
(3)	Member of the corporate governance and nominating committee
Eric P. Dresselhuys
. Mr. Dresselhuys has served as our Chief Executive Officer since March 2021 and a member of our board of directors since May 2021. From March 2017 to March 2021, Mr. Dresselhuys served as Chief Executive Officer of Juncion, Inc., a private energy company he founded. Also, from January 2018 to July 2020, Mr. Dresselhuys served as President – Development of Smart Energy Water, a software-as-a-platform
for the energy, water and utility sector. From July 2002 to March 2017, he served in various management roles at Silver Spring Networks, Inc., a smart grid products company he co-founded
which is now subsidiary of Itron Inc. (Nasdaq: ITRI), most recently as Executive Vice President, Global Development. Mr. Dresselhuys has served on the boards of directors of various private companies, including Enian, LTD a provider of project management software for renewable energy professionals and AutoGrid Solutions, a provider of distributed resource management analytics and software. Mr. Dresselhuys holds a B.S. in Economics from the University of Wisconsin and earned an Executive Certificate from the Sloan School at the Massachusetts Institute of Technology. We believe Mr. Dresselhuys is qualified to serve on our board of directors because of his extensive experience and commitment to the renewable energy sector as well as his prior executive, leadership and advisory roles at various other companies within the energy industry.
Craig Evans
. Mr. Evans is one of our
co-founders
and has served as our President since March 2021 and as Chief Executive Officer from January 2011 to March 2021. He has also served as a member of our board of directors since January 2012. He previously served as Director of Design and Product Development at ClearEdge Power, Inc.(“ClearEdge”), a fuel cell producer, from September 2006 to March 2011. Prior to ClearEdge, Mr. Evans held numerous Engineering and Manufacturing positions at United Technologies from July 1999 to September 2011 Mr. Evans holds a B.S. in Aerospace Engineering and an M.S. in Mechanical Engineering from Clarkson University, an M.S. in Finance from The Lally School of Management at Rensselaer Polytechnic Institute and an M.B.A. from The Tepper School of Business at Carnegie Mellon University. As one of our
co-founders,
we believe Mr. Evan’s is uniquely qualified to serve on our board of directors due to his deep knowledge of our Company and his significant technical experience and background.
Julia Song
. Dr. Song is one of our
co-founders
and has served as our Chief Technology Officer since April 2012. She previously served in various management roles at ClearEdge from March 2005 to April 2012,

most recently as Vice President, Research and Development. Dr. Song holds a B.S. in Chemistry from Peking University and a Ph.D. in Analytical Chemistry from the University of North Carolina at Chapel Hill.
Amir Moftakhar
. Mr. Moftakhar has served as our Chief Financial Officer since February 2019. He has also served as Chief Underdog at Underdog Capital, a provider of chief financial officer and strategy services for growing companies since May 2018. From August 2009 to April 2018, he served in various management, financial, and strategic roles at Sempra Energy and San Diego Gas & Electric Company, a regulated utility company owned by Sempra Energy (NYSE: SRE), an energy services holding company. Mr. Moftakhar holds a B.S. in Managerial Economics from the University of California, Davis, an M.B.A. from the Graziadio School of Business at Pepperdine University, and an Executive Master of Leadership from the Price School of Public Policy at the University of Southern California.
Raffi Garabedian
. Mr. Garabedian has served as a member of our board of directors since February 2021. Since March 2021, he has served as Chief Executive Officer at Electric Hydrogen Co., a company focused on industrial decarbonization Mr. Garabedian co-founded.
From June 2008 to November 2020, Mr. Garabedian was with First Solar, Inc. (Nasdaq: FSLR), a manufacturer of solar panels and provider of utility-scale PV power plants and supporting services, most recently as Chief Technology Officer. He was the founding Chief Executive Officer of Touchdown Technologies, Inc., a semiconductor company, which was acquired by Verigy, Ltd. Mr. Garabedian is named on approximately 28 issued U.S. patents. He holds a B.S. in Electrical Engineering from Rensselaer Polytechnic University and an M.S. in Electrical Engineering from the University of California Davis. We believe Mr. Garabedian is qualified to serve on our board of directors because of his extensive experience in manufacturing technology, strategy, product development, and management.
Rich Hossfeld
. Mr. Hossfeld has served as a member of our board of directors since October 2019. He is currently the co-CEO
of SB Energy Global LLC, and was previously Senior Vice President, Strategy and Investments at SB Energy, a utility-scale solar, storage and technology platform and a subsidiary of SoftBank Group Corp. From September 2013 to August 2018, he was with True North Venture Partners, a venture capital firm, most recently as a Partner. Mr. Hossfeld has also acted as vice president for several global renewable energy providers, including First Solar, and started his career as a corporate law associate at Cravath, Swaine & Moore LLP. He holds a B.A. in Economics and Government from Claremont McKenna College and a J.D. from Duke University School of Law. We believe Mr. Hossfeld is qualified to serve on our board of directors because of his experience in the renewable energy sector, as well as his prior executive, leadership and advisory roles at various other companies within the energy industry.
Michael R. Niggli
. Mr. Niggli has served as Chairman of the Board since June 2015 and as a member of our board of directors since June 2015. From 2000 to December 2013, he was with San Diego Gas & Electric Company, a regulated utility company owned by Sempra Energy (NYSE: SRE), most recently as President and Chief Operating Officer. Mr. Niggli previously served as Chairman of the Board, Chief Executive Officer and President of Sierra Pacific Resources, and Chairman of the Board, Chief Executive Officer and President of Nevada Power Company. He currently serves on the board of directors of Pacific Gas & Electric Co. (NYSE: PCG) and Avanea Energy Acquisition Corp. (Nasdaq: AVEA) as well as on the board of directors of several privately held companies. Mr. Niggli has authored several articles on issues pertinent to the electric, gas and telecommunications industries and founded the graduate program in power engineering at San Diego State University, where he lectured part-time for five years. Mr. Niggli holds a B.S. in Electrical Engineering from California State University, Long Beach, and an M.S. in Electrical Engineering from San Diego State University. Mr. Niggli participated in the Advanced Management Program at Harvard Business School. We believe Mr. Niggli is qualified to serve on our board of directors because of his significant operational, risk management and leadership experience in the utility and energy sector.
Shirley Speakman
. Ms. Speakman has served as a member of our board of directors since August 2017. Since March 2014, she has served first as a Partner and then as a Senior Partner for Cycle Capital Management Inc., a cleantech venture capital firm. From January 2008 to March 2014, Ms. Speakman served as Director of

Investments for the MaRS Investment Accelerator Fund (IAF), a venture capital fund established by the Ontario government. She currently serves on the board of directors of several privately held companies and as an advisor to the Natural Sciences and Engineering Research Council of Canada. Ms. Speakman holds a B.A. in Economics from the University of Waterloo, an M.B.A. from Wilfrid Laurier University and an ICD.d from the Rotman School of Management at the University of Toronto. We believe Ms. Speakman is qualified to serve on our board of directors because of her extensive experience in clean technology and the management of companies in the energy sector.
Kyle Teamey
. Mr. Teamey has served as a member of our board of directors since August 2019. Since July 2018, he has served as a member of the investment team of Breakthrough Energy Ventures, a venture capital firm focused on sustainable energy and other technologies. From May 2015 to July 2018, Mr. Teamey served as a Principal at
In-Q-Tel,
a
not-for-profit
venture capital firm where he focused on investments in energy, materials, and advanced manufacturing. From October 2009 to March 2015, he served as Chief Executive Officer at Liquid Light, Inc., a company that developed low-energy
catalytic electrochemistry to convert carbon dioxide to chemicals and was acquired by Avantium Technologies B.V. From February 2008 to October 2009, Mr. Teamey was an Entrepreneur in Residence with Redpoint Ventures developing new energy and materials companies. Mr. Teamey previously was with the Defense Advanced Research Projects Agency, or DARPA, and developed TiGR situational awareness software which was spun out as Ascend Intel and was acquired by General Dynamics Corporation. Mr. Teamey is a veteran of the U.S. Army, having served as an active-duty officer from June 1998 to December 2004, and is currently a Colonel in the U.S. Army Reserve. He currently serves on the board of directors of several privately held companies and is an inventor on 26 issued U.S. patents in the fields of electrochemistry and chemical engineering. Mr. Teamey holds a B.A. in Environmental Engineering from Dartmouth College, an M.A. in International Finance and Energy Policy from Johns Hopkins University School of Advanced International Studies, a M.S. in Materials Science from Columbia University, and a Masters of Strategic Studies from the U.S. Army War College. We believe Mr. Teamey is qualified to serve on our board of directors because of his extensive experience in the energy and technology sector, as well as his prior executive, leadership and advisory roles at various other companies within the energy industry.
Daryl Wilson
. Mr. Wilson has served as a member of our board of directors since December 2019. Since September 2020, he has served as an Executive Director at Hydrogen Council, a global initiative for the transition to clean energy. From December 2006 to September 2019, Mr. Wilson served as Chief Executive Officer for Hydrogenics Corp., a provider of fuel cell and hydrogen production technologies acquired by Cummins Inc. He holds a B.A.Sc. in Chemical Engineering from the University of Toronto and an M.B.A. from McMaster University. We believe Mr. Wilson is qualified to serve on our board of directors because of his significant public company experience and knowledge of environmental technology.
Alexi Wellman
. Ms. Wellman has served as a member of our board of directors since October 12, 2021. Since June 2017, she has served as Chief Financial and Accounting Officer of Altaba Inc. (Nasdaq: AABAP), a
closed-end
management investment company f/k/a Yahoo Inc. From October 2015 to June 2017, Ms. Wellman was the Vice President, Global Controller of Yahoo Inc. (Nasdaq: YHOO) and prior to that role, served as Vice President, Finance from November 2013 to October 2015. From October 2004 to December 2011, Ms. Wellman served as a Partner at KPMG LLP, an audit, tax and advisory firm. Ms. Wellman currently serves as a director of various private technology companies, as well as a director and chair of the audit and member of compensation committees of Werner Enterprises (NYSE: WERN) and director and member of audit committee of Bilander Acquisition Corp (Nasdaq: TWCB). She previously served as a director of Endurance International Group (Nasdaq: EIGI) from 2018 to 2021, TWC Tech Holdings II Corp. (Nasdaq: TWCT) from 2020 to 2021, Nebula Caravel Acquisition Corp. (Nasdaq: NEBC) from 2020 to 2021, and as a director of Yahoo Japan (TYO: 4689) from 2016 to 2018. Ms. Wellman holds a B.S. in Accounting & Business Management from the University of Nebraska. We believe Ms. Wellman is qualified to serve on our Board due to her extensive accounting, corporate finance, and strategic planning experience, as well as her service on the boards of directors of several public and private companies.

Code of Business Conduct and Ethics
The Board has adopted a code of business conduct and ethics that applies to all of our directors, officers and employees, as well as our contractors, consultants and agents.
Board of Directors
Our business and affairs are managed under the direction of the Board. The Board consists of nine directors. The number of directors are fixed by the Board, subject to the terms of our amended and restated certificate of incorporation and amended and restated bylaws. Each of our directors will continue to serve as a director until the election and qualification of his or her successor, or until his or her earlier death, resignation or removal.
The standing committees of our board of directors consist of an Audit Committee, a Compensation Committee, and a Corporate Governance and Nominating Committee.
Audit Committee
Our audit committee is responsible for the following duties, among others:

•	appointing and overseeing our independent auditor;

•	approving audit and non-audit services;

•	evaluating the independence and qualifications of our independent auditor;

•	reviewing our internal controls and the integrity of our financial statements;

•	reviewing presentation of financial information, earnings press releases and guidance;

•	overseeing the design, implementation and performance of our internal audit function;

•	reviewing the responsibilities, functions, qualifications, budget, performance, objectivity, and the scope and results of internal audits;

•	setting hiring policies with regard to the hiring of employees or former employees of our independent auditor and overseeing compliance with such policies;

•	reviewing, approving and monitoring related party transactions involving directors or executive officers;

•	adopting and overseeing procedures to address complaints received by us regarding accounting, internal accounting controls or auditing matters;

•
reviewing and discussing with management and our independent auditor (a) the overall adequacy and effectiveness of our legal, regulatory and ethical compliance programs, including our Code of Business Conduct and Ethics, compliance with anti-bribery and anti-corruption laws and regulations, and compliance with export control regulations and (b) reports regarding compliance with applicable laws, regulations and internal compliance programs; and

•	reviewing and discussing with management, including our internal audit function, if applicable, and our independent auditor guidelines and policies to identify, monitor, and address enterprise risks.
Compensation Committee
Our compensation committee is responsible for the following duties, among other things:

•	reviewing and approving the compensation for our executive officers, including our chief executive officer;

•	reviewing, approving and administering, including the termination of, our employee benefit and equity incentive plans;

•	advising the Board on management proposals to stockholders on executive compensation matters including advisory votes on executive compensation;

•	establishing, and periodically reviewing, our employee compensation plans, policies and practices; and

•	approving or making recommendations to our Board regarding the creation or revision of any clawback policy.
Nominating and Corporate Governance Committee
Our nominating and corporate governance committee is responsible for the following duties, among other things:

•	reviewing and assessing and making recommendations to the Board regarding desired qualifications, expertise and characteristics sought of board members;

•	identifying, evaluating, selecting or making recommendations to the Board regarding nominees for election to the Board;

•	developing policies and procedures for considering stockholder nominees for election to the Board;

•	reviewing our succession planning process for our chief executive officer, and assisting in evaluating potential successors to the chief executive officer;

•	reviewing and making recommendations to the Board regarding the composition, organization and governance of the Board and its committees;

•	reviewing and making recommendations to the Board regarding our corporate governance guidelines and corporate governance framework;

•	overseeing director orientation for new directors and continuing education for our directors;

•	overseeing the evaluation of the performance of the Board and its committees;

•	reviewing and monitoring compliance with our Code of Business Conduct and Ethics; and

•	administering policies and procedures for communications with the non-management members of the Board.
Limitation of Liability and Indemnification of Officers and Directors
Our Certificate of Incorporation, which became effective upon consummation of the Merger, contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by the DGCL. In addition, if the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors of corporations, then the personal liability of our directors will be eliminated or limited to the greatest extent permitted by the DGCL.
In addition, our bylaws, which became effective upon consummation of the Merger, provides that we will indemnify our directors and officers to the fullest extent permitted by the DGCL and we may indemnify our employees, agents and any other persons to the extent not prohibited by the DGCL or other applicable law. Our bylaws will also provide that we must advance expenses incurred by or on behalf of a director or officer in advance of the final disposition of any action or proceeding, subject to limited exceptions.
Further, we have entered into indemnification agreements with our directors and executive officers that are broader than the specific indemnification provisions contained in the DGCL and may continue to do so in the future. These indemnification agreements require us to indemnify our directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements also require us to advance all expenses reasonably and actually incurred by our directors and executive officers in investigating or defending any such action, suit or proceeding. We believe that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.
We also maintain insurance policies under which our directors and officers are insured, within the limits and subject to the limitations of those policies, against certain expenses in connection with the defense of, and certain liabilities which might be imposed as a result of, actions, suits, or proceedings to which they are parties by reason of being or having served as a director or officer of the Company. At present, we are not aware of any pending litigation or proceeding involving any person who is one of our directors or officers or is or was one of our directors or officers, or is or was one of our directors or officers serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, for which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.

EXECUTIVE COMPENSATION
To achieve ESS’ goals, ESS has designed, and intends to modify as necessary, its compensation and benefits program to attract, retain, incentivize and reward deeply talented and qualified executives who share its philosophy and desire to work towards achieving these goals.
ESS believes its compensation program should promote the success of the company and align executive incentives with the long-term interests of its shareholders. ESS’ current compensation programs reflect its startup origins in that they consist primarily of salary and stock option awards. As ESS’ needs evolve, ESS intends to continue to evaluate its philosophy and compensation programs as circumstances require.
This section provides an overview of ESS’ executive compensation programs, including a narrative description of the material factors necessary to understand the information disclosed in the summary compensation table below.
The ESS Board, with input from its Chief Executive Officer, has historically determined the compensation for ESS’ named executive officers. For the year ended December 31, 2020, ESS’ named executive officers were:

•	Craig Evans, President, Co-Founder and director; former Chief Executive Officer

•	Dr. Julia Song, Chief Technology Officer and Co-Founder

•	Amir Moftakhar, Chief Financial Officer
Summary Compensation Table
The following table sets forth information concerning the compensation of the named executive officers for the year ended December 31, 2020.

Name and Principal Position	Year	Salary ($)	Option Awards ($) (2)	Nonequity Incentive Compensation ($) (1)	All Other Compensation ($) (3)	Total ($)
Craig Evans	2020	175,000	91,250	92,000	10,724	368,974
President, Co-Founder and Director; former Chief Executive Officer
Dr. Julia Song	2020	175,000	167,900	82,000	9,895	434,795
Chief Technology Officer & Co-Founder
Amir Moftakhar	2020	210,000	152,500	58,500	7,700	428,700
Chief Financial Officer

(1)
The amounts reported represent cash bonuses earned under our 2020 bonus plan based upon the achievement of company objectives for the year ended December 31, 2020, which were paid in 2021. The bonus plans are more fully described below under the section titled “—Bonus Plan.”

(2)
The amounts in this column represent the aggregate grant-date fair value of awards granted to each named executive officer, computed in accordance with the FASB Accounting Standards Codification (“ASC”) Topic 718. See Note 12 to ESS’ audited financial statements included elsewhere in this prospectus for a discussion of the assumptions made by ESS in determining the grant-date fair value of ESS’ equity awards.

(3)	The amounts in this column represent matching 401(k) contributions.
Narrative Disclosure to Summary Compensation Table
For 2020, the compensation program for ESS’ named executive officers consisted of base salary, incentive compensation delivered in the form of bonuses and stock option awards, and 401(k) matching contributions.

Base Salary
Base salary is set at a level that is commensurate with the named executive officer’s duties and authorities, contributions, prior experience and sustained performance.
Cash Bonus
Cash bonuses are discretionary as determined by ESS’ board of directors, based on performance of ESS and the named executive officer.
Stock Option Awards
Stock options have been granted to ESS’ named executive officers under the ESS 2014 Equity Incentive Plan (the “2014 Equity Incentive Plan”).
2014 Equity Incentive Plan
The 2014 Equity Incentive Plan allows ESS to provide incentive stock options, within the meaning of Section 422 of the Code, nonstatutory stock options, stock appreciation rights, restricted stock awards and restricted stock units (each, an “award” and the recipient of such award, a “participant”) to eligible employees, directors, and consultants of ESS and any parent or subsidiary of ESS. Prior to the Closing, the 2014 Equity Incentive Plan was terminated and ESS will not grant any additional awards under the 2014 Equity Incentive Plan thereafter. However, the 2014 Equity Incentive Plan will continue to govern the terms and conditions of the outstanding awards previously granted under the 2014 Equity Incentive Plan.
Plan Administration
. The 2014 Equity Incentive Plan is administered by the ESS Board or one or more of its committees. The administrator has all authority and discretion necessary or appropriate to administer the 2014 Equity Incentive Plan and to control its operation, including the authority to construe and interpret the terms of the 2014 Equity Incentive Plan and the awards granted under the 2014 Equity Incentive Plan. The administrator’s determinations, interpretations and constructions are final, binding and conclusive on all persons.
Eligibility
. Employees and consultants of ESS or an affiliate of ESS, including individuals serving as a member of the board of directors of an affiliate of ESS who is compensated for such services, and directors of ESS are eligible to receive awards. Only employees of ESS or its parent or subsidiary companies are eligible to receive incentive stock options.
Stock Options
. Stock options have been granted under the 2014 Equity Incentive Plan. Subject to the provisions of the 2014 Equity Incentive Plan, the administrator determines the term of an option, the number of shares subject to an option, and the time period in which an option may be exercised.
The term of an option is stated in the applicable award agreement, but the term of an option may not exceed 10 years from the grant date. The administrator determines the exercise price of options, which generally may not be less than 100% of the fair market value of our common stock on the grant date, unless expressly determined in writing by the administrator on the option’s grant date. However, an incentive stock option granted to an individual who directly or by attribution owns more than 10% of the total combined voting power of all of our classes of stock or of any our parent or subsidiary may have a term of no longer than five years from the grant date and will have an exercise price of at least 110% of the fair market value of our common stock on the grant date.
The administrator determines how a participant may pay the exercise price of an option, and the permissible methods are generally set forth in the applicable award agreement. The administrator has granted options that are exercisable prior to vesting, subject to the terms and conditions of an early exercise stock purchase agreement. Stock purchased prior to vesting generally are subject to a repurchase right in favor of ESS.

If a participant’s service with ESS or its affiliate terminates, that participant may exercise the vested portion of his or her option for the period of time stated in the applicable award agreement. Vested options generally will remain exercisable for three months (or such longer or shorter period of time (but not less than thirty days) as set forth in the applicable award agreement) if a participant’s service terminates for a reason other than death, disability, or cause. If a participant’s service terminates due to death, vested options generally will remain exercisable for eighteen months from the date of termination (or such other longer or shorter period (but not less than six months) as set forth in the applicable award agreement). If a participant’s service terminates for disability, vested options generally will remain exercisable for 12 months from the date of termination (or such other longer or shorter period (but not less than six months) as set forth in the applicable award agreement). If a participant’s service terminates for cause, the entire option will generally terminate immediately. In no event will an option remain exercisable beyond its original term. If a participant does not exercise his or her option within the time specified in the award agreement, the option will terminate. Except as described above, the administrator has the discretion to determine the post-termination exercisability periods for an option.
Non-Transferability
of Awards
. Unless determined otherwise by the administrator, options generally are not transferable except by will or by the laws of descent and distribution, and are exercisable during the lifetime of the participant only by the participant.
Certain Adjustments
. If any change that is made in, or other events that occur with respect to, common stock subject to the 2014 Equity Incentive Plan or subject to any award without the receipt of consideration by ESS through merger, consolidation, reorganization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure, or any similar equity restructuring transaction, the ESS Board will appropriately and proportionately adjust (i) the class(es) and maximum number of securities subject to the 2014 Equity Incentive Plan, (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of incentive stock options, and (iii) the class(es) and number of securities and price per share of stock subject to outstanding awards.
Dissolution or Liquidation
. Unless otherwise determined by the administrator, in the event of a dissolution or liquidation of ESS, all outstanding awards will terminate immediately prior to the completion of such dissolution or liquidation, and the shares of common stock subject to ESS’ repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by ESS notwithstanding the fact that the holder of such award is providing continuous service.
Corporate Transaction
. Unless otherwise agreed to by ESS or provided by the administrator, in the event of a “corporate transaction” (as defined in the 2014 Equity Incentive Plan), the ESS Board will take one or more of the following actions with respect to awards: (i) arrange for the Surviving Corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the award or to substitute a similar stock award for the award; (ii) arrange for the assignment of any reacquisition or repurchase rights held by ESS in respect of common stock issued pursuant to the award to the Surviving Corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company); (iii) accelerate the vesting, in whole or in part, of the award (and, if applicable, the time at which the award may be exercised) to a date prior to the effective time of such corporate transaction as the ESS Board shall determine (or, if the ESS Board shall not determine such a date, to the date that is five days prior to the effective date of the corporate transaction), with such award terminating if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction; (iv) arrange for the lapse of any reacquisition or repurchase rights held by ESS with respect to the award; (v) cancel or arrange for the cancellation of the award, to the extent not vested or not exercised prior to the effective time of the corporation transaction, in exchange for such cash consideration, if any, as the ESS Board, in its sole discretion, may consider appropriate; and (vi) make a payment, in such form as may be determined by the ESS Board equal to the excess, if any, of (A) the value of the property the holder of the award would have received upon the exercise of the award, over (B) any exercise price payable by such holder in connection with such exercise. The ESS Board need not take the same action with respect to all awards or with respect to all participants.
Amendment; Termination
. The administrator may amend the 2014 Equity Incentive Plan in any respect the ESS Board deems necessary or advisable. Except as provided in the 2014, rights under any award granted before an amendment of the 2014 Equity Incentive Plan will not be impaired by any amendment of the 2014 Equity Incentive Plan, unless the holder of such award consents in writing. The ESS Board may suspend or terminate the 2014 Equity Incentive Plan at any time.
Treatment of Equity Incentive Awards in Connection with the Merger.
In connection with the consummation of the Merger, the Company’s stockholders approved the 2021 Plan, replacing the 2014 Equity Incentive Plan. For more information about the 2021 Plan, see the section of this prospectus below titled “—
ESS 2021 Equity Incentive Plan
”.
ESS 2021 Equity Incentive Plan
On October 8, 2021, the Company’s 2021 Equity Incentive Plan (the “2021 Plan”) became effective. The 2021 Plan was approved by the Company’s stockholders at the Special Meeting. The 2021 Plan replaced the 2014 Equity Incentive Plan, which expired as to future grants as of the effective date of the Merger.
Summary of the 2021 Plan
The following paragraphs provide a summary of the principal features of the 2021 Plan and its operation. However, this summary is not a complete description of all of the provisions of the 2021 Plan and is qualified in its entirety by the specific language of the 2021 Plan.
Purpose of the 2021 Plan
The purposes of the 2021 Plan are to attract and retain personnel for positions with ESS, any parent or subsidiary, and any entity that is in control of, is controlled by or is under common control with ESS (such entities are referred to herein as, the company group); to provide additional incentive to employees, directors, and consultants; and to promote the success of our business. These incentives will be provided through the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, and performance awards as the administrator of the 2021 Plan may determine.
Eligibility
The 2021 Plan provides for the grant of incentive stock options, within the meaning of Section 422 of the Code, to ESS’ employees and any parent and subsidiary corporations’ employees, and for the grant of nonstatutory stock options, restricted stock, restricted stock units, stock appreciation rights, performance units and performance shares to employees, directors and consultants of ESS and the company group.
We have, collectively, six
non-employee
directors, and approximately 150 full-time employees (including our employee directors).
Authorized Shares
Subject to the adjustment provisions contained in the 2021 Plan and the evergreen provision described below, the maximum number of shares of Common Stock that may be issued pursuant to awards under the 2021 Plan is (i) 12,210,000 shares of Common Stock, plus (ii) any shares of Common Stock subject to stock options, restricted stock units or other awards that were assumed in the Merger and terminate as a result of being unexercised or are forfeited to or repurchased by ESS, with the maximum number of shares to be added to the

2021 Plan pursuant to clause (ii) equal to 5,153,522 shares of Common Stock. The 2021 Plan also includes an evergreen provision that provides for an automatic annual increase to the number of shares of Common Stock available for issuance under the 2021 Plan on the first day of each fiscal year beginning with the 2021 fiscal year, equal to the least of:

•	15,260,000 shares of Common Stock;

•	5% of the total number of shares of all classes of Common Stock as of the last day of our immediately preceding fiscal year; or

•	Such lesser amount determined by the administrator.
The 2021 Plan provides that the evergreen provision will terminate following the increase on the first day of the 2031 fiscal year.
Generally, if an award expires or becomes unexercisable without having been exercised in full, or, with respect to restricted stock, restricted stock units or performance awards, is forfeited to or reacquired by us due to the failure to vest, the unpurchased shares (or for awards other than options or stock appreciation rights, the forfeited or repurchased shares) that were subject to such awards will become available for future grant or sale under the 2021 Plan (unless it has terminated). With respect to stock appreciation rights, only shares actually issued will cease to be available. Shares that actually have been issued under the 2021 Plan under any award will not be returned to the 2021 Plan and will not become available for future distribution under the 2021 Plan; provided, however, that if shares issued pursuant to awards of restricted stock, restricted stock units, performance shares or performance units are repurchased by ESS or are forfeited to ESS, such shares will become available for future grant under the 2021 Plan. Shares used to pay the exercise price of an award or to satisfy the tax withholding obligations related to an award will become available for future grant or sale. To the extent an award is paid out in cash rather than shares, such cash payment will not reduce the number of shares available for issuance. If the ESS Board, or a committee appointed by the ESS Board, grants awards in substitution for equity compensation awards outstanding under a plan maintained by an entity acquired by or that becomes a part of any member of the company group, the grant of those substitute awards will not decrease the number of shares available for issuance under the 2021 Plan.
If any extraordinary dividend or other extraordinary distribution (whether in cash, shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination,
reclassification, repurchase, or exchange of shares or other securities of ESS, issuance of warrants or other rights to acquire securities of ESS, other change in the corporate structure of ESS affecting the shares, or any similar equity restructuring transaction affecting the shares occurs, the administrator, to prevent diminution or enlargement of the benefits or potential benefits intended to be provided under the 2021 Plan, will adjust the number and class of shares that may be delivered under the 2021 Plan; the number, class, and price of shares covered by each outstanding award; and the numerical share limits contained in the 2021 Plan.
Plan Administration
The 2021 Plan will be administered by the compensation committee or by the ESS Board acting in place of the compensation committee and are referred to as the administrator. Different administrators may administer the 2021 Plan with respect to different groups of service providers. The ESS Board may retain the authority to concurrently administer the 2021 Plan and revoke the delegation of some or all authority previously delegated.
Subject to the terms of the 2021 Plan and applicable laws, the administrator generally will have the power in its sole discretion to make any determinations and perform any actions deemed necessary or advisable for administering the 2021 Plan. The administrator will have the power to administer the 2021 Plan, including but not limited to the power to construe and interpret the 2021 Plan and awards granted under the 2021 Plan, and determine the terms of awards, including but not limited to the exercise price (if any), the number of shares of Common Stock subject to each award, the time when awards may vest or be exercised (including the ability to accelerate the vesting and exercisability of awards), and the form of consideration payable upon exercise, if applicable. The administrator may select the service providers to whom awards may be granted and approve forms of awards agreements under the 2021 Plan. The administrator will also have the authority to amend awards (including but not limited to the discretionary authority to extend the post-termination exercisability period of awards and to extend the maximum term of an option) and to temporarily suspend the exercisability of an award if the administrator deems such suspension to be necessary or appropriate for administrative purposes, subject to the provisions of the 2021 Plan. Unless a participant is on an approved leave of absence, the administrator will have sole discretion to determine the date on which a participant stops actively providing services to ESS or the company group. The administrator’s decisions, determinations, and interpretations are final and binding on all participants and any other holders of awards.
Stock Options
Options may be granted under the 2021 Plan. Subject to the provisions of the 2021 Plan, the administrator will determine the terms and conditions of options, including when such options vest and become exercisable (and the administrator will have the discretion to accelerate the time at which such options will vest or become exercisable). The per share exercise price of any option generally must be at least 100% of the fair market value of a share on the date of grant, and the term of an incentive stock option may not be more than 10 years. However, with respect to any incentive stock option granted to an individual who owns 10% of the voting power of all classes of stock of ESS or any of its parent or subsidiary corporations, the term of such option must not exceed 5 years, and the per share exercise price of such incentive stock option must be at least 110% of the fair market value of a share on the grant date. After a participant’s service terminates, he or she generally may exercise the vested portion of his or her option for the period of time stated in his or her option agreement. Generally, the fair market value of a share is the closing sales price of a share on the relevant date as quoted on the NYSE. In no event may an option be exercised later than the expiration of its term, except in certain circumstances where the expiration occurs during a period where exercise is not permitted under applicable law, as described more fully in the 2021 Plan. Subject to the provisions of the 2021 Plan, the administrator will determine the other terms of options, including but not limited to the acceptable forms of consideration for exercising an option.
Stock Appreciation Rights
Stock appreciation rights may be granted under the 2021 Plan. Stock appreciation rights allow the recipient to receive the appreciation in the fair market value of Common Stock between the exercise date and the date of grant. Subject to the provisions of the 2021 Plan, the administrator will determine the terms and conditions of stock appreciation rights, including when such rights vest and become exercisable (and the administrator will have the discretion to accelerate the time at which such rights will vest or become exercisable) and whether to pay any increased appreciation in cash, shares, or a combination of both. The per share exercise price of a stock appreciation right must be at least 100% of the fair market value a share on the date of grant with respect to United States taxpayers, and the term of a stock appreciation right will be 10 years. After a participant’s service terminates, he or she generally may exercise the vested portion of his or her stock appreciation right for the period of time stated in his or her option agreement. However, in no event may a stock appreciation right be exercised later than the expiration of its terms, except in certain circumstances where the expiration occurs during a period where exercise is not permitted under applicable law, as described more fully in the 2021 Plan.
Restricted Stock
Restricted stock may be granted under the 2021 Plan. Restricted stock awards are grants of shares that vest in accordance with terms and conditions established by the administrator. The administrator will determine the number of shares of restricted stock granted to any employee, director or consultant. The administrator may impose whatever conditions to vesting it determines to be appropriate (for example, the administrator may set restrictions based on the achievement of specific performance goals or continued service to us or members of the company group), and the administrator will have the discretion to accelerate the time at which any restrictions will lapse or be removed. Recipients of restricted stock awards generally will have voting but will not have dividend rights with respect to such shares upon grant without regard to the restriction, unless the administrator provides otherwise. Shares of restricted stock as to which the restrictions have not lapsed are subject to our right of repurchase or forfeiture.
Restricted Stock Units
Restricted stock units may be granted under the 2021 Plan. Restricted stock units are bookkeeping entries representing an amount equal to the fair market value of one Share. The administrator will determine the terms and conditions of restricted stock units including the vesting criteria (which may include accomplishing specified performance criteria or continued service to us) and the form and timing of payment. The administrator will have the discretion to accelerate the time at which any restrictions will lapse or be removed and to settle earned restricted stock units in cash, shares, or a combination of both.
Performance Awards
Performance awards may be granted under the 2021 Plan. Performance awards are awards that will result in a payment to a participant only if objectives established by the administrator are achieved or the awards otherwise vest. The administrator will establish organizational or individual performance objectives in its discretion, which, depending on the extent to which they are met, will determine the value of the payout for the performance awards to be paid out to participants. The administrator will have the discretion to reduce or waive any performance objectives or other vesting provisions for performance awards. Performance awards will have a threshold, target, and maximum payout value established by the administrator on or before to the grant date. The administrator will have the discretion to pay earned performance awards in the form of cash, shares, or in some combination of both.
Non-Employee Directors
The 2021 Plan provides that
any non-employee director,
in any fiscal year, may not be paid, issued or granted cash compensation and equity awards under the 2021 Plan with an aggregate value of more than $750,000, increased to $1,000,000 in connection with the non-employee director’s
initial service, with the value of each equity award based on its grant date fair value. For purposes of this limitation, the grant date fair value is determined in accordance with GAAP. Any cash compensation or equity awards granted under the 2021 Plan to a non-employee director
for his or her services as an employee, or for his or her services as a consultant (other than as a non-employee director),
will not count for purposes of the limitation. The maximum limit does not reflect the intended size of any potential compensation or equity awards to our non-employee directors.
Non-Transferability of
Awards
Unless the administrator provides otherwise, the 2021 Plan generally does not allow for the transfer or disposal of awards and only the recipient of an award may exercise an award during his or her lifetime. Any unauthorized transfer will be void.
Dissolution or Liquidation
If there is a proposed liquidation or dissolution of ESS, the administrator will notify participants at such time before the effective date of such event as the administrator determines and all awards, to the extent that they have not been previously exercised, will terminate immediately before the consummation of such event.

Merger or Change in Control
The 2021 Plan provides that if there is a merger or a “change in control” (as defined under the 2021 Plan) of ESS, each outstanding award will be treated as the administrator determines (subject to the following paragraph) without a participant’s consent, including that an award be continued by the successor corporation or that vesting of awards may accelerate automatically upon consummation of the transaction. The administrator will not be required to treat all awards, portions of awards or participants similarly and may modify awards, subject to the provisions of the 2021 Plan.
With respect to awards held by
a non-employee director,
in the event of a change in control, the
non-employee
director will fully vest in and have the right to exercise his or her options and/or stock appreciation rights, all restrictions on his or her restricted stock and restricted stock units will lapse, and, with respect to awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met, unless specifically provided otherwise under the applicable award agreement or other written agreement with the participant.
Forfeiture and Clawback
All awards granted under the 2021 Plan will be subject to recoupment under any clawback policy that we are required to adopt under applicable law or listing standards. In addition, the administrator may provide in an award agreement that the recipient’s rights, payments, and benefits with respect to such award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of specified events. If ESS is required to prepare an accounting restatement due to the material noncompliance of ESS with any applicable securities laws as a result of a participant’s misconduct or if a participant is subject to forfeiture under applicable law, the participant must reimburse ESS in the amount of any payment in settlement of an award earned or accrued during the 12-month period
following the first public issuance or filing with the SEC (whichever first occurred) of the financial document embodying such financial reporting requirement.
Amendment or Termination
The 2021 Plan became effective upon the Closing and will continue in effect until terminated by the administrator, however no incentive stock options may be granted after the ten-year
anniversary of the adoption of the 2021 Plan by the ESS Board, and the evergreen feature of the 2021 Plan will terminate following the increase on the first day of the 2030 fiscal year. In addition, the ESS Board will have the authority to amend, suspend, or terminate the 2021 Plan, but such action generally may not materially impair the rights of any participant without his or her written consent.
Summary of U.S. Federal Income Tax Consequences
The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the 2021 Plan. The summary is based on existing U.S. laws and regulations as of October 2020, and there can be no assurance that those laws and regulations will not change in the future. The summary does not purport to be complete and does not discuss the tax consequences upon a participant’s death, or the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside. As a result, tax consequences for any particular participant may vary based on individual circumstances.
Incentive Stock Options
A participant recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an option that qualifies as incentive stock option under Section 422 of the Code. If a participant exercises the option and then later sells or otherwise disposes of the shares acquired through the exercise the option after both the two-year anniversary
of the date the option was granted and
the one-year anniversary
of the exercise, the participant will recognize a capital gain or loss equal to the difference between the sale price of the shares and the exercise price, and we will not be entitled to any deduction for federal income tax purposes.

However, if the participant disposes of such shares either on or before the two-year
anniversary of the date of grant or on or before the
one-year anniversary
of the date of exercise (a “disqualifying disposition”), any gain up to the excess of the fair market value of the shares on the date of exercise over the exercise price generally will be taxed as ordinary income, unless the shares are disposed of in a transaction in which the participant would not recognize a gain (such as a gift). Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the participant upon the disqualifying disposition of the shares generally should be deductible by us for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.
For purposes of the alternative minimum tax, the difference between the option exercise price and the fair market value of the shares on the exercise date is treated as an adjustment item in computing the participant’s alternative minimum taxable income in the year of exercise. In addition, special alternative minimum tax rules may apply to certain subsequent disqualifying dispositions of the shares or provide certain basis adjustments or tax credits for purposes.
Nonstatutory Stock Options
A participant generally recognizes no taxable income as the result of the grant of such an option. However, upon exercising the option, the participant normally recognizes ordinary income equal to the amount that the fair market value of the shares on such date exceeds the exercise price. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of the shares acquired by the exercise of a nonstatutory stock option, any gain or loss (based on the difference between the sale price and the fair market value on the exercise date) will be taxed as capital gain or loss. No tax deduction is available to us with respect to the grant of a nonstatutory stock option or the sale of the shares acquired through the exercise of the nonstatutory stock option.
Stock Appreciation Rights
In general, no taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant generally will recognize ordinary income in an amount equal to the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.
Restricted Stock Awards
A participant acquiring shares of restricted stock generally will recognize ordinary income equal to the fair market value of the shares on the vesting date. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The participant may elect, pursuant to Section 83(b) of the Code to accelerate the ordinary income tax event to the date of acquisition by filing an election with the IRS no later than thirty days after the date the shares are acquired. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.
Restricted Stock Unit Awards
There are no immediate tax consequences of receiving an award of restricted stock units. A participant who is awarded restricted stock units generally will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such participant at the end of the applicable vesting period or, if later, the settlement date elected by the administrator or a participant. Any additional gain or loss recognized upon any later disposition of any shares received would be capital gain or loss.

Performance Awards
A participant generally will recognize no income upon the grant of a performance award. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any unrestricted shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.
Section 409A
Section 409A of the Code provides certain requirements for
non-qualified
deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. Awards granted under the 2021 Plan with a deferral feature will be subject to the requirements of Section 409A. If an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation.
Tax Effect
ESS generally will be entitled to a tax deduction in connection with an award under the 2021 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option) except to the extent such deduction is limited by applicable provisions of the Code. Special rules limit the deductibility of compensation paid to our chief executive officer and certain “covered employees” as determined under Section 162(m) and applicable guidance. Under Section 162(m), the annual compensation paid to any of these specified individuals will be deductible only to the extent that it does not exceed $1,000,000.
THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF U.S. FEDERAL INCOME TAXATION UPON PARTICIPANTS AND ESS WITH RESPECT TO AWARDS UNDER THE 2021 PLAN. IT DOES NOT PURPORT TO BE COMPLETE AND DOES NOT DISCUSS THE IMPACT OF EMPLOYMENT OR OTHER TAX REQUIREMENTS, THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH, OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE, OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.
Number of Awards Granted to Employees, Consultants and Directors
The number of awards that an employee, director, or consultant may receive under the 2021 Plan is in the discretion of the administrator and therefore cannot be determined in advance. We have not previously sponsored an equity incentive plan, and, therefore, the aggregate number of shares of Common Stock, which would have been received by or allocated to our named executive officers; executive officers, as a group; directors who are not executive officers, as a group; and all other current employees who are not executive officers, as a group is not determinable.
ESS 2021 Employee Stock Purchase Plan
On October 8, 2021, the Company’s 2021 Employee Stock Purchase Plan (the “ESPP”) became effective. The ESPP was approved by the Company’s stockholders at the Special Meeting.
Purpose of the ESPP
The purpose of the ESPP is to provide eligible employees with an opportunity to purchase shares of the Common Stock through accumulated contributions, which generally will be made through payroll deductions.

The ESPP permits the administrator to grant purchase rights that qualify for preferential tax treatment under Section 423 of the Code. In addition, the ESPP authorizes the grant of purchase rights that do not qualify under Code Section 423 pursuant to rules, procedures or sub-plans
adopted by the administrator that are designed to achieve desired tax or other objectives.
Shares Available for Issuance
If STWO’s shareholders approve the ESPP, and subject to adjustment upon certain changes in our capitalization as described in the ESPP, the maximum number of shares of Common Stock that will be available for issuance under the ESPP will be 3,060,000 shares. The shares may be authorized, but unissued, or reacquired Common Stock. The number of shares of Common Stock available for issuance under the ESPP will be increased on the first day of each fiscal year beginning with the 2021 fiscal year equal to the least of (i) 3,060,000 shares of Common Stock, (ii) one percent (1%) of the outstanding shares of all classes of Common Stock on the last day of the immediately preceding fiscal year, or (iii) an amount determined by the administrator.
We currently are unable to determine how long this share reserve may last because the number of shares that will be issued in any year or offering period depends on a variety of factors that cannot be predicted with certainty, including, for example, the number of employees who elect to participate in the ESPP, the level of contributions made by participants and the future price of shares of Common Stock.
Administration
The ESPP will be administered by the ESS Board or a committee appointed by the ESS Board that is constituted to comply with applicable laws (including the compensation committee). We expect the compensation committee to be the administrator of the ESPP. Subject to the terms of the ESPP, the administrator will have full and exclusive discretionary authority to construe, interpret and apply the terms of the ESPP, to delegate ministerial duties to any of our employees, to designate separate offerings under the ESPP, to designate subsidiaries and affiliates as participating in the Section 423 Component and the Non-Section 423
Component, to determine eligibility, to adjudicate all disputed claims filed under the ESPP and to establish such procedures that it deems necessary or advisable for the administration of the ESPP. The administrator is authorized to adopt rules and procedures in order to: determine eligibility to participate, determine the definition of compensation for the purposes of contributions to the ESPP, handle contributions to the ESPP, coordinate the making of contributions to the ESPP, establish bank or trust accounts to hold contributions to the ESPP, effect the payment of interest, effect the conversion of local currency, satisfy obligations to pay payroll tax, determine beneficiary designation requirements, implement and determine withholding procedures and determine procedures for the handling of stock certificates that vary with applicable local requirements. The administrator will also be authorized to determine that, to the extent permitted by applicable law, the terms of a purchase right granted under the ESPP or an offering to citizens or residents of a non-U.S. jurisdiction
will be less favorable than the terms of options granted under the ESPP or the same offering to employees resident solely in the United States. Every finding, decision and determination made by the administrator will, to the full extent permitted by law, be final and binding upon all parties.
Eligibility
Generally, all of our employees will be eligible to participate if they are customarily employed by us, or any participating subsidiary or affiliate, for at least 20 hours per week and more than five months in any calendar year. The administrator, in its discretion, may, prior to an enrollment date, for all options to be granted on such enrollment date in an offering, determine that an employee who (i) has not completed at least two years of service (or a lesser period of time determined by the administrator) since his or her last hire date, (ii) customarily works not more than 20 hours per week (or a lesser period of time determined by the administrator), (iii) customarily works not more than five months per calendar year (or a lesser period of time determined by the administrator), (iv) is a highly compensated employee within the meaning of Section 414(q) of the Code, or (v) is a highly compensated employee within the meaning of Section 414(q) of the Code with compensation above a certain level or is an officer or subject to disclosure requirements under Section 16(a) of the Exchange Act, is or is not eligible to participate in such offering period.
However, an employee may not be granted rights to purchase shares of Common Stock under the ESPP if such employee:

•
immediately after the grant would own capital stock and/or hold outstanding options to purchase such stock possessing 5% or more of the total combined voting power or value of all classes of capital stock of ours or of any parent or subsidiary of ours; or

•
holds rights to purchase shares of Common Stock under all employee stock purchase plans of ours or any parent or subsidiary of ours that accrue at a rate that exceeds $25,000 worth of shares of Common Stock for each calendar year in which such rights are outstanding at any time.

Offering Periods
The ESPP will include a component that allows us to make offerings intended to qualify under Section 423 of the Code and a component that allows us to make offerings not intended to qualify under Section 423 of the Code to designated companies, as described in the ESPP. Offering periods will begin and end on such dates as may be determined by the administrator in its discretion, in each case on a uniform and nondiscriminatory basis, and may contain one or more purchase periods. The administrator may change the duration of offering periods (including commencement dates) with respect to future offerings so long as such change is announced prior to the scheduled beginning of the first offering period affected. No offering period may last more than 27 months.
Contributions
The ESPP will permit participants to purchase shares of Common Stock through contributions (in the form of payroll deductions or otherwise to the extent permitted by the administrator) of up to 15% of their eligible compensation, or such other limit established by the administrator from time to time in its discretion and on a uniform and nondiscretionary basis for all options to be granted on an enrollment date in an offering, which includes a measure to be determined by the Administrator. Unless otherwise determined by the administrator, during any offering period, a participant may not increase the rate of his or her contributions and may only decrease the rate of his or her contributions (including to 0%) one time.
Exercise of Purchase Right
Amounts contributed and accumulated by the participant will be used to purchase shares of Common Stock at the end of each purchase period. A participant may purchase up to a maximum number shares of Common Stock to be determined by the Administrator during a purchase period. The purchase price of the shares will be determined by the administrator from time to time, in its discretion and on a uniform and nondiscriminatory basis for all options to be granted on an enrollment date, provided that in no event may the purchase price be less than 85% of the lower of the fair market value of Common Stock on the first trading day of the offering period or on the exercise date, which is generally the last trading day of a purchase period. Participants may end their participation at any time during an offering period and will be paid their accrued contributions that have not yet been used to purchase shares of Common Stock. Participation ends automatically upon termination of employment with us.
Termination of Participation
Participation in the ESPP generally will terminate when a participating employee’s employment with us or a designated company ceases for any reason, the employee withdraws from the ESPP or we terminate or amend the

ESPP such that the employee no longer is eligible to participate. An employee may withdraw his or her participation in the ESPP at any time in accordance with procedures, and prior to any applicable deadline, specified by the administrator. Upon withdrawal from the ESPP, in general the employee will receive all amounts credited to his or her account without interest (unless otherwise required under applicable law) and his or her payroll withholdings or contributions under the ESPP will cease.
Non-Transferability
Neither contributions credited to a participant’s account nor rights to purchase shares of Common Stock and any other rights and interests under the ESPP may be assigned, transferred, pledged or otherwise disposed of (other than by will, the laws of descent and distribution or beneficiary designation in the event of death). Any attempt at such prohibited disposition will be without effect, except that we may treat such act as an election to withdraw participation.
Certain Transactions
In the event that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination,
reclassification, repurchase, or exchange of shares of Common Stock or our other securities, or other change in our corporate structure affecting the Common Stock occurs (other than any ordinary dividends or other ordinary distributions), the administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the ESPP in such manner it may deem equitable, will adjust the number and class of Common Stock that may be delivered under the ESPP, the purchase price per share, the number of shares of Common Stock covered by each purchase right under the ESPP that has not yet been exercised, and the numerical limits of the ESPP.
In the event of our proposed dissolution or liquidation, any ongoing offering periods will be shortened and will terminate immediately before consummation of the proposed dissolution or liquidation following the purchase of shares of Common Stock under the shortened offering periods, unless provided otherwise by the administrator. Prior to the new exercise date, the administrator will notify participants regarding the new exercise date and the exercise to occur on such date.
In the event of a merger or “change in control” (as defined in the ESPP), each outstanding option under the ESPP will be assumed or substituted for by the successor corporation or its parent or subsidiary. In the event that options are not assumed or substituted for, the offering period will be shortened by setting a new exercise date on which the offering period will end, which will occur prior to the closing of the merger or change in control. Prior to the new exercise date, the administrator will notify participants regarding the new exercise date and the exercise to occur on such date.
Amendment; Termination
The administrator will have the authority to amend, suspend or terminate the ESPP. The ESPP automatically will terminate in 2041, unless we terminate it sooner. If the administrator determines that the ongoing operation of the ESPP may result in unfavorable financial accounting consequences, the administrator may modify, amend or terminate the ESPP to reduce or eliminate such accounting consequence. If the ESPP is terminated, the administrator in its discretion may terminate all outstanding offering periods either immediately or after consummation of the purchase of shares of Common Stock under the ESPP (which may be adjusted to occur sooner than originally scheduled), or in accordance with their terms. If options are terminated prior to their expiration, then all amounts credited to participants that have not been used to purchase shares of Common Stock will be returned, without interest (unless otherwise required under applicable law), as soon as administratively practicable.

Summary of U.S. Federal Income Tax Consequences
The following summary is intended only as a general guide to the material U.S. federal income tax consequences of participation in the ESPP. The summary is based on existing U.S. laws and regulations, and there can be no assurance that those laws and regulations will not change in the future. The summary does not purport to be complete and does not discuss the tax consequences upon a participant’s death, or the provisions of the income tax laws of any municipality, state or non-U.S. jurisdiction
to which the participant may be subject. As a result, tax consequences for any particular participant may vary based on individual circumstances.
The ESPP is intended to qualify as an employee stock purchase plan within the meaning of Section 423 of the Code. Under an employee stock purchase plan that so qualifies, no taxable income will be recognized by a participant, and no deductions will be allowable to ESS, upon either the grant or the exercise of the purchase rights. Taxable income will not be recognized until there is a sale or other disposition of the shares of Common Stock acquired under the ESPP or in the event of the participant’s death while still owning the purchased shares of Common Stock.
If the participant sells or otherwise disposes of the purchased shares of Common Stock within two years after the start date of the offering period in which the shares of Common Stock were acquired or within one year after the actual purchase date of those shares of Common Stock, then the participant generally will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the shares of Common Stock on the purchase date exceeded the purchase price paid for those shares of Common Stock, and we will be entitled to an income tax deduction equal in amount to such excess, for the taxable year in which such disposition occurs. The amount of this ordinary income will be added to the participant’s basis in the shares of Common Stock, and any resulting gain or loss recognized upon the sale or disposition will be a capital gain or loss. If the shares of Common Stock have been held for more than one year since the date of purchase, the gain or loss will be long-term.
If the participant sells or disposes of the purchased shares of Common Stock more than two years after the start date of the offering period in which the shares of Common Stock were acquired and more than one year after the actual purchase date of those shares of Common Stock, then the participant generally will recognize ordinary income in the year of sale or disposition equal to the lesser of (a) the amount by which the fair market value of the shares of Common Stock on the sale or disposition date exceeded the purchase price paid for those shares of Common Stock, or (b) 15% of the fair market value of the shares of Common Stock on the start date of that offering period. Any additional gain upon the disposition will be taxed as a long-term capital gain. Alternatively, if the fair market value of the shares of Common Stock on the date of the sale or disposition is less than the purchase price, there will be no ordinary income and any loss recognized will be a long-term capital loss. We will not be entitled to an income tax deduction with respect to such disposition.
In addition, a participant’s annual “net investment income,” as defined in Section 1411 of the Code, may be subject to a 3.8% U.S. federal surtax. Net investment income may include capital gain and/or loss arising from the disposition of shares of Common Stock purchased under the ESPP. Whether a participant’s net investment income will be subject to this surtax will depend on the participant’s level of annual income and other factors.
If the participant still owns the purchased shares of Common Stock at the time of death, the lesser of (i) the amount by which the fair market value of the shares of Common Stock on the date of death exceeds the purchase price or (ii) 15% of the fair market value of the shares of Common Stock on the start date of the offering period in which those shares of Common Stock were acquired will constitute ordinary income in the year of death.
Plan Benefits
Participation in the ESPP is voluntary and dependent on each eligible employee’s election to participate, the amount of his or her eligible compensation, and his or her determination as to the portion of his or her eligible compensation to contribute to the ESPP. Further, the number of shares of Common Stock that may be purchased under the ESPP is determined, in part, by the price of our shares of Common Stock on the first day of each offering period and applicable exercise date of each purchase period. Accordingly, the actual number of shares of Common Stock that would be purchased by any individual under the ESPP in the future is not determinable. We have not previously sponsored an employee stock purchase plan, and, therefore, the number of shares of Common Stock which would have been received by or allocated to our named executive officers, all current executive officers as a group, and all other current employees who may participate in the ESPP as a group are not determinable. Non-employee directors
are not eligible to participate in the ESPP.
Bonus Plan
Each of ESS’ executive officers is eligible for an annual bonus under our bonus plan. For 2020, each of ESS’ named executive officers had a bonus target express as a percentage of his or her salary, 50% in the case of Mr. Evans and Dr. Song and 30% in the case of Mr. Moftakhar, and the ESS Board determined actual bonuses based upon an assessment of achievement of corporate goals, which included specified technology, engineering, product development, operations and manufacturing, business development and sales, human capital, and finance goals.
Outstanding Equity Awards at 2020 Year End
The following table presents information regarding outstanding equity awards held by ESS’ named executive officers as of December 31, 2020.

	Option Awards (1)
Name	Grant Date		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date
Craig Evans	1/22/2016	(2)	30,000	—	0.15	1/22/2026
	4/20/2018	(3)	216,459	—	0.4503	4/20/2028
	7/24/2020	(4)	—	125,000	0.4862	7/24/2030
Dr. Julia Song	1/22/2016	(2)	64,500	—	0.15	1/22/2026
	4/20/2018	(3)	236,459	—	0.4503	4/20/2028
	7/24/2020	(5)	23,958	206,042	0.4862	7/24/2030
Amir Moftakhar	1/11/2020	(6)	177,099	209,299	0.4862	1/10/2030
	12/18/2020	(7)	5,208	119,792	0.49	12/18/2030

(1)	All stock options were granted pursuant to the 2014 Equity Incentive Plan.
(2)	The option was fully vested at grant.
(3)	1/36 th of the total shares vested each month beginning on February 1, 2017.
(4)	1/48 th of the total shares vested or will vest each month beginning on February 22, 2021, subject to the holder’s continuous service through each vesting date.
(5)	1/48 th of the total shares vested or will vest each month beginning on August 24, 2020, subject to the holder’s continuous service through each vesting date.
(6)	1/4 th of the total shares vested on February 18, 2020, and 1/48 th vested or will vest each month thereafter, subject to the holder’s continuous service through each vesting date.
(7)	1/48 th of the total shares vested or will vest each month beginning on November 23, 2020, subject to the holder’s continuous service through each vesting date.

Benefits and Perquisites
ESS provides benefits to its named executive officers on the same basis as provided to all of its employees, including health, dental and vision insurance; life insurance; accidental death and dismemberment insurance; critical illness insurance;
short-and
long-term disability insurance; a health savings account; a wellness incentive; and a tax-qualified
Section 401(k) plan. ESS matches 100% of the first 3% of employee- deferred amounts, and 50% of employee-deferred amounts between 3% and 5%. ESS does not maintain any executive-specific benefit or perquisite programs.
Executive Officer Employment Agreements
Craig Evans
ESS entered into an employment agreement with Craig Evans, our President,
Co-Founder
and director (and former Chief Executive Officer), on May 23, 2021. Mr. Evans’s base salary is $275,000, and he is eligible for an annual cash incentive bonus of up to 90% of his base salary.
Mr. Evans is an
at-will
employee. ESS or Mr. Evans may terminate his employment at any time for any reason. Mr. Evans’s employment agreement provides for an initial term through May 23, 2024, with additional one-year
terms thereafter, unless either ESS or Mr. Evans provides notice of the decision to not renew the term at least 60 days before the end of a term.
Non-renewal
by ESS will constitute a termination without “cause” (as defined in Mr. Evans’s employment agreement). During the period commencing on May 23, 2021, and continuing for the eighteen months following the date that his employment is terminated for any reason, Mr. Evans is prohibited from soliciting certain current and former ESS service providers and customers.
If we terminate Mr. Evans’s employment without cause or Mr. Evans terminates his employment for “good reason” (as defined in Mr. Evans’s employment agreement) other than in connection with a “change in control” (as defined in Mr. Evans’s employment agreement), then Mr. Evans will be entitled to continuing payments of base salary and
ESS-paid
COBRA coverage for 12 months following such termination, a
pro-rated
bonus payment for the fiscal year in which such termination occurs based on actual achievement, any earned but unpaid bonus from the year prior to such termination, and acceleration of his unvested and outstanding time-based equity awards to the extent that such awards would have vested had his employment continued for an additional six months following such termination. If we terminate Mr. Evans’s employment without cause or Mr. Evans terminates his employment for good reason in connection with a change in control, then Mr. Evans will be entitled to continuing payments of base salary and
ESS-paid
COBRA coverage for eighteen months following such termination, a pro-rated
bonus payment for the fiscal year in which such termination occurs based on actual achievement, any earned but unpaid bonus from the year prior to such termination, and 100% acceleration of his unvested and outstanding equity awards, with performance-based awards accelerating at target achievement. Receipt of any such termination benefits are subject to Mr. Evans signing and not revoking a separation agreement and release of claims in a form acceptable to ESS, which must become effective no later than the 60th day following the termination, and his compliance with the restrictive covenants described above.
Dr. Julia Song
ESS entered into an employment agreement with Dr. Julia Song, our Chief Technology Officer, on March 3, 2015. Dr. Song’s base salary is $175,000, and she is eligible for an annual cash incentive bonus.
Dr. Song’s employment agreement provides for no specific term and Dr. Song is an at-will
employee. ESS or Dr. Song may terminate her employment at any time for any reason.
If we terminate Dr. Song’s employment without “cause” or Dr. Song terminates her employment for “good reason” other than in connection with a “change in control” (as such terms are defined in Dr. Song’s employment agreement), then Dr. Song will be entitled to continuing payments of base salary and
ESS-paid
COBRA coverage

for six months, plus an additional month for each year ESS has positive cash flow, following such termination, and any earned but unpaid bonus. If we terminate Dr. Song’s employment without cause or Dr. Song terminates her employment for good reason in connection with a change in control, then Dr. Song will be entitled to continuing payments of base salary and
ESS-paid
COBRA coverage for 12 months following such termination and a lump sum payment equal to her target bonus then in effect. Receipt of any such termination benefits are subject to Dr. Song signing and not revoking a separation agreement and release of claims in a form acceptable to ESS.
Amir Moftakhar
ESS entered into an employment letter with Amir Moftakhar, our Chief Financial Officer, on July 31, 2019. Mr. Moftakhar’s base salary is $210,000, and he is eligible for an annual cash incentive bonus.
Mr. Moftakhar’s employment agreement provides for no specific term and Mr. Moftakhar is an at-will
employee. ESS or Mr. Moftakhar may terminate his employment at any time for any reason.
Eric Dresselhuys
ESS entered into an employment agreement with Eric Dresselhuys, our Chief Executive Officer, on April 1, 2021. Mr. Dresselhuys’s base salary is $300,000, and he is eligible for an annual cash incentive bonus of up to 90% of his base salary.
Mr. Dresselhuys’s employment agreement provides for the following equity awards:

•
An initial option grant covering a number of shares equal to 0.2% of the anticipated fully-diluted shares of ESS as of the Closing, with an exercise price per share equal to the fair market value of a share on the date of grant (the “initial option”). The initial option will vest as to 1/4th of the shares subject to the initial option on the one-year
anniversary of Mr. Dresselhuys’s start date, and 1/48th monthly thereafter, subject to Mr. Dresselhuys’s continued service through each vesting date.

•
An award of restricted stock units equal to 0.64% of the anticipated fully-diluted shares of ESS as of the Closing (the “time-based RSU award”). The time-based RSU award will vest as to 1/4th of the shares subject to the time-based RSU award on the one-year
anniversary of Mr. Dresselhuys’s start date, and 1/16th monthly thereafter, subject to Mr. Dresselhuys’s continued service through each vesting date.

•
An award of restricted stock units equal to 0.2% of the anticipated fully-diluted shares of ESS as of the Closing (the “stock-based RSU award”). The stock-based RSU award will vest as to 50% of the shares subject to the performance-based RSU award upon a “stock price target” (as defined in and determined under Mr. Dresselhuys’s employment agreement) of $12.50, and 50% upon a stock price target of $15.00, in case, subject to Mr. Dresselhuys’s continued service through each vesting date.

•
An award of restricted stock units equal to 0.4% of the anticipated fully-diluted shares of ESS as of the Closing (the “revenue-based RSU award”). The revenue-based RSU award will vest against achievement with respect to an annual revenue target, with no portion vesting if annual revenue is below $600 million, 100% vesting if annual revenue is $800 million, and 200% vesting if annual revenue is $1.6 billion, subject to Mr. Dresselhuys’s continued service through each vesting date. Linear interpolation will apply for achievement between annual revenue targets. Annual revenue will be determined based on the previous quarters preceding the end of any quarter, with the revenue-based RSU award terminating to the extent not vested on December 31, 2016.

Mr. Dresselhuys is an
at-will
employee. ESS or Mr. Dresselhuys may terminate his employment at any time for any reason. Mr. Dresselhuys’s employment agreement provides for an initial term from March 25, 2021 through March 25, 2025, with additional one-year
terms thereafter, unless either ESS or Mr. Dresselhuys

provides notice of the decision to not renew the term at least 60 days before the end of a term.
Non-renewal
by ESS will constitute a termination without “cause” (as defined in Mr. Dresselhuys’s employment agreement). During the period commencing on May 23, 2021 and continuing for the 18 months following the date that his employment is terminated for any reason, Mr. Dresselhuys is prohibited from soliciting certain current and former ESS service provides and customers.
If we terminate Mr. Dresselhuys’s employment without cause or Mr. Dresselhuys terminates his employment for “good reason” (as defined in Mr. Dresselhuys’s employment agreement) other than in connection with a “change in control” (as defined in Mr. Dresselhuys’s employment agreement), then Mr. Dresselhuys will be entitled to continuing payments of base salary and
ESS-paid
COBRA coverage for 12 months following such termination, a
pro-rated
bonus payment for the fiscal year in which such termination occurs based on actual achievement, any earned but unpaid bonus from the year prior to such termination, and acceleration of his unvested and outstanding time-based equity awards to the extent that such awards would have vested had his employment continued for an additional six months following such termination (except that, if the termination occurs between six months and 12 months after Mr. Dresselhuys’s start date, the number of months of additional vesting will be equal to the number of months of Mr. Dresselhuys’s service). If we terminate Mr. Dresselhuys’s employment without cause or Mr. Dresselhuys terminates his employment for good reason in connection with a change in control, then Mr. Dresselhuys will be entitled to continuing payments of base salary and
ESS-paid
COBRA coverage for eighteen months following such termination, a pro-rated
bonus payment for the fiscal year in which such termination occurs based on actual achievement, any earned but unpaid bonus from the year prior to such termination, and 100% acceleration of his unvested and outstanding equity awards, with performance-based awards accelerating at target achievement. Receipt of any such termination benefits are subject to Mr. Dresselhuys signing and not revoking a separation agreement and release of claims in a form acceptable to ESS, which must become effective no later than the sixtieth day following the termination, and his compliance with the restrictive covenants described above.
Director Compensation
Legacy ESS had no formal agreement under which its directors receive compensation for their service on the Legacy ESS board of directors or its committees. Legacy ESS’ policy is to reimburse non-employee
directors for reasonable and necessary
out-of-pocket
expenses incurred in connection with attending board and committee meetings or performing other services in their capacities as non-employee
directors, and occasionally grants stock options to Legacy ESS’
non-employee
directors.
The table below summarizes the compensation of each person serving as a Legacy ESS non-employee
director for the year ended December 31, 2020. Alexi Wellman joined the ESS Board in October 2021. Craig Evans did not receive any additional compensation for his service as a director in 2020 and Eric Dresselhuys was not a director in 2020. The compensation of Mr. Evans as a named executive officer is set forth above under “
Executive Compensation—Summary Compensation Table
.”

Name	All Other Compensation ($)		Total ($)
Michael R. Niggli	—		—
Raffi Garabedian	—		—
Rich Hossfeld	—		—
Shirley Speakman	—		—
Kyle Teamey	—		—
Daryl Wilson	$24,000	(1)	$24,000
Ken Schultz (2)	$19,436	(1)	$19,463

(1)	Represents fees for advisor services.
(2)	Ken Shultz resigned from the Legacy ESS board of directors on October 23, 2020.

Outside Director Compensation Policy
Following the Closing Date, on October 12, 2021, the ESS Board considered and approved the Outside Director Compensation Policy for non-employee directors.
The Outside Director Compensation Policy became effective upon the Closing Date. The Outside Director Compensation Policy is intended to formalize the Company’s policy regarding the compensation to its directors who are not employees of the Company (“Outside Directors”). The foregoing description of the Outside Director Compensation Policy is qualified in its entirety by the full text of the Outside Director Compensation Policy, which is available on the investor relations page of ESS’ website and is attached hereto as Exhibit 10.15 and incorporated herein by reference.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
STWO Related Party Transactions
Founder Shares
On July 27, 2020, the Sponsor paid $25,000, or approximately $0.003 per share, to cover certain expenses on our behalf in consideration of 7,187,500 STWO Class B Ordinary Shares, par value $0.0001. In September 2020, the Sponsor transferred 50,000 STWO Class B Ordinary Shares to each of our independent directors.
The Sponsor agreed to forfeit up to 937,500 founder shares to the extent that the over-allotment option was not exercised in full by the underwriters of our initial public offering, so that the founder shares would represent 20.0% of our issued and outstanding ordinary shares (excluding the private placement shares) after our initial public offering. The underwriters’ over-allotment option expired and the 937,500 founder shares were no longer subject to forfeiture.
Sponsor Letter Agreement
In connection with the Business Combination, ESS, Legacy ESS and the STWO Initial Shareholders entered into the Sponsor Letter Agreement pursuant to which the STWO Initial Shareholders (as defined therein) have agreed, among other things, to (i) vote in favor of approval of the Merger Agreement and the transactions contemplated thereby (including the Domestication and the Merger), (ii) waive any adjustment to the conversion ratio set forth in the Existing Governing Documents (as defined therein) of STWO, (iii) be bound by certain other covenants and agreements related to the Business Combination, (iv) terminate certain lock-up
provisions of that certain letter agreement, dated September 16, 2020, on the terms and conditions in the Sponsor Letter Agreement and (v) be bound by certain transfer restrictions during the lock-up
period described therein with respect to his, her or its shares in STWO prior to the Closing Date, or the earlier termination of the Merger Agreement.
Registration Rights Agreement
In connection with the Business Combination, ESS, the Sponsor and other holders of Common Stock entered into a Registration Rights Agreement (the “Registration Rights Agreement”), that superseded the registration and shareholder rights agreement between STWO and its initial shareholders, pursuant to which, among other things, the Sponsor and such holders were granted certain customary registration rights, demand rights and piggyback rights with respect to their respective shares of Common Stock.
Legacy ESS Related Party Transactions
In addition to the compensation arrangements, including employment and termination of employment, discussed in the section titled “
Executive Compensation
,” the following is a description of each transaction since January 1, 2018, and each currently proposed transaction, in which:

•	Legacy ESS has been or is to be a participant;

•	the amount involved exceeded or exceeds $120,000; and

•
any of Legacy ESS’ directors, executive officers, or beneficial holders of more than 5% of any class of Legacy ESS capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

Equity Financings
Series C Bridge Loan
In multiple closings in June 2018, July 2018, and August 2018, Legacy ESS issued and sold subordinated secured convertible promissory notes (the “First Tranche 2018 Convertible Notes”) payable to various investors with aggregate gross proceeds of $6.5 million. The First Tranche 2018 Convertible Notes accrued interest at a rate of 8% per annum. In connection with the issuance of the 2018 Convertible Notes, ESS issued warrants to purchase shares of Legacy ESS’ Series B preferred stock to purchasers of the 2018 Convertible Notes. In June 2019, Legacy ESS issued and sold an additional tranche of subordinated secured convertible promissory notes (the “Second Tranche 2018 Convertible Notes” and together with the First Tranche 2018 Convertible Notes, the “2018 Convertible Notes”) payable to various investors with aggregate gross proceeds of approximately $2.7 million. The Second Tranche 2018 Convertible Notes accrued interest at a rate of 5% per annum. In August 2019, the aggregate principal amount and accrued interest on the then-outstanding 2018 Convertible Notes were converted into shares of Legacy ESS
Series C-1
Preferred Stock pursuant to the terms of such convertible promissory note purchase agreements. The table below summarizes the sale and the conversion of the 2018 Convertible Notes and related issuance of warrants to related parties.

Investor	Shares of ESS Series C-1 Preferred Stock upon Conversion	Aggregate Principal Amount and Accrued Interest ($)	Warrant to Purchase Shares of ESS Series B Preferred Stock upon Issuance
Pangaea Ventures Fund III, LP	334,167	572,542	97,517
Entities affiliated with Michael Niggli (1)	578,170	520,493	88,652
Cycle Capital Fund III, L.P.	1,207,425	2,070,575	354,609
BASF Venture Capital GmbH	1,388,538	2,381,162	407,801
Presidio-IPM j.s.a	1,030,601	828,907	144,709

(1)	Michael Niggli is a member of the ESS board of directors.
Legacy ESS
Series C-1
Preferred Stock Financing
In multiple closings in August 2019 and October 2019, Legacy ESS sold an aggregate of 16,275,688 shares of Legacy ESS
Series C-1
Preferred Stock at a purchase price of $1.84248 per share, for an aggregate purchase price of approximately $30.0 million (inclusive of shares issued upon conversion of the 2018 Convertible Notes). The following table summarizes purchases of Legacy ESS
Series C-1
Preferred Stock by related parties:

Stockholder	Shares of ESS Series C-1 Preferred Stock	Total Purchase Price Commitment
BASF Venture Capital GmbH*	1,388,538	$2,506,685
Breakthrough Energy Ventures, LLC	5,427,467	$9,999,999
Cycle Capital Fund III, L.P.*	2,455,742	$4,479,725
Entities affiliated with Michael Niggli*	578,170	$1,053,328
Pangaea Ventures Fund III, LP*	334,167	$602,559
Presidio-IPM j.s.a*	1,790,446	$3,284,545
SB Energy Global Holdings One Ltd. (1)	814,120	$1,500,000

*	Includes shares issued upon conversion of the 2018 Convertible Notes.
(1)	Rich Hossfeld is a member of the Legacy ESS board of directors and an affiliate of SB Energy Global Holdings One Ltd.
Legacy ESS
Series C-2
Preferred Stock Financing
In March 2021, Legacy ESS sold an aggregate of 3,900,988 shares of Legacy ESS
Series C-2
Preferred Stock at a purchase price of $2.94797 per share and issued warrants to purchase 585,145 shares of Legacy ESS

Series C-2
Preferred Stock, for an aggregate purchase price of approximately $11.5 million. The following table summarizes purchases of Legacy ESS
Series C-2
Preferred Stock by related parties:

Stockholder	Shares of ESS Series C-2 Preferred Stock	Warrant Shares	Total Purchase Price Commitment
Breakthrough Energy Ventures, LLC	2,544,124	381,618	$7,500,001
Cycle Capital Fund III, L.P.	254,412	38,161	$749,999
Pangaea Ventures Fund III, LP	169,608	25,441	$499,999
Presidio-IPM j.s.a.	339,216	50,882	$999,999
In addition, Legacy ESS has agreed to issue and sell up to 5,427,464 additional shares of Legacy ESS
Series C-2
Preferred Stock at a purchase price of $2.94797 per share and warrants to purchase 14,365,207 shares of Legacy ESS
Series C-2
Preferred Stock to BEV and SBE for an aggregate purchase price of up to $16.0 million, subject to certain conditions.
Commercial Agreements
SBE Framework Agreement
In April 2021, Legacy ESS entered into a
non-binding
framework agreement, dated as of March 31, 2021, (the “Framework Agreement”) with an affiliate of SBE, which established a framework for the ongoing relationship between ESS and SBE with respect to identifying opportunities to deploy energy storage products to be supplied by ESS. Rich Hossfeld, a member of ESS’ board of directors, is affiliated with SBE. The Framework Agreement included terms providing for the deployment of 2 GWhs of energy storage starting in 2022 through 2026. At current forecasted prices and volumes, the Framework Agreement totals more than $300 million in revenue opportunities for ESS. As ESS and SBE finalize projects and deliveries into a rolling forecast, ESS will reserve production capacity to deliver these projects. To date, no orders have been placed under the Framework Agreement. SBE is under no obligation to place any firm orders with us and any future orders may be subject to future pricing or other commercial or technical negotiations, which we may not be able to satisfy, resulting in a diminished potential value of this relationship to us. For additional details, see “
Risk Factors—
Risks Related to Our Technology, Products and Manufacturing—Our relationship with SB Energy Global Holdings One Limited (“SBE”), an affiliate of Softbank Group Corp., is subject to various risks which could adversely affect our business and future prospects. There are no assurances that we will be able to commercialize iron flow batteries from our joint development relationship with SBE. In addition, SBE has no obligation to order any energy storage products from us under the framework agreement, including at any price point
.”
Employment Agreements
ESS has entered into employment agreements and offer letter agreements with its executive officers. See the section entitled “
Executive Compensation—Executive Officer Employment Agreements
.”
Indemnification Agreements
ESS entered into separate indemnification agreements with its directors and executive officers, in addition to the indemnification provided for in the Certificate of Incorporation and the Bylaws. These agreements, among other things, require ESS to indemnify ESS’ directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of ESS’ directors or executive officers or as a director or executive officer of any other company or enterprise to which the person provides services at ESS’ request. For more information regarding these indemnification arrangements, see “
Management—Limitation of Liability and Indemnification of Officers and Directors
.” ESS believes that these charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

The limitation of liability and indemnification provisions in the Certificate of Incorporation and the Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit ESS and its stockholders. A stockholder’s investment may decline in value to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.
Related Person Transactions Policy
Upon the Closing, the ESS Board adopted a written Related Person Transactions Policy that sets forth ESS’ policies and procedures regarding the identification, review, consideration and oversight of “related person transactions.” For purposes of ESS’ policy only, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which ESS or any of its subsidiaries are participants involving an amount that exceeds $120,000, in which any “related person” has a material interest.
Transactions involving compensation for services provided to ESS as an employee, consultant or director will not be considered related person transactions under this policy. A related person is any executive officer, director, nominee to become a director or a holder of more than 5% of any class of ESS’ voting securities (including Common Stock), including any of their immediate family members and affiliates, including entities owned or controlled by such persons.
Under the policy, the related person in question or, in the case of transactions with a holder of more than 5% of any class of ESS’ voting securities, an officer with knowledge of a proposed transaction, must present information regarding the proposed related person transaction to ESS’ audit committee (or, where review by ESS’ audit committee would be inappropriate, to another independent body of the ESS Board) for review. To identify related person transactions in advance, ESS will rely on information supplied by ESS’ executive officers, directors and certain significant stockholders. In considering related person transactions, ESS’ audit committee will take into account the relevant available facts and circumstances, which may include, but are not limited to:

•	the risks, costs, and benefits to ESS;

•	the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

•	the terms of the transaction;

•	the availability of other sources for comparable services or products; and

•	the terms available to or from, as the case may be, unrelated third parties.
ESS’ audit committee will approve only those transactions that it determines are fair to us and in ESS’ best interests. All of the transactions described above were entered into prior to the adoption of such policy.

PRINCIPAL AND SELLING STOCKHOLDERS
The following table sets forth certain information with respect to the beneficial ownership of our Common Stock as of November 30, 2021 for:

•	each of our executive officers;

•	each of our directors;

•	all of our executive officers and directors as a group;

•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares; and

•	the Selling Stockholders.
We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable. The information does not necessarily indicate beneficial ownership for any other purpose, including for purposes of Sections 13(d) and 13(g) of the Securities Act.
We have based our calculation of the percentage of beneficial ownership prior to this offering on 151,809,201 shares outstanding as of November 30, 2021 (which includes 15,674,969 shares of Earnout Stock and 125,958 shares of Expense Adjustment Stock). We have based on our calculation on the percentage of beneficial ownership after this offering on the resale of 125,952,180 shares by the Selling Stockholders.
In computing the number of shares beneficially owned by a person and the percentage ownership of that person, we deemed outstanding ordinary shares subject to options held by that person that are currently exercisable or exercisable within 60 days of November 30, 2021. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o ESS Tech, Inc., 26440 SW Parkway Ave., Bldg. 83, Wilsonville, Oregon 97070.

	Shares Beneficially Owned Prior to the Offering		Shares Sold in the Offering	Shares Beneficially Owned After the Offering
Name of Beneficial Owner	Shares	%		Shares	%
Executive Officers and Directors:
Eric Dresselhuys (1)	130,059	*	130,059	—	—
Craig Evans (2)	5,437,199	3.6	5,386,039	51,160	*
Amir Moftakhar (3)	623,542	*	416,279	207,263	*
Julia Song (4)	2,401,542	1.6	2,275,679	125,863	*
Raffi Garabedian (5)	24,868	*	24,688	—	—
Rich Hossfeld	—	—	—	—	—
Michael R. Niggli (6)	1,189,634	*	1,077,409	112,225	*
Shirley Speakman	—	—	—	—	—
Kyle Teamey	—	—	—	—	—
Alexi Wellman	—	—	—	—	—
Daryl Wilson (7)	183,499	*	46,364	137,135	*
All executive officers and directors as a group (11 persons) (8)	9,990,343	6.6	9,356,697	633,646	*

	Shares Beneficially Owned Prior to the Offering		Shares Sold in the Offering	Shares Beneficially Owned After the Offering
Name of Beneficial Owner	Shares	%		Shares	%
5% or Greater Stockholders:
BASF Venture Capital GmbH (9)	9,214,562	6.1	9,204,966	9,596	*
Breakthrough Energy Ventures, LLC (10)	18,558,721	12.2	18,539,233	19,488	*
Cycle Capital Fund III, L.P. (11)	11,291,652	7.4	11,279,698	11,954	*
Entities affiliated with Pangaea Ventures III LLC (12)	13,000,782	8.6	12,987,019	13,763	*
SB Energy Global Holdings One Ltd. (13)	35,953,699	23.7	35,920,931	32,768	*
Selling Stockholders:
Spring Creek Capital LLC (14)	5,000,000	3.3	5,000,000	—	—
Entities affiliated with Fidelity (15)	13,200,000	8.7	13,200,000	—	—
Entities affiliated with Presidio (16)	5,614,272	3.7	5,608,329	5,943	*
Evergy Ventures, Inc. (17)	3,117,715	2.1	3,114,415	3,300	*
All other selling stockholders (18)	1,888,624	1.2	1,740,892	147,732	*

*	Represents less than one percent.
(1)	Consists of 130,059 restricted stock units held by Mr. Dresselhuys.
(2)	Consists of (i) 5,332,700 shares held by Mr. Evans, (ii) 58,984 restricted stock units, and (iii) options to purchase 45,515 shares exercisable within 60 days of November 30, 2021.
(3)	Consists of (i) 315,588 shares held by Mr. Moftakhar, (ii) 101,026 restricted stock units, and (iii) options to purchase 206,928 shares exercisable within November 30, 2021.
(4)	Consists of (i) 2,221,405 shares held by Dr. Song, (ii) 56,626 restricted stock units, and (iii) options to purchase 123,511 shares exercisable within 60 days of November 30, 2021.
(5)	Consists of 24,868 restricted stock units held by Mr. Garabedian.
(6)
Consists of (i) 480,166 shares held by Mr. Niggli, (ii) 227,400 shares held by the Michael R. Niggli Family Trust to which Mr. Niggli is the trustee, (iii) 85,225 shares held by the Chloe D Niggli 2021 Gift Trust to which Mr. Niggli is the trustee, (iv) 85,225 shares held by the Ian M Niggli 2021 Gift Trust to which Mr. Niggli is the trustee, (v) 85,225 shares held by the Lorelei A Niggli 2021 Gift Trust to which Mr. Niggli is the trustee, (vi) 85,225 shares held by the Michael R Jr Niggli 2021 Gift Trust to which Mr. Niggli is the trustee, (vii) 30,053 restricted stock units held by Mr. Niggli, and (viii) options to purchase 111,115 shares exercisable within 60 days of November 30, 2021.

(7)	Consists of (i) 46,364 restricted stock units held by Mr. Wilson and (ii) options to purchase 137,135 shares exercisable within 60 days of November 30, 2021.
(8)
Consists of (i) 8,918,159 shares beneficially owned by our executive officers and directors, (ii) 447,980 restricted stock units and (iii) 624,204 shares exercisable within 60 days of November 30, 2021.

(9)	Consists of 9,214,562 shares held directly by BASF Ventures Capital GmbH. The address for BASF Ventures Capital GmbH is BE 01, Benckiserplatz 1, Ludwigshagen/Rhine, Germany 67059.
(10)
Consists of (i) 16,037,874 shares held directly by Breakthrough Energy Ventures, LLC, (ii) 2,500,751 shares of Earnout Stock to be issued following regulatory approvals and (iii) 20,096 shares of Expense Adjustment Stock to be issued following regulatory approvals. Breakthrough Energy Ventures, LLC is managed by Breakthrough Energy Investments, LLC, its manager, which may be deemed to have beneficial ownership over the shares and exercises voting and investment control through its investment committee. The address for each of Breakthrough Energy Ventures, LLC and Breakthrough Energy Investments, LLC is 250 Summer Street, 4th Floor, Boston, Massachusetts 02210.

(11)
Consists of 11,291,652 shares held directly by Cycle Capital Fund III, L.P. (Cycle Capital Fund III). Cycle Capital Management II Inc. is the general manager of Cycle Capital III, L.P., which is the general partner of Cycle Capital Fund III.
Andrée-Lise
Methot and Claude Vachet, as managing partners of Cycle Capital III,

L.P., may be deemed to share beneficial ownership over the shares held by Cycle Capital Fund III. The address for each of the Cycle Capital entities,
Andrée-Lise
Methot and Claude Vachet is 100 Sherbrooke West, Suite 1610, Montreal, Québec, Canada H3A 3G4.
(12)
Consists of (i) 12,546,771 shares held by Pangaea Ventures Fund III, LP, (ii) 166,230 shares held by Pangaea Partners LLC, (iii) 220,892 shares held by Monoc Capital Ltd. (“Monoc”), and (iv) 66,889 shares held by Vicap LLC (“Vicap”). Pangaea Venture Funds III, LP is managed by its general partner, Pangaea Ventures III LLC (“Pangaea GP”). Pangaea GP is managed and controlled by Vicap, PSee Ventures LLC and Monoc, which are owned and controlled by Chris Erickson, Purnesh Seegopaul and Andrew Haughian, respectively. Chris Erickson and Andrew Haughian share voting and dispositive control over the shares held by Pangaea Partners LLC. The address for each of these entities and individuals is c/o Pangaea Ventures III LLC, 5080 North 40th Street, Unit 105, Phoenix, Arizona 85018.

(13)
Consists of (i) 31,714,972 shares held directly by SB Energy Global Holdings One Ltd., an affiliate of Softbank Group Corp, (ii) 4,204,936 shares of Earnout Stock to be issued following regulatory approvals and (iii) 33,791 shares of Expense Adjustment Stock to be issued following regulatory approvals. The address for SB Energy Global Holdings One Ltd. is 69 Grosvenor Street, London, United Kingdom, W1K 3JP. The address of SoftBank Group Corporation is 1-9-1, Higashi-Shimbashi
Minato-ku,
Tokyo 105-7303
Japan.

(14)	Consists of shares held directly by Spring Creek Capital LLC. The address for this entity is 4111 E 37th St N, Wichita, Kansas 67220.
(15)
Consists of (i) 290,522 shares held by Variable Insurance Products Fund III: VIP Growth Opportunities Portfolio, (ii) 2,025,800 shares held by Fidelity Advisor Series I: Fidelity Advisor Growth Opportunities Fund, (iii) 72,010 shares held by Fidelity Advisor Series I: Fidelity Advisor Series Growth Opportunities Fund, (iv) 29,680 shares held by Fidelity U.S. Growth Opportunities Investment Trust, by its manager Fidelity Investments Canada ULC, (v) 81,897 shares held by Fidelity NorthStar Fund—Sub D by its manager Fidelity Investments Canada ULC, (vi) 1,473,815 shares held by Fidelity Securities Fund: Fidelity Blue Chip Growth Fund, (vii) 56,602 shares held by Fidelity Blue Chip Growth Commingled Pool, by Fidelity Management Trust Company, as Trustee, (viii) 3,460 shares held by Fidelity Securities Fund: Fidelity Flex Large Cap Growth Fund, (ix) 162,758 shares held by Fidelity Securities Fund: Fidelity Blue Chip Growth K6 Fund, (x) 4,228 shares held by Fidelity Blue Chip Growth Institutional Trust, by its manager Fidelity Investments Canada ULC, (xi) 178,663 shares held by Fidelity Securities Fund: Fidelity Series Blue Chip Growth Fund, (xii) 120,473 shares held by FIAM Target Date Blue Chip Growth Commingled Pool, by Fidelity Institutional Asset Management Trust Company as Trustee, (xiii) 4,351,467 shares held by Fidelity Global Innovators Investment Trust by its manager Fidelity Investments Canada ULC, (xiv) 726,171 shares held by FIDELITY SPECIAL SITUATIONS FUND by its manager Fidelity Investments Canada ULC, (xv) 2,085,746 shares held by Fidelity Canadian Growth Company Fund, by its manager Fidelity Investments Canada ULC, (xvi) 28,452 shares held by Fidelity Summer Street Trust: Fidelity Women’s Leadership Fund, (xvii) 8,166 shares held by Fidelity Women’s Leadership Fund, (xviii) 787,286 shares held by Fidelity Select Portfolios: Select Technology Portfolio, (xix) 546,945 shares held by Fidelity Puritan Trust: Fidelity Balanced Fund—Information Technology Sub, (xx) 76,562 shares held by Fidelity Advisor Series I: Fidelity Advisor Balanced Fund—Information Technology Sub, (xxi) 80,820 shares held by Variable Insurance Products Fund III: VIP Balanced Portfolio—Information Technology Sub, and (xxii) 8,387 shares held by Fidelity Puritan Trust: Fidelity Balanced K6 Fund—Information Technology
Sub-portfolio
shares direct. Each of these entities is managed by direct or indirect subsidiaries of FMR LLC. Abigail P. Johnson is a Director, the Chairman, the Chief Executive Officer and the President of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company (“FMR Co”), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The address for each of these entities is c/o FMR LLC, 88 Black Falcon Ave., Suite 167, V12F, Boston, MA 02210.
(16)
Consists of (i) 4,602,468 shares held by Presidio Partners Investment Management LLC, and (ii) 1,011,804 shares held by
Presidio-IPM
j.s.a. The address for each of these entities is 2181 Greenwich Street, San Francisco, CA 94123.

(17)	Consists of 3,117,715 shares held by Evergy Ventures, Inc. The address for Evergy Ventures, Inc. is 1200 Main St., Suite 2000 Kansas City, MO 64105.
(18)	Includes each other selling stockholder who in the aggregate beneficially owns less than 1.0% of our common stock.

DESCRIPTION OF ESS’ SECURITIES
General
The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities. This summary does not purport to be complete and is qualified in its entirety by the provisions of the Certificate of Incorporation and Bylaws, copies of which have been filed as exhibits to the registration statement of which this prospectus is a part.
Our authorized capital stock consists of 2,200,000,000 shares of capital stock, of which:

•	2,000,000,000 shares are designated as Common Stock, par value $0.0001 per share; and

•	200,000,000 shares are designated as preferred stock, par value $0.0001 per share.
The ESS Board is authorized, without stockholder approval, except as required by the listing standards of the NYSE, to issue additional shares of capital stock.
As of November 30, 2021, there were 151,809,201 shares of our Common Stock outstanding, held by stockholders of record (which includes 15,674,969 shares of Earnout Stock and 125,958 shares of Expense Adjustment Stock), and no shares of our Preferred Stock outstanding.
Common Stock
The holders of our Common Stock are entitled to one vote per share on all matters submitted to a vote of the stockholders and do not have cumulative voting rights. Accordingly, subject to the rights of holders of any Preferred Stock outstanding at the time, where a quorum is present at a meeting of stockholders, directors are elected by plurality vote. Subject to preferences that may be applicable to any Preferred Stock outstanding at the time, the holders of outstanding shares of our Common Stock are entitled to receive ratably any dividends declared by the Board out of assets legally available. Upon the liquidation, dissolution or winding up, holders of our Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any then outstanding shares of ESS Preferred Stock. Holders of our Common Stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our Common Stock.
Preferred Stock
The Board is authorized, subject to limitations prescribed by the Delaware General Corporation Law (“DGCL”), to issue Preferred Stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences, and rights of the shares of each series and any of its qualifications, limitations, or restrictions, in each case without further vote or action by the stockholders. The Board is empowered to increase, but not above the total number of authorized shares of Preferred Stock, or decrease the number of shares of any series of ESS Preferred Stock, but not below the number of shares of that series then outstanding, without any further vote or action by the stockholders. The Board is able to authorize the issuance of Preferred Stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our Common Stock. The issuance of Preferred Stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring, or preventing a change in control of ESS and might adversely affect the market price of our Common Stock and the voting and other rights of the holders of our Common Stock. There are currently no plans to issue any shares of Preferred Stock.
Warrants
As of the November 30, 2021, 11,502,247 Warrants were outstanding, consisting of 7,418,913 Public Warrants and 4,083,334 Private Placement Warrants, each exercisable for one share of Common Stock, at a price of $11.50 per share.

Public Warrants
Each whole warrant entitles the registered holder to purchase one share of Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time after November 7, 2021. Pursuant to the Warrant Agreement, a warrant holder may exercise its warrants only for a whole number of shares of Common Stock. This means only a whole warrant may be exercised at a given time by a warrant holder. No fractional warrants will be issued upon separation of the units and only whole warrants trade. The warrants expire five years after the completion of the Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.
Redemption of Warrants when the price per share of our Common Stock equals or exceeds $18.00
. Once the Public Warrants become exercisable, we may redeem the outstanding warrants (excluding the Private Placement Warrants):

•	in whole and not in part;

•	at a price of $0.01 per Public Warrant;

•	upon a minimum of 30 days’ prior written notice of redemption to each warrant holder; and

•
if, and only if, the closing price of our Common Stock equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading
“—Anti-dilution Adjustments
”) for any 20 trading days within a
30-trading
day period ending three trading days before we send the notice of redemption to the warrant holders.

We will not redeem the warrants as described above unless a registration statement under the Securities Act covering the issuance of our Common Stock issuable upon exercise of the warrants is then effective and a current prospectus relating to those shares of our Common Stock is available throughout the
30-day
redemption period. If and when the warrants become redeemable, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.
We have established the last of the redemption criteria discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of our Common Stock may fall below the $18.00 redemption trigger price (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “—
Anti-dilution Adjustments
”) as well as the $11.50 (for whole shares) warrant exercise price after the redemption notice is issued.
Redemption of warrants when the price per share of our Common Stock equals or exceeds $10.00
. Once the warrants become exercisable, we may redeem the outstanding warrants:

•	in whole and not in part;

•
at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to the table below, based on the redemption date and the “fair market value” of our Common Stock (as defined below) except as otherwise described below;

•
if, and only if, the closing price of our Common Stock equals or exceeds $10.00 per public share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “—
Anti-dilution Adjustments
”) for any 20 trading days within the
30-trading
day period ending three trading days before we send the notice of redemption to the warrant holders; and

•
if the closing price of our Common Stock for any 20 trading days within a
30-trading
day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders is less than $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “—
Anti-dilution Adjustments
”), the Private Placement Warrants must also be concurrently called for redemption on the same terms as the outstanding Public Warrants, as described above.

In accordance with the Warrant Agreement, in the event that we elect to redeem the outstanding warrants as set forth under the headings “—
Redemption of Warrants when the price per share of our Common Stock equals or exceeds $18.00
” and “—
Redemption of Warrants when the price per share of our Common Stock equals or exceeds $10.00
,” we will fix a date for the redemption (the “Redemption Date”). Notice of redemption will be mailed by first class mail, postage prepaid, by us to all shareholders, including beneficial owners, not less than 30 days prior to the Redemption Date (the
“30-day
Redemption Period”) to the registered holders of the warrants to be redeemed at their last addresses as they appear on the registration books. Any notice mailed in the manner provide above will be conclusively presumed to have been duly given whether or not the registered holder of the warrants received such notice. We are not contractually obligated to notify investors when its warrants become eligible for redemption, and does not intend to so notify investors upon eligibility of the warrants for redemption.
Beginning on the date the notice of redemption is given until the warrants are redeemed or exercised, holders may elect to exercise their warrants on a cashless basis. The numbers in the table below represent the number of shares of our Common Stock that a warrant holder will receive upon such cashless exercise in connection with a redemption by us pursuant to this redemption feature, based on the “fair market value” of our Common Stock on the corresponding redemption date (assuming holders elect to exercise their warrants and such warrants are not redeemed for $0.10 per warrant), determined for these purposes based on volume weighted average price of our Common Stock during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of warrants, and the number of months that the corresponding redemption date precedes the expiration date of the warrants, each as set forth in the table below. We will provide warrant holders with the final fair market value no later than one business day after the
10-trading
day period described above ends.
The share prices set forth in the column headings of the table below will be adjusted as of any date on which the number of shares issuable upon exercise of a warrant or the exercise price of a warrant is adjusted as set forth under the heading “—
Anti-dilution Adjustments
” below. If the number of shares issuable upon exercise of a warrant is adjusted, the adjusted share prices in the column headings will equal the share prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the number of shares deliverable upon exercise of a warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a warrant as so adjusted. The number of shares in the table below shall be adjusted in the same manner and at the same time as the number of shares issuable upon exercise of a warrant. If the exercise price of a warrant is adjusted, (a) in the case of an adjustment pursuant to the fifth paragraph under the heading “—
Anti-dilution Adjustments
” below, the adjusted share prices in the column headings will equal the unadjusted share price multiplied by a fraction, the numerator of which is the higher of the Market Value and the Newly Issued Price as set forth under the heading “—
Anti-dilution Adjustments
” and the denominator of which is $10.00 and (b) in the case of an adjustment pursuant to the second paragraph under the heading “—
Anti-dilution

Adjustments
” below, the adjusted share prices in the column headings will equal the unadjusted share price less the decrease in the exercise price of a warrant pursuant to such exercise price adjustment.

Redemption Date	Fair Market Value of Common Stock
(period to expiration of warrants)	$10.00	11.00	12.00	13.00	14.00	15.00	16.00	17.00	18.00
60 months	0.261	0.281	0.297	0.311	0.324	0.337	0.348	0.358	0.361
57 months	0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358	0.361
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.361
51 months	0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357	0.361
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.361
45 months	0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356	0.361
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.361
39 months	0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354	0.361
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.361
33 months	0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352	0.361
30 months	0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351	0.361
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350	0.361
24 months	0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348	0.361
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.361
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.361
15 months	0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342	0.361
12 months	0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339	0.361
9 months	0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.361
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.361
3 months	0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326	0.361
0 months	—	—	0.042	0.115	0.179	0.233	0.281	0.323	0.361
The exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of shares of Common Stock to be issued for each warrant exercised will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365 or
366-day
year, as applicable. For example, if the volume weighted average price of our Common Stock during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of the warrants is $11.00 per share, and at such time there are 57 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.277 shares of Common Stock for each whole warrant. For an example where the exact fair market value and redemption date are not as set forth in the table above, if the volume weighted average price of our Common Stock during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of the warrants is $13.50 per share, and at such time there are 38 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.298 shares of Common Stock for each whole warrant. In no event will the warrants be exercisable on a cashless basis in connection with this redemption feature for more than 0.361 shares of Common Stock per warrant (subject to adjustment). Finally, as reflected in the table above, if the warrants are out of the money and about to expire, they cannot be exercised on a cashless basis in connection with a redemption by us pursuant to this redemption feature, since they will not be exercisable for any shares of Common Stock.
This redemption feature differs from the typical warrant redemption features used in some other blank check offerings, which only provide for a redemption of warrants for cash (other than the Private Placement Warrants) when the trading price of our Common Stock exceeds $18.00 per share for a specified period of time. This redemption feature is structured to allow for all of the outstanding warrants to be redeemed when our Common Stock is trading at or above $10.00 per public share, which may be at a time when the trading price of our

Common Stock is below the exercise price of the warrants. We have established this redemption feature to provide it with the flexibility to redeem the warrants without the warrants having to reach the $18.00 per share threshold set forth above under “—
Redemption of warrants when the price per share of our Common Stock equals or exceeds $18.00
.” Holders choosing to exercise their warrants in connection with a redemption pursuant to this feature will, in effect, receive a number of shares for their warrants based on an option pricing model with a fixed volatility input as of the date of this prospectus. This redemption right provides us with an additional mechanism by which to redeem all of the outstanding warrants, and therefore have certainty as to its capital structure as the warrants would no longer be outstanding and would have been exercised or redeemed. We will be required to pay the applicable redemption price to warrant holders if we choose to exercise this redemption right and it will allow us to quickly proceed with a redemption of the warrants if we determine it is in its best interest to do so. As such, we would redeem the warrants in this manner when we believe it is in its best interest to update its capital structure to remove the warrants and pay the redemption price to the warrant holders.
As stated above, we can redeem the warrants when our Common Stock is trading at a price starting at $10.00, which is below the exercise price of $11.50, because it will provide certainty with respect to our capital structure and cash position while providing warrant holders with the opportunity to exercise their warrants on a cashless basis for the applicable number of shares. If we choose to redeem the warrants when our Common Stock is trading at a price below the exercise price of the warrants, this could result in the warrant holders receiving fewer shares of Common Stock than they would have received if they had chosen to wait to exercise their warrants for our Common Stock if and when such shares were trading at a price higher than the exercise price of $11.50.
No fractional shares of Common Stock will be issued upon exercise. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the number of shares of Common Stock to be issued to the holder.
Redemption procedures.
A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of our Common Stock issued and outstanding immediately after giving effect to such exercise.
Anti-dilution Adjustments
. If the number of outstanding shares of Common Stock is increased by a capitalization or share dividend payable in shares of Common Stock, or by a split-up
of ordinary shares or other similar event, then, on the effective date of such capitalization or share dividend, split-up
or similar event, the number of shares of Common Stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding ordinary shares. A rights offering made to all or substantially all holders of ordinary shares entitling holders to purchase shares of Common Stock at a price less than the “historical fair market value” (as defined below) will be deemed a share dividend of a number of shares of Common Stock equal to the product of (i) the number of shares of Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for shares of Common Stock) and (ii) one minus the quotient of (x) the price per share of Common Stock paid in such rights offering and (y) the historical fair market value. For these purposes, (i) if the rights offering is for securities convertible into or exercisable for shares of Common Stock, in determining the price payable for shares of Common Stock there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) “historical fair market value” means the volume weighted average price of our Common Stock as reported during the 10 trading day period ending on the trading day prior to the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.
In addition, if we, at any time while the warrants are outstanding and unexpired, pays a dividend or make a distribution in cash, securities or other assets to all or substantially all of the holders of shares of Common Stock on account of such shares (or other securities into which the warrants are convertible), other than (a) as described above, or (b) any cash dividends or cash distributions which, when combined on a per share basis with all other cash dividends and cash distributions paid on the shares of Common Stock during the
365-day
period ending on the date of declaration of such dividend or distribution does not exceed $0.50 (as adjusted to appropriately reflect any other adjustments and excluding cash dividends or cash distributions that resulted in an adjustment to the exercise price or to the number of the shares of Common Stock issuable on exercise of each warrant) but only with respect to the amount of the aggregate cash dividends or cash distributions equal to or less than $0.50 per share.
If the number of outstanding shares of Common Stock is decreased by a consolidation, combination, reverse share split or reclassification of shares of Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse share split, reclassification or similar event, the number of shares of Common Stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of Common Stock.
Whenever the number of shares of Common Stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Common Stock purchasable upon the exercise of the warrants immediately prior to such adjustment and (y) the denominator of which will be the number of shares of Common Stock so purchasable immediately thereafter.
In case of any reclassification or reorganization of the outstanding shares of Common Stock (other than those described above or that solely affects the par value of such shares of Common Stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation or entity of our assets or other property as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of Common Stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such consolidation or merger that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such holders under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule
13d-5(b)(1)
under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule
12b-2
under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule
13d-3
under the Exchange Act) more than 50% of the issued and outstanding shares of Common Stock, the holder of a warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a shareholder if such warrant holder had exercised the warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the shares of Common Stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustment (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the warrant agreement. If less than 70% of the consideration receivable by the holders of shares of Common Stock in such a transaction is payable in the form of shares in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter
market, or is to be so listed for trading or quoted immediately following such event,

and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes value (as defined in the warrant agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants.
The warrant holders do not have the rights or privileges of holders of ordinary shares and any voting rights until they exercise their warrants and receive shares of Common Stock. After the issuance of shares of Common Stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.
No fractional warrants will be issued upon separation of the units and only whole warrants will trade. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of shares of Common Stock to be issued to the warrant holder.
We have agreed that, subject to applicable law, any action, proceeding or claim against it arising out of or relating in any way to the Warrant Agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and we irrevocably submits to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum.
Private Placement Warrants
Except as described below, the Private Placement Warrants have terms and provisions that are identical to those of the Public Warrants. 3,500,000 of the Private Placement Warrants vested at Closing pursuant to the terms of the Sponsor Letter Agreement. The remaining 583,334 of the Private Placement Warrants vested on November 9, 2021, upon the occurrence of the Earnout Milestone Events pursuant to the Sponsor Letter Agreement. The Private Placement Warrants will not be redeemable by us (except as described under “—
Public Warrants—Redemption of warrants when the price per share of our Common Stock equals or exceeds $10.00
”) so long as they are held by the Sponsor or its permitted transferees (except as otherwise set forth herein). The Sponsor, or its permitted transferees, has the option to exercise the Private Placement Warrants on a cashless basis. If the Private Placement Warrants are held by holders other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by us in all redemption scenarios and exercisable by the holders on the same basis as the Public Warrants. Any amendment to the terms of the Private Placement Warrants or any provision of the Warrant Agreement with respect to the Private Placement Warrants will require a vote of holders of at least 50% of the number of the then outstanding Private Placement Warrants.
Except as described above under “—
Public Warrants—Redemption of warrants when the price per share of our Common Stock equals or exceeds $10.00
,” if holders of the Private Placement Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the warrants, multiplied by the excess of the “Sponsor fair market value” (as defined below) over the exercise price of the warrants by (y) the Sponsor fair market value. For these purposes, the “Sponsor fair market value” shall mean the average reported closing price of the shares of Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent.

Registration Rights
Under the Registration Rights Agreement, the holders of 73,022,199 shares of Common Stock or their permitted transferees have the right to require us to register the offer and sale of their shares, or to include their shares in any registration statement we file, in each case as described below.
Resale Registration Statement
On November 2, 2021, we filed a registration statement on
Form S-1
(File
No. 333-260693)
for an offering of our Common Stock to be made on a delayed or continuous (the “Resale Registration Statement”). The holders of at least $30.0 million of shares having registration rights then outstanding can request that we effect an underwritten public offering pursuant to such Resale Registration Statement. We are only obligated to effect no more than four such registrations within any
12-month
period. These registration rights are subject to specified conditions and limitations, including the right of the underwriters to limit the number of shares included in any such registration under certain circumstances.
The Resale Registration Statement was declared effective by the SEC on November 10, 2021. Subsequently, we issued a Current Report on
Form 8-K
on November 22, 2021 notifying investors that they should not rely on our certain previously issued financial statements. On December 9, 2021, we filed the Post-Effective Amendment No. 1 to the Resale Registration Statement with the SEC to include restated financial statements and to update certain other information.
Piggyback Registration Rights
If we propose to register the offer and sale of our Common Stock under the Securities Act, all holders of these shares then outstanding can request that ESS include their shares in such registration, subject to certain marketing and other limitations, including the right of the underwriters to limit the number of shares included in any such registration statement under certain circumstances. As a result, whenever we propose to file a registration statement under the Securities Act, other than with respect to a registration (i) relating to any employee stock option or other benefit plan, (ii) on
Form S-4
(or similar form that relates to a transaction subject to Rule 145 under the Securities Act or any successor rule thereto), (iii) relating to an offering of debt that is convertible into equity securities of ESS, or (iv) for a dividend reinvestment plan.
Termination
The registration rights terminate upon the date as of which all of the registrable securities have been sold pursuant to a registration statement or are permitted to be sold under Rule 144 or any similar provision under the Securities Act.
Registration Rights for PIPE Shares
In connection with the Business Combination, STWO entered into the Subscription Agreements, pursuant to which STWO agreed to issue and sell to the PIPE Investors, and the PIPE Investors agreed to buy from STWO, 25,000,000 shares of Common Stock at a purchase price of $10.00 per share for an aggregate commitment of $250,000,000. The PIPE Financing was consummated concurrently with the closing of the Merger. The Resale Registration Statement also registered the PIPE Shares for resale.
Limitation of Liability and Indemnification
See “
Management—Limitation of Liability and Indemnification of Officers and Directors
.”
Description of Certain Terms in the Charter Documents and Delaware Law
The Certificate of Incorporation and Bylaws contain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of ESS. These provisions and certain provisions of Delaware law, which are summarized below, could discourage takeovers, coercive or otherwise. These provisions are also designed, in part, to encourage persons seeking to acquire control of ESS to negotiate first with the ESS Board. STWO believes that the benefits of increased protection of the potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire the Company.
Issuance of Undesignated Preferred Stock.
As discussed above under “
—ESS Preferred Stock
,” the ESS Board has the ability to designate and issue ESS Preferred Stock with voting or other rights or preferences that could deter hostile takeovers or delay changes in control or management.
Limits on Ability of Stockholders to Act by Written Consent or Call a Special Meeting.
The Certificate of Incorporation provides that the stockholders may not act by written consent. This limit on the ability of stockholders to act by written consent may lengthen the amount of time required to take stockholder actions. As a result, the holders of a majority of ESS capital stock are not be able to amend the Bylaws or remove directors without holding a meeting of stockholders called in accordance with the Bylaws.
In addition, the Bylaws provide that special meetings of the stockholders may be called only by the chairperson of the ESS Board, the chief executive officer, the president, or a majority of the ESS Board (measured based on the total authorized directorships, including any vacancies or unfilled seats). A stockholder may not call a special meeting, which may delay the ability of the stockholders to force consideration of a proposal or for holders controlling a majority of ESS capital stock to take any action, including the removal of directors.
Requirements for Advance Notification of Stockholder Nominations and Proposals.
The Bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the ESS Board or a committee of the ESS Board. These advance notice procedures may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed and may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempt to obtain control of ESS.
Board Classification
. The Certificate of Incorporation provides that the ESS Board is divided into three classes, one class of which is elected each year by the stockholders. The directors in each class will serve for a three-year term. The classified ESS Board may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of STWO because it generally makes it more difficult for stockholders to replace a majority of the directors.
Election and Removal of Directors
. The Certificate of Incorporation contains provisions that establish specific procedures for appointing and removing members of the ESS Board. Under the Certificate of Incorporation and Bylaws, vacancies and newly created directorships on the ESS Board may be filled only by a majority of the directors then serving on the ESS Board. Under the Certificate of Incorporation, directors may be removed only for cause by the affirmative vote of the holders of at least a majority of the voting power of the issued and outstanding capital stock of the company entitled to vote in the election of directors.
No Cumulative Voting
. The DGCL provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. The Certificate of Incorporation and Bylaws do not expressly provide for cumulative voting. Without cumulative voting, a minority stockholder may not be able to gain as many seats on the board of directors as the stockholder would be able to gain if cumulative voting were permitted. The absence of cumulative voting makes it more difficult for a minority stockholder to gain a seat on the board of directors to, among other things, influence the board of directors’ decision regarding a takeover.
Amendment of Charter Provision.
Any amendment of the above provisions in the Certificate of Incorporation or Bylaws would require approval by holders of at least 66

/

% of the then outstanding capital stock entitled to vote, voting together as a single class.

Delaware Anti-Takeover Statute.
ESS is subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging, under certain circumstances, in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:

•	prior to the date of the transaction, the board of directors approved either the Business Combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•
upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•
at or subsequent to the date of the transaction, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is generally defined under Section 203 to be a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. ESS expects the existence of this provision to have an anti-takeover effect with respect to transactions the ESS Board does not approve in advance. We also anticipate that Section 203 may discourage attempts that might result in a premium over the market price for the shares of Common Stock held by stockholders.
The provisions of Delaware law and the provisions of the Certificate of Incorporation and Bylaws could have the effect of discouraging others from attempting hostile takeovers and as a consequence, they might also inhibit temporary fluctuations in the market price of our Common Stock that often result from actual or rumored hostile takeover attempts. These provisions might also have the effect of preventing changes in management. It is also possible that these provisions could make it more difficult to accomplish transactions that stockholders might otherwise deem to be in their best interests.
Choice of Forum
. The Bylaws provides that the Court of Chancery of the State of Delaware will be the exclusive forum for: (i) any derivative action or proceeding brought on ESS’ behalf; (ii) actions asserting a breach of fiduciary duty; (iii) any action arising under the DGCL, the Certificate of Incorporation or Bylaws; and (iv) any action asserting a claim against ESS that is governed by the internal-affairs doctrine. The Bylaws further provide that the federal district courts of the United States will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act of 1933.
Transfer Agent and Warrant Agent
The transfer agent and warrant agent for the Common Stock and Warrants is Computershare Inc. The transfer agent’s address is 150 Royall Street, Canton, MA 02021 and its telephone number is
(206) 406-5789.

RESTRICTIONS ON RESALE OF SECURITIES
Future sales of substantial amounts of our Common Stock in the public market, or the perception that such sales may occur, could adversely affect the prevailing market price of our Common Stock. No prediction can be made as to the effect, if any, that future sales of shares, or the availability of shares for future sales, will have on the market price of our Common Stock prevailing from time to time.
Rule 144
A person who has beneficially owned restricted shares of Common Stock for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale. Persons who have beneficially owned restricted shares of Common Stock for at least six months but who are our affiliates at the time of, or any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period a number of securities that does not exceed the greater of:

•	1% of the then outstanding equity shares of the same class; and

•	the average weekly trading volume of Common Stock or Public Warrants, as applicable, during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.
Sales by affiliates of ESS under Rule 144 are also subject to certain requirements relating to manner of sale, notice and the availability of current public information about ESS.
Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies
Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•
the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than
Form 8-K
reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.
While we were formed as a shell company, since the completion of the Merger we are no longer a shell company, and so, once the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of the above noted restricted securities.
Lock-Up
Restrictions
Of the 125,952,180 shares of Common Stock that may be offered or sold by the Selling Stockholders identified in this prospectus, certain of our Selling Stockholders are subject to lock-up
restrictions with respect to 100,952,180 of those shares (the
“Lock-Up
Shares”), pursuant to our amended and restated bylaws, effective as of October 8, 2021 (the “Closing Date”). Pursuant to our amended and restated bylaws, the
Lock-Up
Shares will be
locked-up
for a period of 150 days after October 8, 2021, subject to certain exceptions.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
FOR
NON-U.S.
HOLDERS OF OUR COMMON STOCK
The following is a summary of material U.S. federal income tax considerations of the ownership and disposition of our Common Stock acquired in this offering by a
“non-U.S.
holder” (as defined below) but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based on the provisions of the Code, Treasury Regulations promulgated thereunder and administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in U.S. federal income tax considerations different from those set forth below. We have not sought, and do not intend to seek, any ruling from the Internal Revenue Service, or the IRS, with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS or a court will agree with such statements and conclusions.
This summary also does not address the tax considerations arising under the laws of any U.S. state or local or
non-U.S.
jurisdiction or under U.S. federal gift and estate tax rules, or the effect, if any, of the Medicare contribution tax on net investment income. In addition, this discussion does not address tax considerations applicable to an investor’s particular circumstances or to investors that may be subject to special tax rules, including, without limitation:

•	banks, insurance companies, regulated investment companies, real estate investment trusts or other financial institutions;

•	persons subject to the alternative minimum tax;

•	tax-exempt organizations;

•	pension plans and tax-qualified retirement plans;

•	controlled foreign corporations, passive foreign investment companies and corporations that accumulate earnings to avoid U.S. federal income tax;

•	entities or arrangements classified as partnerships for U.S. federal income tax purposes or other pass through entities (or investors in such entities or arrangements);

•	brokers or dealers in securities or currencies;

•	traders in securities that elect to use a mark-to-market method of tax accounting for their securities holdings;

•	persons who own, or are deemed to own, more than five percent of our capital stock (except to the extent specifically set forth below);

•	U.S. expatriates and certain former citizens or long-term residents of the United States;

•	persons who hold our Common Stock as a position in a hedging transaction, “straddle,” “conversion transaction,” or other risk reduction transaction;

•	persons who hold or receive our Common Stock pursuant to the exercise of any option or otherwise as compensation;

•	persons who do not hold our Common Stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment);

•	persons deemed to sell our Common Stock under the constructive sale provisions of the Code; or

•
persons subject to special tax accounting rules as a result of any item of gross income with respect to our Common Stock being taken into account in an “applicable financial statement” as defined in Section 451(b) of the Code.

In addition, if a partnership (or other entity or arrangement classified as a partnership for U.S. federal income tax purposes) holds our Common Stock, the tax treatment of a partner in the partnership generally will depend on the status of the partner and upon the activities of the partnership. A partner in a partnership that will hold our Common Stock should consult his, her or its own tax advisor regarding the tax considerations of the purchase, ownership and disposition of our Common Stock through a partnership.
You are urged to consult your tax advisor with respect to the application of the U.S. federal income tax laws to your particular situation, as well as any tax considerations of the purchase, ownership and disposition of our Common Stock arising under the U.S. federal gift or estate tax rules or under the laws of any U.S. state or local,
non-U.S.
or other taxing jurisdiction or under any applicable tax treaty.
Non-U.S.
Holder Defined
For purposes of this discussion, you are a
“non-U.S.
holder” if you are a beneficial owner of our Common Stock that, for U.S. federal income tax purposes, is neither a partnership nor:

•	an individual who is a citizen or resident of the United States;

•	a corporation or other entity taxable as a corporation created or organized in the United States , any state thereof or the District of Columbia;

•	an estate whose income is subject to U.S. federal income tax regardless of its source; or

•
a trust (x) whose administration is subject to the primary supervision of a U.S. court and that has one or more U.S. persons who have the authority to control all substantial decisions of the trust or (y) that has made a valid election under applicable Treasury Regulations to be treated as a U.S. person.

Dividends
As described in the section titled “
Dividend Policy
,” we have never declared or paid cash dividends on our Common Stock, and we do not anticipate paying any dividends on our Common Stock following the completion of this offering. However, if we do make distributions on our Common Stock, those payments will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed both our current and our accumulated earnings and profits, the excess will constitute a return of capital and will first reduce your basis in our Common Stock, but not below zero, and then will be treated as gain from the sale of stock as described below under
“—Gain on Disposition of Common Stock
.”
Subject to the discussions below regarding effectively connected income, backup withholding and Foreign Account Tax Compliance Act (“FATCA”) withholding, any dividend paid to you generally will be subject to U.S. federal withholding tax either at a rate of 30% of the gross amount of the dividend or such lower rate as may be specified by an applicable income tax treaty between the United States and your country of residence. In order to receive a reduced treaty rate, you must provide us or the applicable paying agent with an IRS
Form W-8BEN
or
W-8BEN-E
or other appropriate version of IRS
Form W-8
certifying qualification for the reduced rate. Under applicable Treasury Regulations, we may withhold up to 30% of the gross amount of the entire distribution even if the amount constituting a dividend, as described above, is less than the gross amount. You may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS. If you hold our Common Stock through a financial institution or other agent acting on your behalf, you will be required to provide appropriate documentation to the agent, which then will be required to provide certification to us or our paying agent, either directly or through other intermediaries. You should consult your tax advisor regarding your entitlement to benefits under an applicable tax treaty.
Dividends received by you that are treated as effectively connected with your conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, that are attributable to a permanent establishment or fixed base maintained by you in the United States) are generally exempt from the 30% U.S. federal withholding tax, subject to the discussions below regarding backup withholding and FATCA withholding. In order to obtain this exemption, you must provide us with a properly executed IRS
Form W-8ECI
or other applicable IRS
Form W-8
properly certifying such exemption. Such effectively connected dividends, although not subject to U.S. federal withholding tax, generally are taxed at the U.S. federal income tax rates applicable to U.S. persons, subject to an applicable income tax treaty providing otherwise. In addition, if you are a corporate
non-U.S.
holder, dividends you receive that are effectively connected with your conduct of a U.S. trade or business may also be subject to a branch profits tax at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty between the United States and your country of residence. You should consult your tax advisor regarding the tax consequences of the ownership and disposition of our Common Stock, including the application of any applicable tax treaties that may provide for different rules.
Gain on Disposition of Common Stock
Subject to the discussions below regarding backup withholding and FATCA withholding, you generally will not be required to pay U.S. federal income tax on any gain realized upon the sale or other disposition of our Common Stock unless:

•
the gain is effectively connected with your conduct of a U.S. trade or business (and, if an applicable income tax treaty so provides, the gain is attributable to a permanent establishment or fixed base maintained by you in the United States);

•
you are an individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs (but not treated as a resident of the United States under specific rules) and certain other conditions are met; or

•
our Common Stock constitutes a United States real property interest by reason of our status as a “United States real property holding corporation” (“USRPHC”) for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding your disposition of, or your holding period for, our Common Stock.

We believe that we are not currently and will not become a USRPHC for U.S. federal income tax purposes, and the remainder of this discussion so assumes. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property interests relative to the fair market value of our U.S. and worldwide real property interests plus our other assets used or held for use in a trade or business, there can be no assurance that we will not become a USRPHC in the future. Even if we become a USRPHC, however, as long as our Common Stock is regularly traded on an established securities market, your Common Stock will be treated as U.S. real property interests only if you actually (directly or indirectly) or constructively hold more than five percent of our regularly traded Common Stock at any time during the shorter of the five-year period preceding your disposition of, or your holding period for, our Common Stock.
If you are a
non-U.S.
holder described in the first bullet above, you generally will be required to pay tax on the gain derived from the sale (net of certain deductions and credits) at U.S. federal income tax rates applicable to U.S. persons, and a corporate
non-U.S.
holder described in the first bullet above also may be subject to the branch profits tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty. If you are an individual
non-U.S.
holder described in the second bullet above, you will be subject to tax at 30% (or such lower rate specified by an applicable income tax treaty) on the gain derived from the sale, which gain may be offset by U.S. source capital losses for the year, provided you have timely filed U.S. federal income tax returns with respect to such losses. You should consult your tax advisor regarding any applicable income tax or other treaties that may provide for different rules.
Backup Withholding and Information Reporting
Generally, we must report annually to the IRS the amount of dividends paid to you, your name and address and the amount of tax withheld, if any. A similar report will be sent to you. Pursuant to applicable income tax treaties or other agreements, the IRS may make these reports available to tax authorities in your country of residence.
Payments of dividends on or of proceeds from the disposition of our Common Stock made to you may be subject to backup withholding at the applicable statutory rate unless you establish an exemption, for example, by properly certifying your
non-U.S.
status on a properly completed IRS
Form W-8BEN
or
W-8BEN-E
or another appropriate version of IRS
Form W-8.
Notwithstanding the foregoing, backup withholding and information reporting may apply if either we or our paying agent has actual knowledge, or reason to know, that you are a U.S. person.
Backup withholding is not an additional tax; rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.
Additional Withholding Requirements under the Foreign Account Tax Compliance Act
FATCA, including Sections 1471 through 1474 of the Code and the Treasury Regulations and other official IRS guidance issued thereunder, generally imposes a U.S. federal withholding tax of 30% on dividends on, and the gross proceeds from a sale or other disposition of, our Common Stock, paid to a “foreign financial institution” or a
“non-financial
foreign entity” (each as specially defined under these rules), whether acting as a beneficial owner or an intermediary, unless such foreign entity complies with certain information reporting requirements regarding its U.S. account holders and its U.S. owners and certain withholding obligations regarding certain payments to its account holders and certain other persons. An intergovernmental agreement between the United States and the foreign entity’s country of residence may modify these requirements.
The U.S. Treasury Department has issued proposed Treasury Regulations, which may be relied upon pending finalization, that would eliminate FATCA withholding on gross proceeds from the sale or other disposition of our Common Stock (but not on payments of dividends). You should consult with your own tax advisors regarding the application of FATCA withholding to your investment in, and ownership and disposition of, our Common Stock.
The preceding discussion of U.S. federal income tax considerations is for general information only. It is not tax advice to investors in their particular circumstances. You should consult your own tax advisor regarding the particular U.S. federal, state and local and
non-U.S.
tax considerations of purchasing, owning and disposing of our Common Stock, including the consequences of any proposed change in applicable laws.

PLAN OF DISTRIBUTION
We are registering up to 125,952,180 shares of our Common Stock for resale by the Selling Stockholders. As used herein, references to “Selling Stockholders” includes donees, pledgees, transferees, distributees or other successors-in-interest
selling shares of Common Stock or interests in the Securities received after the date of this prospectus from a Selling Stockholder as a gift, pledge, partnership distribution or other transfer.
We will not receive any of the proceeds of the sale of the Securities offered by this prospectus. The aggregate proceeds to the Selling Stockholders from the sale of the Securities will be the purchase price of the Securities less any discounts and commissions. We will not pay any brokers’ or underwriters’ discounts and commissions in connection with the registration and sale of the Securities covered by this prospectus. The Selling Stockholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchases of Securities to be made directly or through agents.
The Securities offered by this prospectus may be sold from time to time to purchasers:

•	directly by the Selling Stockholders;

•
through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the Selling Stockholders or the purchasers of the Securities; or

•	through a combination of any of these methods of sale.
Any underwriters, broker-dealers or agents who participate in the sale or distribution of the Securities may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any discounts, commissions or concessions received by any such broker-dealer or agents who are deemed to be underwriters will be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters are subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities under the Securities Act and the Exchange Act. We will make copies of this prospectus available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. To our knowledge, there are currently no plans, arrangements or understandings between the Selling Stockholders and any underwriter, broker-dealer or agent regarding the sale of the Securities by the Selling Stockholders.
The securities may be sold in one or more transactions at:

•	fixed prices;

•	prevailing market prices at the time of sale;

•	prices related to such prevailing market prices;

•	varying prices determined at the time of sale; or

•	negotiated prices.
These sales may be effected in one or more transactions:

•	through one or more underwritten offerings on a firm commitment or best efforts basis;

•	settlement of short sales entered into after the date of this prospectus;

•	agreements with broker-dealers to sell a specified number of the securities at a stipulated price per share;

•
in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	in privately negotiated transactions;

•	in options or other hedging transactions, whether through an options exchange or otherwise;

•	in distributions to members, limited partners or stockholders of Selling Stockholders;

•	any other method permitted by applicable law;

•	on any national securities exchange or quotation service on which the Securities may be listed or quoted at the time of sale, including the NYSE;

•	in the over-the-counter market;

•	in transactions otherwise than on such exchanges or services or in the over-the-counter market;

•	any other method permitted by applicable law; or

•	through any combination of the foregoing.
These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.
In connection with distributions of the Securities or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the Securities in the course of hedging transactions, broker-dealers or other financial institutions may engage in short sales of the Securities in the course of hedging the positions they assume with Selling Stockholders. The Selling Stockholders may also sell the Securities short and redeliver the Securities to close out such short positions. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of the Securities offered by this prospectus, which Securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Stockholders may also pledge the Securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged Securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).
A Selling Stockholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell the Securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Stockholder or borrowed from any Selling Stockholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Stockholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Stockholder may otherwise loan or pledge the Securities to a financial institution or other third party that in turn may sell the Securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
At the time a particular offering of the Securities is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the Selling Stockholders, the aggregate amount of Securities being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the Selling Stockholders and (3) any discounts, commissions or concessions allowed or reallowed to be paid to broker-dealers. We may suspend the sale of Securities by the Selling Stockholders pursuant to this prospectus for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional material information.
The Selling Stockholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest
will be the selling beneficial owners for purposes of this

prospectus. Upon being notified by a Selling Stockholder that a donee, pledgee, transferee, other successor-in-interest
intends to sell our Securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a Selling Stockholder.
The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner, and size of each resale or other transfer. There can be no assurance that the Selling Stockholders will sell any or all of the Securities under this prospectus. Further, we cannot assure you that the Selling Stockholders will not transfer, distribute, devise or gift the Securities by other means not described in this prospectus. In addition, any Securities covered by this prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus. The Securities may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the Securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.
The Selling Stockholders may, from time to time, pledge or grant a security interest in some shares of the Securities owned by them and, if a Selling Stockholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell such shares of the Securities, from time to time, under this prospectus, or under an amendment or supplement to this prospectus amending the list of the Selling Stockholders to include the pledgee, transferee or other successors in interest as the Selling Stockholders under this prospectus. The Selling Stockholders also may transfer shares of the Securities in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
A Selling Stockholder that is an entity may elect to make an in-kind
distribution of the Securities to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus. To the extent that such members, partners or shareholders are not affiliates of ours, such members, partners or stockholders would thereby receive freely tradable shares of the Securities pursuant to the distribution through a registration statement.
The Selling Stockholders may, from time to time, pledge or grant a security interest in some shares of the Securities owned by them and, if a Selling Stockholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell such shares of the Securities, from time to time, under this prospectus, or under an amendment or supplement to this prospectus amending the list of the Selling Stockholders to include the pledgee, transferee or other successors in interest as the Selling Stockholders under this prospectus. The Selling Stockholders also may transfer shares of the Securities in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
A Selling Stockholder that is an entity may elect to make an in-kind
distribution of the Securities to its members, partners or shareholders pursuant to this prospectus is a part by delivering a prospectus. To the extent that such members, partners or shareholders are not affiliates of ours, such members, partners or stockholders would thereby receive freely tradable shares of the Securities pursuant to the distribution through this prospectus.
For additional information regarding expenses of registration, see the section titled “
Use of Proceeds
” appearing elsewhere in this prospectus.
Lock-Up
Restrictions
Of the 125,952,180 shares of Common Stock that may be offered or sold by Selling Stockholders identified in this prospectus, certain of our Selling Stockholders are subject to lock-up
restrictions with respect to 100,952,180 of those shares as pursuant to our bylaws and/or other agreements further described in the sections titled “
Restrictions on Resale of
Securities—Lock-up
Restrictions
” appearing elsewhere in this prospectus.

LEGAL MATTERS
Wilson Sonsini Goodrich & Rosati, P.C., Palo Alto, California, which has acted as our counsel in connection with this offering, will pass upon the validity of the shares of our Common Stock being offered by this prospectus.
EXPERTS
The financial statements of ESS Tech, Inc. at December 31, 2020 and 2019, and for each of the two years in the period ended December 31, 2020, appearing in this Prospectus and Registration Statement, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about ESS Tech, Inc.’s ability to continue as a going concern as described in Note 1 to the financial statements) appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
The financial statements of ACON S2 Acquisition Corp. as of December 31, 2020 and for the period from July 21, 2020 (inception) through December 31, 2020 appearing in this Prospectus and Registration Statement have been audited by Marcum LLP, an independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the ACON S2 Acquisition Corp.’s ability to continue as a going concern) appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
We have filed with the SEC a registration statement on
Form S-1
under the Securities Act that registers the shares of our Common Stock to be offered by this prospectus. This prospectus constitutes only a part of the registration statement. Some items are contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and our securities, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or document referred to are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit.
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet website at www.sec.gov that contains reports, proxy and information statements and other information about issuers, like us, that file electronically with the SEC. We also maintain a website at www.essinc.com. We make available, free of charge, on our investor relations website at
www.investors.essinc.com
, our Annual Reports on
Form 10-K,
Quarterly Reports on
Form 10-Q,
Current Reports on
Form 8-K
and amendments to these reports as soon as reasonably practicable after electronically filing or furnishing those reports to the SEC. Information contained on our website is not a part of or incorporated by reference into this prospectus and the inclusion of our website and investor relations website addresses in this prospectus is an inactive textual reference only.

INDEX TO FINANCIAL STATEMENTS
ESS FINANCIAL STATEMENTS

Page
ESS Tech, Inc. Audited Financial Statements

Report of Independent Registered Public Accounting Firm	F-2
Balance Sheets as of December 31, 2020 and 2019	F-3
Statements of Operations and Comprehensive Loss for the years ended December 31, 2020 and 2019	F-4
Statements of Redeemable Convertible Preferred Stock and Stockholders’ Deficit for the years ended December 31, 2020 and 2019	F-5
Statements of Cash Flows for the years ended December 31, 2020 and 2019	F-6
Notes to Financial Statements	F-7

ESS Tech, Inc. Unaudited Condensed Financial Statements

Condensed Balance Sheets as of September 30, 2021 and December 31, 2020 (unaudited)	F-29
Condensed Statements of Operations and Comprehensive Loss for the three and nine months ended September 30, 2021 and 2020 (unaudited)	F-30
Condensed Statements of Redeemable Convertible Preferred Stock and Stockholders’ Deficit for the three and nine months ended September 30, 2021 and 2020 (unaudited)	F-31
Condensed Statements of Cash Flows for the nine months ended September 30, 2021 and 2020 (unaudited)	F-32
Notes to Condensed Financial Statements	F-33

STWO FINANCIAL STATEMENTS

STWO Audited Financial Statements

Report of Independent Registered Public Accounting Firm	F-48
Balance Sheet as of December 31, 2020 (Restated)	F-50
Statement of Operations For the Period From July 21, 2020 (Inception) Through December 31, 2020 (Restated)	F-51
Statement of Changes in Shareholders’ Equity for the period from July 21, 2020 (Inception) through December 31, 2020 (Restated)	F-52
Statement of Cash Flows For the Period From July 21, 2020 (Inception) Through December 31, 2020 (Restated)	F-53
Notes to Financial Statements (Restated)	F-54

STWO Unaudited Condensed Financial Statements

Condensed Balance Sheets as of September 30, 2021 (Unaudited) and December 31, 2020 (Restated)	F-77
Unaudited Condensed Statements of Operations for the three and nine months ended September 30, 2021 (Restated)	F-78
Unaudited Condensed Statements of Changes in Shareholders’ Equity for the three and nine months ended September 30, 2021 (Restated)	F-79
Unaudited Condensed Statement of Cash Flows for the nine months ended September 30, 2021 (Restated)	F-80
Notes to Unaudited Condensed Financial Statements (Restated)	F-81

Report of Independent Registered Public Accounting Firm
To the Shareholders and the Board of Directors of ESS Tech, Inc.
Opinion on the Financial Statements
We have audited the accompanying balance sheets of ESS Tech, Inc. (the Company) as of December 31, 2020 and 2019, the related statements of operations and comprehensive loss, statements of redeemable convertible preferred stock and stockholders’ deficit and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2020 and 2019, and the results of its operations and its cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.
The Company’s Ability to Continue as a Going Concern
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and has stated that substantial doubt exists about the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ Ernst & Young LLP
We have served as the Company’s auditor since 2020.
Portland, Oregon
June 16, 2021

ESS Tech, Inc.
Balance Sheets
As of December 31, 2020 and 2019
(in thousands, except share data)

	2020	2019
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$4,901	$18,290
Restricted cash	1,167	—
Prepaid expenses and other current assets	793	658

Total current assets	6,861	18,948
Property and equipment, net	1,836	1,663
Restricted cash	326	529

TOTAL ASSETS	$9,023	$21,140

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Accounts payable	$522	$697
Accrued and other current liabilities	2,194	1,826
Notes payable	5,678	365

Total current liabilities	8,394	2,888
Notes payable	19	463
Customer deposits	2,258	2,207
Derivative liabilities	22,911	11,379
Warrant liabilities	3,329	1,989

TOTAL LIABILITIES	36,911	18,926

COMMITMENTS AND CONTINGENCIES (NOTE 9)

REDEEMABLE CONVERTIBLE PREFERRED STOCK:
Redeemable preferred stock, $0.0001 par value, 61,436,037 shares authorized, 32,865,949 shares issued and outstanding as of December 31, 2020 and 2019, liquidation preferences of $46,391 as of December 31, 2020 and 2019	34,372	34,372

STOCKHOLDERS’ DEFICIT:
Common stock ($0.0001 par value; 79,000,000 shares authorized as of December 31, 2020 and 2019, 7,134,668 and 7,060,668 shares issued and outstanding as of December 31, 2020 and 2019, respectively)	1	1
Common stock warrants	153	153
Additional paid-in capital	1,079	762
Accumulated deficit	(63,493)	(33,074)

Total stockholders’ deficit	(62,260)	(32,158)

TOTAL LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT	$9,023	$21,140

See accompanying notes to financial statement

ESS Tech, Inc.
Statements of Operations and Comprehensive Loss
Years Ended December 31, 2020 and 2019
(in thousands, except share and per share data)

	2020	2019
Operating expenses
Research and development	$12,896	$6,660
Sales and marketing	1,158	908
General and administrative	3,338	2,321

Total operating expenses	17,392	9,889

Loss from operations	(17,392)	(9,889)

Other income (expenses)
Interest expense, net	(132)	(1,019)
(Loss) on revaluation of warrant liabilities	(1,296)	(341)
(Loss) on revaluation of derivative liabilities	(11,532)	(19)
Other expense, net	(67)	(199)

Total other income (expenses)	(13,027)	(1,578)

Net loss and comprehensive loss	(30,419)	(11,467)

Series B Redeemable Preferred Stock accretion	—	(79)

Net loss and comprehensive loss to Common Stockholders	$(30,419)	$(11,546)

Net loss per share - basic and diluted	$(4.28)	$(1.64)

Weighted average shares used in per share calculation - basic and diluted	7,108,389	7,043,575
See accompanying notes to financial statements

ESS Tech, Inc.
Statements of Redeemable Convertible Preferred Stock and Stockholders’ Deficit
Years Ended December 31, 2020 and 2019
(in thousands, except share data)

	Redeemable Convertible Preferred Stock		Common Stock		Common Stock Warrants	Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ Deficit
	Shares	Amount	Shares	Amount
Balance as of December 31, 2018	16,590,261	$15,897	7,030,668	$1	$153	$660	$(21,607)	$(20,793)
Stock options exercised	—	—	30,000	—	—	6	—	6
Issuance of Series C Redeemable Convertible Preferred Stock	16,275,688	18,396	—	—	—	—	—	—
Series B Redeemble Convertible Preferred Stock accretion	—	79	—	—	—	(79)	—	(79)
Stock-based compensation expense	—	—	—	—	—	175	—	175
Net loss	—	—	—	—	—		(11,467)	(11,467)

Balance as of December 31, 2019	32,865,949	34,372	7,060,668	1	153	762	(33,074)	(32,158)
Stock options exercised	—	—	74,000	—	—	7	—	7
Stock-based compensation expense	—	—	—	—	—	310	—	310
Net loss	—	—	—	—	—	—	(30,419)	(30,419)

Balance as of December 31, 2020	32,865,949	$34,372	7,134,668	$1	$153	$1,079	$(63,493)	$(62,260)

See accompanying notes to financial statements

ESS Tech, Inc.
Statements of Cash Flows
For the Years Ended December 31, 2020 and 2019
(in thousands)

	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(30,419)	$(11,467)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	436	260
Non-cash interest expense	91	976
Stock-based compensation expense	310	175
Loss on extinguishment of debt	62	116
Change in fair value of warrant liabilities	1,296	341
Change in fair value of derivative liabilities	11,532	19

Changes in operating assets and liabilities:
Grant receivable	—	423
Prepaid expenses and other current assets	(135)	(499)
Accounts payable	(221)	521
Accrued and other current liabilities	352	1,122
Customer deposits	51	1,338

Net cash used in operating activities	(16,645)	(6,675)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(502)	(851)

Net cash used in investing activities	(502)	(851)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings on notes payable	4,936	—
Principal payments on notes payable	(221)	(262)
Borrowing on convertible notes payable, net of debt issuance cost	—	2,722
Proceeds from stock options exercised	7	6
Proceeds from sale of redeemable convertible preferred stock, net of issuance costs	—	19,788

Net cash provided by financing activities	4,722	22,254

NET CHANGE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(12,425)	14,728

CASH, CASH EQUIVALENTS AND RESTRICTED CASH, BEGINNING OF YEAR	18,819	4,091

CASH, CASH EQUIVALENTS AND RESTRICTED CASH, END OF YEAR	$6,394	$18,819

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Cash paid during the year for:
Interest	$111	$38
Non-cash investing and financing transactions:
Property and equipment purchases financed with term loan	$52	$79

Conversion of convertible notes payable and accrued interest to Series B Redeemable Convertible Preferred Stock	$—	$9,845
Purchase of property and equipment included in accounts payable and accrued and other current liabilities	$55	$87
Cash and cash equivalents	$4,901	$18,290
Restricted cash, current	1,167	—
Restricted cash, non-current	326	529

Total cash, cash equivalents and restricted cash shown in the statements of cash flows	$6,394	$18,819

See accompanying notes to financial statements

ESS TECH, INC.
NOTES TO FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

1.	DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Description of Business—
ESS Tech, Inc. (the “Company”) was founded as Energy Storage Systems, LLC in Portland, Oregon in 2011. The Company converted to a Delaware corporation and changed its name to ESS Tech, Inc. in 2014. The Company does not have any subsidiaries.
The Company develops long-duration iron flow batteries for commercial and utility-scale energy storage applications requiring four or more hours of flexible energy capacity.
The Company’s products are designed for a 25-year operating life without performance degradation, with minimal annual operations and maintenance requirements.
The Company is in the research and development phase. Its product is still being developed and has not met standard specifications to be sold (“Commercially Available”).
Basis of Presentation
—The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The Company did not have any comprehensive income (loss) during fiscal years 2020 and 2019, therefore the Company has not included a statement of comprehensive income (loss) in its financial statements.

Emerging	Growth Company
Section 102(b)(1) of the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Securities Exchange Act of 1934, as amended) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company is keeping its election to be able to defer the adoption of a new or revised standard at the time private companies are required to adopt the new or revised standard.
This may make comparison of the Company’s financial statement with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Liquidity	and Going concern
In connection with preparing financial statements for each annual reporting period, the Company evaluates whether there are conditions or events, considered in the aggregate, that raise substantial doubt about its ability to continue as a going concern within one year after the date on which the financial statements are issued in accordance with FASB Accounting Standards Update No. 2014-15,
Presentation of Financial Statements—Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (“ASU 2014-15”)
.
The Company’s financial statements have been prepared assuming that it will continue as a going concern
,
which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As of December 31, 2020, the Company had $4,901 thousand of cash and cash equivalents. As reflected also in the financial statements, the Company had an accumulated deficit on December 31, 2020, and has had recurring net losses and net cash used in operating activities for the reporting period then ended. These factors coupled with the available cash on hand compared to management’s operating plan raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date the financial statements are issued. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result in the Company not being able to continue as a going concern, other than the reclassification of notes payable, non-current and the related debt issuance costs to current liabilities. The principal payments and accrued interest due under the notes payable agreements have been classified as current liabilities as of December 31, 2020 due to the considerations discussed above and the assessment that the material adverse change clause under the notes payable agreements is not within the Company’s control. The Company has not been notified of an event of default by the Lenders as of the date of issuance of these financial statements.
The Company’s plan is to seek additional funding through the completion of a business combination with ACON S2 Acquisition Corp. (“ACON”) (see Note 17). At this time, the Company is focused on completing the business combination with ACON, which is subject to the approval of the shareholders of both companies, regulatory approval from the Securities and Exchange Commission and other customary closing conditions, and is limited in its efforts to raise additional capital from secondary sources. If the Company is unable to complete the business combination with ACON, then the Company would have to pursue a secondary course of action to seek additional capital through other debt and equity financings.
If the Company is unable to raise sufficient additional capital, through future debt or equity financings or through strategic and collaborative ventures with third parties, then the Company will not have sufficient cash flows and liquidity to fund its planned business operations for the year following the date the audited financial statements were available to be issued, as of June 16, 2021. There can be no assurances that the Company will be able to complete the business combination, or that in the event that the business combination does not take place, the Company will be able to secure alternate forms of financing at terms that are acceptable to management, if at all. If the Company is unable to raise additional capital when required or on acceptable terms, or unable to continue as a going concern, then the Company may be required to scale back or discontinue the development of its product, reduce headcount, file for bankruptcy, reorganize, merge with another entity, cease operations, and/or stockholders may lose all or part of their investment in the Company’s stock.
Risks and Uncertainties
—The Company is subject to a number of risks associated with companies of similar size in its industry, including, but not limited to, the need for successful development of products, the need for additional capital and financing to fund the operations, competition from substitute products and services from larger companies, legal protection of proprietary technology, patent litigation, dependence on key individuals, and risks associated with changes in information technology.
In March 2020, the World Health Organization declared the outbreak of a novel corona virus as a pandemic. The pandemic has reached every region of the world and has resulted in widespread adverse impacts on the global economy. In response, the Company has modified certain business and workforce practices (including discontinuing all non-essential business travel, implementing a temporary work-from-home policy for employees who can execute their work remotely and encouraging employees to adhere to local and regional social distancing, more stringent hygiene and cleaning protocols across the Company’s facilities and operations and self-quarantining recommendations) to conform to government restrictions and best practices encouraged by governmental and regulatory authorities. However, the quarantine of personnel or the inability to access the Company’s facilities or customer sites could adversely affect the Company’s operations. As of the date of this report, the Company’s efforts to respond to the challenges presented by the conditions described above have allowed the Company to minimize the impacts to its business.

Segment information
—The Company has determined that its Chief Executive Officer (“CEO”) is its chief operating decision maker (“CODM”). The CEO reviews financial information presented for purposes of assessing performance and making decisions on how to allocate resources. The Company has determined that it operates in a single reportable segment.
All the Company’s operations and long-lived assets were attributable to operations in the United States as of December 31, 2020 and 2019.
Use of Estimates
—The preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates, judgments and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities as of the date of the financial statements and the reported amounts of expenses during the reporting periods. Such estimates relate to, among others, the useful lives and assessment of recoverability of property and equipment, deferred tax assets valuation, determination of the fair value of the Company’s redeemable convertible preferred stock, warrant liabilities, Series C-2 Convertible Preferred Stock Issuance Right (see note 10), 2018 Convertible Note Automatic Conversion Rights (see note 10), as well as other accruals These estimates are based on historical trends, market pricing, current events and other relevant assumptions and data points. Actual results could differ from those estimates and such differences may be material to the financial statements.
Concentration of Supply Chain Risk
—The Company uses various raw materials and components that are critical to the future manufacturing of its energy storage solutions. There is a limited number of suppliers for some of the key components of the Company’s products. The Company does not know whether it will be able to maintain long-term supply relationships with its critical suppliers, or secure new long-term supply relationships on terms that will allow it to achieve its objectives, if at all. A supplier’s failure to develop and supply components in a timely manner or to supply components that meet the Company’s quality, quantity, cost requirements or technical specifications, or the Company’s inability to source these components from alternative providers on a timely basis or on terms acceptable to the Company could each harm the Company’s ability to manufacture its energy storage solutions at the time when its products are commercially ready. In addition, to the extent the processes that the Company’s suppliers use to manufacture components are proprietary, the Company may be unable to obtain comparable components from alternative suppliers, all of which could harm the Company’s business prospects, results of operations and financial condition.
Concentration of Credit Risk
—Financial instruments that potentially subject the Company to concentration of credit risk consist of cash and cash equivalents and restricted cash. The Company’s cash and cash equivalents include cash in bank accounts and a money market account. The Company’s restricted cash includes a certificate of deposit and performance and payment bond. Deposits held with banks may exceed the amount of insurance provided on such deposits.
Significant Accounting Policies
Net loss per share
— The Company follows the two-class method when computing net income (loss) per common share when shares are issued that meet the definition of participating securities. Under this method, net earnings are reduced by the amount of dividends declared in the current period for common shareholders and participating security holders. The remaining earnings or “undistributed earnings” are allocated between common stock and participating securities to the extent that each security may share in earnings as if all the earnings for the period had been distributed. Once calculated, the earnings per common share is computed by dividing the net income (loss) attributable to common shareholders by the weighted average number of common shares outstanding during each year presented. Diluted income (loss) attributable to common shareholders per common share has been computed by dividing the net income (loss) attributable to common shareholders by the weighted average number of common shares outstanding plus the dilutive effect of options, warrants and redeemable convertible preferred stock outstanding during the applicable periods computed using the treasury method. In cases where the Company has a net loss, no dilutive effect is shown as options, warrants and redeemable convertible preferred stock become anti-dilutive.

Cash and Cash Equivalents
—The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. Cash equivalents are recorded at carrying value, which approximates fair value. Cash and cash equivalents include cash in bank accounts and money market funds.
Restricted Cash
—Restricted cash is required as collateral for certain of the Company’s lease agreements and contractual supply and service arrangements. Restricted cash includes a certificate of deposit for the Company’s lease agreements and a performance and payment bond for the Company’s supply and service arrangements. The certificate of deposit and bond are recorded at carrying value, which approximates fair value. Restricted cash amounts are reported in the balance sheets as current or non-current depending on when the cash will be contractually released.
Grants Receivable
—The Company receives funding from federal agencies for research and development activities related to its products. Under certain circumstances, up to the entire amount of funding may need to be repaid to the grantor in the form of a success fee in future periods if the Company monetizes the results of the activities funded by the grantor.
The portion of such funding that the Company may be required to repay in certain circumstances is recorded in accrued and other liabilities and was $186 thousand and $0 for the years ended December 31, 2020 and 2019, respectively. The portion of such funding that the Company is not required to repay is recorded as a reduction of research and development costs and was $40 thousand and $20 thousand for the years ended December 31, 2020 and 2019, respectively. Grants receivable balance was $0 as of December 31, 2020 and 2019.
Property and Equipment
—Property and equipment are stated at cost, net of depreciation. Depreciation is provided using the straight-line method over the estimated useful lives of the assets, which range from three to seven years. Leasehold improvements are amortized over the lesser of the estimated useful lives of the assets or the remaining lease term. Expenditures for maintenance and repairs are charged to the Statements of Operations. Expenditures which materially increase values, change capacities, or extend useful lives are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are recognized in other expense, net.
The Company evaluates the recoverability of property and equipment for possible impairment whenever events or circumstances indicate that the carrying amount of such assets may not be recoverable. The Company assesses the alternative use of an asset, the condition of the asset and the current market demand to determine if an asset is impaired. No impairment was recognized during the years ended December 31, 2020 and 2019.
Debt Issuance Costs
—Costs incurred in connection with the issuance of the Company’s long-term debt have been recorded as a direct reduction of the debt amount and are amortized over the life of the associated debt as a component of interest expense using the effective interest method.
Revenue Recognition
—The Company is in the research and development phase and has not recognized any revenue in fiscal years 2020 and 2019. The Company will recognize revenue in compliance with the requirements of, and the guidance provided by Accounting Standards Codification (ASC”) 606 -
Revenue from Contracts with Customers (Topic 606)
.
Sales and Marketing
—Sales and marketing costs consist of compensation and employee benefits of marketing and sales personnel and related support teams, stock-based compensation, depreciation as well as travel, trade show sponsorships and events, conferences, and internet advertising costs. Advertising costs are expensed as incurred. The Company incurred advertising costs of $8 thousand and $9 thousand for the years ended December 31, 2020 and 2019, respectively.
Research and Development
—Research and development costs consist primarily of product development material costs, consumables, maintenance spare parts, raw materials, components, scrap, freight costs, compensation and employee benefits, stock-based compensation, depreciation charges, consulting services, and other direct expenses, net of government grants.

General and Administrative
—General and administrative costs include executive and administrative compensation and employee benefits, depreciation charges, professional services fees, insurance costs, bad debt, other allocated costs, such as facility-related expenses, supplies, and other fixed costs and stock-based compensation.
Stock-Based Compensation
—The Company accounts for stock-based compensation in accordance with ASC 718,
Compensation – Stock Compensation (“ASC 718”)
.
The Company measures compensation expense for all stock-based payment awards for stock options granted to employees and non-employees based on the estimated fair values on the date of the grant. The fair value of each stock option granted is estimated using the Black-Scholes Merton option-pricing model using the single-option award approach. The following assumptions are used in the Black-Scholes Merton option-pricing model:
Risk-Free Interest Rate
—The risk-free interest rate is based on the implied yield available on the date of grant on U.S. Treasury zero-coupon issued with a term that is equal to the option’s expected term at the grant date.
Expected Volatility
—The Company estimates the volatility for option grants by evaluating the average historical volatility of a peer group of companies for the period immediately preceding the option grant for a term that is approximately equal to the option’s expected term.
Expected Term
— The expected term for employees represents the period over which options granted are expected to be outstanding using the simplified method, as the Company’s historical share option exercise experience does not provide a reasonable basis upon which to estimate the expected term. The simplified method deems the term to be the average of the time-to-vesting and contractual life of the stock-based awards. For non-employee options, the expected term is the full term of the option.
Dividend Yield
—The Company has not declared or paid dividends to date and does not anticipate declaring dividends. A such, the dividend yield has been estimated to be zero.
In accordance with ASU 2016-09, the Company may account for forfeitures as they occur or use estimated forfeitures. The Company elected to use actual forfeitures. The share-based compensation expense is recognized using a straight-line basis over the requisite service periods of the awards. The requisite service period is generally the vesting period of such options, and the stock-based compensation expense is presented as a component of operating expenses within the statements of operations.
The Company recognizes all excess tax benefits and deficiencies for share-based awards as an income tax expense or benefit in the statements of operations. Excess tax benefits are classified with other income tax in the cash flows as an operating activity.
The Company accounts for stock-based compensation for nonemployees in accordance with ASC 505 “
Equity Based Payments to Nonemployees” (“ASC 505”)
. The Company records the expense of such services based on the estimated fair value of the equity instrument using the Black-Scholes Merton option-pricing model. The value of the equity instrument is charged to earnings as service is rendered.
Income Taxes
—The Company accounts for income taxes under the asset and liability method. Under this method, deferred taxes are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences are expected to reverse. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in the statement of operations in the period that includes the enactment date. The Company provides for a valuation allowance when it is more likely than not that some portion of, or all of the Company’s deferred tax assets will not be realized. In making such determination, the Company considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. As of December 31, 2020 and 2019, the Company has recorded a full valuation allowance against its deferred tax assets.

ASC 740,
Accounting for Income Taxes,
requires that the tax benefit of net operating losses, temporary differences and credit carryforwards be recorded as an asset to the extent that management assesses that realization is “more likely than not.” Realization of the future tax benefits is dependent on the Company’s ability to generate sufficient taxable income within the carryforward period. Because of the Company’s history of operating losses, management believes that recognition of the deferred tax assets arising from the above-mentioned future tax benefits is currently not likely and, accordingly, has provided a valuation allowance for fiscal years 2020 and 2019.
The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties as of December 31, 2020 and 2019 as the Company is currently not aware of any issues under review that could result in significant payments, accruals, or material deviation from its position.
Fair Value
—The Company follows ASC 820,
Fair Value Measurements
, which establishes a common definition of fair value to be applied when U.S. GAAP requires the use of fair value, establishes a framework for measuring fair value, and requires certain disclosure about such fair value measurements.
ASC 820 establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that observable inputs be used when available. Observable inputs are inputs that market participants would use in pricing the asset or liability based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions about what market participants would use in pricing the asset or liability based on the best information available in the circumstances. The hierarchy is broken down into three levels based on the reliability of inputs as follows:
Level 1:
Observable inputs such as quoted prices in active markets for identical assets or liabilities to which the Company has access at a measurement date.
Level 2:
Observable inputs other than level 1 quoted prices that are observable for the asset or liability, either directly or indirectly; these include quoted prices for similar assets or liabilities in an active market, quoted prices for identical assets and liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.
Level 3:
Unobservable inputs for which little or no market data exists and for which the Company must develop its own assumptions regarding the assumptions that market participants would use in pricing the asset or liability, including assumptions regarding risk.
Because of the uncertainties inherent in the valuation of assets or liabilities for which there are no observable inputs, those estimated fair values may differ significantly from the values that may have been used had a ready market for the assets or liabilities existed.
Recently Issued Accounting Standards
In February 2016, the Financial Accounting Standards Board (“FASB”) issued No. ASU 2016-02,
Lease
s (Topic 842)
which superseded previous guidance related to accounting for leases. This new guidance requires lessees to recognize most leases on their balance sheets as lease right-of-use assets with corresponding lease liabilities and eliminates certain real estate-specific provisions. In July 2019, the FASB issued ASU No. 2019-11
, Leases (Topic 842)
. The ASU provides an optional transition method that entities can use when adopting the new standard and a practical expedient that permits lessors to not separate non-lease components from the associated lease component if certain conditions are met. The new standard is effective for fiscal years beginning after December 15, 2021, with early adoption permitted. A modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, with certain practical expedients available. The Company is currently evaluating the impact that the standard will have on its financial statements and related disclosures and expects the impact will be material to the Balance Sheet.

In June 2016, the FASB issued ASU No. 2016-13,
Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments
 (“ASU 2016-13”), which requires the measurement and recognition of expected credit losses for financial assets held at amortized cost. ASU 2016-13 replaces the existing incurred loss impairment model with a forward-looking expected credit loss model, which will result in earlier recognition of credit losses. ASU 2016-13 is effective for nonpublic entities for fiscal years beginning after December 15, 2022, and interim periods within those fiscal years. The Company is currently evaluating the impact that the standard will have on its financial statements and related disclosures.
In December 2019, the FASB issued ASU No. 2019-12,
Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes
 (“ASU 2019-12”), which simplifies the accounting for income taxes. ASU 2019-12 is effective for nonpublic entities for fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. The Company is currently evaluating the impact that the standard will have on its financial statements and related disclosures.
In August 2020, the FASB issued ASU 2020-06
,
Debt—
Debt with Conversion and Other Options (Subtopic 470-20)
and Derivatives and Hedging—
Contracts in Entity’s Own Equity (Subtopic 815-40)
—Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (“ASU 2020-06”). ASU 2020-06 reduces the number of accounting models for convertible debt instruments and redeemable convertible preferred stock. For convertible instruments with conversion features that are not required to be accounted for as derivatives under Topic 815,
Derivatives and Hedging
, or that do not result in substantial premiums accounted for as paid-in capital, the embedded conversion features no longer are separated from the host contract. ASU 2020-06 also removes certain conditions that should be considered in the derivatives scope exception evaluation under Subtopic 815-40,
Derivatives and Hedging—Contracts in Entity’s Own Equity
, and clarify the scope and certain requirements under Subtopic 815-40. In addition, ASU 2020-06 improves the guidance related to the disclosures and earnings-per-share (EPS) for convertible instruments and contracts in an entity’s own equity. ASU 2020-06 is effective for public companies for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. For all other companies, the amendments are effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. The Company is currently evaluating the impact that the standard will have on its financial statements and related disclosures.

2.	CUSTOMER DEPOSITS
The Company is in the research and development phase. Its product is still being developed and does not yet meet standard specifications. As such and while the Company has entered into sales contracts for pilot units, no revenue was recognized in fiscal years 2020 and 2019 and revenue recognition will be deferred until the Company’s product meets such specifications and control of the goods has been transferred to the customer. The following table is a rollforward of contract balances as of December 31, 2020 and 2019 (in thousands):

	2020	2019
Customer deposits - beginning balance	$2,207	$869
Additions	506	1,983
Cancellations	(455)	(645)

Customer deposits - ending balance	$2,258	$2,207

3.	LOSS PER SHARE
The following table presents the calculation of basic and diluted net loss per share attributable to common shareholders for the years ended December 31, 2020 and 2019 (in thousands, except per share data):

	2020	2019
Net loss	$(30,419)	$(11,467)
Series B Redeemable Convertible Preferred Stock accretion	—	(79)

Net Loss to Common Stockholders	$(30,419)	$(11,546)

Weighted-average shares outstanding – Basic and Diluted	7,108,389	7,043,575

Net loss per share – Basic and Diluted	$(4.28)	$(1.64)
There was no common stock, warrants and redeemable convertible preferred stock that were dilutive for the years ended December 31, 2020 and 2019. Due to net losses for the years ended December 31, 2020 and 2019, basic and diluted net loss per common share were the same, as the effect of potentially dilutive securities would have been anti-dilutive.
The following outstanding balances of common share equivalent securities have been excluded from the calculation of diluted weighted-average common shares outstanding because the effect is anti-dilutive for the periods presented:

	2020	2019
Stock options	3,891,768	2,104,223
Preferred stock	32,865,949	32,865,949
Warrants	1,738,382	1,668,382

	38,496,099	36,638,554

4.	PREPAID EXPENSES AND OTHER CURRENT ASSETS
Prepaid expenses and other current assets consist of the following as of December 31, 2020 and 2019 (in thousands):

	2020	2019
Vendor advances	$473	$507
IT services and other office expenses	157	50
Insurance	107	41
Other	56	60

Total prepaids and other current assets	$793	$658

5.	PROPERTY AND EQUIPMENT, NET
Property and equipment, net consist of the following as of December 31, 2020 and 2019 (in thousands):

	2020	2019
Machinery and equipment	$2,217	$1,430
Furniture and fixtures	90	60
Leasehold improvements	677	496
Construction in process	—	389

Total property and equipment	2,984	2,375
Less accumulated depreciation	(1,148)	(712)

Total property and equipment, net	$1,836	$1,663

Depreciation expense was $436 thousand and $260 thousand for the years ended December 31, 2020 and 2019, respectively.

6.	ACCRUED AND OTHER CURRENT LIABILITIES
Accrued and other current liabilities consist of the following as of December 31, 2020 and 2019 (in thousands):

	2020	2019
Payroll and related benefits	$777	$351
Materials and related purchases	464	474
Deferred rent	462	524
Professional & consulting fees	248	103
Customer refund	—	352
Other	243	22

Total accrued and other current liabilities	$2,194	$1,826

7.	LEASES
The Company leases office and manufacturing space in Wilsonville, Oregon under an operating lease that expires February 28, 2025.
The future minimum lease payments under
non-cancelable
operating lease agreements for the year ending December 31, are as follows (in thousands):

2021	$840
2022	865
2023	891
2024	917
2025	157

Future Operating Lease Payments	$3,670

Rent expense related to operating leases aggregated $837 thousand and $1,048 thousand in 2020 and 2019, respectively.
The Company has an option to renew the lease for the office and manufacturing space in Wilsonville for an additional term of 60 months. The Company must provide the landlord with a twelve-month notice of its intention to renew the existing lease prior to its expiry on February 28, 2025. As of the date of issuance of these financial statements, the Company has not provided such notice.

8.	BORROWINGS
Long term debt consists of the following as of December
31, 2020 and 2019 (in thousands):

	2020	2019
Notes payable	$4,761	$828
PPP loan	936	—

Total notes payable	5,697	828
Less current portion of notes payable	5,678	365

Long-term notes payable, net of current portion	$19	$463

Term Loan for Equipment
In September 2019, the Company financed a scanner purchase for $79 thousand. The loan term was 24 months, and the interest rate is 6.9%. In March 2020, the Company financed a machine tool purchase for $50 thousand. The loan term was 36 months, and the interest rate was 8.1%. Both loans’ principal and interest are payable on a monthly basis. The term loans’ balance as of December 31, 2020 and 2019 were $67 thousand and $70 thousand, respectively.
As of December 31, 2020, principal payments on the Company’s term loan for equipment, are scheduled as follows for the fiscal year ending December 31 (in thousands):

2021	$48
2022	18
2023	1

Total principal payments on notes payable	$67

Payroll Protection Program Loan
On April 19, 2020, the Company entered into an unsecured promissory note under the Payroll Protection Program (“the PPP Loan”), with a bank under the PPP administered by the United States Small Business Administration (“SBA”) and authorized by the Keeping American Workers Employed and Paid Act, which is part of the CARES Act, enacted on March 27, 2020. The principal amount of the PPP Loan is $936 thousand. The PPP Loan bears interest of 1.0
% per annum and was disbursed to the Company on April 20, 2020. The PPP Loan has a maturity date of April 20, 2022. The PPP Loan may be prepaid, in full or in part, at any time prior to maturity with no prepayment penalties. Under the terms of the PPP, the Company can apply for, and be granted, forgiveness for all or a portion of the PPP Loan. Such forgiveness will be determined based on the use of the loan proceed for eligible purposes within the first twenty-four weeks from the loan date. If at least 60% of the loan proceed is used for payroll costs, then the entire loan will be forgiven. The remaining 40% of the loan proceed can be used for mortgage interest, rent, utility costs and the maintenance of employee and compensation levels.
The Company can apply for loan forgiveness during the
two-year
loan period from April 19, 2020 to April 18, 2022. However, if the Company does not receive forgiveness by August 4, 2021, then the Company will have to start making loan payments. The Company intends to file for forgiveness prior to the completion of the Merger (see Subsequent Events Note 17).

The Company’s event of default on its notes payable (see “Notes Payable” section below) results in a cross-default on the PPP Loan. The PPP Loan may be called by the Lender and be due and payable immediately.
Notes Payable
In 2018, the Company entered into a $1,000 thousand note payable with a bank that is secured by all property of the Company, except for its intellectual property. The note payable’s original maturity date was July 1, 2021 but was modified and extended to January 1, 2022 under a Deferral Agreement (“Deferral Agreement”) entered into in April 2020.
In March 2020, the Company amended the note payable and borrowed an additional $4,000 thousand. The additional $4,000 thousand borrowing changed the present value of cash flows by more than 10% and, as such, was treated as a debt extinguishment. The Company recognized a $62 thousand loss on extinguishment of debt for the year ended December 31, 2020. The Company’s notes payable to the bank were recorded at fair value as part of the extinguishment. The $4,000 thousand note payable’s original maturity date was on January 1, 2023 but was modified and extended to July 1, 2023 under the Deferral Agreement.
The Company accounted for the Deferral Agreement, extending the maturity of the notes, as a debt modification based on an analysis of cash flows before and after the debt modification.
The notes payable bear interest at 0.50% below the bank’s prime rate (2.75% notes payable rate on December 31, 2020). The Company makes monthly interest and principal payments on the note payable based on the schedule defined in the agreement.
In conjunction with the notes payable, the Company issued warrants to purchase 68,000 shares of Series B redeemable convertible preferred stock and 70,000 shares of Series C redeemable convertible preferred stock in July 2018 and March 2020, respectively. The Series B redeemable convertible preferred stock warrants and Series C redeemable convertible preferred stock warrants have exercise prices of $1.42 and $1.84 per share, respectively and expire 10 years after issuance. The fair value of Series B redeemable convertible preferred stock warrants and Series C redeemable convertible preferred stock warrants were $55 thousand and $44 thousand, respectively, at the time of issuance. The fair value of the Series B redeemable convertible preferred stock warrants was initially recorded as a reduction of the value of the notes payable and were amortized over the term of the loan as interest expense using the effective interest rate method. Unamortized Series B redeemable convertible preferred stock warrants were treated as a component of loss on extinguishment of debt. The Series C redeemable convertible preferred stock warrants were issued in conjunction with the additional $4,000 thousand borrowing and were a component of the loss on extinguishment of debt. Interest expense of $4 thousand and $21 thousand were recognized related to the amortization of warrants issued in conjunction with the notes payable for the years ended December 31, 2020 and December 31, 2019, respectively.
The audit opinion as of and for the year ended December 31, 2020 financial statements contains a going concern explanatory paragraph. Under the notes payable loan agreement, a going concern opinion with respect to the Company’s audited financial statements is a material adverse change resulting in an event of default. In accordance with a subjective acceleration clause, the Lender may elect to accelerate $4,583 thousand of the Company’s existing indebtedness as of December 31, 2020 to be immediately due and payable. The event of default would also accelerate the $943 thousand in principal and accrued interest due on the PPP loan because of the cross-default provisions. The Company does not currently have sufficient liquidity to repay all its outstanding debt in full if such debt is accelerated. The Company has classified the notes payable and PPP Loan as current in the financial statements as of December 31, 2020 due to the considerations discussed above and the assessment that the material adverse change clause under the notes payable and PPP Loan agreement is not within the Company’s control. The Company has not been notified of an event of default by the Lender as of the date of issuance of these financial statements.

Convertible Notes Payable
The Company issued convertible notes payable with face values of $6,518 thousand and $2,722 thousand in 2018 and 2019, respectively. Both notes bore interest at 8% and they were automatically converted upon issuance of the Series
C-1
redeemable convertible preferred stock in August 2019. The face value of the convertible notes payable of $9,240 thousand plus $606 thousand in accrued interest were converted into Series
C-1
redeemable convertible preferred stock in 2019.
The 2018 convertible notes payable were issued with detachable Series B redeemable convertible preferred stock warrants, which contained automatic conversion features upon a change in control, bridge financing or qualified financing in excess of $10,000 thousand (the “2018 Convertible Note Automatic Conversion Rights”).
The 2018 Convertible Note Automatic Conversion Rights qualified as an embedded derivative as the 2018 convertible notes were issued at a substantial discount when considering the value of warrants issued. The 2018 Convertible Note Automatic Conversion Rights were recorded at their initial fair value as liabilities at issuance and were adjusted to fair value at each reporting date, with the change in fair value recorded as a component of other income and expense in the statements of operations. In August 2019, the 2018 Convertible Note Automatic Conversion Rights were exercised, and the fair value of these rights was reduced to zero.
The Series B redeemable convertible preferred stock warrants also qualified as liabilities as the underlying preferred shares were contingently redeemable upon occurrence of a change in control, which is outside the control of the Company. The warrants and 2018 Convertible Note Automatic Conversion Rights were recorded at their fair values upon issuance of $1,421 thousand and $9 thousand, respectively, with the convertible note valued at the residual value of the proceeds. The value of the warrants and 2018 Convertible Note Automatic Conversion Rights totaled $1,430 thousand. That discount was amortized over the expected period of the notes through interest expense using the effective interest method. For the year ended December 31, 2019, $543 thousand of interest expense was recognized for amortization of this discount.
The convertible notes payable was presented net of debt issuance costs totaling $72 thousand. These costs were amortized over the expected period of the notes through interest expense using the effective interest method. For the year ended December 31, 2019, $27 thousand of interest expense was recognized for amortization of these costs.

9.	COMMITMENTS AND CONTINGENCIES
The Company, from time to time, is a party to various claims, legal actions, and complaints arising in the ordinary course of business. The Company is not aware of any legal proceedings or other claims, legal actions, or complaints through the date of issuance of these financial statements.
As of December 31, 2020, and 2019, the Company had a standby letter of credit with First Republic Bank totaling $725 thousand for security of their operating lease of office and manufacturing space in Wilsonville, Oregon. The letter of credit is fully secured by restricted certificate of deposit accounts. There were no draws against the letter of credit during the years ended December 31, 2020 and 2019.
The Company purchases materials from several suppliers and has entered into agreements with various contract manufacturers, which include cancelable and noncancelable purchase commitments.
As of December 31, 2020, and 2019, total unfulfilled noncancelable purchase commitments were $3,410 thousand and $2,125 thousand, respectively. In addition, total unfulfilled cancellable purchase commitments amounted to $787 thousand and $225 thousand as of December 31, 2020, and 2019, respectively. These purchase commitments were not recorded in the financial statements.

10.	REDEEMABLE CONVERTIBLE PREFERRED STOCK
The Company amended and restated its certificate of incorporation effective August 27, 2019 (the “Third Restatement”). This Third Amended and Restated Certificate of Incorporation replaced the Second Amended and Restated Certificate of Incorporation that was in effect in 2018 and 2019 prior to August 27, 2019 (the “Second Restatement”). The Third Restatement authorized the Company to issue Series C redeemable convertible preferred stock. The authorization and addition of Series C redeemable convertible preferred stock was the only significant change to the Amended and Restated Certificate of Incorporation.
Redeemable Convertible Preferred Stock and Warrants
The Company’s Redeemable Convertible Preferred Stock as of December 31, 2020 consisted of (in thousands, except share data):

	Shares Authorized	Shares Issued and Outstanding	Issuance Price	Net Carrying Value	Aggregate Liquidation Preference
Series A	5,941,109	5,941,109	$0.56	$3,228	$3,321
Series B	12,011,923	10,649,152	1.22848	12,746	13,082
Series C- 1	16,345,688	16,275,688	1.84248	18,398	29,988
Series C- 2	27,137,317	—	—	—	—

	61,436,037	32,865,949		$34,372	$46,391

Under the Third Restatement, dividends accrue, if and when declared by the Board, on the preferred stock at a rate of $0.044725 per share of Series A, $0.09828 per share of Series B, $0.14740 per share of Series
C-1
and $0.23584 per share of Series
C-2.
All dividends are
non-cumulative
and are payable only upon declaration by the Board of Directors. No dividends can be declared on any other class of stock unless the holders of first Series C, then Series B and then Series A receive all dividends accrued or declared but unpaid. The Company has not declared any dividends.
Liquidation Preferences
In the event of any liquidation, dissolution, or
winding-up
of the Company, the holders of preferred stock shall be entitled to receive ratably, prior and in preference to any distribution of the asset or funds of the Company to the holders of the common stock, an amount equal to the issuance price per share for Series C, Series B, and Series A as adjusted for stock splits, stock dividends, combinations, recapitalizations and similar transactions, plus any accrued and unpaid dividends (the “Liquidation Preference”). If the Company has insufficient assets to permit payment of the Liquidation Preference in full to all holders of preferred stock, then the assets of the Company shall be distributed ratably to the holders of the Series C redeemable convertible preferred stock. If any assets remain after distribution to the holders of the Series C redeemable convertible preferred stock, then the assets would be distributed ratably to the holders of the Series B redeemable convertible preferred stock. If any assets remain after distribution to the holders of the Series C and Series B redeemable convertible preferred stock, then the assets would be distributed ratably to the holders of the Series A redeemable convertible preferred stock. A change in control, sale or merger would qualify as a liquidation event.
After payment of the Liquidation Preference to the holders of preferred stock, the remaining assets of the Company shall be distributed ratably to the holders of common stock on a fully converted basis.
Voting Rights
Each holder of each outstanding share of Preferred stock shall be entitled to cast the number of votes equal to the number of whole shares of common stock into which the shares of Preferred stock could be converted as of the date of the vote.

Conversion Rights
Each share of preferred stock is convertible, at the option of the holder, into the number of shares of Common stock determined by dividing the original issue price for the relevant series by the conversion price for such series.
Redemption Rights
Series B redeemable convertible preferred stock were redeemable at any time, at the option of the holder, after the fifth anniversary from the August 25, 2017 original issuance date, but within ninety days after the receipt of a written request from not less than two thirds of the Series B stockholders. These redemption rights were eliminated with the Third Restatement.
All classes of preferred stock and warrants are not redeemable by the holder except in the event of acquisition, merger, consolidation, or the sale, lease, transfer, exclusive license, or other disposition by the Company or any subsidiary of all or substantially all of the assets of the Company. These events are outside the control of the Company, and therefore the preferred stock have been classified in the mezzanine section of balance sheets.
Future Rights to Purchase Series
C-2
Convertible Preferred Stock
The Company’s Series C redeemable convertible preferred stock financing agreement provides additional committed funding of up to $79,999 thousand, through the purchase of up to 27,137,000 shares of Series
C-2
redeemable convertible preferred stock based on the completion of certain operational milestones at a predetermined price of $2.94797 per share, to certain Series
C-1
Investors.
The Company determined that its obligation to issue, and the Company’s investors’ obligation to purchase shares of Series
C-2
redeemable convertible preferred stock at a fixed price represents a freestanding derivative financial instrument (the “Series
C-2
Redeemable Convertible Preferred Stock Issuance Right”). The Series
C-2
Redeemable Convertible Preferred Stock Issuance Right was initially recorded at fair value and is adjusted to fair value at each reporting date, with the change in fair value recorded as a component of other income and expense in the statement of operations. The Series
C-2
Redeemable Convertible Preferred Stock Issuance Right expires in August 2021 and was classified as a noncurrent derivative liability as of December 31, 2020 and 2019.
The Series
C-2
Redeemable Convertible Preferred Stock Issuance Right was initially valued at a fair value of $11,379 thousand. The Company recorded a net increase in the liability of $11,532 thousand and $0 for the years ended December 31, 2020 and 2019, respectively, for changes in the estimated fair value of the Series
C-2
Redeemable Convertible Preferred Stock Issuance Right.
Warrants
The Company periodically issues warrants in conjunction with the issuance of preferred stock or debt. As of December 31, the following warrants were outstanding:

	2020	2019
Common Stock Warrants	305,611	305,611
Series B Preferred Warrants	1,362,771	1,362,771
Series C Preferred Warrants	70,000	—

Total Warrants	1,738,382	1,668,382

The outstanding warrants include Series B redeemable convertible preferred stock warrants issued in the Series B redeemable convertible preferred issuance as well as in conjunction with the Company’s long-term debt, and Series C redeemable convertible preferred stock warrants issued in conjunction with the Company’s long-term debt discussed within Note 8.

The Company’s Series B redeemable convertible preferred stock warrants and Series C redeemable convertible preferred stock warrants are liability awards. Refer to Note 13.
The Company’s Series B redeemable convertible preferred stock warrants were issued at exercise prices ranging from $0.001 per share to $1.22 per share. 68,000 shares of Series B redeemable convertible preferred stock warrants have a ten-year exercise period and the remainder do not expire until a significant transaction has occurred, as defined by the warrant purchase agreement. The warrants were fully vested at the issuance date.
The Company’s Series C redeemable convertible preferred stock warrants were issued with a price of $1.84 per share, a life of 10 years and were fully vested at issuance.
The common stock warrants, all issued at a price of $0.001 per share, are recorded at fair value within equity when they were issued in conjunction with the Series B preferred stock issuance. The common stock warrants are fully vested at issuance and do not expire until a significant transaction has occurred, as defined by the warrant purchase agreement.
The warrants were valued using the following assumptions:

	At issuance date
	Common Warrants	Preferred B warrants	Preferred C-1 warrants
Expected volatility	80%	80%	80%
Expected term (in years)	5.00	5.00	3.75
Risk-free interest rate	2.20%	2.20 - 2.73%	0.29%
Dividend yield	0%	0%	0%

	As of December 31, 2020
	Common Warrants	Preferred B warrants	Preferred C-1 warrants
Expected volatility	N/A	80%	80%
Expected term (in years)	N/A	2.00	2.00
Risk-free interest rate	N/A	0.13%	0.13%
Dividend yield	N/A	0%	0%

	As of December 31, 2019
	Common Warrants	Preferred B warrants	Preferred C-1 warrants
Expected volatility	N/A	80%	80%
Expected term (in years)	N/A	4.00	4.00
Risk-free interest rate	N/A	1.66%	1.66%
Dividend yield	N/A	0%	0%

11.	COMMON STOCK
Under the Third Restatement, the Company is authorized to issue 79,000,000 shares of common stock with $0.0001 par value. The holders of common stock are entitled to one vote for each share held.

12.	STOCK-BASED COMPENSATION PLAN
The Company has a 2014 Equity Incentive Plan (the “Plan”) under which it has authorized 10,524,556 shares of common stock to be reserved for grants or sale. The stock awards may be issued as Incentive Stock Options (ISO), Non-statutory Stock Options (NSO), Stock Appreciation Rights, Restricted Stock Awards, or Restricted Stock Unit Awards. Only employees are eligible to receive ISO awards. Employees, directors, and consultants who are providing continuous service to the Company are eligible to receive stock awards other than ISOs.

No Stock Appreciation Rights, Restricted Stock Awards, or Restricted Stock Unit Awards are outstanding as of December 31, 2020 and 2019.
Option prices for incentive stock options are normally set at not less than the fair market value of the Company’s common stock at the date of grant. Employee option grants generally cliff vest twenty-five percent at the end of the first year and 1/48 th
of the total option shares shall vest each month thereafter as long as the optionee remains an employee of or consultant to the Company; however, some vesting dates granted under the Plan began prior to the grant date, which accelerated the vesting period for the related options. The Board has the power to accelerate the vesting of options granted. There were no accelerations during fiscal years 2019 and 2020. Options are contingent on continued employment with the Company. Grants expire 10 years from the date of grant.
Shares Available for Future Grant
—Shares available for future grant under the Company’s 2014 Plan as of December 31, 2020 and 2019, consist of the following:

	2020	2019
Shares Available for future grant	5,993,465	7,855,010

The Company issues new shares upon a share option exercise or release.
A summary of option activity under the Plan as of December 31, 2020 and 2019 and changes during the years ended December 31, 2020 and 2019 is presented below:

	Options Outstanding
	Number of shares	Weighted average exercise price	Weighted average remaining contractual term (years)	Aggregate intrinsic values ($‘000s)
Balances as of December 31, 2018	2,238,598	$0.37	8.83	$332
Granted	17,500	$0.45
Exercised	(30,000)	$0.22
Forfeited	(121,875)	$0.45

Balances as of December 31, 2019	2,104,223	$0.37	7.82	$821
Granted	2,221,278	$0.49
Exercised	(74,000)	$0.09
Forfeited	(359,733)	$0.43

Balances as of December 31, 2020	3,891,768	$0.44	8.23	$4,333

Options vested and exercisable - December 31, 2019	1,424,380	$0.34	7.48	$604

Options vested and exercisable - December 31, 2020	1,918,067	$0.39	7.21	$2,215

The aggregate intrinsic value is the fair market value on the reporting date less the exercise price for each option.
The aggregate intrinsic value of the options exercised was $48 thousand and $9 thousand during the years ended December 31, 2020 and 2019, respectively.
The fair value of each stock option award is estimated on the date of the grant using the Black-Scholes Merton option-pricing model. For options granted during the years ended December 31, 2020, and 2019, respectively, the weighted average estimated fair value using the Black-Scholes Merton option pricing model was $0.65 and $0.36 per option, respectively.

In accordance with ASC 718, the fair value of each option grant has been estimated as of the date of grant using the following weighted average assumptions:

	2020	2019
Risk-free rate	0.93%	2.63%
Expected dividends	—	—
Expected term	6 years	6 years
Expected volatility	71.06%	76.77%
The compensation expense is allocated on a departmental basis, based on the classification of the award holder. The following table presents the amount of stock-based compensation related to stock-based awards to employees on the Company’s statements of loss during the years ended December 31, 2020 and 2019 (in thousands):

	2020	2019
Research and development	$79	$59
Sales and marketing	47	38
General and administrative	184	78

Total stock-based compensation	$310	$175

As of December 31, 2020, there was approximately $1,193 thousand of unamortized stock-based compensation cost related to unvested stock options, which is expected to be recognized over a weighted average period of 2.5 years.

13.	FAIR VALUE MEASUREMENTS
The Company follows ASC 820,
Fair Value Measurements
, which establishes a common definition of fair value to be applied when U.S. GAAP requires the use of fair value, establishes a framework for measuring fair value, and requires certain disclosure about such fair value measurements. The following table presents the Company’s fair value hierarchy for its financial assets and liabilities measured at fair value on a recurring basis (in thousands):

December 31, 2020	Level 1	Level 2	Level 3	Total
Assets:
Cash equivalents and restricted cash:
Money market funds	$3,046	$—	$—	$3,046
Certificate of deposit	—	326	—	326

Total Assets	$3,046	$326	$—	$3,372

Liabilities:
Derivative liabilities	$—	$—	$22,911	$22,911
Warrant liabilities	—	—	3,329	3,329

Total Liabilities	$—	$—	$26,240	$26,240

December 31, 2019
Assets:
Restricted cash:
Certificate of deposit	$—	$529	$—	$529

Total Assets	$—	$529	$—	$529

December 31, 2020	Level 1	Level 2	Level 3	Total
Liabilities:
Derivative liabilities	$—	$—	$11,379	$11,379
Warrant liabilities	—	—	1,989	1,989

Total Liabilities	$—	$—	$13,368	$13,368

For fiscal years 2020 and 2019, there were no transfers among Level 1, Level 2, or Level 3 categories. The carrying amounts of the Company’s notes payable, grant receivable and accounts payable approximate their fair values due to their short maturities.
Level 1 Assets:
The Company invests in money market funds that have maturities of 90 days or less. Money market funds are classified as cash equivalents and are recorded at their carrying value, which approximates fair value.
Level 2 Assets:
The Company invests in a certificate of deposit with a maturity of one year from purchase date. The certificate of deposit is classified as restricted cash and is recorded at its carrying value, which approximates fair value.
Level 3 Liabilities:
Warrants
Freestanding warrants to purchase redeemable convertible preferred stock are accounted for as liability awards and recorded at fair value on their initial issuance date and adjusted to fair value at each reporting date, with the change in fair value being recorded in the Statement of Operations and Other Comprehensive Income. The warrants are accounted for as liabilities as the underlying preferred shares are contingently redeemable upon occurrence of a change in control, which is outside the control of the Company.
The Company measures its warrant liabilities using Level 3 unobservable inputs within the Black-Scholes Merton option-pricing model. The Company uses various key assumptions, such as the fair value of redeemable convertible preferred stock Series B and Series C, the volatility of peer companies’ stock prices, the risk-free interest rate based on the U.S. treasury yield, and the expected term (based on remaining term to a significant event). The Company measures the fair value of the redeemable convertible preferred stock warrants at each reporting date, with subsequent gains and losses from remeasurement of Level 3 financial liabilities recorded through other expense, net in the statements of operations.
Future Rights to Purchase Series C-2 Redeemable Convertible Preferred Stock
The Company’s Series C Preferred Stock Purchase Agreement provides additional committed funding of up to $79,999 thousand, through the purchase of up to 27,137,000 shares of Series C-2 redeemable convertible preferred stock based on the completion of certain operational milestones at a predetermined price of $2.94797 per share, to certain Series C-1 Investors. This commitment is called the Series C-2 Redeemable Convertible Preferred Stock Issuance Right.
The value of the Series C-2 Redeemable Convertible Preferred Stock Issuance Right is determined based on significant inputs not observable in the market, which represents a Level 3 measurement within the fair value hierarchy.
The fair value of the Series C-2 Redeemable Convertible Preferred Stock Issuance Right was determined using a Black-Scholes Merton option-pricing model. The Company utilized key assumptions, such as the fair value of Series C-2 redeemable convertible preferred stock, the volatility of peer companies’ stock prices, the risk-free interest rate based on the U.S. treasury yield, and the expected term (based on the shorter of remaining term to a significant event or expiration date of the purchase right)
The Company measures the fair value of the Series C-2 Redeemable Convertible Preferred Stock Issuance Right at each reporting date, with subsequent gains and losses from remeasurement of Level 3 financial liabilities recorded in the Statements of Operations and Other Comprehensive Income.
2018 Convertible Note Automatic Conversion Rights
In 2018 the Company issued a convertible note payable with a face value of $6,518 thousand with detachable Series B redeemable preferred stock warrants, which contained automatic conversion features upon a change in control, bridge financing or qualified financing in excess of $10,000 thousand. The automatic conversion is called the 2018 Redeemable Note Automatic Conversion Rights.
The value of the 2018 Redeemable Note Automatic Conversion Rights is determined based on significant inputs not observable in the market, which represents a Level 3 measurement within the fair value hierarchy.
The value of the 2018 Redeemable Note Automatic Conversion Rights were determined using a discounted cash flow model, which takes into account the estimated value of Series C redeemable convertible stock, estimated time to conversion, probability of conversion and the risk-free interest rate based on the U.S. treasury yield. The Company measures the fair value of the 2018 Redeemable Note Automatic Conversion Rights at each reporting date, with subsequent gains and losses from remeasurement of Level 3 financial liabilities recorded through other expense, net in the Statements of Operations.
The following table sets forth a summary of changes in the fair value of the Company’s level 3 liabilities at fair value on a recurring basis for the years ended December 31, 2020 and 2019 (in thousands):

	2020	2019
Warrant liabilities:
Beginning balance January 1	$1,989	$1,648
Change in fair value	1,296	341
Fair value of warrants issued	44	—

Ending balance December 31	3,329	1,989

2018 Convertible Note Automatic Conversion Rights liability:
Beginning balance January 1	—	9
Change in fair value	—	19
Fair value of derivatives extinguished upon note conversion	—	(28)

Ending balance December 31	—	—

Series C-2 Convertible Preferred Stock Issuance Right liability:
Beginning balance January 1	11,379	—
Change in fair value	11,532	—
Fair value of derivatives issued	—	11,379

Ending balance December 31	22,911	11,379

Total	$26,240	$13,368

14.	INCOME TAXES
Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The significant components of deferred tax assets and liabilities are as follows (in thousands):

	As of December 31,
	2020	2019
Deferred Tax Assets:
Net operating losses	$11,566	$7,365
Tax credit carryforward	47	12
Other	837	513

Deferred tax assets	12,450	7,890
Valuation allowance	(12,450)	(7,890)

Deferred tax assets, net of valuation allowance	$—	$—

ASC Topic 740 requires that the tax benefit of net operating losses, temporary differences and credit carryforwards be recorded as an asset to the extent that management assesses that realization is “more likely than not.” Realization of the future tax benefits is dependent on the Company’s ability to generate sufficient taxable income within the carryforward period. Because of the Company’s history of operating losses, management believes that recognition of the deferred tax assets arising from the above-mentioned future tax benefits is currently not likely and, accordingly, has provided a valuation allowance for fiscal years 2020 and 2019. The valuation allowance increased by $4,560 thousand during the year ended December 31, 2020.
As of December 31, 2020, the Company has federal and state net operating loss carryforwards (“NOL”) of $44,121 thousand and $44,121 thousand, respectively. Of the federal NOL carryforwards, $33,666 thousand do not expire. The remaining federal and state carryforwards will begin to expire in 2032 and 2027, respectively. The Company also has $94 thousand of federal research and development credits that will begin to expire in 2039.
Under Sections 382 and 383 of the Internal Revenue Code (“IRC”) of 1986, as amended, the Company’s NOL and research and development credit carryforwards, and other deferred tax assets may be limited or lost if cumulative changes in ownership exceed 50% within any rolling three-year period. The Company has not completed the IRC Sections 382 and 383 analyses regarding the limitation of NOL and credit carryforwards. If a change in ownership was to occur, then the annual limitation may result in the expiration of NOL and credit carryforwards before utilization. If eliminated, the related assets would be removed from the deferred tax assets schedule with a corresponding reduction in the valuation allowance.
The effective tax rate of the Company’s provision for income taxes differs from the federal statutory rate as follows:

	Years Ended December 31,
	2020	2019
Tax computed at federal statutory rate	21.0%	21.0%
State tax, net of federal tax benefit	3.0	4.4
Stock compensation	(0.2)	(0.2)
Permanent differences	(8.9)	(2.3)
163(I) Interest	—	(0.9)
R&D tax credits	0.1	0.1
Other	—	(0.1)
Valuation allowance	(15.0)	(22.0)

Income tax expense (benefit)	0.0%	0.0%

The changes in the Company’s uncertain tax positions are summarized as follows (in thousands):

Balance as of December 31, 2018	$—
Additions in 2019	12

Balance as of December 31, 2019	12
Additions in 2020	35

Balance as of December 31, 2020	$47

During the years ended December 31, 2020 and 2019, the Company recognized uncertain tax positions of $35 thousand and $12 thousand, respectively, related to a reduction of the research and development credit deferred tax asset. Unrecognized tax benefits may change during the next twelve months for items that arise in the ordinary course of business. The Company does not expect a material change to its unrecognized tax benefits over the next twelve months that would have an adverse effect on its operating results.
The Company recognizes interest and penalties accrued on any unrecognized tax benefits as a component of income tax expense. The Company had no accrued interest or penalties related to uncertain tax positions as of December 31, 2019 and 2020.
The Company files federal and certain state income tax returns, which provide varying statutes of limitations on assessments. However, because of NOL carryforwards, substantially all tax years since inception remain open to federal and state tax examination.

15.	DEFINED CONTRIBUTION PLAN
The Company has a 401(k) plan to provide defined contribution retirement benefits for all employees who have completed six months of service. Employees may elect to contribute a portion of their pretax compensation to the 401(k) plan, subject to annual limitations. The Company may make profit-sharing contributions at the discretion of the Board of Directors. Employee contributions are fully always vested. For the years ended December 31, 2020 and 2019, the Company contributed $173 thousand and $35 thousand, respectively.

16.	RELATED PARTY TRANSACTIONS
The Company defines related parties as directors, executive officers, nominees for director, stockholders that have significant influence over the Company, or are a greater than 5% beneficial owner of the Company’s capital and their affiliates or immediate family members.
During the year ended December 31, 2020, the Company hired consultants through one of its Board members to review its technology. The Company paid $31 thousand to the consultants.
In 2018 and 2019, the Company issued convertible notes payable to investors who are also Board members of the Company. During the year ended December 31, 2019, the Company incurred interest expense related to the convertible notes payable in the amount of $499 thousand. Accrued interest on convertible notes payable totaling $615 thousand was converted to equity in August 2019.

17.	SUBSEQUENT EVENTS
The Company has evaluated subsequent events through June 16, 2021, the date the financial statements were available to be issued.
New Lease Facility
The Company entered into a new building lease, which commenced on January 1, 2021, has an initial five-year term plus an option to extend for an additional five years. Following an initial rent abatement period, monthly base rent of $42 thousand per month, plus expenses, begins July 1, 2021. Base rent increases 3% annually beginning on July 1, 2022.
Fourth Restatement of Certificate of Incorporation
On February 26, 2021, the Company amended and restated its certificate of incorporation (the “Fourth Restatement”). This Fourth Amended and Restated Certificate of Incorporation replaces all previous Certificates of Incorporation. See note 10 for details of previous Certificates of Incorporation.
Under the Fourth Restatement, the Company is authorized to issue 79,000,000 shares of common stock with $0.0001 par value.
The Fourth Restatement increased the number of shares of redeemable convertible preferred stock authorized for issuance from 61,436,037 to 62,072,064 with $0.0001 par value, of which 5,941,109 shares are designated as Series A, 12,011,923 shares are designated as Series B, 16,345,688 shares are designated as Series C-1, and the remaining 27,773,344 shares are designated as Series C-2.
Under the Fourth Restatement, dividends, original issue price and liquidation preference remain the same as the Third Restatement.
Sale of Series C-2 Redeemable Convertible Preferred Stock
In March 2021, the Company issued 3,900,988 shares of Series C-2 redeemable convertible preferred stock for $2.94797 per share, totaling $11,500 thousand. In connection with the sale of the Series C-2 redeemable convertible preferred stock, the Company issued warrants to purchase 585,145 shares of Series C-2 redeemable convertible preferred stock. The warrants are exercisable at a price of $0.0001 per share. The purchases of Series C-2 redeemable convertible preferred stock replaced the Series C-2 Redeemable Convertible Purchase Right to 23,236,327 shares.
Merger with ACON S2 Acquisition Corp.
On May 6, 2021, the Company entered into a definitive business combination agreement with ACON, a special purpose acquisition company (“SPAC”). The merger is valued at $1.07 billion and is projected to provide $465,000 thousand net cash. The transaction is expected to close in the latter half of 2021.
Amendment to Series C-2 Redeemable Convertible Preferred Stock Purchase Right
On May 7, 2021, the Company amended its Series C-2 Preferred Stock Purchase Agreement And Amendment To Series C Preferred Stock Purchase Agreement. Under the terms of the amended agreement, in conjunction with a successful SPAC merger with ACON, two existing investors will purchase 5,427,464 additional shares of Series C-2 redeemable convertible preferred stock and will receive warrants to purchase 14,364,207 shares of Series C-2 redeemable convertible preferred stock with an exercise price of $.0001 per share in exchange for $16,000 thousand. The Series C-2 Redeemable Convertible Purchase Right will be eliminated in the event of the successful SPAC merger. If the SPAC merger is unsuccessful, then the two investors’ rights under the Series C-2 Redeemable Convertible Purchase Right from the Series C Preferred Stock Purchase Agreement dated August 28, 2019 will be restored.

ESS Tech, Inc.
Condensed Balance Sheets
(In thousands, except share data)

	As of
	September 30, 2021 (Unaudited)	December 31, 2020
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$8,019	$4,901
Restricted cash	1,217	1,167
Prepaid expenses and other current assets	6,506	793

Total current assets	15,742	6,861
Property and equipment, net	2,007	1,836
Restricted cash	75	326

TOTAL ASSETS	$17,824	$9,023

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES:
Accounts payable	$3,037	$522
Accrued and other current liabilities	4,595	2,194
Notes payable, current	23,415	5,678

Total current liabilities	31,047	8,394
Notes payable, non-current	2,253	19
Other non-current liabilities	3,662	2,258
Derivative liabilities	248,450	22,911
Warrant liabilities	—	3,329

Total liabilities	285,412	36,911

COMMITMENTS AND CONTINGENCIES (NOTE 5)
REDEEMABLE CONVERTIBLE PREFERRED STOCK:
Redeemable convertible preferred stock ($0.0001 par value, 62,072,064 and 61,436,037 shares authorized, 38,768,389 and 32,865,949 shares issued and outstanding, liquidation preferences of $61,392 and $46,391 as of September 30, 2021 and December 31, 2020, respectively)	90,073	34,372

STOCKHOLDERS’ DEFICIT:
Common stock ($0.0001 par value; 79,000,000 shares authorized as of September 30, 2021 and December 31, 2020 9,125,954 and 7,134,668 shares issued and outstanding as of September, 2021 and December 31, 2020, respectively)	1	1
Common stock warrants	—	153
Additional paid-in capital	2,516	1,079
Accumulated deficit	(360,178)	(63,493)

Total stockholders’ deficit	(357,661)	(62,260)

TOTAL LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT	$17,824	$9,023

See accompanying notes to unaudited, interim financial statements

ESS Tech, Inc.
Condensed Statements of Operations and Comprehensive Loss
(Unaudited, in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Operating expenses
Research and development	$7,672	$3,935	$19,546	$8,903
Sales and marketing	1,048	279	2,261	876
General and administrative	2,316	630	7,667	2,178

Total operating expenses	11,036	4,844	29,474	11,957
Loss from operations	(11,036)	(4,844)	(29,474)	(11,957)

Other income (expense):
Interest expense, net	(1,582)	(38)	(1,693)	(106)
Gain (loss) on revaluation of warrant liabilities	(2,949)	24	(17,753)	78
Gain (loss) on revaluation of derivative liabilities	(36,703)	2,089	(248,691)	5,849
Other income (expense), net	945	(2)	926	(64)

Total other income (expense)	(40,289)	2,073	(267,211)	5,757

Net loss and comprehensive loss	$(51,325)	$(2,771)	$(296,685)	$(6,200)

Net loss per share - basic and diluted	$(5.82)	$(0.39)	$(35.08)	$(0.87)
Weighted average shares used in per share calculation - basic and diluted	8,823,458	7,102,536	8,458,054	7,099,532
See accompanying notes to unaudited, interim financial statements

ESS Tech, Inc.
Condensed Statements of Redeemable Convertible Preferred Stock and Stockholders’ Deficit
(Unaudited, in thousands, except share data)

	Three Months Ended September 30, 2020
	Redeemable Convertible Preferred Stock		Common Stock		Common Stock Warrants	Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ Deficit
	Shares	Amount	Shares	Amount
Balance as of June 30, 2020	32,865,949	$34,372	7,100,668	$1	$153	$942	$(36,503)	$(35,407)
Stock options exercised	—	—		—	—		—	—
Stock-based compensation expense	—	—	—	—	—	77	—	77
Net loss	—	—	—	—	—	—	(2,771)	(2,771)

Balance as of September 30, 2020	32,865,949	$34,372	7,100,668	$1	$153	$1,019	$(39,274)	$(38,101)

	Nine Months Ended September 30, 2020
	Redeemable Convertible Preferred Stock		Common Stock		Common Stock Warrants	Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ Deficit
	Shares	Amount	Shares	Amount
Balance as of December 31, 2019	32,865,949	$34,372	7,060,668	$1	$153	$762	$(33,074)	$(32,158)
Stock options exercised	—	—	40,000	—	—	6	—	6
Stock-based compensation expense	—	—	—	—	—	251	—	251
Net loss	—	—	—	—	—	—	(6,200)	(6,200)

Balance as of September 30, 2020	32,865,949	$34,372	7,100,668	$1	$153	$1,019	$(39,274)	$(38,101)

	Three Months Ended September 30, 2021
	Redeemable Convertible Preferred Stock		Common Stock		Common Stock Warrants	Additional Paid- In Capital	Accumulated Deficit	Total Stockholders’ Deficit
	Shares	Amount	Shares	Amount
Balance as of June 30, 2021	36,809,092	$64,257	8,784,265	$1	$153	$2,093	$(308,853)	$(306,606)
Stock options exercised	—	—	36,789	—	—	10	—	10
Warrants exercised	1,959,297	25,816	304,900	—	(153)	153	—	—
Stock-based compensation expense	—	—	—	—	—	260	—	260
Net loss	—	—	—	—	—	—	(51,325)	(51,325)

Balance as of September 30, 2021	38,768,389	$90,073	9,125,954	$1	$—	$2,516	$(360,178)	$(357,661)

	Nine Months Ended September 30, 2021
	Redeemable Convertible Preferred Stock		Common Stock		Common Stock Warrants	Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ Deficit
	Shares	Amount	Shares	Amount
Balance as of December 31, 2020	32,865,949	$34,372	7,134,668	$1	$153	$1,079	$(63,493)	$(62,260)
Issuance of Series C-2 Redeemable Convertible Preferred Stock	3,900,988	29,516	—	—	—	—	—	—
Stock options exercised	—	—	1,685,675	—	—	664	—	664
Warrants exercised	2,001,452	26,185	305,611	—	(153)	153	—	—
Stock-based compensation expense	—	—	—	—	—	620	—	620
Net loss	—	—	—	—	—	—	(296,685)	(296,685)

Balance as of September 30, 2021	38,768,389	$90,073	9,125,954	$1	$—	$2,516	$(360,178)	$(357,661)

See accompanying notes to unaudited, interim financial statements

ESS Tech, Inc.
Condensed Statements of Cash Flows
(Unaudited, in thousands)

	For nine months ended September 30,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(296,685)	$(6,200)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	404	306
Non-cash interest expense	1,495	65
Stock-based compensation expense	620	251
(Gain) loss on extinguishment of debt	(948)	62
Change in fair value of warrant liabilities	17,753	(78)
Change in fair value of derivative liabilities	248,691	(5,849)
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(5,713)	161
Accounts payable	2,441	(534)
Accrued and other current liabilities	2,195	153
Other non-current liabilities	1,404	(446)

Net cash used in operating activities	(28,343)	(12,109)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(288)	(464)

Net cash used in investing activities	(288)	(464)

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on notes payable	(584)	(150)
Proceeds from sale of redeemable convertible preferred stock, net of issuance costs	11,461	—
Borrowing on notes payable, net of debt issuance cost	20,000	4,936
Proceeds from stock options exercised	664	6
Proceeds from warrants exercised	7	—

Net cash provided by financing activities	31,548	4,792

NET CHANGE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	2,917	(7,781)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, BEGINNING OF PERIOD	6,394	18,819

CASH, CASH EQUIVALENTS AND RESTRICTED CASH, END OF PERIOD	$9,311	$11,038

SUPPLEMENTAL DISCLOSURE OF CASHFLOW INFORMATION:
Cash paid during the year for:
Interest	$237	$62
Non-cash investing and financing transactions:
Property and equipment purchases financed with term loan	$—	$52
PPP loan forgiven	$948
Non-cash extinguishment of derivative liabilities upon sale of Series C-2 redeemable convertible preferred stock, net of amount allocated to warrants	$18,055	$—
Non-cash extinguishment of warrant liabilities upon exercise of Series B and Series C-2 redeemable convertible preferred stock warrants	$26,178	$—
Purchase of property and equipment included in accounts payable and accrued and other current liabilities	$343	$8

Cash and cash equivalents	$8,019	$9,286
Restricted cash, current	1,217	1,217
Restricted cash, non- current	75	535

Total cash, cash equivalents and restricted cash shown in the statements of cash flows	$9,311	$11,038

See accompanying notes to unaudited, interim financial statements

ESS TECH, INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

1.	DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Description of Business
ESS Tech, Inc. (the “Company”) was founded as Energy Storage Systems, LLC in Portland, Oregon in 2011. The Company converted to a Delaware corporation and changed its name to ESS Tech, Inc. in 2014. The Company does not have any subsidiaries.
The Company develops long-duration iron flow batteries for commercial and utility-scale energy storage applications requiring four or more hours of flexible energy capacity. The Company’s products are designed for a
25-year
operating life without performance degradation, with minimal annual operations and maintenance requirements.
The Company is in the research and development phase. Its product is still being developed and does not yet meet standard specifications to be sold (“Commercially Available”).
On October 8, 2021 (the “Closing Date”), ESS Tech, Inc., a Delaware corporation (“New ESS”), formerly known as ACON S2 Acquisition Corp., a Delaware corporation (“STWO”), consummated the previously announced merger pursuant to that certain Agreement and Plan of Merger, dated May 6, 2021 (the “Merger Agreement”), by and among STWO, SCharge Merger Sub, Inc., a Delaware corporation and wholly owned direct subsidiary of STWO (“Merger Sub”), and the Company following the approval at a special meeting of the stockholders of STWO held on October 5, 2021. Pursuant to the terms of the Merger Agreement, STWO deregistered by way of continuation under the Cayman Islands Companies Act (2021 Revision) and registered as a corporation in the State of Delaware under Part XII of the Delaware General Corporation Law, and a business combination between STWO and the Company was effected through the merger of Merger Sub with and into the Company, with the Company surviving as a wholly owned subsidiary of STWO (together with the other transactions described in the Merger Agreement, the “Merger”). On the Closing Date, STWO changed its name from “ACON S2 Acquisition Corp” to “ESS Tech, Inc.”, and its shares and warrants commenced trading on the New York Stock Exchange under the new ticker symbols “GWH” and “GWH.W”, respectively.
As a result of its initial public offering of Class A ordinary shares in September 2020, STWO held approximately $250,000 thousand in a trust account (the “Trust Account”). In connection with the Merger, STWO stockholders holding 20,754,719 shares of STWO’s Class A ordinary shares exercised their right to redeem such shares. As a result, approximately $207,500 thousand of funds were withdrawn from the Trust Account to fund participant share redemptions.
Also, in connection with the Merger, on the Closing Date, STWO issued and sold an aggregate of 25,000,000 shares of STWO Class A ordinary shares for a purchase price of $10.00 per share and an aggregate purchase price of $250,000 thousand pursuant to subscription agreements, dated as of May 6, 2021, with certain accredited investors, in a private investment in public equity offering (“PIPE”).
Cash received by the Company from the consummation of the Merger including the PIPE and the remaining balance in the STWO Trust Account after estimated expenses approximated $246,000 thousand.
Basis of presentation
The accompanying unaudited condensed financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”). Certain information and note disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been condensed or omitted. Accordingly, these unaudited condensed financial statements should be read in conjunction with the audited financial statements and accompanying notes for the year ended December 31, 2020. The condensed balance sheet as of December 31, 2020, included herein was derived from the audited financial statements of the Company as of that date.

The unaudited condensed financial statements, in the opinion of management, reflect all adjustments necessary to present fairly the Company’s financial position as of September 30, 2021, and the Company’s results of operations and comprehensive loss, redeemable convertible preferred stock and stockholders’ deficit activities for the three and nine months ended September 30, 2021, and 2020, and the cash flows for the nine months ended September 30, 2021, and 2020. The results for the three and nine months ended September 30, 2021 are not necessarily indicative of the results to be expected for the year ending December 31, 2021, any interim period or for any other future year.
Emerging Growth Company
Section 102(b)(1) of the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Securities Exchange Act of 1934, as amended) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging
growth companies but any such election to opt out is irrevocable. The Company is keeping its election to be able to defer the adoption of a new or revised standard at the time private companies are required to adopt the new or revised standard.
This may make comparison of the Company’s financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Liquidity and Going concern
In connection with preparing financial statements for each interim and annual reporting period, the Company evaluates whether there are conditions or events, considered in the aggregate, that raise substantial doubt about its ability to continue as a going concern within one year after the date on which the financial statements are issued in accordance with FASB Accounting Standards Update
No. 2014-15,
Presentation of Financial Statements—Going Concern (Subtopic
205-40):
Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (“ASU
2014-15”)
.
The Company’s financial statements have been prepared assuming that it will continue as a going concern
,
which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.
As of September 30, 2021, the Company had approximately $8,019 thousand in cash and cash equivalents. As also reflected in the condensed financial statements, the Company had an accumulated deficit on September 30, 2021, and December 31, 2020, and had net losses and net cash used in operating activities for the reporting periods then ended. These factors, coupled with the available cash on hand as of September 30, 2021, and compared to management’s operating plan, raised substantial doubt about the Company’s ability to continue as a going concern.
However, as discussed in Note 10 Subsequent Events, the Company effected the close of the Merger with STWO on October 8, 2021, which contributed approximately $246,000 thousand, from the transaction. The Company has capitalized $3,471 thousand of transaction costs as of September 30, 2021. The Company believes that the net proceeds from the Merger plus its cash and cash equivalent balance at September 30, 2021 provide it with sufficient resources to continue as a going concern for at least the next 12 months from the date the condensed financial statements are issued.
Segment information
The Company has determined that its Chief Executive Officer (“CEO”) is its chief operating decision maker (“CODM”). The CEO reviews financial information presented for purposes of assessing performance and making decisions on how to allocate resources. The Company has determined that it operates in a single reportable segment.
All the Company’s operations and long-lived assets were attributable to operations in the United States as of September 30, 2021 and December 31, 2020.
Use of Estimates
The preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates, judgments and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities as of the date of the financial statements and the reported amounts of expenses during the reporting periods. Such estimates relate to, among others, the useful lives and assessment of recoverability of property and equipment, deferred tax assets valuation, determination of the fair value of the Company’s Bridge Loan, common and preferred stock, warrant liabilities, Series
C-2
Redeemable Convertible Preferred Stock Issuance Right, as well as other accruals. These estimates are based on historical trends, market pricing, current events and other relevant assumptions and data points. Actual results could differ from those estimates and such differences may be material to the financial statements.
Significant Risks and Uncertainties
The Company is subject to those risks common in the technology industry and also those risks common to early-stage companies including, but not limited to, the possibility of not being able to successfully develop or market its products, technological obsolescence, competition, dependence on key personnel and key external alliances, the successful protection of its proprietary technologies, compliance with government regulations, and the possibility of not being able to obtain additional financing when needed.
COVID-19
presents material uncertainty and risk with respect to the Company, its performance, and its financial results and could adversely affect the Company’s financial position and results.
Concentration of Supply Chain Risk
The Company uses various raw materials and components that are critical to the future manufacturing of its energy storage solutions. Suppliers must undergo a qualification process, which typically requires four to twelve months to complete. The Company does not know whether it will be able to maintain long-term supply relationships with its critical suppliers, or secure new long-term supply relationships on terms that will allow it to achieve its objectives, if at all. A supplier’s failure to develop and supply components in a timely manner or to supply components that meet the Company’s quality, quantity, cost requirements or technical specifications, or the Company’s inability to source these components from alternative providers on a timely basis or on terms acceptable to the Company could each harm the Company’s ability to manufacture its energy storage solutions at the time when its products are commercially ready. In addition, to the extent the processes that the Company’s suppliers use to manufacture components are proprietary, the Company may be unable to obtain comparable components from alternative suppliers, all of which could harm the Company’s business prospects, results of operations and financial condition.
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentration of credit risk consist of cash and cash equivalents and restricted cash. The Company’s cash and cash equivalents include cash in bank accounts and a money market account. The Company’s restricted cash includes a certificate of deposit and performance and payment bond. Deposits held with banks may exceed the amount of insurance provided on such deposits.

Significant Accounting Policies
There have been no material changes in the significant accounting policies described in our Audited Financial Statements as of and for the year ended December 31, 2020.
Accounting Standards Pending Adoption
There have been no material changes in the accounting standards pending adoption described in the Company’s audited financial statements for the year ended December 31, 2020.

2.	CUSTOMER DEPOSITS
Customer deposits are classified as other
non-current
liabilities. The Company is in the research and development phase. Its product is still being developed and does not yet meet standard specifications. As such and while the Company has entered into contracts with customers for shipment of pilot units, no revenue was recognized for the three and nine months ended September 30, 2021, and 2020 and revenue recognition will be deferred until the Company’s product meets such specifications and control of the goods has been transferred to the customer.
The following table is a rollforward of customer deposits balances for the nine months ended September 30, 2021 and twelve months ended December 31, 2020 (in thousands):

	September 30, 2021	December 31, 2020
Customer deposits, beginning balance	$2,258	$2,207
Additions	850	506
Cancellations	—	(455)

Customer deposits, ending balance	$3,108	$2,258

3.	LOSS PER SHARE
The following table presents the calculation of basic and diluted net loss per share attributable to common shareholders (in thousands, except per share data):

	Three Months Ended September 30,
	2021	2020
Net loss	$(51,325)	$(2,771)
Weighted-average shares outstanding – Basic and Diluted	8,823,458	7,102,536
Net loss per share - Basic and Diluted	$(5.82)	$(0.39)

	Nine Months Ended September 30,
	2021	2020
Net loss	$(296,685)	$(6,200)
Weighted-average shares outstanding – Basic and Diluted	8,458,054	7,099,532
Net loss per share - Basic and Diluted	$(35.08)	$(0.87)
There were no common stock options, warrants or preferred stock that were dilutive for the three and nine months ended September 30, 2021 and 2020. Due to net losses for the three and nine months ended September 30, 2021 and 2020, basic and diluted net loss per common share were the same, as the effect of potentially dilutive securities would have been anti-dilutive. The following outstanding balances of common share equivalent securities have been excluded from the calculation of diluted weighted-average common shares outstanding because the effect is anti-dilutive for the periods presented:

	Three Months Ended September 30,
	2021	2020
Stock options	2,792,655	3,562,417
Redeemable convertible preferred stock	38,768,389	32,865,949
Warrants	—	1,738,382

	41,561,044	38,166,748

	Nine Months Ended September 30,
	2021	2020
Stock options	2,792,655	3,562,417
Redeemable convertible preferred stock	38,768,389	32,865,949
Warrants	—	1,738,382

	41,561,044	38,166,748

4.	BORROWINGS
Long-term debt consists of the following as of September 30, 2021 and December 31, 2020 (in thousands):

	September 30, 2021	December 31, 2020
Notes payable	$4,236	$4,761
Bridge loan	21,432	—
PPP loan	—	936

Total notes payable	25,668	5,697
Less notes payable, current	23,415	5,678

Notes payable, non-current	$2,253	$19

Term Loan for Equipment
In September 2019, the Company financed a scanner purchase for $79 thousand. The loan term was 24 months, and the interest rate was 6.9%. In March 2020, the Company financed a machine tool purchase for $50 thousand. The loan term was 36 months, and the interest rate was 8.1%. Both loans’ principal and interest are payable on a monthly basis. In July 2021, the Company fully paid off both loans’ balances. The term loans’ balances as of September 30, 2021 and December 31, 2020 were $0 and $67 thousand, respectively.
Payroll Protection Program Loan
On April 19, 2020, the Company entered into an unsecured promissory note under the Payroll Protection Program (“the PPP Loan”) with a bank under the PPP administered by the United States Small Business Administration (“SBA”). The principal amount of the PPP Loan was $936 thousand. The PPP Loan bore interest of 1.0% per annum and was disbursed to the Company on April 20, 2020. The PPP Loan had a maturity date of April 20, 2022. Under the terms of the PPP, the Company could apply for, and be granted, forgiveness for all or a portion of the PPP Loan. Such forgiveness would be determined based on the use of the loan proceeds for eligible purposes within the first twenty-four weeks from the loan date. If at least 60% of the loan proceeds was used for payroll costs, then the entire loan would be forgiven. The remaining 40%

of the loan proceed could be used for mortgage interest, rent, utility costs and the maintenance of employee and compensation levels. In July 2021, the Company applied for and received forgiveness on the $936 thousand PPP Loan plus $12 thousand in accrued interest. The gain on extinguishment of debt of $948 thousand is recorded within other income (expense), net in the Company’s Condensed Statements of Operations and Comprehensive Loss for the three and nine months ended September 30, 2021.
Notes Payable
In 2018, the Company entered into a $1,000 thousand note payable with a bank that is secured by all property of the Company, except for its intellectual property. The original maturity date of the note was July 1, 2021 but was modified and extended to January 1, 2022 under a Deferral Agreement (“Deferral Agreement”) entered into in April 2020.
In March 2020, the Company amended the note payable and borrowed an additional $4,000 thousand. The additional $4,000 thousand borrowing changed the present value of cash flows by more than 10% and, as such, was treated as a debt extinguishment. The Company recognized a $62 thousand loss on extinguishment of debt for the year ended December 31, 2020. The Company’s note payable was recorded at fair value as part of the extinguishment. The $4,000 thousand note payable’s original maturity date was January 1, 2023 but was modified and extended to
July 1, 2023 under the Deferral Agreement.
The Company accounted for the Deferral Agreement, extending the maturity of the notes payable, as a debt modification based on an analysis of cash flows before and after the debt modification.
The notes payable bear interest at 0.50% below the bank’s prime rate as of September 30, 2021 and December 31, 2020 (2.75% interest rate on September 30, 2021 and December 31, 2020). The Company makes monthly interest and principal payments on the notes payable based on the schedule defined in the agreement.
In conjunction with the notes payable, the Company issued 68,000 shares of Series B redeemable convertible preferred stock warrants and 70,000 shares of Series C redeemable convertible preferred stock warrants in July 2018 and March 2020, respectively. The Series B redeemable convertible preferred stock warrants and Series C redeemable convertible preferred stock warrants have exercise prices of $1.42 per share and $1.84 per share, respectively, and expire 10 years after issuance. The fair values of the Series B redeemable convertible preferred stock warrants and Series C redeemable convertible preferred stock warrants were $55 thousand and $44 thousand, respectively, at the time of issuance. The fair value of the Series B redeemable convertible preferred stock warrants was initially recorded as a reduction of the value of the notes payable and was amortized over the term of the loan as interest expense using the effective interest method. Unamortized Series B redeemable convertible preferred stock warrants were treated as a component of loss on extinguishment of debt. The Series C redeemable convertible preferred stock warrants were issued in conjunction with the additional $4,000 thousand borrowing and were a component of the loss on extinguishment of debt. There was no interest expense recognized related to the amortization of warrants issued in conjunction with the notes payable for the three months ended September 30, 2021 and 2020. Interest expense of $0 and $4 thousand were recognized related to the amortization of warrants issued in conjunction with the notes payable for the nine months ended September 30, 2021 and 2020, respectively.
The audit opinion as of and for the year ended December 31, 2020 financial statements contained a going concern explanatory paragraph. Under the notes payable loan agreement, a going concern opinion with respect to the Company’s audited financial statements is a material adverse change resulting in an event of default. In accordance with a subjective acceleration clause, the Lender had an option to elect to accelerate $4,067 thousand of the Company’s existing indebtedness as of December 31, 2020 to be immediately due and payable. As of December 31, 2020, the event of default would have also accelerated the $943 thousand in principal and interest due on the PPP Loan because of the cross-default provisions. The Company had classified the notes payable and PPP loan as current liabilities as of December 31, 2020 due to the considerations discussed above and the assessment that the material adverse change clause under the notes payable and PPP Loan agreements was not within the Company’s control.

As discussed in Note 1, the Merger alleviated the risk related to going concern, as well as that related to the subjective acceleration clause. As a result, $2,253 thousand of the Company’s notes payable have been reclassified from current to noncurrent liabilities as of September 30, 2021.
Bridge Loan
In July 2021, the Company entered into a
six-month
$20,000 thousand bridge loan (the “Bridge Loan”), maturing on the earlier of January 12, 2021 or consummation of the SPAC merger, which ultimately closed on October 8, 2021, see Note 10. The Bridge Loan bore interest of 8%, of which 2.25% was payable monthly and 6.75%
paid-in-kind
(“PIK”) interest was due upon maturity. At maturity, a final payment of $1,250 thousand was due in addition to all outstanding principal and accrued interest. The Bridge Loan was paid off pursuant to the terms of the SPAC merger.
The Company elected the fair value option to account for the Bridge Loan, which contained multiple embedded derivatives. The Company recorded the Bridge Loan at fair value of $20,000 thousand at issuance. Interest expense of $1,432 thousand was recognized and accrued related to the paid in-kind
interest and final payment on the Bridge Loan for the three and nine months ended September 30, 2021. The Company remeasured the fair value of the Bridge Loan on September 30, 2021.

5.	COMMITMENTS AND CONTINGENCIES
The Company, from time to time, is made a party to various claims, legal actions, and complaints arising in the ordinary course of business. The Company is not aware of any legal proceedings or other claims, legal actions, or complaints through the date of issuance of these financial statements.
On November 1, 2017, the Company executed a standby letter of credit with First Republic Bank totaling $725 thousand for security of its operating lease of office and manufacturing space in Wilsonville, Oregon. The letter of credit is fully secured by restricted certificate of deposit accounts. The Company can draw $200 thousand on the 95 th
day following each of the twelfth, twenty-fourth and thirty-sixth full calendar month following the commencement date of the lease (November 1, 2017), and an additional $50 thousand on the 95 th
day following the forty-eighth full calendar month following November 1, 2017. The letter of credit shall not be reduced below $75 thousand. As of September 30, 2021, and December 31, 2020, the standby letter of credit balance was $125 thousand and $325 thousand, respectively. The Company drew $200 thousand in the three and nine months ended September 30, 2021. There were no draws against the letter of credit during the three and nine months ended September 30, 2020.
The Company purchases materials from several suppliers and has entered into agreements with various contract manufacturers, which include cancelable and noncancelable purchase commitments.
As of September 30, 2021, and December 31, 2020, total unfulfilled noncancelable purchase commitments were $13,392 thousand and $3,410 thousand, respectively. In addition, total unfulfilled cancellable purchase commitments amounted to $3,774 thousand and $787 thousand as of September 30, 2021 and December 31, 2020, respectively. These purchase commitments were not recorded in the condensed financial statements.

6.	REDEEMABLE CONVERTIBLE PREFERRED STOCK
On May 7, 2021, the Company amended and restated its Certificate of Incorporation (the “Fifth Restatement”). The Fifth Restatement supersedes and replaces all previous Certificates of Incorporation.
Under the Fifth Restatement, the Company is authorized to issue 79,000,000 shares of common stock with $0.0001 par value. The holders of common stock are entitled to one vote for each share held.
Under the Fifth Restatement, the number of shares of preferred stock authorized for issuance remained the same at 62,072,064 with $0.0001 par value.

The Company’s Redeemable Convertible Preferred Stock as of September 30, 2021 consisted of the following (in thousands, except share data):

	Shares Authorized	Shares Issued and Outstanding	Issuance Price	Net Carrying Value	Aggregate Liquidation Preference
Series A	5,941,109	5,941,109	$0.56	$3,228	$3,321
Series B	12,011,923	12,005,442	1.23	30,659	14,748
Series C-1	16,345,688	16,335,705	1.84	19,178	30,098
Series C-2	27,773,344	4,486,133	2.95	37,008	13,225

	62,072,064	38,768,389		$90,073	$61,392

Sale of Series
C-2
Redeemable Convertible Preferred Stock
In March 2021, the Company issued 3,900,988 shares of Series
C-2
redeemable convertible preferred stock for $2.95 per share, totaling $11,500 thousand. The Company incurred $39 thousand in costs associated with the issuance. In connection with the sale of the Series
C-2
redeemable convertible preferred stock, the Company issued warrants to purchase 585,145 shares of Series
C-2
redeemable convertible preferred stock and extinguished a portion of the
C-2
Purchase Right for 3,900,988 shares. The warrants are exercisable at a price of $0.0001 per share. The extinguishment of a portion of the Series
C-2
Redeemable Convertible Preferred Stock Issuance Right reduced the Company’s derivative liabilities and increased the amount attributable to the issuance by $23,152 thousand. Total transaction value of $34,613 thousand was allocated to the Series
C-2
redeemable convertible preferred stock and warrants in the amounts of $29,516 thousand and $5,097 thousand, respectively.
Amendment to Series
C-2
Redeemable Convertible Preferred Stock Purchase Right and Related Warrants
On May 7, 2021, the Company amended its Series
C-2
Preferred Stock Purchase Agreement and Amendment to Series C Preferred Stock Purchase Agreement. Under the terms of the amended agreement, the number of shares of
C-2
Convertible Redeemable Preferred Stock required to be issued by the Company and purchased by investors under the
C-2
Redeemable Convertible Preferred Stock Purchase Right were adjusted, and the Company issued Series
C-2
warrants. The Series
C-2
warrants are exercisable at a price of $.0001 per share upon a successful SPAC merger with STWO. The investors may purchase shares subject to the
C-2
Redeemable Convertible Preferred Stock Purchase Right at any time and must purchase the shares upon the Company’s achievement of specific milestones. The number of shares subject to and potential proceeds from the
C-2
Redeemable Convertible Preferred Stock Purchase Agreement and related
C-2
Warrants are as follows, before and after the amendment:

	As of September 30, 2021
	Quantity	Price	Proceeds
Series C-2 Redeemable Convertible Preferred Stock Purchase Right	23,236,328	$2.95	$68,499,998

	As of September 30, 2021
	Upon Completion of SPAC merger
	Quantity	Price	Proceeds
Series C-2 Redeemable Convertible Preferred Stock Purchase Right	5,427,464	$2.95	$16,000,000
Series C-2 Warrant exercisable upon SPAC merger	14,365,207	0.0001	1,437

Total Proceeds Upon Exercise			$16,001,437

	As of September 30, 2021
	Milestones without SPAC merger
	Quantity	Price	Proceeds
Series C-2 Redeemable Convertible Preferred Stock Purchase Right	22,897,111	$2.95	$67,499,996

The Series
C-2
Redeemable Convertible Purchase Right must be exercised prior to the SPAC merger, or it will be eliminated in the event of the successful SPAC merger. If the SPAC merger is unsuccessful, then the remaining rights of the two investors under the Series
C-2
Redeemable Convertible Purchase Right from the Series C Preferred Stock Purchase Agreement dated August 28, 2019 will be restored, as shown in the tables above. The combined value of the Series
C-2
Redeemable Convertible Preferred Stock Purchase Right and related Series
C-2
warrants are included within derivative liabilities on the Company’s condensed balance sheets. The
C-2
warrants and Purchase Rights were exercised in conjunction with the SPAC merger which closed in October 2021, see Note 10.
Warrants
The Company periodically issues warrants in conjunction with the issuance of preferred stock or debt. As of September 30, 2021, and December 31, 2020, the following warrants were outstanding:

	September 30, 2021	December 31, 2020
Common Stock Warrants	—	305,611
Series B Preferred Warrants	—	1,362,771
Series C Preferred Warrants	—	70,000

Total Warrants	—	1,738,382

The outstanding warrants include Series C redeemable convertible preferred stock warrants and Series B redeemable convertible preferred stock warrants issued in conjunction with the Company’s long-term debt discussed within Note 4. The table of warrants outstanding above, does not include the 14,365,207
Series C-2
warrants contingently issued as per the Amendment to Series
C-2
Redeemable Convertible Preferred Stock Purchase Right, which are only exercisable upon completion of the SPAC merger and adjust to a quantity of zero if a SPAC merger is not completed.
The Company’s Series B redeemable convertible preferred stock warrants and Series C redeemable convertible preferred stock warrants were liability classified awards.
The
Company’s Series B redeemable convertible preferred stock warrants were issued at exercise prices ranging from $
0.001
per share to $
1.42
per share.
68,000
shares of Series B redeemable convertible preferred stock warrants have a ten-year
exercise period and the remaining
1,290,777
shares of redeemable convertible preferred stock warrants do not expire until a significant transaction has occurred, as defined by the Warrant Purchase Agreement. The warrants were fully vested at the issuance date.
The Company’s Series
C-1
and
C-2
redeemable convertible preferred stock warrants, reflected in the table below, were issued with prices ranging from $0.0001 to $1.84 per share, a life of 10 years and were fully vested at issuance.
The common stock warrants, all issued at a price of $0.001 per share, were recorded at fair value within equity. The common stock warrants were fully vested at issuance and do not expire until a significant transaction has occurred, as defined by the Warrant Purchase Agreement.

The table below shows the warrant activities during the nine months ended September 30, 2021:

	December 31, 2020	Issued	Exercised	September 30, 2021
Common Stock Warrants	305,611	—	305,611	—
Series B Preferred Stock Warrants	1,362,771	—	1,362,771	—
Series C Preferred Stock Warrants	70,000	585,145	655,145	—

Total Warrants	1,738,382	585,145	2,323,527	—

The table below shows the valuation assumptions for the warrants immediately prior to the exercises as of and for the nine months ended September 30, 2021:

	As of and for nine months ended September 30, 2021
	Common Warrants	Series B warrants	Series C-1 warrants	Series C-2 warrants
Expected volatility	N/A	80%	80%	80%
Expected term (in years)	N/A	2	2	2
Risk-free interest rate	N/A	0.16% - 0.28%	0.16% - 0.28%	0.16% - 0.28%
Dividend yield	N/A	0%	0%	0%
The warrants were valued using the following assumptions as of December 31, 2020:

	As of December 31, 2020
	Common Stock Warrants	Series B Preferred warrants	Series C-1 Preferred warrants	Series C-2 Preferred warrants
Expected volatility	N/A	80%	80%	N/A
Expected term (in years)	N/A	2	2	N/A
Risk-free interest rate	N/A	0.13%	0.13%	N/A
Dividend yield	N/A	0%	0%	N/A

7.	STOCK-BASED COMPENSATION PLAN
The Company has a 2014 Equity Incentive Plan (the “Plan”) under which it has authorized 10,524,556 shares of common stock to be reserved for grants or sale. The stock awards may be issued as Incentive Stock Options (“ISO”),
Non-statutory
Stock Options (“NSO”), Stock Appreciation Rights, Restricted Stock Awards, or Restricted Stock Unit Awards. Only employees are eligible to receive ISO awards. Employees, directors, and consultants who are providing continuous service to the Company are eligible to receive stock awards other than ISOs.
No Stock Appreciation Rights, Restricted Stock Awards, or Restricted Stock Unit Awards are outstanding as of September 30, 2021 and December 31, 2020.
Option prices for ISOs are normally set at not less than the fair market value of the Company’s common stock at the date of grant. Employee options generally cliff vest at the end of the first year and then 1/48 th
over the remaining three years. The Board has the power to accelerate the vesting of options granted. There were no accelerations during the three and nine months ended September 30, 2021 and 2020. Options are contingent on continued employment with the Company. Grants expire 10 years from the date of grant.

A summary of options outstanding under the Plan as of September 30, 2021 and changes during the nine months ended September 30, 2021 is presented below:

	Options Outstanding
	Number of shares	Weighted average exercise price	Weighted average remaining contractual term (years)	Aggregate intrinsic values ($‘000s)
Balances as of December 31, 2020	3,891,768	$0.44	8.23	$4,333
Granted	987,500	$2.57
Exercised	(1,685,675)	$0.40
Forfeited	(400,938)	$0.69

Balances as of September 30, 2021	2,792,655	$1.18	8.53	$30,331

Options vested and exercisable - September 30, 2021	702,291	$0.44	3.37	$8,150

In accordance with Accounting Standards Codification (ASC) 718, the fair value of each option grant has been estimated as of the date of grant using the Black-Scholes Merton option-pricing model based on the following weighted average assumptions:

	Nine Months Ended September 30,
	2021	2020
Risk-free rate	1.01%	1.12%
Expected dividends	—	—
Expected term	6 years	6 years
Expected volatility	75%	70%
The compensation expense is allocated on a departmental basis, based on the classification of the award holder. The following table presents the amount of stock-based compensation related to stock-based awards to employees on the Company’s Statements of Operations and Other Comprehensive Loss (in thousands):

	Nine Months Ended September 30,
	2021	2020
Research and development	$223	$54
Sales and marketing	48	33
General and administrative	349	164

Total stock-based compensation	$620	$251

8.	FAIR VALUE MEASUREMENTS
The Company’s fair value hierarchy for its financial assets and liabilities measured at fair value on a recurring basis are as follows (in thousands):

September 30, 2021	Level 1	Level 2	Level 3	Total
Assets:
Cash equivalents and restricted cash:
Money market funds	$6,986	$—	$—	$6,986
Certificate of deposit	—	75	—	75

Total Assets	$6,986	$75	$—	$7,061

Liabilities:
Bridge loan	$—	$—	$21,432	$21,432
Derivative liabilities	—	—	248,450	248,450
Warrant liabilities	—	—	—	—

Total Liabilities	$—	$—	$269,882	$269,882

December 31, 2020
Assets:
Cash equivalents and restricted cash:
Money market funds	$3,046	$—	$—	$3,046
Certificate of deposit	—	326	—	326

Total Assets	$3,046	$326	$—	$3,372

Liabilities:
Bridge loan	$—	$—	$—	$—
Derivative liabilities	—	—	22,911	22,911
Warrant liabilities	—	—	$3,329	3,329

Total Liabilities	$—	$—	$26,240	$26,240

For the three and nine months ended September 30, 2021 and 2020, there were no transfers between levels in the fair value hierarchy. The carrying amounts of the Company’s notes payable and accounts payable approximate their fair values due to their short maturities.
Level 1 Assets:
The Company invests in money market funds that have maturities of 90 days or less. The money market funds are classified as cash equivalents and are recorded at their carrying value, which approximates fair value.
Level 2 Assets:
The Company invests in a certificate of deposit with a maturity of one year from purchase date. The certificate of deposit is classified as restricted cash and recorded at its carrying value, which approximates fair value.
Level 3 Liabilities:
Bridge Loan
The Company accounts for the Bridge Loan under the fair value option election wherein the Bridge Loan is initially measured at its issue-date fair value and then subsequently re-measured
at estimated fair value on a recurring basis at each reporting date. As a result of applying the fair value option, direct costs and fees related to the Bridge Loan were expensed as incurred.

The fair value of the Bridge Loan is based on significant inputs including, estimated time to maturity, which causes them to be classified as a Level 3 measurement within the fair value hierarchy. The valuation uses assumptions and estimates the Company believes would be made by a market participant in making the same valuation. The Bridge Loan was paid off on October 8, 2021 as part of the SPAC merger. See Note 10 for further details.
Warrants
Freestanding warrants to purchase Redeemable Convertible Preferred Stock are accounted for as liability awards and recorded at fair value on their issuance date and adjusted to fair value at each reporting date, with the change in fair value being recorded as a component of other income (expense). The warrants are accounted for as liabilities as the underlying shares of Preferred Stock are contingently redeemable upon occurrence of a change in control, which is outside the control of the Company.
The Company measures its warrant liabilities using Level 3 unobservable inputs within the Black-Scholes Merton option-pricing model. The Company uses various key assumptions, such as the fair value of Series B redeemable convertible preferred stock warrants and Series C redeemable convertible preferred stock warrants, the volatility of peer companies’ stock prices, the risk-free interest rate based on the U.S. Treasury yield, and the expected term (based on remaining term to a significant event for Series B redeemable convertible preferred stock warrants and remaining contractual term for Series C redeemable convertible preferred stock warrants). The Company measures the fair value of the redeemable convertible Preferred Stock warrants at each reporting date, with subsequent gains and losses from remeasurement of Level 3 financial liabilities recorded through other expense, net in the Statements of Operations and Comprehensive Loss.
All the warrants were exercised during the nine months ended September 30, 2021.
Future Rights to Purchase Series
C-2
Redeemable Convertible Preferred Stock
The Company’s Series C Redeemable Convertible Preferred Stock financing agreement provides additional committed funding through the purchase of shares of Series
C-2
Redeemable Convertible Preferred Stock based on the completion of certain operational milestones at a predetermined price of $2.95 per share as of September 30, 2021, from certain Series
C-1
Investors (“Series
C-2
Redeemable Convertible Preferred Stock Issuance Right”). See discussion within Note 6 related to the Amendment to the
C-2
Redeemable Convertible Preferred Stock Purchase Right and related issuance of Series
C-2
warrants during the nine months ended September 30, 2021.
The value of the Series
C-2
Redeemable Convertible Preferred Stock Issuance Right is determined based on significant inputs not observable in the market, which represents a Level 3 measurement within the fair value hierarchy.
The Company utilized a probability weighting of successful completion of the SPAC merger versus probability of the Company staying private in establishing the quantity of purchase rights to value and the fair value of the Series
C-2
Redeemable Convertible Preferred Stock Issuance Right. The fair value of the Series
C-2
Redeemable Convertible Preferred Stock Issuance Right was determined using a discounted cash flow model, which takes into account the estimated value of Series
C-2
stock, estimated time to purchase, probability of purchase and the risk-free interest rate based on the U.S. treasury yield. The Company measures the fair value of the Series
C-2
Redeemable Convertible Preferred Stock Issuance Right at each reporting date, with subsequent gains and losses from remeasurement of Level 3 financial liabilities recorded through other expense, net in the Statements of Operations and Comprehensive Loss. The Company includes the valuation of the related Series
C-2
warrants that are only exercisable upon completion of a SPAC merger with the valuation of the Series
C-2
Convertible Preferred Stock Issuance Right.

The following table sets forth a summary of changes in the fair value of the Company’s level 3 liabilities at fair value on a recurring basis (in thousands):

	Three Months Ended September 30,
	2021	2020
Bridge loan:
Beginning balance June 30	$—	$—
Fair value of Bridge loan funded	20,000	—
Accrued PIK and final payment	1,432	—
Change in fair value	—	—

Ending balance September 30	21,432	—

Warrant liabilities:
Beginning balance June 30	22,860	1,979
Change in fair value	2,949	(24)
Fair value of warrants issued	—	—
Fair value of warrants exercised	(25,809)	—

Ending balance September 30	—	1,955

Series C-2 Convertible Preferred Stock Issuance Right liability:
Beginning balance June 30	211,747	7,619
Change in fair value	36,703	(2,089)
Fair value of derivatives extinguished	—	—

Ending balance September 30	248,450	5,530

Total	$269,882	$7,485

	Nine Months Ended September 30,
	2021	2020
Bridge loan:
Beginning balance December 31	$—	$—
Fair value of Bridge loan funded	20,000	—
Accrued PIK and final payment	1,432	—
Change in fair value	—	—

Ending balance September 30	21,432	—

Warrant liabilities:
Beginning balance December 31	3,329	1,989
Change in fair value	17,753	(78)
Fair value of warrants issued	5,096	44
Fair value of warrants exercised	(26,178)	—

Ending balance September 30	—	1,955

Series C-2 Convertible Preferred Stock Issuance Right liability:
Beginning balance December 31	22,911	11,379
Change in fair value	248,691	(5,849)
Fair value of derivatives extinguished	(23,152)	—

Ending balance September 30	248,450	5,530

Total	$269,882	$7,485

9.	INCOME TAXES
The Company did not record a tax provision for the three and nine months ended September 30, 2021 and 2020, respectively, due to the losses and valuation allowance against substantially all of the Company’s net deferred tax assets. The Company provides for a valuation allowance when it is more likely than not that some portion of, or all of the Company’s deferred tax assets will not be realized. Due to the Company’s history of losses, the Company determined that it is not more likely than not to realize its deferred tax assets.

10.	SUBSEQUENT EVENTS
The Company has evaluated subsequent events through November 22, 2021, the date the condensed financial statements were available to be issued.
On October 8, 2021, the Company completed the Merger and received approximately $246,000 thousand in net proceeds. Upon the Merger closing, each share of the Company’s common stock, par value $0.0001 per share (“ESS Common Stock”) was converted into the right to receive shares of New ESS common stock at an exchange ratio of approximately 1.47 (the “Per Share Consideration”) as calculated pursuant to the Merger Agreement. The aggregate consideration paid to ESS stockholders in connection with the Merger (excluding any potential Earnout Stock), was 99,562,793 shares of New ESS Common Stock.
The Merger occurred based on the following events contemplated by the Merger Agreement:

•
Each issued and outstanding share of the Company’s preferred stock was converted into shares of ESS Common Stock at the then-effective conversion rate as calculated pursuant to the Company’s Certificate of Incorporation immediately prior to the closing;

•	Each issued and outstanding warrant of the Company was exercised in full in exchange for the issuance of shares of ESS Common Stock immediately prior to the closing;

•
Each issued and outstanding share of ESS Common Stock (including shares of ESS Common Stock resulting from the conversion of preferred stock and the exercise and settlement of all outstanding warrants) was cancelled and converted into the right to receive a number of shares of New ESS Common Stock equal to the Per Share Consideration;

•
Each issued and outstanding vested and unvested Company option was converted into options of New ESS exercisable for shares of New ESS Common Stock with the same terms except for the number of shares exercisable and the exercise price, each of which was adjusted using the Per Share Consideration; and

•	Each issued and outstanding vested and unvested restricted stock unit (“RSU”) of the Company was converted into New ESS RSUs for the same number of shares of New ESS Common Stock with the same terms.
Other events that took place in connection with the Merger are summarized below:

•	The issuance and sale of 25,000,000 shares of New ESS Common Stock at a purchase price of $10.00 per share for an aggregate purchase price of $250,000 thousand pursuant to the PIPE;

•	The issuance to ESS employees and other service providers of 824,998 RSUs (the “Incentive RSU Pool”), which vest subject to meeting certain future earnout milestone events and continued service;

•
Pursuant to the Merger Agreement, up to 54 months after October 8, 2021, New ESS may issue to eligible ESS securityholders, on a pro rata basis, up to 16,500,000 shares of additional New ESS Common Stock less any ESS RSUs issued pursuant to the Incentive RSU Pool, issuable in two equal tranches upon the occurrence of the respective Earnout Milestone Events; and

•	Repayment of $20,000 thousand in principal plus accrued interest to settle amounts outstanding under the Company’s Bridge Loan, following the Closing.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Shareholders and Board of Directors of
ESS Tech, Inc. (formerly ACON S2 Acquisition Corp.)
Opinion on the Financial Statements
We have audited the accompanying balance sheet of ACON S2 Acquisition Corp
(the “Company”) as of December 31, 2020, the related statements of operations, shareholders’ deficit and cash flows for the period from July 21, 2020 (inception) through December 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020, and the results of its operations and its cash flows for the period from July 21, 2020 (inception) through December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.
Restatement of the 2020 Financial Statements
As discussed in Note 2 to the financial statements, the accompanying financial statements as of December 31, 2020 and for the period from July 21, 2020 (inception) through December 31, 2020 have been restated.
Explanatory Paragraph – Going Concern
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1 to the financial statements, the Company’s business plan is dependent on the completion of a business combination and the Company’s cash and working capital as of December 31, 2020 are not sufficient to complete its planned activities. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.
/s/ Marcum LLP
Marcum LLP
We have served as the Company’s auditor from 2020 to 2021.
Melville, NY
March 31, 2021, except for effects of the restatement discussed in Note 2-Amendment 1, as to which the date is May 24, 2021 and Note 2-Amendment 2 and Note 8, as to which the date is December 2, 2021

ESS TECH, INC. (Formerly ACON S2 ACQUISITION CORP.)
BALANCE SHEET
December 31, 2020
(As Restated – See Note 2)

Assets
Current assets:
Cash	$470,073
Prepaid expenses	215,972

Total current assets	686,045
Other assets	136,991
Investments held in Trust Account	250,004,454

Total Assets	$250,827,490

Liabilities, Class A Ordinary Shares Subject to Possible Redemption and Shareholders’ Deficit
Current liabilities:
Accrued expenses	$99,107
Accrued expenses - related party	40,000

Total current Liabilities	139,107
Deferred underwriting commissions	8,750,000
Derivative warrant liabilities	21,354,400

Total Liabilities	30,243,507
Commitments and Contingencies
Class A ordinary shares; 25,000,000 shares subject to possible redemption at $10.00 per share	250,000,000
Shareholders’ Deficit:
Preference shares, $0.0001 par value; 5,000,000 shares authorized; none issued and outstanding	—
Class A ordinary shares, $0.0001 par value; 500,000,000 shares authorized	—
Class B ordinary shares, $0.0001 par value; 50,000,000 shares authorized; 6,250,000 shares issued and outstanding	625
Additional paid-in capital	—
Accumulated deficit	(29,416,642)

Total Shareholders’ Deficit	(29,416,017)

Total Liabilities, Class A Ordinary Shares Subject to Possible Redemption and Shareholders’ Deficit	$250,827,490

The accompanying notes are an integral part of these financial statements.

ESS TECH, INC. (Formerly ACON S2 ACQUISITION CORP.)
STATEMENT OF OPERATIONS
FOR THE PERIOD FROM JULY 21, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020
(As Restated – See Note 2)

General and administrative expenses	$708,829

Loss from operations	(708,829)

Other income (loss)

Change in fair value of derivative warrant liabilities	(1,854,400)

Financing costs – derivative warrant liabilities	(735,490)
Gain on marketable securities (net) and dividends held in Trust Account	4,454

Total other loss	(2,585,436)

Net loss	$(3,294,265)

Weighted average Class A ordinary shares subject to redemption, basic and diluted	16,139,241

Basic and diluted net income per share, Class A ordinary shares	$(0.15)

Weighted average Class B ordinary shares outstanding, basic and diluted	6,250,000

Basic and diluted net loss per share, Class B ordinary shares	$(0.15)

The accompanying notes are an integral part of these financial statements.

ESS TECH, INC. (Formerly ACON S2 ACQUISITION CORP.)
STATEMENT OF CHANGES IN SHAREHOLDERS’ DEFICIT
FOR THE PERIOD FROM JULY 21, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020
(As Restated – See Note 2)

	Ordinary Shares				Additional		Total
	Class A		Class B		Paid-in	Accumulated	Shareholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance - July 21, 2020 (inception)	—	$—	—	$—	$—	$—	$—
Issuance of ordinary shares to Sponsor	—	—	7,187,500	719	24,281	—	25,000
Forfeiture of Class B ordinary shares	—	—	(937,500)	(94)	94	—	—
Remeasurement adjustment on Class A ordinary shares subject to possible redemption	—	—	—	—	(24,375)	(26,122,377)	(26,146,752)
Net loss	—	—	—	—	—	(3,294,265)	(3,294,265)

Balance - December 31, 2020	—	$—	6,250,000	$625	$—	$(29,416,642)	$(29,416,017)

The accompanying notes are an integral part of these financial statements.

ESS TECH, INC. (Formerly ACON S2 ACQUISITION CORP.)
STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM JULY 21, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020
(As Restated – See Note 2)

Cash Flows from Operating Activities:
Net loss	$(3,294,265)
Adjustments to reconcile net loss to net cash used in operating activities:
General and administrative expenses paid by Sponsor in exchange for issuance of Class B ordinary shares	16,000
Gain on marketable securities,(net) and dividends held in Trust Account	(4,454)
Change in fair value of derivative warrant liabilities	1,854,400
Financing costs – derivative warrant liabilities	735,490
Changes in operating assets and liabilities:
Prepaid expenses and other assets	(352,963)
Accrued expenses	29,107
Accrued expenses - related party	40,000

Net cash used in operating activities	(976,685)

Cash Flows from Investing Activities:
Cash deposited in Trust Account	(250,000,000)

Net cash used in investing activities	(250,000,000)

Cash Flows from Financing Activities:
Proceeds from note payable to related party	25,000
Repayment of note payable to related party	(111,542)
Proceeds received from initial public offering, gross	250,000,000
Proceeds received from private placement	7,000,000
Offering costs paid	(5,466,700)

Net cash provided by financing activities	251,446,758

Net increase in cash	470,073
Cash - beginning of the period	—

Cash - ending of the period	$470,073

Supplemental disclosure of noncash investing and financing activities:
Offering costs paid by Sponsor in exchange for issuance of Class B ordinary shares	$9,000
Offering costs included in accrued expenses	$70,000
Offering costs included in note payable - related party	$86,542
Deferred underwriting commissions	$8,750,000
Remeasurement adjustment on Class A ordinary shares subject to possible redemption	$26,146,752
Forfeiture of Class B ordinary shares	$94
The accompanying notes are an integral part of these financial statements.

ESS TECH, INC. (Formerly ACON S2 ACQUISITION CORP.)
NOTES TO FINANCIAL STATEMENTS
Note 1—Description of Organization, Business Operations and Basis of Presentation
ESS Tech, Inc., formerly known as ACON S2 Acquisition Corp. (the “Company”), is a blank check company incorporated as a Cayman Islands exempted company on July 21, 2020. The Company was incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses that the Company has not yet identified (“Business Combination”). While the Company may pursue a Business Combination opportunity in any business, industry, sector or geographical location, management intends to initially focus the search on identifying a prospective target business that employs a strategic approach to sustainability; that is, a business whose pursuit of sustainability — environmental, social and/or economic — is core to driving its performance and success. The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart our Business Startups Act of 2012 (the “JOBS Act”).
As of December 31, 2020, the Company had not yet commenced operations. All activity for the period from July 21, 2020 (inception) through December 31, 2020 relates to the Company’s formation and the initial public offering (the “Initial Public Offering”), which is described below , and, since the closing of the Initial Public Offering, a search for a business combination candidate. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating
income in the form of interest income on cash and cash equivalents from the proceeds derived from the Initial Public Offering. The Company has selected December 31 as its fiscal year end.
The Company’s sponsor is ACON S2 Sponsor, L.L.C., a Delaware limited liability company (“Sponsor”). The registration statement for the Company’s Initial Public Offering was declared effective on September 16, 2020. On September 21, 2020, the Company consummated its Initial Public Offering of 25,000,000 units (the “Units” and, with respect to the Class A ordinary shares included in the Units being offered, the “Public Shares”), at $10.00 per Unit, generating gross proceeds of $250.0 million, and incurring offering costs of approximately $14.4 million, inclusive of approximately $8.8 million in deferred underwriting commissions (Note 7). The underwriters were granted a 45-day option from
the date of the final prospectus relating to the Initial Public Offering to purchase up to 3,750,000 additional Units to cover over-allotments, if any, at $10.00 per Unit. The over-allotment option expired unexercised on October 31, 2020.
Simultaneously with the closing of the Initial Public Offering, the Company consummated the private placement (“Private Placement”) of 4,666,667 warrants (each, a “Private Placement Warrant” and collectively, the “Private Placement Warrants”), at a price of $1.50 per Private Placement Warrant with our Sponsor, generating gross proceeds of $7.0 million (Note 5).
Upon the closing of the Initial Public Offering and the Private Placement, $250.0 million ($10.00 per Unit) of the net proceeds of the sale of the Units in the Initial Public Offering and the Private Placement were placed in a trust account (“Trust Account”) with Continental Stock Transfer & Trust Company acting as trustee and invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 185 days or less or in money market funds meeting certain conditions under
Rule 2a-7 promulgated
under the Investment Company Act which invest only in direct U.S. government treasury obligations, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account as described below.
The Company’s management has broad discretion with respect to the specific application of the net proceeds of its Initial Public Offering and the sale of the Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. The Company’s initial Business Combination must be with one or more operating businesses or assets with a fair market value equal to at least 80% of the net assets held in the Trust Account (as defined below) (excluding the deferred underwriting commissions and taxes payable on the interest earned on the trust account) at the time the Company signs a definitive agreement in connection with the initial Business Combination. However, the Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act 1940, as amended, or the Investment Company Act.
The Company will provide its holders of the Public Shares (the “Public Shareholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The Public Shareholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially anticipated to be $10.00 per share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). The per-share amount
to be distributed to Public Shareholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 7). In such case, the Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and a majority of the shares voted are voted in favor of the Business Combination. If a shareholder vote is not required by law and the Company does not decide to hold a shareholder vote for business or other legal reasons, the Company will, pursuant to the amended and restated memorandum and articles of association adopted by the Company upon the consummation of the Initial Public Offering (the “Amended and Restated Memorandum and Articles of Association”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (the “SEC”), and file tender offer documents with the SEC prior to completing a Business Combination. If, however, a shareholder approval of the transactions is required by law, or the Company decides to obtain shareholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each Public Shareholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transactions. If the Company seeks shareholder approval in connection with a Business Combination, the holders of the Founder Shares prior to this Initial Public Offering (the “Initial Shareholders”) have agreed to vote their Founder Shares (as defined in Note 6) and any Public Shares purchased during or after the Initial Public Offering in favor of a Business Combination. In addition, the Initial Shareholders have agreed to waive their redemption rights with respect to their Founder Shares and Public Shares in connection with the completion of a Business Combination. In addition, the Company has agreed not to enter into a definitive agreement regarding an initial Business Combination without the prior consent of our Sponsor.
Notwithstanding the foregoing, the Company’s Amended and Restated Memorandum and Articles of Association provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), is restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Class A ordinary shares sold in the Initial Public Offering, without the prior consent of the Company.
The Company’s Sponsor, executive officers and directors agreed not to propose an amendment to the Company’s Amended and Restated Memorandum and Articles of Association that would affect the substance or timing of the Company’s obligation to provide for the redemption of its Public Shares in connection with a Business Combination or to redeem 100% of its Public Shares if the Company does not complete a Business Combination, unless the Company provides the Public Shareholders with the opportunity to redeem their Class A ordinary shares in conjunction with any such amendment.

If the Company is unable to complete a Business Combination within 24 months from the closing of the Initial Public Offering, or September 21, 2022 (the “Combination Period”), the Company will (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten (10) business days thereafter, redeem the Public Shares, at a per-share price,
payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its income taxes, if any (less up to $100,000 of interest to pay dissolution expenses) divided by the number of the then-outstanding Public Shares, which redemption will completely extinguish Public Shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and the board of directors, liquidate and dissolve, subject in the case of clauses (ii) and (iii), to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.
The Initial Shareholders agreed to waive their liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Initial Shareholders should acquire Public Shares in or after the Initial Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 7) held in the Trust Account in the event the Company does not complete a Business Combination within in the Combination Period and, in such event, such amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of the Company’s Public Shares. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be only $10.00 per share initially held in the Trust Account. In order to protect the amounts held in the Trust Account, our Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a written letter of intent, confidentiality or other similar agreement or business combination agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per Public Share and (ii) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, our Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that our Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have vendors, service providers (except the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.
Basis of Presentation
The Company’s financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and include all adjustments necessary for the fair presentation of the Company’s financial position for the periods presented.
As described in Note 2—Restatement of Previously Issued Financial Statements, the Company’s financial statements as of December 31, 2020 and for the period from July 21, 2020 (inception) through December 31, 2020 and as of September 30, 2020 and for the period from July 21, 2020 (inception) through September 30,

2020 as well as the balance sheet as of September 21, 2020 (the “Affected Periods”), are restated in this Annual Report on
Form 10-K/A
(this “Annual Report”) to correct:

•
the misapplication of accounting guidance related to the Company’s warrants in the Company’s previously issued audited and unaudited condensed financial statements for such periods. The restated financial statements are indicated as “Restated” in the audited and unaudited condensed financial statements and accompanying notes, as applicable (Amendment No. 1); and

•
the misapplication of accounting guidance related to the Company’s Public Shares in the Company’s previously issued audited and unaudited condensed financial statements for such periods. The restated financial statements are indicated as “Restated” in the audited and unaudited condensed financial statements and accompanying notes, as applicable. (Amendment No. 2).

See Note 2—Restatement of Previously Issued Financial Statements for further discussion.
Emerging Growth Company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act, and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but
any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.
This may make comparison of the Company’s financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Going Concern
As of December 31, 2020, the Company had approximately $470,000 in our operating bank account, and working capital of approximately $547,000.
The Company’s liquidity needs to date have been satisfied through a contribution of $25,000 from the Sponsor to cover certain of the Company’s expenses on our behalf in exchange for the issuance of the Founder Shares, the loan proceeds of $112,000 from the Sponsor pursuant to the Note (see Note 5), and the net proceeds from the consummation of the Private Placement not held in the Trust Account. The Company fully repaid the Note on September 21, 2020. In addition, in order to finance transaction costs in connection with a Business Combination, the Company’s officers, directors and Initial Shareholders may, but are not obligated to, provide the Company a working capital loan. As of December 31, 2020, there were no amounts outstanding under any Working Capital Loan.

Until the consummation of a Business Combination, the Company will be using the funds not held in the Trust Account for identifying and evaluating prospective acquisition candidates, performing due diligence on prospective target businesses, paying for travel expenditures, selecting the target business to acquire, and structuring, negotiating and consummating the Business Combination. The Company will need to raise additional capital through loans or additional investments from its Sponsor, shareholders, officers, directors, or third parties. The Company’s officers, directors and Sponsor may, but are not obligated to, loan the Company funds from time to time or at any time, in whatever amount they deem reasonable in their sole discretion, to meet the Company’s working capital needs. Accordingly, the Company may not be able to obtain additional financing. If the Company is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of a potential transaction, and reducing overhead expenses.
The Company cannot provide any assurance that new financing will be available to it on commercially acceptable terms, if at all. These conditions raise substantial doubt about the Company’s ability to continue as a going concern until the earlier of the consummation of the Business Combination or the date the Company is required to liquidate, September 22, 2022. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.
Risks and Uncertainties
In March 2020, the World Health Organization declared the outbreak of a novel coronavirus
(COVID-19)
as a pandemic which continues to spread throughout the United States and the World. As of the date the financial statements were issued, there was considerable uncertainty around the expected duration of this pandemic. The Company has concluded that while it is reasonably possible that
COVID-19
could have a negative effect on identifying a target company for a Business Combination, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty
.
Note 2—Restatement of Financial Statements
Amendment No. 1
In April 2021, the Company concluded that, because of a misapplication of the accounting guidance related to its Public and Private Placement warrants the Company issued in September 2020, the Company’s previously issued financial statements for the Affected Periods should no longer be relied upon. As such, the Company is restating its financial statements for the Affected Periods included in this Annual Report.
On April 12, 2021, the staff of the Securities and Exchange Commission (the “SEC Staff”) issued a public statement entitled “Staff Statement on Accounting and Reporting Considerations for Warrants issued by Special Purpose Acquisition Companies (“SPACs”) (the “SEC Staff Statement”). In the SEC Staff Statement, the SEC Staff expressed its view that certain terms and conditions common to SPAC warrants may require the warrants to be classified as liabilities on the SPAC’s balance sheet as opposed to equity. Since issuance on September 21, 2020 the Company’s warrants were accounted for as equity within the Company’s previously reported balance sheets, and after discussion and evaluation, including with the Company’s independent auditors, management concluded that the warrants should be presented as liabilities with subsequent fair value remeasurement.
Historically, the Warrants were reflected as a component of equity as opposed to liabilities on the balance sheets and the statements of operations did not include the subsequent non-cash changes in estimated fair value of the Warrants, based on our application of FASB ASC Topic 815-40,
Derivatives and Hedging, Contracts in Entity’s Own Equity
(“ASC 815-40”). The views expressed in the SEC Staff Statement were not consistent with the Company’s historical interpretation of the specific provisions within its warrant agreement and the Company’s application of ASC 815-40 to the warrant agreement. The Company reassessed its accounting for Warrants issued on September 21, 2020, in light of the SEC Staff’s published views. Based on this reassessment, management determined that the Warrants should be classified as liabilities measured at fair value upon issuance, with subsequent changes in fair value reported in the Company Statement of Operations each reporting period.
Therefore, the Company, in consultation with its Audit Committee, concluded that its previously issued financial statements for the periods beginning with the period from July 3, 2020 through December 31, 2020 and the period from July 3, 2020 through September 30, 2020 (collectively, the “Affected Periods”) should be restated because of a misapplication in the guidance around accounting for certain of our outstanding warrants to purchase ordinary shares (the “Warrants”) and should no longer be relied upon. The Warrants were issued in connection with the Company’s Initial Public Offering of 25,000,000 Units and the sale of Private Placement warrants completed on September 21, 2020. Each Unit consists of one of the Company’s Class A ordinary shares, $0.0001 par value, and one-quarter of one redeemable warrant. Each whole Warrant entitles the holder to purchase one of Class A ordinary share at a price of $11.50 per share. The Warrants will expire worthless five years from the date of completion of our initial business combination. The material terms of the warrants are more fully described in Note 8—Derivative Warrant Liabilities. See restated Note 9—Fair Value Measurements.
Impact of the Restatement
The impact of the restatement on the balance sheets, statements of operations and statements of cash flows for the Affected Periods is presented below. The restatement had no impact on net cash flows from operating, investing or financing activities.
The tables below present the effect of the financial statement adjustments related to the restatement discussed above of the Company’s previously reported financial statements as of and for the period from July 21, 2020 (inception) through December 31, 2020:

	As of December 31, 2020
	As Previously Reported	Restatement Adjustment	As Restated
Balance Sheet
Total assets	$250,827,490	$—	$250,827,490

Liabilities and shareholders’ equity
Total current liabilities	$139,107	$—	$139,107
Deferred underwriting commissions	8,750,000	—	8,750,000
Derivative warrant liabilities	—	21,354,400	21,354,400

Total liabilities	8,889,107	21,354,400	30,243,507
Class A ordinary share, $0.0001 par value; shares subject to possible redemption	236,938,380	(21,354,400)	215,583,980
Shareholders’ equity
Preference shares—$0.0001 par value	—	—	—
Class A ordinary shares—$0.0001 par value	131	213	344
Class B ordinary shares—$0.0001 par value	625	—	625
Additional paid-in-capital	5,703,622	2,589,677	8,293,299
Accumulated deficit	(704,375)	(2,589,890)	(3,294,265)

Total shareholders’ equity	5,000,003	—	5,000,003

Total liabilities and shareholders’ equity	$250,827,490	$—	$250,827,490

	Period From July 21, 2020 (Inception) Through December 31, 2020
	As Previously Reported	Restatement Adjustment	As Restated
Statement of Operations
Loss from operations	$(708,829)	$—	$(708,829)
Other (expense) income:
Change in fair value of derivative warrant liabilities	—	(1,854,400)	(1,854,400)
Financing costs—derivative warrant liabilities	—	(735,490)	(735,490)
Gain on marketable securities (net), and dividends held in Trust Account	4,454	—	4,454

Total other (expense) income	4,454	(2,589,890)	(2,585,436)

Net loss	$(704,375)	$(2,589,890)	$(3,294,265)

Basic and Diluted weighted-average Class A ordinary share outstanding	23,734,800		21,719,426

Basic and Diluted net income per Class A ordinary shares	$0.00		$—

Basic and Diluted weighted-average Class B ordinary share outstanding	7,052,256		8,310,766

Basic and Diluted net loss per Class B ordinary shares	$(0.10)		$(0.40)

	Period From July 21, 2020 (Inception) Through December 31, 2020
	As Previously Reported	Restatement Adjustment	As Restated
Statement of Cash Flows
Net loss	$(704,375)	$(2,589,890)	$(3,294,265)
Adjustments to reconcile net loss to net cash used in operating activities	11,546	2,589,890	2,601,436
Net cash used in operating activities	(976,685)	—	(976,685)
Net cash used in investing activities	(250,000,000)	—	(250,000,000)
Net cash provided by financing activities	251,446,758	—	251,446,758
Net change in cash	$470,073	$—	$470,073

In addition, the impact to the balance sheet dated September 21, 2020, filed on Form 8-K on September 25, 2020 related to the impact of accounting for the public and private warrants as liabilities at fair value resulted in a $19.5 million increase to the derivative warrant liabilities line item at September 21, 2020 and offsetting decrease to the Class A ordinary shares subject to possible redemption mezzanine equity line item. There is no change to total shareholders’ equity at the reported balance sheet date.

Quarterly Financial Information (Unaudited)
The following tables contain unaudited quarterly financial information for the quarterly period ended September 30, 2020 that has been updated to reflect the restatement of the Company’s financial statements. The restatement had no impact net loss, net cash flows from operating, investing or financing activities. The Company has not amended its previously filed Quarterly Report on Form
10-Q
for the Affected Period. The financial information that has been previously filed or otherwise reported for the Affected Period is superseded by the information in this Annual Report, and the financial statements and related financial information for the quarterly period ended September 30, 2020 contained in such previously filed report should no longer be relied upon.

	As of September 30, 2020
	As Previously Reported	Restatement Adjustment	As Restated
Unaudited Condensed Balance Sheet
Total assets	$252,167,049	$—	$252,167,049

Liabilities and shareholders’ equity
Total current liabilities	$816,145	$—	$816,145
Deferred underwriting commissions	8,750,000	—	8,750,000
Derivative warrant liabilities	—	19,500,000	19,500,000
Total liabilities	9,566,145	19,500,000	29,066,145
Class A ordinary share, $0.0001 par value; shares subject to possible redemption	237,600,900	(19,500,000)	218,100,900
Shareholders’ equity
Preference shares—$0.0001 par value	—	—	—
Class A ordinary shares—$0.0001 par value	124	195	319
Class B ordinary shares—$0.0001 par value	719	—	719
Additional paid-in-capital	5,041,015	735,295	5,776,310
Accumulated deficit	(41,854)	(735,490)	(777,344)

Total shareholders’ equity	5,000,004	—	5,000,004

Total liabilities and shareholders’ equity	$252,167,049	$—	$252,167,049

	Period From July 21, 2020 (Inception) Through September 30, 2020
	As Previously Reported	Restatement Adjustment	As Restated
Unaudited Condensed Statement of Operations
Loss from operations	$(41,854)	$—	$(41,854)
Other (expense) income:
Change in fair value of derivative warrant liabilities	—	—	—
Financing costs—derivative warrant liabilities	—	(735,490)	(735,490)
Total other (expense) income	—	(735,490)	(735,490)
Net loss	$(41,854)	$(735,490)	$(777,344)

Basic and Diluted weighted-average Class A ordinary share outstanding	—		21,810,415

Basic and Diluted net income per Class A ordinary shares	$—		$—

Basic and Diluted weighted-average Class B ordinary share outstanding	6,437,865		6,732,994

Basic and Diluted net loss per Class B ordinary shares	$(0.01)		$(0.12)

	Period From July 21, 2020 (Inception) Through September 30, 2020
	As Previously Reported	Restatement Adjustment	As Restated
Unaudited Condensed Statement of Cash Flows
Net loss	$(41,854)	$(735,490)	$(777,344)
Adjustment to reconcile net loss to net cash used in operating activities	16,000	735,490	751,490
Net cash used in operating activities	(26,800)	—	(26,800)
Net cash used in investing activities	(250,000,000)	—	(250,000,000)
Net cash provided by financing activities	251,773,258	—	251,773,258

Net change in cash	$1,746,458	$—	$1,746,458

Amendment No. 2
The Company concluded it should restate its previously issued financial statements by amending Amendment No. 1 to its Annual Report on Form 10-K/A, filed with the SEC on May 24, 2021, to classify all outstanding Class A ordinary shares subject to possible redemption in temporary equity. In accordance with
ASC 480-10-S99,
redemption provisions not solely within the control of the Company require shares subject to redemption to be classified outside of permanent equity. The Company had previously classified a portion of its Class A ordinary shares in permanent equity, or total shareholders’ equity. Also, in connection with the change in presentation for the Class A ordinary shares subject to possible redemption, the Company also restated its earnings per share calculation to allocate income and losses shared pro rata between the two classes of shares. This presentation contemplates a Business Combination as the most likely outcome, in which case, both classes of shares share pro rata in the income and losses of the Company. As a result, the Company restated its previously filed financial statements to present all redeemable Class A ordinary shares as temporary equity and to recognize a remeasurement adjustment from the initial book value to redemption value at the time of its Initial Public Offering.
The Company’s previously filed financial statements that contained the error were initially reported in the Company’s Form 8-K filed with the SEC on September 25, 2020 (the “Post-IPO Balance Sheet”), the Company’s Form 10-Q for the quarterly period ended September 30, 2020, and the Company’s Annual Report on 10-K for the annual period ended December 31, 2020, which were previously restated in the Company’s Amendment No. 1 to its Form 10-K as filed with the SEC on May 24, 2021, (collectively the “Affected Periods”). These financial statements restate the Company’s previously issued audited and unaudited financial statements covering the periods through December 31, 2020.
Impact of the Restatement
The change in the carrying value of the redeemable Class A ordinary shares in the IPO Balance Sheet resulted in a reclassification of approximately 3.2 million Class A ordinary shares from permanent equity to temporary equity as presented below. The impact is presented below:

	As of September 21, 2020
	As Reported,
	As Restated	Adjustment	As Restated
Balance Sheet
Total assets	$252,174,258	$—	$252,174,258
Total liabilities	$29,049,500	$—	$29,049,500
Class A ordinary shares subject to possible redemption	218,124,750	31,875,250	250,000,000
Preference shares	—	—	—
Class A ordinary shares	319	(319)	—
Class B ordinary shares	719	—	719
Additional paid-in capital	5,747,460	(5,747,460)	—
Accumulated deficit	(748,490)	(26,127,471)	(26,875,961)
Total shareholders’ equity (deficit)	$5,000,008	$(31,875,250)	$(26,875,242)
Total Liabilities, Class A Ordinary Shares Subject to Possible
Redemption and Shareholders’ Equity (Deficit)	$252,174,258	$—	$252,174,258

The table below presents the effect of the financial statement adjustments related to the restatement discussed above of the Company’s previously reported financial statements as of December 31, 2020 and for the period from July 21, 2020 (inception) through December 31, 2020:

	As of December 31, 2020
	As Previously Reported	Restatement Adjustment	As Restated
Balance Sheet
Total assets	$250,827,490	$—	$250,827,490

Total liabilities	30,243,507	—	30,243,507
Class A ordinary shares subject to possible redemption	215,583,980	34,416,020	250,000,000
Shareholders’ equity
Preference shares - $0.0001 par value	—	—	—
Class A ordinary shares - $0.0001 par value	344	(344)	—
Class B ordinary shares - $0.0001 par value	625	—	625
Additional paid-in-capital	8,293,299	(8,293,299)	—
Accumulated deficit	(3,294,265)	(26,122,377)	(29,416,642)

Total shareholders’ equity	5,000,003	(34,416,020)	(29,416,017)

Total liabilities and shareholders’ equity	$250,827,490	$—	$250,827,490

	Period From July 21, 2020 (Inception) Through December 31, 2020
	As Previously Reported	Restatement Adjustment	As Restated
Statement of Operations
Earnings (loss) allocable to ordinary shares subject to possible redemption	$3,841	(2,378,506)	$(2,374,665)

Basic and Diluted weighted-average Class A ordinary share outstanding	21,719,416	(5,580,185)	16,139,241

Basic and Diluted net income per Class A ordinary shares	$0.00	(0.15)	$(0.15)

Loss allocable to non-redeemable ordinary shares	$(3,298,105)	2,378,505	$(919,600)

Basic and Diluted weighted-average Class B ordinary share outstanding	8,310,766	(2,060,766)	6,250,000

Basic and Diluted net loss per Class B ordinary shares	$(0.40)	0.25	$(0.15)

	Period From July 21, 2020 (Inception) Through December 31, 2020
	As Previously Reported	Restatement Adjustment	As Restated
Statement of Shareholders’ Deficit
Sale of units in initial public offering, gross	$237,500,000	$(237,500,000)	$—
Offering costs	(13,646,752)	13,646,752	—
Remeasurement of Class A ordinary shares subject to possible redemption	—	(26,146,471)	(26,146,471)
Shares subject to possible redemption	(215,583,980)	215,583,980	—
Quarterly Financial Information (Unaudited)
The following tables contain unaudited quarterly financial information for the quarterly period ended September 30, 2020 that has been updated to reflect the restatement of the Company’s financial statements. The restatement had no impact net loss, net cash flows from operating, investing or financing activities. The Company has not amended its previously filed Quarterly Report on Form
10-Q
for the quarterly period ended September 30, 2020. The financial information that has been previously filed or otherwise reported for the quarterly period ended September 30, 2020 is superseded by the information in this Annual Report, and the financial statements and related financial information for the quarterly period ended September 30, 2020 contained in such previously filed report should no longer be relied upon.

	As of September 30, 2020
	As Previously Reported	Restatement Adjustment	As Restated
Unaudited Condensed Balance Sheet
Total assets	$252,167,049	$—	$252,167,049

Total liabilities	29,066,145	—	29,066,145
Class A ordinary share, $0.0001 par value; shares subject to possible redemption	218,100,900	31,899,100	250,000,000
Shareholders’ equity
Preference shares - $0.0001 par value	—	—	—
Class A ordinary shares - $0.0001 par value	319	(319)	—
Class B ordinary shares - $0.0001 par value	719	—	719
Additional paid-in-capital	5,776,310	(5,776,310)	—
Accumulated deficit	(777,344)	(26,122,471)	(26,899,815)

Total shareholders’ equity	5,000,004	(31,899,100)	(26,899,096)

Total liabilities and shareholders’ equity	$252,167,049	$—	$252,167,049

	Period From July 21, 2020 (Inception) Through September 30, 2020
	As Previously Reported	Restatement Adjustment	As Restated
Unaudited Statement of Operations
Earnings (loss) allocable to ordinary shares subject to possible redemption	$—	(293,337)	$(293,337)

Basic and Diluted weighted-average Class A ordinary share outstanding	21,810,415	(18,022,536)	3,787,879

Basic and Diluted net income (loss) per Class A ordinary shares	$—	(0.08)	$(0.08)

Loss allocable to non-redeemable ordinary shares	$(777,344)	293,337	$(484,007)

Basic and Diluted weighted-average Class B ordinary share outstanding	6,732,994	(482,994)	6,250,000

Basic and Diluted net loss per Class B ordinary shares	$(0.12)	0.04	$(0.08)

	Period From July 21, 2020 (Inception) Through September 30, 2020
	As Previously Reported	Restatement Adjustment	As Restated
Statement of Shareholders’ Deficit
Sale of units in initial public offering, gross	$237,500,000	$(237,500,000)	$—
Offering costs	(13,646,752)	13,646,752	—
Remeasurement of Class A ordinary shares subject to possible redemption	—	(26,146,471)	(26,146,471)
Shares subject to possible redemption	218,124,750	(218,124,750)	—
Note 3—Summary of Significant Accounting Policies
Use of Estimates
The preparation of financial statements in conformity with GAAP requires t he
Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.
Cash and Cash Equivalents
The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. As of December 31, 2020, the Company did not have any cash equivalents.
Investments Held in Trust Account
Upon the closing of the Initial Public Offering and the Private Placement, $250.0 million of the net proceeds of the sale of the Units in the Initial Public Offering and the Private Placement were placed in the Trust Account and invested in money market funds meeting certain conditions under
Rule 2a-7 promulgated
under the Investment Company Act which invest only in direct U.S. government treasury obligations. All of the Company’s investments held in the Trust Account are classified as trading securities. Trading securities are presented on the balance sheet at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of these securities is included in net gain on investments, dividends and interest held in Trust Account in the accompanying statement of operations. The estimated fair values of investments held in the Trust Account are determined using
available market information.
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000, and investments held in Trust Account. At December 31, 2020, the Company has not experienced losses on these accounts.
Fair Value of Financial Instruments
Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value.
The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

•	Level 1, defined as observable inputs such as quoted prices for identical instruments in active markets;

•
Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•
Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.
As of December 31, 2020, the carrying values of cash approximate their fair values due to the short-term nature of the instruments. As of December 31, 2020, the Company’s portfolio of investments held in the Trust Account is comprised entirely of investments in money market funds that invest in U.S. government securities.
Derivative Warrant Liabilities
The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. The Company evaluates all of its financial instruments, including issued stock purchase warrants, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives, pursuant to ASC 480 and ASC
815-15.
The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed
at the end of each reporting period.
The Company issued an aggregate of 8,333,333 ordinary shares warrants associated with Units issued to investors in our Initial Public Offering and the underwriters’ exercise of their overallotment option and we issued

4,666,667 Private Placement Warrants. All of our outstanding warrants are recognized as derivative liabilities in accordance with ASC
815-40.
Accordingly, the Company recognizes the warrant instruments as liabilities at fair value and adjust the instruments to fair value at each reporting period. The liabilities are subject to remeasurement at each balance sheet date until exercised, and any change in fair value is recognized in the Company’s statement of operations. The fair value of warrants issued in connection with the Initial Public Offering were initially measured at fair value using a Monte Carlo simulation model and have subsequently been measured based on the listed market price of such warrants. The fair value of the Private Placement warrants have been estimated using a modified Black-Scholes-Merton model at inception and subsequently at each measurement date.
Offering Costs Associated with the Initial Public Offering
Offering costs consisted of legal, accounting, and other costs incurred that were directly related to the Initial Public Offering. Offering costs are allocated to the separable financial instruments issued in the Initial Public Offering based on a relative fair value basis, compared to total proceeds received. Offering costs associated with warrant liabilities are expensed as incurred, presented as non-operating
expenses in the statement of operations. Offering costs associated with issuance of the Class A ordinary shares were charged against the carrying value of the Class A ordinary shares subject to possible redemption upon the completion of the Initial Public Offering. The Company classifies deferred underwriting commissions as non-current
liabilities as their liquidation is not reasonably expected to require the use of current assets or require the creation of current liabilities.
Class A Ordinary Shares Subject to Possible Redemption
The Company accounts for its Class A ordinary shares subject to possible redemption in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” Class A ordinary shares subject to mandatory redemption (if any) are classified as liability instruments and are measured at fair value. Conditionally redeemable Class A ordinary shares (including Class A ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, Class A ordinary shares are classified as shareholders’ equity. The Company’s Class A ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, at December 31, 2020, 25,000,000 Class A ordinary shares subject to possible redemption are presented as temporary equity, outside of the shareholders’ equity section of the Company’s balance sheet.
Immediately upon the closing of the Initial Public Offering, the Company recognized the remeasurement from initial book value to redemption amount. The change in the carrying value of Class A ordinary shares subject to possible redemption resulted in charges against additional paid-in
capital and accumulated deficit.
Income Taxes
The Company follows the asset and liability method of accounting for income taxes under FASB ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. Deferred tax assets were deemed immaterial as of December 31, 2020.
FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of December 31, 2020. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties as of December 31, 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.
Net Loss Per Ordinary Share
The Company has two classes of shares, Class A ordinary shares and Class B ordinary shares.
Income
and losses are shared pro rata between the two classes of shares. Net income (loss) per ordinary share is computed by dividing net income (loss) by the weighted-average number of ordinary shares outstanding during the periods. The Company has not considered the effect of the warrants sold in the Initial Public Offering and the Private Placement to purchase an aggregate of 13,000,000, of the Company’s Class A ordinary shares in the calculation of diluted net income (loss) per share, because their exercise is contingent upon future events and their inclusion would be anti-dilutive under the treasury stock method. As a result, diluted net income (loss) per share is the same as basic net income (loss) per share for the periods presented. The remeasurement adjustment associated with the Class A ordinary shares subject to possible redemption is excluded from earnings per share as the redemption value approximates fair value.

	For the period from July 21, 2020
	(inception) through December 31, 2020
	Class A	Class B
	(restated)
Basic and diluted net loss per common share:
Numerator:
Allocation of net loss	$(2,374,665)	$(919,600)
Denominator:
Basic and diluted weighted average common shares outstanding	16,139,241	6,250,000

Basic and diluted net loss per common share	$(0.15)	$(0.15)

Recent Accounting Standards
Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the Company’s financial statements.
Note 4—Initial Public Offering
On September 21, 2020, the Company consummated its Initial Public Offering of 25,000,000 Units, at $10.00 per Unit, generating gross proceeds of $250.0 million, and incurring offering costs of approximately $14.4 million, inclusive of approximately $8.8 million in deferred underwriting commissions.
Note 5—Private Placement
Simultaneously with the closing of the Initial Public Offering, the Company consummated the Private Placement of 4,666,667 Private Placement Warrants, at a price of $1.50 per Private Placement Warrant with our Sponsor, generating gross proceeds of $7.0 million.
Each whole Private Placement Warrant is exercisable for one whole share of Class A ordinary shares at a price of $11.50 per share. A portion of the proceeds from the sale of the Private Placement Warrants to our Sponsor was added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the Private Placement Warrants will expire worthless. The Private Placement Warrants will be non-redeemable for
cash and exercisable on a cashless basis so long as they are held by our Sponsor or its permitted transferees.
Our Sponsor and the Company’s officers and directors agreed, subject to limited exceptions, not to transfer, assign or sell any of their Private Placement Warrants until 30 days
after the completion of the initial Business Combination.
Note 6—Related Party Transactions
Founder Shares
On July 27, 2020, our Sponsor paid an aggregate of $25,000 for certain expenses on behalf of the Company in exchange for issuance of 7,187,500 Class B ordinary shares (the “Founder Shares”). The holders of the Founder Shares agreed to forfeit up to an aggregate of 937,500 Founder Shares, on a pro rata basis, to the extent that the option to purchase additional units is not exercised in full by the underwriters, so that the Founder Shares will represent 20% of the Company’s issued and outstanding shares after the Initial Public Offering. The over-allotment option expired unexercised on October 31, 2020, thus the 937,500 of Class B ordinary shares were forfeited.
The Initial Shareholders agreed not to transfer, assign or sell any of their Founder Shares until the earlier to occur of (A) one year after the completion of the initial Business Combination and (B) subsequent to the initial Business Combination, (x) if the closing price of Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day
period commencing at least 150 days after the initial Business Combination, or (y) the date on which the Company completes a liquidation, merger, share exchange or other similar transaction that results in all of the Public Shareholders having the right to exchange their ordinary shares for cash, securities or other property.
Related Party Loans
On July 27, 2020, our Sponsor agreed to loan the Company up to $300,000 to be used for the payment of costs related to the Initial Public Offering pursuant to a promissory note (the “Note”). The Note was non-interest bearing,
unsecured and due upon the closing of the Initial Public Offering. The Company borrowed approximately $112,000 under the Note and repaid this in full on September 21, 2020.
In addition, in order to finance transaction costs in connection with a Business Combination, our Sponsor, members of the Company’s founding team or any of their affiliates may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of such Working Capital Loans may be convertible into warrants of the post Business Combination entity at a price of $1.50 per warrant. The warrants would be identical to the Private Placement Warrants. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. To date, the Company had no borrowings under the Working Capital Loans.

Administrative Services Agreement
The Company entered into an agreement providing that, commencing on September 16, 2020 through the earlier of consummation of the initial Business Combination and the liquidation, the Company will pay our Sponsor $10,000 per month for office space, secretarial and administrative services provided to the Company.
In addition, our Sponsor, executive officers and directors, and any of their respective affiliates will be reimbursed for any out-of-pocket expenses
incurred in connection with activities on the Company’s behalf such as identifying potential partner businesses and performing due diligence on suitable Business Combinations. The Company’s audit committee will review on a quarterly basis all payments that were made by the Company to our Sponsor, executive officers or directors, or the Company’s or their affiliates. Any such payments prior to an initial Business Combination will be made using funds held outside the Trust Account. As of December 31, 2020, the Company had $40,000 in accrued expenses for related party in connection with such services as reflected in the accompanying balance sheet.
Note 7—Commitments and Contingencies
Registration and Shareholder Rights
The holders of the Founder Shares, Private Placement Warrants and any warrants that may be issued upon conversion of Working Capital Loans (and any Class A ordinary shares issuable upon the exercise of the Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans) are entitled to registration rights pursuant to a registration and shareholder rights agreement. The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company registers such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of the initial Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.
Underwriting Agreement
The Company granted the underwriters
a 45-day option
from the date of our initial public offering to purchase up to 3,750,000 additional Units at the Initial Public Offering price less the underwriting discounts and commissions. The over-allotment option expired unexercised on October 31, 2020.
The underwriters were entitled to an underwriting discount of $0.20 per unit, or $5.0 million in the aggregate, paid upon the closing of the Initial Public Offering. In addition, $0.35 per unit, or approximately $8.8 million in the aggregate will be payable to the underwriters for deferred underwriting commissions. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.
Legal fees
The Company obtained legal advisory services, pursuant to which the legal counsel agreed to defer fees until the closing of a Business Combination. As of December 31, 2020, the Company has incurred approximately $490,000 in legal fees.
Note 8—Class A Ordinary Shares Subject to Possible Redemption
The Company’s Class A ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of future events. The Company is authorized to issue 500,000,000 Class A ordinary shares with a par value of $0.0001 per share. Holders of the Company’s Class A ordinary shares are entitled to one vote for each share. As of December 31, 2020, there were 25,000,000 Class A ordinary shares outstanding, all of which were subject to possible redemption and classified outside of permanent equity in the condenses balance sheets.

The Class A ordinary shares issued in the Initial Public Offering were recognized in Class A ordinary shares subject to possible redemption as recorded outside of permanent equity as follows:

Gross Proceeds	$250,000,000
Less:
Offering costs allocated to Class A shares subject to possible redemption	(13,646,752)
Proceeds allocated to Public Warrants at issuance	(12,500,000)
Plus:
Remeasurement adjustment on Class A ordinary shares subject to possible redemption	26,146,752

Class A ordinary shares subject to possible redemption	$250,000,000

Note 9—Shareholders’ Equity
Class
 A Ordinary Shares
—The Company is authorized to issue 500,000,000 Class A ordinary shares with a par value of $0.0001 per share. As of December 31, 2020, there were 25,000,000 Class A ordinary shares issued and outstanding, all of which are subject to possible redemption and have been classified as temporary equity (see Note 8).
Class
 B Ordinary Shares
—The Company is authorized to issue 50,000,000 Class B ordinary shares with a par value of $0.0001 per share. As of December 31, 2020, 6,250,000 ordinary shares were issued and outstanding, which excludes 937,500 Class B ordinary shares that were subject to forfeiture, to the Company by the Initial Shareholders for no consideration to the extent that the underwriters’ over-allotment option is not exercised in full or in part, so that the Initial Shareholders will collectively own 20% of the Company’s issued and outstanding ordinary shares after the Initial Public Offering. The over-allotment option expired unexercised on October 31, 2020, thus the 937,500 of Class B ordinary shares were forfeited.
Ordinary shareholders of record are entitled to one vote for each share held on all matters to be voted on by shareholders. Except as described below, holders of Class A ordinary shares and holders of Class B ordinary shares will vote together as a single class on all matters submitted to a vote of the shareholders except as required by law.
The Class B ordinary shares will automatically convert into Class A ordinary shares (which such Class A ordinary shares delivered upon conversion will not have redemption rights or be entitled to liquidating distributions from the Trust Account if the Company does not consummate an initial business combination) at the time of the initial Business Combination or earlier at the option of the holders thereof at a ratio such that the number of Class A ordinary shares issuable upon conversion of all Founder Shares will equal, in the aggregate, on an as-converted basis,
20% of the sum of (i) the total number of ordinary shares issued and outstanding upon completion of the Initial Public Offering, plus (ii) the total number of Class A ordinary shares issued or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the initial Business Combination, excluding any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, deemed issued, or to be issued, to any seller in the initial Business Combination and any Private Placement Warrants issued to our Sponsor, its affiliates or any member of the Company’s management team upon conversion of Working Capital Loans. In no event will the Class B ordinary shares convert into Class A ordinary shares at a rate of less than one-to-one.
Preference Shares
—The Company is authorized to issue 5,000,000 preference shares with a par value of $0.0001 per share, with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of December 31, 2020, there were no preference shares issued or outstanding.
Note 10—Derivative Warrant Liabilities
As of December 31, 2020, the Company has 8,333,333 and 4,666,667 Public Warrants and Private
Placement
Warrants, respectively, outstanding.
Public Warrants may only be exercised for a whole number of shares. No fractional Public Warrants will be issued upon separation of the Units and only whole Public Warrants will trade. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination or (b) 12 months from the closing of the Initial Public Offering; provided in each case that the Company has an effective registration statement under the Securities Act covering the Class A ordinary shares issuable upon exercise of the Public Warrants and a current prospectus relating to them is available and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder (or the Company permit holders to exercise their warrants on a cashless basis under certain circumstances). The Company has agreed that as soon as practicable, but in no event later than twenty (20) business days after the closing of the initial Business Combination, the Company will use commercially reasonable efforts to file with the SEC and have an effective registration statement covering the Class A ordinary shares issuable upon exercise of the warrants and to maintain a current prospectus relating to those Class A ordinary shares until the warrants expire or are redeemed, as specified in the warrant agreement. If a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants is not effective by the 60th day after the closing of the initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if the Class A ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, and in the event the Company does not so elect, it will use commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.
The warrants have an exercise price of $11.50 per share, subject to adjustments, and will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation. In addition, if (x) the Company issues additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination at an issue price or effective issue price of less than $9.20 per ordinary share (with such issue price or effective issue price to be determined in good faith by the board of directors and, in the case of any such issuance to our Sponsor or its affiliates, without taking into account any Founder Shares held by our Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the consummation of the initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Class A ordinary shares during the 20 trading day period starting on the trading day prior to the day on which the Company consummates its initial business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price, and the $10.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to the higher of the Market Value and the Newly Issued Price.
The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Placement Warrants and the Class A ordinary shares issuable upon exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be non-redeemable so
long as they are held by the initial purchasers or such purchasers’ permitted transferees. If the Private Placement Warrants are held by someone other than the Initial Shareholders or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.
Redemption of warrants when the price per Class
 A ordinary share equals or exceeds $18.00:
 Once the warrants become exercisable, the Company may call the outstanding warrants for redemption (except as described herein with respect to the Private Placement Warrants):

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption to each warrant holder; and

•
if, and only if, the last reported sale price (the “closing price”) of Class A ordinary shares equals or exceeds $18.00 per share (as adjusted) for any 20 trading days within a 30-trading day
period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

The Company will not redeem the warrants as described above unless an effective registration statement under the Securities Act covering the Class A ordinary shares issuable upon exercise of the warrants is effective and a current prospectus relating to those Class A ordinary shares is available throughout the 30-day redemption
period. If and when the warrants become redeemable by the Company, it may exercise its redemption right even if the Company is unable to register or qualify the underlying securities for sale under all applicable state securities laws.
Redemption of warrants when the price per Class
 A ordinary share equals or exceeds $10.00:
 Once the warrants become exercisable, the Company may redeem the outstanding warrants:

•	in whole and not in part;

•
at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided
 that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to an agreed table based on the redemption date and the “fair market value” of our Class A ordinary shares;

•
if, and only if, the closing price of Class A ordinary shares equals or exceeds $10.00 per Public Share (as adjusted) for any 20 trading days within the 30-trading day
period ending three trading days before the Company sends the notice of redemption to the warrant holders; and

•
if the closing price of the Class A ordinary shares for any 20 trading days within a 30-trading day
period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders is less than $18.00 per share (as adjusted), the Private Placement Warrants must also be concurrently called for redemption on the same terms as the outstanding Public Warrants, as described above.

The “fair market value” of Class A ordinary shares for the above purpose shall mean the volume weighted average price of Class A ordinary shares during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of warrants. In no event will the warrants be exercisable in connection with this redemption feature for more than 0.361 Class A ordinary shares per warrant (subject to adjustment).
In no event will the Company be required to net cash settle any warrant. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust

Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.
Note 11—Fair Value Measurements
The following table presents information about the Company’s assets that are measured at fair value on a recurring basis as of December 31, 2020 and indicates the fair value hierarchy of the valuation tech niques th
at the Company utilized to determine such fair value:

	Quoted Prices in Active Markets	Significant Other Observable Inputs	Significant Other Unobservable Inputs
Description	(Level 1)	(Level 2)	(Level 3)
Assets:
Investments held in Trust Account	$250,004,454	$—	$—
Liabilities:
Derivative warrant liabilities – Public Warrants	$13,625,000	$—	$—
Derivative warrant liabilities – Private Warrants	$—	$—	$7,729,400
Transfers to/from Levels 1, 2, and 3 are recognized at the end of the reporting period. The estimated fair value of the Public Warrants transferred from a Level 3 measurement to a Level 1 fair value measurement in November 2020, when the Public Warrants were separately listed and traded.
The fair value of the Public Warrants issued in connection with the Public Offering were initially measured at fair value using a Monte Carlo simulation model and the fair value of the Private Placement Warrants have been estimated using the Black-Scholes-Merton model at inception and each subsequent measurement date. The fair value of Public Warrants issued in connection with the Initial Public Offering have been measured based on the listed market price of such warrants, a Level 1 measurement, since November 2020. For the period ended December 31, 2020, the Company recognized a charge to the statement of operations resulting from an increase in the fair value of liabilities of approximately $2.0 million presented as change in fair value of derivative warrant liabilities on the accompanying statement of operations.
The estimated fair value of the Private Placement Warrants, and the Public Warrants prior to being separately listed and traded, is determined using Level 3 inputs. Inherent in a Monte Carlo simulation and modified Black_Scholes_Merton models are assumptions related to expected stock-price volatility, expected life, risk-free interest rate, dividend yield and probability of a successful acquisition. The Company estimates the volatility of its ordinary shares warrants based on implied volatility from the Company’s traded warrants and from historical volatility of select peer company’s ordinary shares that matches the expected remaining life of the warrants. The risk-free interest rate is based on the U.S. Treasury zero-coupon
yield curve on the grant date for a maturity similar to the expected remaining life of the warrants. The expected life of the warrants is assumed to be equivalent to their remaining contractual term. The dividend rate is based on the historical rate, which the Company anticipates remaining at zero.

The following table provides quantitative information regarding Level 3 fair value measurements inputs at their measurement dates:

	As of September 21, 2020	As of September 30, 2020	As of December 31, 2020
Stock price	$9.42 - $9.64	$9.42 - $9.64	$10.08
Volatility	10.00%	10.00%	10.00%
Expected life of the options to convert	6.0	6.0	5.9
Risk-free rate	0.37%	0.37%	0.48%
Dividend yield	0.0%	0.0%	0.0%
Probability of merger	100.0%	100.0%	100.0%
The change in the level 3 fair value of the derivative warrant liabilities for the period from July 22, 2020 (inception) through December 31, 2020 is summarized as follows:

	Public Warrants	Private Warrants	Total
Derivative warrant liabilities at July 3, 2020 (inception)	$—	$—	$—
Issuance of Warrants	12,500,000	7,000,000	19,500,000
Change in fair value of derivative warrant liabilities	1,125,000	729,400	1,854,400
Transfer of Public Warrants to level 1	(13,625,000)	—	(13,625,000)

Derivative warrant liabilities at December 31, 2020	$—	$7,729,400	$7,729,400

Note 12—Subsequent Events
Management has evaluated subsequent events or transactions that occurred up to the date the financial statements were issued. Based on this review, Management determined that all events or transactions that require potential adjustment to or disclosure in the financial statements have been recognized or disclosed herein.

PART I - FINANCIAL INFORMATION
Item 1. Condensed Consolidated Financial Statements.
ESS TECH, INC.
(Formerly ACON S2 ACQUISITION CORP.)
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2021	December 31, 2020
		(restated)
Assets
Current assets:
Cash	$1,177	$470,073
Prepaid expenses	160,186	215,972

Total current assets	161,363	686,045
Other assets	40,741	136,991
Cash equivalents held in Trust Account	250,016,847	250,004,454

Total Assets	$250,218,951	$250,827,490

Liabilities and Shareholders’ Deficit
Current liabilities:
Accounts payable	$222,866	$—
Accrued expenses	1,428,762	99,107
Accrued expenses - related party	130,000	40,000
Working capital loan - related party, at fair value	361,751	—

Total current liabilities	2,143,379	139,107
Deferred underwriting commissions	8,750,000	8,750,000
Derivative warrant liabilities	20,217,050	21,354,400

Total liabilities	31,110,429	30,243,507
Commitments and Contingencies
Class A ordinary shares 25,000,000 shares subject to possible redemption at $10.00 per share at September 30, 2021 and December 31, 2020, respectively	250,000,000	250,000,000
Shareholders’ Deficit:
Preference shares, $0.0001 par value; 5,000,000 shares authorized; none issued and outstanding	—	—
Class A ordinary shares, $0.0001 par value; 500,000,000 shares authorized at September 30, 2021 and December 30, 2020, respectively	—	—
Class B ordinary shares, $0.0001 par value; 50,000,000 shares authorized; 6,250,000 shares issued and outstanding at September 30, 2021 and December 31, 2020	625	625
Additional paid-in capital	94	94
Accumulated deficit	(30,892,197)	(29,416,736)

Total shareholders’ deficit	(30,891,478)	(29,416,017)

Total Liabilities and Shareholders’ Deficit	$250,218,951	$250,827,490

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

ESS TECH, INC.
(Formerly ACON S2 ACQUISITION CORP.)
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the three months ended September 30, 2021	For the nine months ended September 30, 2021	For the period from July 21, 2020 (inception) through September 30, 2020
			(restated)
General and administrative expenses	$1,702,053	$2,625,204	$41,854

Loss from operations	(1,702,053)	(2,625,204)	(41,854)
Other income (expense)
Change in fair value of derivative warrant liabilities	(2,232,690)	1,137,350	—
Financing costs – derivative warrant liabilities	—	—	(735,490)
Gain on marketable securities (net), and dividends held in Trust Account	4,925	12,393	—

Total other income (expense)	(2,227,765)	1,149,743	(735,490)

Net loss	$(3,929,818)	$(1,475,461)	$(777,344)

Weighted average shares outstanding of common stock subject to redemption, basic and diluted	25,000,000	25,000,000	3,787,879

Basic and diluted net loss per share, common stock subject to redemption	$(0.13)	$(0.05)	$(0.08)

Weighted average shares outstanding of common stock, basic and diluted	6,250,000	6,250,000	6,250,000

Basic and diluted net loss per share, common stock	$(0.13)	$(0.05)	$(0.08)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-

ESS TECH, INC.
(Formerly ACON S2 ACQUISITION CORP.)
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

	Ordinary Shares				Additional		Total
	Class A		Class B		Paid-in	Accumulated	Shareholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance - December 31, 2020 (unaudited) (restated)	—	$—	6,250,000	$625	$94	$(29,416,736)	$(29,416,017)
Net income	—	—	—	—	—	9,238,963	9,238,963

Balance - March 31, 2021 (unaudited) (restated)	—	$—	6,250,000	$625	$94	$(20,177,773)	$(20,177,054)
Net loss	—	—	—	—	—	(6,784,606)	(6,784,606)

Balance - June 30, 2021 (unaudited) (restated)	—	$—	6,250,000	$625	$94	$(26,962,379)	$(26,961,660)
Net loss	—	—	—	—	—	(3,929,818)	(3,929,818)

Balance - September 30, 2021 (unaudited)	—	$—	6,250,000	$625	$94	$(30,892,197)	$(30,891,478)

	Ordinary Shares				Additional		Total
	Class A		Class B		Paid-in	Accumulated	Shareholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance - July 21, 2020 (inception)	—	$—	—	$—	$—	$—	$—
Issuance of ordinary shares to Sponsor (1)	—	—	7,187,500	719	24,281	—	25,000
Remeasurement adjustment on Class A ordinary shares subject to possible redemption	—	—	—	—	(24,281)	(26,122,471)	(26,146,752)
Net loss	—	—	—	—	—	(777,344)	(777,344)

Balance - September 30, 2020 (restated)	—	$—	7,187,500	$719	$—	$(26,899,815)	$(26,899,096)

(1)
This number includes 937,500 Class B ordinary shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters. The over-allotment expired unexercised on October 31, 2020, thus the 937,500 of Class B ordinary shares were forfeited.

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-

ESS TECH, INC.
(Formerly ACON S2 ACQUISITION CORP.).
UNAUDITED CONDENSED STATEMENT OF CASH FLOWS

	For the nine months ended September 30, 2021	For the period from July 21, 2020 (inception) through September 30, 2020
		(restated)
Cash Flows from Operating Activities:
Net loss	$(1,475,461)	$(777,344)
Adjustments to reconcile net loss to net cash used in operating activities:
Gain on marketable securities (net), and dividends held in Trust Account	(12,393)	—
Change in fair value of derivative warrant liabilities	(1,137,350)	—
Financing costs – derivate warrant liabilities	—	735,490
Expenses paid by sponsor in exchange for working capital loan	361,751
General and administrative expenses paid by Sponsor in exchange for issuance of Class B ordinary shares	—	16,000
Changes in operating assets and liabilities:
Prepaid expenses	152,036	(420,591)
Accounts payable	222,866	406,145
Accrued expenses	1,329,655	3,500
Accrued expenses – related party	90,000	10,000

Net cash used in operating activities	(468,896)	(26,800)

Cash Flows from Investing Activities:
Cash deposited in Trust Account	—	(250,000,000)

Net cash provided by (used in) investing activities	—	(250,000,000)

Cash Flows from Financing Activities:
Proceeds from note payable to related party	—	25,000
Repayment of note payable to related party	—	(111,542)
Proceeds received from initial public offering, gross	—	250,000,000
Proceeds received from private placement	—	7,000,000
Offering costs paid	—	(5,140,200)

Net cash provided by financing activities	—	251,773,258

Net increase in cash	(468,896)	1,746,458
Cash - beginning of the period	470,073	—

Cash - end of the period	$1,177	$1,746,458

Supplemental disclosure of noncash investing and financing activities:
Operating expenses paid by Sponsor included in working capital loan	$361,751	$—
Offering costs paid by Sponsor in exchange for issuance of Class B ordinary shares	$—	$9,000
Offering costs included in accounts payable	$—	$5,000
Offering costs included in accrued liabilities	$—	$391,500
Offering costs included in note payable - related party	$—	$86,542
Deferred underwriting commissions	$—	$8,750,000
Remeasurement adjustment on Class A ordinary shares subject to possible redemption	$—	$26,146,752
The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-

ESS TECH, INC.
(Formerly ACON S2 ACQUISITION CORP.)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Note
1-Description
of Organization, Business Operations and Basis of Presentation
ESS Tech, Inc., formerly known as ACON S2 Acquisition Corp. (the “Company”) was a blank check company incorporated as a Cayman Islands exempted company on July 21, 2020. The Company was incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses Business Combination. While the Company may pursue a business combination opportunity in any business, industry, sector or geographical location, management intends to initially focus the search on identifying a prospective target business that employs a strategic approach to sustainability; that is, a business whose pursuit of sustainability—environmental, social and/or economic—is core to driving its performance and success. The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart our Business Startups Act of 2012 (the “JOBS Act”).
The Business Combination
On October 8, 2021 (the “Closing Date”), the Company consummated the previously announced Merger pursuant to that certain Agreement and Plan of Merger, dated as of May 6, 2021 (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and among the Company, SCharge Merger Sub, Inc., a Delaware corporation and a wholly-owned direct subsidiary of the Company (“Merger Sub”), and ESS Tech Subsidiary, Inc. (formerly known as ESS Tech, Inc.), a Delaware corporation (“Legacy ESS”). The Merger Agreement and the transactions contemplated thereby were unanimously approved by the board of directors of each of the Company and Legacy ESS. In connection with the closing of the Merger (the “Closing”), (i) the Company became a Delaware Corporation (the “Domestication”) and (ii) following the Domestication, a business combination between the Company and Legacy ESS was effectuated through the merger of Merger Sub with and into Legacy ESS, with Legacy ESS continuing as the surviving company and as a wholly-owned subsidiary of the Company. On the Closing Date, the Company changed its name from ACON S2 Acquisition Corp. to “ESS Tech, Inc.” The Domestication, the Merger and the other transactions contemplated by the Merger Agreement are hereinafter referred to as the “Business Combination”.
In accordance with the terms and subject to the conditions of the Merger Agreement, each share of common stock of Legacy ESS, par value $0.0001 per share (“Legacy ESS Common Stock”), was converted into the right to receive a number of shares of common stock, par value $0.0001 per share, of the Company (“Common Stock”) based on the adjusted equity value of Legacy ESS, as described in the Merger Agreement, at an exchange ratio of 1.47110014425, resulting in an aggregate of 99,562,793 shares of Common Stock being issued to Legacy ESS stockholders. Additionally, in the event that the volume weighted average price of the Common Stock exceeds certain price thresholds for sustained periods of time or there is a change of control where the per share consideration paid in the transaction exceeds certain thresholds, up to 15,675,002 additional shares of Common Stock may be issued to the parties that were holders of Legacy ESS Common Stock immediately prior to the Closing.
No fractional shares of Common Stock were issued upon the exchange of Legacy ESS Common Stock. Any fractional shares were rounded down to the nearest whole share of Common Stock, resulting in an aggregate total of $311.03 cash payments by the Company made to Legacy ESS stockholders in lieu of fractional shares.
In connection with the Closing, the Company issued and sold an aggregate of 25,000,000 shares of Common Stock for a purchase price of $10.00 per share and an aggregate purchase price of $250.0 million pursuant to previously announced subscription agreements (the “PIPE Subscription Agreements”) with certain accredited investors (the “PIPE Investment”).

F-

ESS TECH, INC.
(Formerly ACON S2 ACQUISITION CORP.)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

In connection with the Closing, the Company’s shareholders holding 20,754,719 shares of Common Stock exercised their right to redeem such shares. As a result, approximately $207,547,190 of funds was withdrawn from the Company’s trust account (the “Trust Account”) to fund participant share redemptions.
Also in connection with the Closing, 583,333 private placement warrants held by the Sponsor (as defined below) were forfeited. Of the remaining 4,083,334 private placement warrants, 3,500,000 vested at Closing, and 583,334 will vest in two equal tranches upon the occurrence of certain milestone events.
See the Company’s Current Report on Form
8-K
filed with the Securities and Exchange Commission (“SEC”) on October 15, 2021 for more details.
Business Prior to the Business Combination
On May 6, 2021, the Company, entered into an Agreement and Plan of Merger (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and among the Company, SCharge Merger Sub, Inc., a Delaware corporation and a wholly-owned direct subsidiary of the Company (“Merger Sub”), and ESS Tech, Inc., a Delaware corporation. The Merger Agreement and the transactions contemplated thereby were unanimously approved by the board of directors of each of the Company and Legacy ESS. On October 8, 2021, the Company completed the business combination. See business combination described below.
All activity for the period from July 21, 2020 (inception) through September 30, 2021 relates to the Company’s formation and the initial public offering (the “Initial Public Offering”), which is described below, and, since the closing of the Initial Public Offering, a search for a business combination candidate. The Company will not generate any operating revenues until after the completion of its initial business combination, at the earliest. The Company will generate non-operating
income in the form of interest income on cash and cash equivalents from the proceeds derived from the Initial Public Offering. The Company has selected December 31 as its fiscal year end.
The Company’s sponsor is ACON S2 Sponsor, L.L.C., a Delaware limited liability company (“Sponsor”). The registration statement for the Company’s Initial Public Offering was declared effective on September 16, 2020. On September 21, 2020, the Company consummated its Initial Public Offering of 25,000,000 units (the “Units” and, with respect to the Class A ordinary shares included in the Units being offered, the “Public Shares”), at $10.00 per Unit, generating gross proceeds of $250.0 million, and incurring offering costs of approximately $14.4 million, inclusive of approximately $8.8 million in deferred underwriting commissions (Note 7). The underwriters were granted a
45-day
option from the date of the final prospectus relating to the Initial Public Offering to purchase up to 3,750,000 additional Units to cover over-allotments, if any, at $10.00 per Unit. The over-allotment option expired unexercised on October 31, 2020.
Simultaneously with the closing of the Initial Public Offering, the Company consummated the private placement (“Private Placement”) of 4,666,667 warrants (each, a “Private Placement Warrant” and collectively, the “Private Placement Warrants”), at a price of $1.50 per Private Placement Warrant with our Sponsor, generating gross proceeds of $7.0 million (Note 5).
Upon the closing of the Initial Public Offering and the Private Placement, $250.0 million ($10.00 per Unit) of the net proceeds of the sale of the Units in the Initial Public Offering and the Private Placement were placed in a trust account (“Trust Account”) with Continental Stock Transfer & Trust Company acting as trustee and invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act

F-

ESS TECH, INC.
(Formerly ACON S2 ACQUISITION CORP.)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule
2a-7
promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations, as determined by the Company, until the earlier of: (i) the completion of a business combination and (ii) the distribution of the Trust Account as described below.
While the Company’s management has broad discretion with respect to the specific application of the cash held outside of the Trust Account, substantially all of the net proceeds from the Initial Public Offering and the sale of the Private Placement Warrants, which are placed in the Trust Account, are intended to be applied generally toward completing a Business Combination. The Company’s initial business combination must be with one or more operating businesses or assets with a fair market value equal to at least 80% of the net assets held in the Trust Account (as defined below) (excluding the deferred underwriting commissions and taxes payable on the interest earned on the trust account) at the time the Company signs a definitive agreement in connection with the initial business combination. However, the Company will only complete a business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act 1940, as amended, or the Investment Company Act.
The Company will provide its holders of the Public Shares (the “Public Shareholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a business combination either (i) in connection with a shareholder meeting called to approve the business combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a business combination or conduct a tender offer will be made by the Company, solely in its discretion. The Public Shareholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially anticipated to be $10.00 per share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). The per-share
amount to be distributed to Public Shareholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters. In such case, the Company will proceed with a business combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a business combination and a majority of the shares voted are voted in favor of the business combination. If a shareholder vote is not required by law and the Company does not decide to hold a shareholder vote for business or other legal reasons, the Company will, pursuant to the amended and restated memorandum and articles of association adopted by the Company upon the consummation of the Initial Public Offering (the “Amended and Restated Memorandum and Articles of Association”), conduct the redemptions pursuant to the tender offer rules of the SEC, and file tender offer documents with the SEC prior to completing a business combination. If, however, a shareholder approval of the transactions is required by law, or the Company decides to obtain shareholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each Public Shareholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transactions. If the Company seeks shareholder approval in connection with a business combination, the holders of the Founder Shares prior to this Initial Public Offering (the “Initial Shareholders”) have agreed to vote their Founder Shares and any Public Shares purchased during or after the Initial Public Offering in favor of a business combination.
In addition, the Initial Shareholders have agreed to waive their redemption rights with respect to their Founder Shares and Public Shares in connection with the completion of a business combination. In addition, the Company has agreed not to enter into a definitive agreement regarding an initial business combination without the prior consent of our Sponsor.

F-

ESS TECH, INC.
(Formerly ACON S2 ACQUISITION CORP.)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Notwithstanding the foregoing, the Company’s Amended and Restated Memorandum and Articles of Association provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), is restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Class A ordinary shares sold in the Initial Public Offering, without the prior consent of the Company.
The Company’s Sponsor, executive officers and directors agreed not to propose an amendment to the Company’s Amended and Restated Memorandum and Articles of Association that would affect the substance or timing of the Company’s obligation to provide for the redemption of its Public Shares in connection with a business combination or to redeem 100% of its Public Shares if the Company does not complete a business combination, unless the Company provides the Public Shareholders with the opportunity to redeem their Class A ordinary shares in conjunction with any such amendment.
If the Company is unable to complete a business combination within 24 months from the closing of the Initial Public Offering, or September 21, 2022 (the “Combination Period”), the Company will (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten (10) business days thereafter, redeem the Public Shares, at a per-share
price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its income taxes, if any (less up to $100,000 of interest to pay dissolution expenses) divided by the number of the then-outstanding Public Shares, which redemption will completely extinguish Public Shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and the board of directors, liquidate and dissolve, subject in the case of clauses (ii) and (iii), to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.
The Initial Shareholders agreed to waive their liquidation rights with respect to the Founder Shares if the Company fails to complete a business combination within the Combination Period. However, if the Initial Shareholders should acquire Public Shares in or after the Initial Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if the Company fails to complete a business combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 7) held in the Trust Account in the event the Company does not complete a business combination within in the Combination Period and, in such event, such amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of the Company’s Public Shares. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be only $10.00 per share initially held in the Trust Account. In order to protect the amounts held in the Trust Account, our Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a written letter of intent, confidentiality or other similar agreement or business combination agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per Public Share and (ii) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be

F-

ESS TECH, INC.
(Formerly ACON S2 ACQUISITION CORP.)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

unenforceable against a third party, our Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that our Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have vendors, service providers (except the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.
Basis of Presentation
The accompanying unaudited condensed consolidated financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“GAAP”) for financial information and pursuant to the rules and regulations of the SEC. Accordingly, they do not include all of the information and footnotes required by GAAP. In the opinion of management, the unaudited condensed consolidated financial statements reflect all adjustments, which include only normal recurring adjustments necessary for the fair statement of the balances and results for the period presented. Operating results for the three and nine months ended September 30, 2021 are not necessarily indicative of the results that may be expected through December 31, 2021.
Emerging Growth Company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act, and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging
growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.
This may make comparison of the Company’s financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Liquidity
As of September 30, 2021, we had approximately $1,000 in our operating bank account, and negative working capital of approximately $1.9 million. On October 8, 2021, the Company completed the aforementioned Business Combination and completed the PIPE Investment. Based on the foregoing, management believes that the Company will have sufficient cash on hand to meet its needs through one year from this filing.

F-

ESS TECH, INC.
(Formerly ACON S2 ACQUISITION CORP.)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Risks and Uncertainties
In March 2020, the World Health Organization declared the outbreak of a novel coronavirus
(COVID-19)
as a pandemic which continues to spread throughout the United States and the world. As of the date the financial statements were issued, there was considerable uncertainty around the expected duration of this pandemic. The Company has concluded that while it is reasonably possible that
COVID-19
could have a negative effect on identifying a target company for a business combination, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Note 2 - Restatement of Previously Issued Financial Statements
In preparation of the Company’s unaudited condensed consolidated financial statements as of and for the quarterly period ended September 30, 2021, the Company concluded it should restate its previously issued financial statements to classify all Class A ordinary shares subject to possible redemption in temporary equity. In accordance with the Financial Accounting Standard Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity” (“ASC 480”), paragraph
480-10-S99,
redemption provisions not solely within the control of the Company require shares subject to redemption to be classified outside of permanent equity. The Company had previously classified a portion of its Class A ordinary shares in permanent equity, or total shareholders’ equity, representing net tangible assets of $5,000,001. As a result, the Company restated its previously filed financial statements to present all Class A ordinary shares as temporary equity and to recognize the remeasurement adjustment from the initial book value to redemption value at the time of its Initial Public Offering.
In accordance with SEC Staff Accounting Bulletin No. 99, “Materiality,” and SEC Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements,” the Company evaluated the corrections and has determined that the related impact was material to the previously filed financial statements that contained the error, reported in the Company’s Form 8-K filed with the SEC on September 25, 2020 (the “Post-IPO Balance Sheet”) and the Company’s Form 10-Qs for the quarterly periods ended September 30, 2020, March 31, 2021, and June 30, 2021 and the Company’s 10-K/A filed with the SEC on May 24, 2021 (the “Affected Quarterly Periods”). Therefore, the Company, in consultation with its Audit Committee, concluded that the Post-IPO Balance Sheet and the Affected Quarterly Periods should be restated to present all Class A ordinary shares subject to possible redemption as temporary equity and to recognize a remeasurement adjustment from the initial book value to redemption value at the time of its Initial Public Offering. As such, the Company is reporting these restatements to those periods in this quarterly report. The previously presented Post-IPO Balance Sheet and Affected Quarterly Periods should no longer be relied upon.

F-

ESS TECH, INC.
(Formerly ACON S2 ACQUISITION CORP.)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Impact of the Restatement
The change in the carrying value of the Class A ordinary shares subject to possible redemption in the Post-IPO Balance Sheet resulted in a decrease of approximately $5.7 million in additional paid-in-capital and an increase of approximately $26.1 million to accumulated deficit, as well as a reclassification of $31.9 million Class A ordinary shares from permanent equity to temporary equity.

As of September 21, 2020	As Reported	Adjustment	As Restated
Total assets	$252,174,258		$252,174,258

Total liabilities	$29,049,500		$29,049,500

Class A ordinary shares subject to possible redemption	218,124,750	31,875,250	250,000,000
Preference shares	—	—	—
Class A ordinary shares	319	(319)	—
Class B ordinary shares	719	—	719
Additional paid-in capital	5,747,460	(5,747,460)	—
Accumulated deficit	(748,490)	(26,127,471)	(26,875,961)

Total shareholders’ equity (deficit)	$5,000,008	$(31,875,250)	$(26,875,242)

Total Liabilities, Class A Ordinary Shares Subject to Possible Redemption and Shareholders’ Equity (Deficit)	$252,174,258	$—	$252,174,258

The impact of the restatement on the balance sheets and statements of shareholders’ equity for the Affected Quarterly and Annual Periods is presented below. The restatement had no impact on net income or net cash flows from operating, investing or financing activities.
The tables below present the effect of the financial statement adjustments related to the restatement discussed above of the Company’s previously reported balance sheet and statements of shareholders’ equity as of September 30, 2020:

As of September 30, 2020	As Reported	Adjustment	As Restated
Total assets	$252,167,049		$252,167,049

Total liabilities	$29,066,145		$29,066,145

Class A ordinary shares subject to possible redemption	218,100,900	31,899,100	250,000,000
Preference shares	—	—	—
Class A ordinary shares	319	(319)	—
Class B ordinary shares	719	—	719
Additional paid-in capital	5,776,310	(5,776,310)	—
Accumulated deficit	(777,344)	(26,122,471)	(26,899,815)

Total shareholders’ equity (deficit)	$5,000,004	$(31,899,100)	$(26,899,096)

Total Liabilities, Class A Ordinary Shares Subject to Possible Redemption and Shareholders’ Equity (Deficit)	$252,167,049	$—	$252,167,049

F-

ESS TECH, INC.
(Formerly ACON S2 ACQUISITION CORP.)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Statement of changes in Stockholders’ equity for the period from July 21, 2020 (inception) through September 30, 2020 (unaudited)	As Previously Reported	Adjustment	As Restated
Sale of units in initial public offering, gross	$237,500,000	$(237,500,000)	$—
Offering costs	$(13,646,752)	13,646,752	—
Remeasurement of Class A ordinary shares subject to possible redemption	—	(26,146,752)	(26,146,752)
Shares subject to possible redemption	218,100,900	(218,100,900)	—
The tables below present the effect of the financial statement adjustments related to the restatement discussed above of the Company’s previously reported balance sheet and statement of shareholders’ equity as of December 31, 2020:

As of December 31, 2020	As Reported	Adjustment	As Restated
Total assets	$250,827,490		$250,827,490

Total liabilities	$30,243,507		$30,243,507

Class A ordinary shares subject to possible redemption	215,583,980	34,416,020	250,000,000
Preference shares	—	—	—
Class A ordinary shares	344	(344)	—
Class B ordinary shares	625	—	625
Additional paid-in capital	8,293,299	(8,293,299)	—
Accumulated deficit	(3,294,265)	(26,122,377)	(29,416,642)

Total shareholders’ equity (deficit)	$5,000,003	$(34,416,020)	$(29,416,017)

Total Liabilities, Class A Ordinary Shares Subject to Possible Redemption and Shareholders’ Equity (Deficit)	$250,827,490	$—	$250,827,490

Statement of changes in Stockholders’ equity for the period from July 21, 2020 (inception) through December 31, 2020 (unaudited)	As Previously Reported	Adjustment	As Restated
Sale of units in initial public offering, gross	$237,500,000	$(237,500,000)	$—
Offering costs	$(13,646,752)	13,646,752	—
Remeasurement of Class A ordinary shares subject to possible redemption	—	(26,146,752)	(26,146,752)
Shares subject to possible redemption	(215,583,980)	215,583,980	—

F-

ESS TECH, INC.
(Formerly ACON S2 ACQUISITION CORP.)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The tables below present the effect of the financial statement adjustments related to the restatement discussed above of the Company’s previously reported balance sheet and statement of shareholders’ equity as of March 31, 2021:

As of March 31, 2021	As Previously Reported	Adjustment	As Restated
Total assets	$250,663,379		$250,663,379

Total liabilities	$20,840,433		$20,840,433

Class A ordinary shares subject to possible redemption	224,822,940	25,177,060	250,000,000
Preference shares	—	—	—
Class A ordinary shares	252	(252)	—
Class B ordinary shares	625	—	625
Additional paid-in capital	—	—	—
Accumulated deficit	4,999,129	(25,176,808)	(20,177,679)

Total shareholders’ equity (deficit)	$5,000,006	$(25,177,060)	$(20,177,054)

Total Liabilities, Class A Ordinary Shares Subject to Possible Redemption and Shareholders’ Equity (Deficit)	$250,663,379	$—	$250,663,379

For the three months ended March 31, 2021	As Previously Reported	Adjustment	As Restated
Shares subject to redemption	$(9,238,960)	$9,238,960	$—
The tables below present the effect of the financial statement adjustments related to the restatement discussed above of the Company’s previously reported balance sheet and statement of shareholders’ equity as of June 30, 2021:

As of June 30, 2021	As Previously Reported	Adjustment	As Restated
Total assets	$250,304,732		$250,304,732

Total liabilities	$27,266,392		$27,266,392

Class A ordinary shares subject to possible redemption	218,038,330	31,961,670	250,000,000
Preference shares	—	—	—
Class A ordinary shares	320	(320)	—
Class B ordinary shares	625	—	625
Additional paid-in capital	6,784,542	(6,784,542)	—
Accumulated deficit	(1,785,477)	(25,176,808)	(26,962,285)

Total shareholders’ equity (deficit)	$5,000,010	$(31,961,670)	$(26,961,660)

Total Liabilities, Class A Ordinary Shares Subject to Possible Redemption and Shareholders’ Equity (Deficit)	$250,304,732	$—	$250,304,732

F-

ESS TECH, INC.
(Formerly ACON S2 ACQUISITION CORP.)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the six months ended June 30, 2021	As Previously Reported	Adjustment	As Restated
Shares subject to redemption	$6,784,610	$(6,784,610)	$—
In connection with the change in presentation for the Class A ordinary shares subject to possible redemption, the Company has restated its earnings per share calculation to allocate income and losses shared pro rata between the two classes of shares. This presentation contemplates a Business Combination as the most likely outcome, in which case, both classes of shares participate pro rata in the income and losses of the Company. The impact to the reported amounts of weighted average shares outstanding and basic and diluted earnings per common share is presented below for the Affected Quarterly and Annual Periods:

	EPS for Class A ordinary shares (redeemable)
	As Previously Reported	Adjustment	As Restated
Form 10-Q (March 31, 2021) - three months ended March 31, 2021
Earnings allocable to ordinary shares subject to possible redemption	$3,321	$7,387,849	$7,391,170
Weighted average shares outstanding	21,568,664	3,431,336	25,000,000
Basic and diluted earnings per share	$—	$0.30	$0.30
Form 10-Q (June 30, 2021) - three months ended June 30, 2021
Earnings (loss) allocable to ordinary shares subject to possible redemption	$3,293	$(5,430,978)	$(5,427,685)
Weighted average shares outstanding	22,474,838	2,525,162	25,000,000
Basic and diluted earnings per share	$—	$(0.22)	$(0.22)
Form 10-Q (June 30, 2021) - six months ended June 30, 2021
Earnings allocable to ordinary shares subject to possible redemption	$6,514	$1,956,972	$1,963,486
Weighted average shares outstanding	22,024,254	2,975,746	25,000,000
Basic and diluted earnings per share	$—	$0.08	$0.08

F-

ESS TECH, INC.
(Formerly ACON S2 ACQUISITION CORP.)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

	EPS for Class B ordinary shares (non-redeemable)
	As Previously Reported	Adjustment	As Restated
Form 10-Q (March 31, 2021) - three months ended March 31, 2021
Earnings allocable to non-redeemable ordinary shares	$9,235,642	$(7,387,849)	$1,847,793
Weighted average shares outstanding	9,681,336	(3,431,336)	6,250,000
Basic and diluted earnings per share	$0.95	$(0.65)	$0.30
Form 10-Q (June 30, 2021) - three months ended June 30, 2021
Loss allocable to non-redeemable ordinary shares	$(6,787,899)	$5,430,978	$(1,356,921)
Weighted average shares outstanding	8,775,162	(2,525,162)	6,250,000
Basic and diluted earnings per share	$(0.77)	$0.55	$(0.22)
Form 10-Q (June 30, 2021) - six months ended June 30, 2021
Earnings allocable to non-redeemable ordinary shares	$2,447,843	$(1,956,972)	$490,871
Weighted average shares outstanding	9,225,746	(2,975,746)	6,250,000
Basic and diluted earnings per share	$0.27	$(0.19)	$0.08

	EPS for Class A ordinary shares (redeemable)
	As Previously Reported	Adjustment	As Restated
Form 10-Q (September 30, 2020) - the period from July 21, 2020 (inception) through September 30, 2020
Earnings (loss) allocable to ordinary shares subject to possible redemption	$3,841	$(2,378,506)	$(2,374,665)
Weighted average shares outstanding	21,810,415	(18,022,536)	3,787,879
Basic and diluted earnings per share	$—	$(0.08)	$(0.08)
Form 10-K/A (December 31, 2020) - the period from July 21, 2020 (inception) through December 31, 2020
Earnings (loss) allocable to ordinary shares subject to possible redemption	$—	$(293,337)	$(293,337)
Weighted average shares outstanding	21,719,426	(5,580,185)	16,139,241
Basic and diluted earnings per share	$—	$(0.15)	$(0.15)

F-

ESS TECH, INC.
(Formerly ACON S2 ACQUISITION CORP.)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

	EPS for Class B ordinary shares (non- redeemable)
	As Previously Reported, As Restated	Adjustment	As Restated
Form 10-Q (September 30, 2020) - the period from July 21, 2020 (inception) through September 30, 2020
Loss allocable to non-redeemable ordinary shares	$(777,344)	$293,337	$(484,007)
Weighted average shares outstanding	6,732,994	(482,994)	6,250,000
Basic and diluted earnings per share	$(0.12)	$0.04	$(0.08)
Form 10-K/A (December 31, 2020) - the period from July 21, 2020 (inception) through December 31, 2020
Loss allocable to non-redeemable ordinary shares	$(3,298,105)	$2,378,505	$(919,600)
Weighted average shares outstanding	8,310,766	(2,060,766)	6,250,000
Basic and diluted earnings per share	$(0.40)	$0.25	$(0.15)
Note 3 - Summary of Significant Accounting Policies
Use of Estimates
The preparation of financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, including, but not limited to, accrued expenses and derivative warrant liabilities. Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.
Cash and Cash Equivalents
The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. As of September 30, 2021, the Company did not have any cash equivalents.
Investments Held in the Trust Account
The Company’s portfolio of investments is comprised of U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or investments in money market funds that invest in U.S. government securities and generally have a readily determinable fair value, or a combination thereof. When the Company’s investments held in the Trust Account are comprised of U.S. government securities, the investments are classified as trading securities. When the Company’s investments held in the Trust Account are comprised of money market funds, the investments are recognized at fair value. Trading securities and investments in money market funds are presented on the condensed balance sheets at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of these securities is included in unrealized gain on investments held in Trust Account in the accompanying unaudited condensed consolidated statements of operations. The estimated fair values of investments held in the Trust Account are determined using available market information.

F-

ESS TECH, INC.
(Formerly ACON S2 ACQUISITION CORP.)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000, and investments held in Trust Account. At September 30, 2021 and December 31, 2020, the Company has not experienced losses on these accounts.
Fair Value of Financial Instruments
The fair value of the Company’s assets and liabilities, which qualify as financial instruments under the FASB ASC Topic 820, “Fair Value Measurements,” approximates the carrying amounts represented in the condensed balance sheets.
Fair Value Measurements
The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

•	Level 1, defined as observable inputs such as quoted prices for identical instruments in active markets;

•
Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•
Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.
As of September 30, 2021 and December 31, 2020, the carrying values of cash, prepaid expenses, accounts payable and accrued expenses approximate their fair values due to the short-term nature of the instruments. The Company’s investments held in Trust Account are comprised of investments in U.S. Treasury securities with an original maturity of 185 days or less or investments in a money market funds that comprise only U.S. treasury securities and are recognized at fair value. The fair value of investments held in Trust Account is determined using quoted prices in active markets.
Working Capital Loan – Related Party
The Company has elected the fair value option to account for its working capital loan – related party with its Sponsor as defined and more fully described in Note 5. As a result of applying the fair value option, the Company records each draw at fair value with a gain or loss recognized at issuance, and subsequent changes in fair value are recorded as change in the fair value of working capital loan – related party on the condensed statement of operations. The fair value is based on prices or valuation techniques that require inputs that are both unobservable and significant to the overall fair value measurement. These inputs reflect management’s and, if applicable, an independent third-party valuation firm’s own assumption about the assumptions a market participant would use in pricing the asset or liability.

F-

ESS TECH, INC.
(Formerly ACON S2 ACQUISITION CORP.)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Derivative warrant liabilities
The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. The Company evaluates all of its financial instruments, including issued share purchase warrants, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives, pursuant to ASC 480 and FASB ASC Topic 815, “Derivatives and Hedging” (“ASC 815”). The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed
at the end of each reporting period.
The warrants issued in the Initial Public Offering (the “Public Warrants”) and the Private Placement Warrants are recognized as derivative liabilities in accordance with ASC
815-40.
Accordingly, the Company recognizes the warrant instruments as liabilities at fair value and adjusts the instruments to fair value at each reporting period. The liabilities are subject to re-measurement
at each balance sheet date until exercised, and any change in fair value is recognized in the Company’s statement of operations. The fair value of warrants issued in connection with the Initial Public Offering were initially measured at fair value using a Monte Carlo simulation model and have subsequently been measured based on the listed market price of such warrants. The fair value of the Private Placement warrants have been estimated using a modified Black-Scholes-Merton model at inception and subsequently at each measurement date, considering certain vesting conditions imposed by the Sponsor Letter Agreement on the Private Placement Warrants held by the Sponsor and executive officers and directors of the Company.
Offering Costs Associated with the Initial Public Offering
Offering costs consisted of legal, accounting, underwriting fees and other costs incurred through the Initial Public Offering that were directly related to the Initial Public Offering. Offering costs were allocated to the separable financial instruments issued in the Initial Public Offering based on a relative fair value basis, compared to total proceeds received. Offering costs associated with derivative warrant liabilities were expensed as incurred and presented as non-operating expenses in the condensed consolidated statements of operations. Offering costs associated with issuance of the Class A ordinary shares were charged against the carrying value of the Class A ordinary shares subject to possible redemption upon the completion of the Initial Public Offering. The Company classifies deferred underwriting commissions as non-current liabilities as their liquidation is not reasonably expected to require the use of current assets or require the creation of current liabilities.
Class A Ordinary Shares Subject to Possible Redemption
The Company accounts for its Class A ordinary shares subject to possible redemption in accordance with ASC 480. Class A ordinary shares subject to mandatory redemption (if any) is classified as liability instruments and are measured at fair value. Conditionally redeemable Class A ordinary shares (including Class A ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, Class A ordinary shares are classified as shareholders’ equity. The Company’s Class A ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, as of September 30, 2021 and December 31, 2020, 25,000,000 Class A ordinary shares subject to possible redemption are presented at redemption value as temporary equity, outside of the shareholders’ equity section of the Company’s condensed balance sheet. There were no Class A ordinary shares issued or outstanding as of December 31, 2020.
Effective with the closing of the Initial Public Offering, the Company recognized the accretion from initial book value to redemption amount, which resulted in charges against additional paid-in
capital (to the extent available) and accumulated deficit.

F-

ESS TECH, INC.
(Formerly ACON S2 ACQUISITION CORP.)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Income Taxes
The Company follows the asset and liability method of accounting for income taxes under FASB ASC Topic 740, “Income Taxes” (“ASC 740”). Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. Deferred tax assets were deemed immaterial as of September 30, 2021.
ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of September 30, 2021. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties as of September 30, 2021. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.
Net Loss Per Ordinary Share
The Company has two classes of shares, Class A ordinary shares and Class B ordinary shares. Income and losses are shared pro rata between the two classes of shares. Net loss per ordinary share is computed by dividing net loss by the weighted-average number of ordinary shares outstanding during the periods. The Company has not considered the effect of the warrants sold in the Initial Public Offering and the Private Placement to purchase an aggregate of 13,000,000, of the Company’s Class A ordinary shares in the calculation of diluted net loss per share, because their exercise is contingent upon further events and their inclusion would be anti-dilutive under the treasury stock method. As a result, diluted net loss per share is the same as basic net loss per share for the three and nine months ended September 30, 2021. The remeasurement adjustment on the Class A ordinary shares subject to possible redemption is excluded from earnings per share as the redemption value approximates fair value.

	For the Three Months Ended September 30, 2021		For the Nine Months Ended September 30, 2021
	Class A	Class B	Class A	Class B
Basic and diluted net loss per common share:
Numerator:
Allocation of net loss	$(3,143,854)	$(785,964)	$(1,180,369)	$(295,092)
Denominator:
Basic and diluted weighted average common shares outstanding	25,000,000	6,250,000	25,000,000	6,250,000

Basic and diluted net loss per common share	$(0.13)	$(0.13)	$(0.05)	$(0.05)

In connection with the change in presentation for the Class A ordinary shares subject to possible redemption, the Company has revised its earnings per share calculation to allocate income and losses shared pro rata between the

F-

ESS TECH, INC.
(Formerly ACON S2 ACQUISITION CORP.)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

two classes of shares. This presentation contemplates a Business Combination as the most likely outcome, in which case, both classes of shares participate pro rata in the income and losses of the Company. The impact to the reported amounts of weighted average shares outstanding and basic and diluted earnings per common share is presented below for the period from July 21, 2020 (inception) through September 30, 2020:

	For the period from July 21, 2020 (inception) through September 30, 2020
	Class A	Class B
	(restated)
Basic and diluted net loss per common share:
Numerator:
Allocation of net loss	$(293,337)	$(484,007)
Denominator:
Basic and diluted weighted average common shares outstanding	3,787,879	6,250,000

Basic and diluted net loss per common share	$(0.08)	$(0.08)

Recent Adopted Accounting Standards
In August 2020, the FASB issued Accounting Standards Update (“ASU”)
No. 2020-06,
Debt-Debt with Conversion and Other Options (Subtopic
470-20)
and Derivatives and Hedging-Contracts in Entity
’
s Own Equity (Subtopic
815-40):
Accounting for Convertible Instruments and Contracts in an Entity
’
s Own Equity
(“ASU
2020-06”),
which simplifies accounting for convertible instruments by removing major separation models required under current GAAP. The ASU also removes certain settlement conditions that are required for equity-linked contracts to qualify for the derivative scope exception, and it simplifies the diluted earnings per share calculation in certain areas. The Company adopted ASU
2020-06
on January 1, 2021. Adoption of the ASU did not impact the Company’s financial position, results of operations or cash flows.
Recent Accounting Standards
The Company’s management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.
Note 4 - Initial Public Offering
On September 21, 2020, the Company consummated its Initial Public Offering of 25,000,000 Units, at $10.00 per Unit, generating gross proceeds of $250.0 million, and incurring offering costs of approximately $14.4 million, inclusive of approximately $8.8 million in deferred underwriting commissions.
Each Unit consisted of one Class A ordinary share and
one-third
of one redeemable warrant (“Public Warrant”). Each whole Public Warrant entitles the holder to purchase one Class A ordinary share at an exercise price of $11.50 per share, subject to adjustment (see Note 10).
Note 5 - Private Placement
Simultaneously with the closing of the Initial Public Offering, the Company consummated the private placement of 4,666,667 Private Placement Warrants, at a price of $1.50 per Private Placement Warrant with our Sponsor, generating gross proceeds of $7.0 million.

F-

ESS TECH, INC.
(Formerly ACON S2 ACQUISITION CORP.)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Each Private Placement Warrant is exercisable for one whole share of Class A ordinary shares at a price of $11.50 per share. A portion of the proceeds from the sale of the Private Placement Warrants to our Sponsor was added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a business combination within the Combination Period, the Private Placement Warrants will expire worthless. The Private Placement Warrants will be non-redeemable
for cash and exercisable on a cashless basis so long as they are held by our Sponsor or its permitted transferees.
Our Sponsor and the Company’s officers and directors agreed, subject to limited exceptions, not to transfer, assign or sell any of their Private Placement Warrants until 30 days
after the completion of the initial business combination.
Note 6 - Related Party Transactions
Founder Shares
On July 27, 2020, our Sponsor paid an aggregate of $25,000 for certain expenses on behalf of the Company in exchange for issuance of 7,187,500 Class B ordinary shares (the “Founder Shares”). The holders of the Founder Shares agreed to forfeit up to an aggregate of 937,500 Founder Shares, on a pro rata basis, to the extent that the option to purchase additional units is not exercised in full by the underwriters, so that the Founder Shares will represent 20% of the Company’s issued and outstanding shares after the Initial Public Offering. The over-allotment option expired unexercised on October 31, 2020, thus the 937,500 of Class B ordinary shares were forfeited.
The Initial Shareholders agreed not to transfer, assign or sell any of their Founder Shares until the earlier to occur of (A) one year after the completion of the initial business combination and (B) subsequent to the initial business combination, (x) if the closing price of Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any
30-trading
day period commencing at least 150 days after the initial business combination, or (y) the date on which the Company completes a liquidation, merger, share exchange or other similar transaction that results in all of the Public Shareholders having the right to exchange their ordinary shares for cash, securities or other property.
Related Party Loans
On July 27, 2020, the company entered into the Note. The Note was non-interest
bearing, unsecured and due upon the closing of the Initial Public Offering. The Company borrowed approximately $112,000 under the Note and repaid this in full on September 21, 2020.
In addition, in order to finance transaction costs in connection with a business combination, our Sponsor, members of the Company’s founding team or any of their affiliates may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a business combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a business combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. The Working Capital Loans would either be repaid upon consummation of a business combination, without interest, or, at the lender’s discretion, up to $1,500,000 of such Working Capital Loans may be convertible into warrants of the post business combination entity at a

F-

ESS TECH, INC.
(Formerly ACON S2 ACQUISITION CORP.)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

price of $1.50 per warrant. The warrants would be identical to the Private Placement Warrants. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. As of September 30, 2021, the Company had borrowed approximately $362,000 under the Working Capital Loans.
Administrative Services Agreement
The Company entered into an agreement providing that, commencing on September 16, 2020 through the earlier of consummation of the initial business combination or the liquidation, the Company will pay our Sponsor $10,000 per month for office space, secretarial and administrative services provided to the Company.
In addition, our Sponsor, executive officers and directors, and any of their respective affiliates will be reimbursed for any out-of-pocket
expenses incurred in connection with activities on the Company’s behalf such as identifying potential partner businesses and performing due diligence on suitable business combinations. The Company’s audit committee will review on a quarterly basis all payments that were made by the Company to our Sponsor, executive officers or directors, or the Company’s or their affiliates. Any such payments prior to an initial business combination will be made using funds held outside the Trust Account. As of September 30, 2021, the Company recognized approximately $30,000 and $90,000 in the condensed statements of operations for the three and nine months ended September 30, 2021 and $130,000 is included in accrued expenses—related party on the condensed balance sheet at September 30, 2021.
Note 7
-
Commitments and Contingencies
Registration and Shareholder Rights
The holders of the Founder Shares, Private Placement Warrants and any warrants that may be issued upon conversion of Working Capital Loans (and any Class A ordinary shares issuable upon the exercise of the Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans) are entitled to registration rights pursuant to a registration and shareholder rights agreement. The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company registers such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of the initial business combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.
Underwriting Agreement
The underwriters were entitled to an underwriting discount of $0.20 per unit, or $5.0 million in the aggregate, paid upon the closing of the Initial Public Offering. In addition, $0.35 per unit, or approximately $8.8 million in the aggregate will be payable to the underwriters for deferred underwriting commissions. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a business combination, subject to the terms of the underwriting agreement.
Note 8
-
Class A Ordinary Shares Subject to Possible Redemption
The Company’s Class A ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of future events. The Company is authorized to issue 500,000,000 Class A ordinary shares with a par value of $0.0001 per share. Holders of the Company’s Class A ordinary shares are entitled to one vote for each share. As of September 30, 2021, there were 25,000,000 Class A ordinary shares outstanding, all of which were subject to possible redemption and classified outside of permanent equity in the condenses balance sheets.

F-

ESS TECH, INC.
(Formerly ACON S2 ACQUISITION CORP.)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The Class A ordinary shares issued in the Initial Public Offering were recognized in Class A ordinary shares subject to possible redemption as recorded outside of permanent equity as follows:

Gross Proceeds	$250,000,000
Less:	—
Offering costs allocated to Class A shares subject to possible redemption	(13,646,752)
Proceeds allocated to Public Warrants at issuance	(12,500,000)
Plus:
Remeasure adjustment on Class A ordinary shares subject to possible redemption amount	26,146,752

Class A ordinary shares subject to possible redemption	$250,000,000

Note 9
-
Shareholders’ Equity
Preference Shares
-The Company is authorized to issue 5,000,000 preference shares with a par value of $0.0001 per share, with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of September 30, 2021 and December 31, 2020, there were no preference shares issued or outstanding.
Class
 A Ordinary Shares
-The Company is authorized to issue 500,000,000 Class A ordinary shares with a par value of $0.0001 per share. Holders of the Company’s Class A ordinary shares are entitled to one vote for each share. As of September 30, 2021 and December 31, 2020, there were 25,000,000 Class A ordinary shares issued and outstanding, respectively, all of which are subject to possible redemption and have been classified as temporary equity (see Note 8).
Class
 B Ordinary Shares
-The Company is authorized to issue 50,000,000 Class B ordinary shares with a par value of $0.0001 per share. As of September 30, 2021 and December 31, 2020, 6,250,000 ordinary shares were issued and outstanding, which excludes 937,500 Class B ordinary shares that were subject to forfeiture, to the Company by the Initial Shareholders for no
consideration to the extent that the underwriters’ over-allotment option is not exercised in full or in part, so that the Initial Shareholders will collectively own 20% of the Company’s issued and outstanding ordinary shares after the Initial Public Offering. The over-allotment option expired unexercised on October 31, 2020, thus the 937,500 of Class B ordinary shares were forfeited.
Ordinary shareholders of record are entitled to one vote for each share held on all matters to be voted on by shareholders. Except as described below, holders of Class A ordinary shares and holders of Class B ordinary shares will vote together as a single class on all matters submitted to a vote of the shareholders except as required by law.
The Class B ordinary shares will automatically convert into Class A ordinary shares (which such Class A ordinary shares delivered upon conversion will not have redemption rights or be entitled to liquidating distributions from the Trust Account if the Company does not consummate an initial business combination) at the time of the initial business combination or earlier at the option of the holders thereof at a ratio such that the number of Class A ordinary shares issuable upon conversion of all Founder Shares will equal, in the aggregate, on an as-converted
basis, 20% of the sum of (i) the total number of ordinary shares issued and outstanding upon

F-

ESS TECH, INC.
(Formerly ACON S2 ACQUISITION CORP.)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

completion of the Initial Public Offering, plus (ii) the total number of Class A ordinary shares issued or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in r
elation to the consummation of the initial business combination, excluding any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, deemed issued, or to be issued, to any seller in the initial business combination and any Private Placement Warrants issued to our Sponsor, its affiliates or any member of the Company’s management team upon conversion of Working Capital Loans. In no event will the Class B ordinary shares convert into Class A ordinary shares at a rate of less than one-to-one.
Note 10
-
Derivative Warrant Liabilities
As of September 30, 2021, there were 13,000,000 total warrants outstanding, of which the Company has 8,333,333 and 4,666,667 Public Warrants and Private Placement Warrants, respectively.
Public Warrants may only be exercised for a whole number of shares. No fractional Public Warrants will be issued upon separation of the Units and only whole Public Warrants will trade. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a business combination or (b) 12 months from the closing of the Initial Public Offering; provided in each case that the Company has an effective registration statement under the Securities Act covering the Class A ordinary shares issuable upon exercise of the Public Warrants and a current prospectus relating to them is available and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder (or the Company permit holders to exercise their warrants on a cashless basis under certain circumstances). The Company has agreed that as soon as practicable, but in no event later than twenty (20) business days after the closing of the initial business combination, the Company will use commercially reasonable efforts to file with the SEC and have an effective registration statement covering the Class A ordinary shares issuable upon exercise of the warrants and to maintain a current prospectus relating to those Class A ordinary shares until the warrants expire or are redeemed, as specified in the warrant agreement. If a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants is not effective by the 60th day after the closing of the initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if the Class A ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, and in the event the Company does not so elect, it will use commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.
The warrants have an exercise price of $11.50 per share, subject to adjustments, and will expire five years after the completion of a business combination or earlier upon redemption or liquidation. In addition, if (x) the Company issues additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of the initial business combination at an issue price or effective issue price of less than $9.20 per ordinary share (with such issue price or effective issue price to be determined in good faith by the board of directors and, in the case of any such issuance to our Sponsor or its affiliates, without taking into account any Founder Shares held by our Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial business combination on the

F-

ESS TECH, INC.
(Formerly ACON S2 ACQUISITION CORP.)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

date of the consummation of the initial business combination (net of redemptions), and (z) the volume weighted average trading price of the Class A ordinary shares during the 20 trading day period starting on the trading day prior to the day on which the Company consummates its initial business combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price, and the $10.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to the higher of the Market Value and the Newly Issued Price.
The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Placement Warrants and the Class A ordinary shares issuable upon exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a business combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be non-redeemable
so long as they are held by the initial purchasers or such purchasers’ permitted transferees. If the Private Placement Warrants are held by someone other than the Initial Shareholders or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.
Redemption of warrants when the price per Class A ordinary share equals or exceeds $18.00:
Once the warrants become exercisable, the Company may call the outstanding warrants for redemption (except as described herein with respect to the Private Placement Warrants):

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption to each warrant holder; and

•
if, and only if, the last reported sale price (the “closing price”) of Class A ordinary shares equals or exceeds $18.00 per share (as adjusted) for any 20 trading days within a
30-trading
day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

The Company will not redeem the warrants as described above unless an effective registration statement under the Securities Act covering the Class A ordinary shares issuable upon exercise of the warrants is effective and a current prospectus relating to those Class A ordinary shares is available throughout the
30-day
redemption period. If and when the warrants become redeemable by the Company, it may exercise its redemption right even if the Company is unable to register or qualify the underlying securities for sale under all applicable state securities laws.
Redemption of warrants when the price per Class A ordinary share equals or exceeds $10.00:
Once the warrants become exercisable, the Company may redeem the outstanding warrants:

•	in whole and not in part;

•
at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided
that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to an agreed table based on the redemption date and the “fair market value” of our Class A ordinary shares;

F-

ESS TECH, INC.
(Formerly ACON S2 ACQUISITION CORP.)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

•
if, and only if, the closing price of Class A ordinary shares equals or exceeds $10.00 per Public Share (as adjusted) for any 20 trading days within the
30-trading
day period ending three trading days before the Company sends the notice of redemption to the warrant holders; and

•
if the closing price of the Class A ordinary shares for any 20 trading days within a
30-trading
day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders is less than $18.00 per share (as adjusted), the Private Placement Warrants must also be concurrently called for redemption on the same terms as the outstanding Public Warrants, as described above.

The “fair market value” of Class A ordinary shares for the above purpose shall mean the volume weighted average price of Class A ordinary shares during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of warrants. In no event will the warrants be exercisable in connection with this redemption feature for more than 0.361 Class A ordinary shares per warrant (subject to adjustment).
In no event will the Company be required to net cash settle any warrant. If the Company is unable to complete a business combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.
Note 11- Fair Value Measurements
The following table presents information about the Company’s assets and liabilities that are measured at fair value on a recurring basis as of September 30, 2021 and December 31, 2020 and indicates the fair value hierarchy of the valuation techniques that the Company utilized to determine such fair value.

September 30, 2021	Quoted Prices in Active Markets	Significant Other Observable Inputs	Significant Other Unobservable Inputs
Description	(Level 1)	(Level 2)	(Level 3)
Assets:
Investments held in Trust Account	$250,016,847	$—	$—

Liabilities:
Warrant liabilities - Public warrants	$10,333,330	$—	$—
Warrant liabilities - Private warrants	$—	$—	$9,883,720
Working capital loan - Related party	$—	$—	$361,751

December 31, 2020	Quoted Prices in Active Markets	Significant Other Observable Inputs	Significant Other Unobservable Inputs
Description	(Level 1)	(Level 2)	(Level 3)
Assets:
Investments held in Trust Account	$250,004,454	$—	$—
Liabilities:
Warrant liabilities - Public warrants	$13,625,000	$—	$—
Warrant liabilities - Private warrants	$—	$—	$7,729,400

F-

ESS TECH, INC.
(Formerly ACON S2 ACQUISITION CORP.)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Transfers to/from Levels 1, 2, and 3 are recognized at the beginning of the reporting period. There were no transfers from a Level 3 measurement to a Level 1 fair value measurement for the nine months ended September 30, 2021.
Level 1 assets include investments in mutual funds invested in government securities. The Company uses inputs such as actual trade data, benchmark yields, quoted market prices from dealers or brokers, and other similar sources to determine the fair value of its investments. As of September 30, 2021, the Company had sold its investments in mutual funds and the cash was maintained in the operating bank account.
The fair value of warrants issued in connection with the Initial Public Offering were initially measured at fair value using a Monte Carlo simulation model and have subsequently been measured based on the listed market price of such warrants, a Level 1 measurement, since March 2021. The fair value of the Private Placement warrants have been estimated using a modified Black-Scholes-Merton (“BSM”) model at inception and subsequently at each measurement date, considering certain vesting conditions imposed by the Sponsor Letter Agreement on the Private Placement Warrants held by the Sponsor and executive officers and directors of the Company. For the three months ended September 30, 2021, the Company recognized a charge to the statement of operations resulting from an increase in the fair value of liabilities of $2.2 million presented as change in fair value of derivative warrant liabilities on the accompanying unaudited condensed statement of operations. For the nine months ended September 30, 2021, the Company recognized income in the statement of operations resulting from a decrease in the fair value of liabilities of $1.1 million presented as change in fair value of derivative warrant liabilities on the accompanying unaudited condensed statement of operations.
The estimated fair value of the Private Placement Warrants, and the Public Warrants prior to being separately listed and traded, is determined using Level 3 inputs. Inherent in a Monte Carlo simulation and modified BSM models are assumptions related to expected stock-price volatility, expected life, risk-free interest rate, dividend yield and probability of a successful acquisition. The Company estimates the volatility of its warrants based on implied volatility from the Company’s traded warrants and from historical volatility of select peer company’s ordinary shares that matches the expected remaining life of the warrants. The risk-free interest rate is based on the U.S. Treasury zero-coupon
yield curve on the grant date for a maturity similar to the expected remaining life of the warrants. The expected life of the warrants is assumed to be equivalent to their remaining contractual term. The dividend rate is based on the historical rate, which the Company anticipates remaining at zero.
The following table provides quantitative information regarding Level 3 fair value measurements inputs at their measurement dates:

	As of September 30, 2021	As of December 31 2020
Stock price	$9.97	$10.08
Volatility	42.2%	10.0%
Expected life of the options to convert	5.02	5.9
Risk-free rate	0.98%	0.48%
Dividend yield	—	—
The Sponsor Letter Agreement imposes certain vesting conditions on the Private Placement Warrants held by the Sponsor and executive officers and directors of the Company (the “Private Placement Warrant Holders”). These vesting conditions were considered in the estimated fair value of the Private Placement Warrants as of September 30, 2021. If the proposed business combination closes, the Private Placement Warrant Holders agreed to forfeit 583,333 Private Placement Warrants and agreed that up to another 583,333 Private Placement Warrants

F-

ESS TECH, INC.
(Formerly ACON S2 ACQUISITION CORP.)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

would be subject to potential forfeiture within 54 months of closing the proposed business combination if certain price targets for the combined company’s common stock, ranging from $12.50 to $15.00 per common share, are not met. The Company estimated the probability of the stock price reaching $12.50 and $15.00 over the life of the
54-month
period following the proposed business combination and applied that probability of vesting to the value of each vesting tranche calculated by the BSM model to arrive at the aggregate value for each tranche of the vesting warrants.
The change in the fair value of the Level 3 derivative warrant liabilities for the nine months ended September 30, 2021 is summarized as follows:

Derivative warrant liabilities at December 31, 2020	$7,729,400
Change in fair value of derivative warrant liabilities	2,154,320

Derivative warrant liabilities at September 30, 2021	$9,883,720

The change in the fair value of the working capital loan – related party measured with Level 3 inputs for the nine months ended September 30, 2021 is summarized as follows:

Fair value of working capital loan - related party at December 31, 2020	$—
Initial fair value of working capital loan - related party	361,751
Change in fair value of working capital loan - related party	—

Fair value of working capital loan - related party, September 30, 2020	$361,751

Note
12-Subsequent
Events
Management has evaluated subsequent events and transactions that occurred after the balance sheet date through the date the financial statements were available for issuance. Based upon this review, except as noted above regarding the consummation of the business combination on October 8, 2021 (see Note 1 for additional information), the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

F-

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 13. Other Expenses of Issuance and Distribution
The following table sets forth all expenses to be paid by us in connection with the distribution of the shares of Common Stock being registered by this registration statement. All amounts shown are estimates except for the SEC registration fee.
We will bear all costs, expenses and fees in connection with the registration of the securities. The Selling Stockholders, however, will bear all brokers and underwriting commissions and discounts, if any, attributable to their sale of the Securities.

Amount to be Paid
SEC registration fee	$197,067
Accountant’s fees and expenses	35,000
Legal fees and expenses	400,000
Financial printing and miscellaneous expenses	37,500

Total	$664,567

Item 14. Indemnification of Directors and Officers
Section 102(b)(7) of the DGCL allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our amended and restated certificate of incorporation provides for this limitation of liability.
Section 145 of the DGCL, provides, among other things, that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. A Delaware corporation may indemnify any persons who were or are a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, provided further that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) which such officer or director has actually and reasonably incurred.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify such person under Section 145.
Our Bylaws provide that we must indemnify and advance expenses to our directors and officers to the full extent authorized by the DGCL.
We have entered into indemnification agreements with each of our directors and executive officers. Such agreements may require us, among other things, to advance expenses and otherwise indemnify our executive officers and directors against certain liabilities that may arise by reason of their status or service as executive officers or directors, to the fullest extent permitted by law.
The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, any provision of our Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise. Notwithstanding the foregoing, we shall not be obligated to indemnify a director or officer in respect of a proceeding (or part thereof) instituted by such director or officer, unless such proceeding (or part thereof) has been authorized by the Board pursuant to the applicable procedure outlined in our Bylaws.
Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held jointly and severally liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the Board at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.
We currently maintain and expect to continue to maintain standard policies of insurance that provide coverage (1) to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (2) to us with respect to indemnification payments that we may make to such directors and officers.
These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.
We believe that these provisions, the insurance, and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.
Item 15. Recent Sales of Unregistered Securities
PIPE Shares
On October 8, 2021, a number of third-party purchasers (the “Other PIPE Investors”) and certain existing securityholders of Legacy ESS (the “Insider PIPE Investors”, and together with the Other PIPE Investors, the “PIPE Investors”) purchased from ESS an aggregate of 25,000,000 newly-issued shares of Common Stock (the “PIPE Financing”) in a transaction exempt from registration pursuant to the exemption contained in Section 4(a)(2) of the Securities Act, for a purchase price of $10.00 per share and an aggregate purchase price of

$250.0 million (the “PIPE Shares”), each pursuant to a separate subscription agreement (each, a “Subscription Agreement”), effective as of May 6, 2021. Pursuant to the Subscription Agreements, ESS gave certain registration rights to the PIPE Investors with respect to their PIPE Shares. The sale of the PIPE Shares was consummated concurrently with the closing of the Merger (the “Closing”). Pursuant to the Merger Agreement, ESS entered into a Registration Rights Agreements, dated as of October 8, 2021 (as described below), providing for certain registration rights to the Sponsor and certain securityholders of ESS.
Founder Shares and Private Placement Warrants
On July 27, 2020, the Sponsor paid $25,000, or approximately $0.003 per share, to cover certain expenses on our behalf in consideration of 7,187,500 Class B ordinary shares, par value $0.0001, 937,500 of which were subsequently forfeited in connection with STWO’s initial public offering. In September 2020, the Sponsor transferred 50,000 Class B ordinary shares to each of our three independent directors. Such securities were issued in connection with our organization pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act. In connection with the Business Combination, the Class B ordinary shares automatically converted into Class A ordinary shares.
The Sponsor is an accredited investor for purposes of Rule 501 of Regulation D. Each of the equity holders in the Sponsor is an accredited investor under Rule 501 of Regulation D. The sole business of the Sponsor is to act as the Company’s sponsor in connection with STWO’s initial public offering.
In connection with our initial public offering, the Sponsor purchased an aggregate of 4,666,667 private placement warrants, each exercisable to purchase one ordinary share at $11.50 per share, subject to adjustment, at a price of $1.50 per warrant, in a private placement that closed simultaneously with the closing of the initial public offering. This issuance was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.
No underwriting discounts or commissions were paid with respect to such sales.
Exercises of Assumed Stock Options
Pursuant to the Merger Agreement, all outstanding options of Legacy ESS were assumed by the Registrant and converted into options to purchase shares of our Common Stock with the same terms except for the number of shares exercisable and the exercise price, each of which was adjusted based on the Per Share Consideration (the “Assumed Options”). Through the date of this Registration Statement, we have issued 11,606 shares of our Common Stock pursuant to the exercise of the Assumed Options, with exercise prices ranging from $0.4503 to $0.79 per share
(pre-conversion),
which were issued pursuant to the ESS 2014 Equity Incentive Plan.
The issuances of the securities described above were deemed to be exempt from registration pursuant to Section 4(a)(2) of the Securities Act or Rule 701 promulgated under the Securities Act as transactions pursuant to compensatory benefit plans. The shares of Common Stock issued upon the exercise of options are deemed to be restricted securities for purposes of the Securities Act.

Item 16. Exhibits and Financial Statement Schedules
(a)    Exhibits
Exhibit Index

		Incorporated By Reference
Exhibit	Description	Form	File No.	Exhibit No.	Filing Date

2.1#	Merger Agreement, dated as of May 6, 2021, by and among STWO, SCharge Merger Sub, Inc. and ESS Tech, Inc.	8-K	001-39525	2.1	May 7, 2021

3.1	Amended and Restated Certificate of Incorporation of ESS	8-K	001-39525	3.1	October 15, 2021

3.2	Amended and Restated Bylaws of ESS	8-K	001-39525	3.2	October 15, 2021

4.1	Warrant Agreement, dated September 16, 2020, by and between STWO and Continental Stock Transfer & Trust Company	S-4	333-257232	4.1	June 21, 2021

4.2	Assignment, Assumption and Amendment Agreement to the Warrant Agreement, dated October 8, 2021, by and among ESS, STWO, Continental Stock Transfer & Trust Company, Computershare Trust Company, N.A. and Computershare, Inc.	8-K	001-39525	4.2	October 15, 2021

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, P.C. with respect to the legality of the securities being registered

10.1	Transaction Support Agreement, dated as of May 6, 2021, by and among STWO, ESS and the persons named therein	8-K	001-39525	10.2	May 7, 2021

10.2	Form of Registration Rights Agreement	8-K	001-39525	10.4	May 7, 2021

10.3	Form of Subscription Agreement	8-K	001-39525	10.1	May 7, 2021

10.4	Sponsor Letter Agreement, dated as of May 6, 2021	8-K	001-39525	10.3	May 7, 2021

10.5†	Energy Storage Systems, Inc. 2014 Equity Incentive Plan	S-4	333-257232	10.5	June 21, 2021

10.6†	Amendment to ESS Tech, Inc. 2014 Equity Incentive Plan	S-4	333-257232	10.6	June 21, 2021

10.7	Office Lease Agreement, dated July 24, 2017, by and between ESS Tech, Inc. and Parkway Woods Business Park, LLC	S-4	333-257232	10.7	June 21, 2021

10.8†	Employment Agreement, dated March 3, 2015, by and between ESS Tech, Inc. and Yang Song	S-4	333-257232	10.12	June 21, 2021

10.9†	Offer Letter, dated July 31, 2019, by and between ESS Tech, Inc. and Amir Moftakhar	S-4	333-257232	10.9	June 21, 2021

		Incorporated By Reference
Exhibit	Description	Form	File No.	Exhibit No.	Filing Date

10.10†	Employment Agreement, dated April 1, 2021, by and between ESS Tech, Inc. and Eric Dresselhuys	S-4	333-257232	10.10	June 21, 2021

10.11†	Employment Agreement, dated May 23, 2021, by and between ESS Tech, Inc. and Craig Evans	S-4	333-257232	10.11	June 21, 2021

10.12#	Framework Agreement, dated as of March 31, 2021, by and between SBE US Holdings One, Inc. and ESS Tech, Inc.	S-4	333-257232	10.13	June 21, 2021

10.13†	2021 Equity Incentive Plan and form of award agreements thereunder	S-4/A	333-257232	Annex D	September 9, 2021

10.14†	2021 Employee Stock Purchase Plan	S-4/A	333-257232	Annex E	September 9, 2021

10.15†	Outside Director Compensation Policy	8-K	001-39525	10.12	October 15, 2021

10.16	Form of Indemnification Agreement	8-K	001-39525	10.2	October 15, 2021

10.17	Stockholders’ Agreement, dated as of May 6, 2021, by and among ESS, SBE and BEV	8-K	001-39525	10.5	October 15, 2021

16.1	Letter from Perkins & Company, P.C.	S-4/A	333-257232	16.1	July 28, 2021

16.2	Letter from Marcum LLP

21.1	List of Subsidiaries	S-1	333-260693	21.1	November 2, 2021

23.1	Consent of Marcum LLP

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.3	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included in Exhibit 5.1)

24.1	Powers of Attorney	S-1	333-260693	24.1	November 2, 2021

†	Indicates management contract or compensatory plan or arrangement.
#	Portions of this exhibit have been omitted in accordance with Item 601 of Regulation S-K.
(b) Financial Statement Schedules
All financial statement schedules are omitted because the information called for is not required or is shown either in the consolidated financial statements or in the accompanying notes. The financial statements filed as part of this registration statement are listed in the index to the financial statements immediately preceding such financial statements, which index to the financial statements is incorporated herein by reference.
Item 17. Undertakings
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
The undersigned registrant hereby undertakes:

1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

a.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

b.
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

c.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however
, that paragraphs (1)(a), (b) and (c) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.
Provided, however
, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

a.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

b.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

c.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Wilsonville, State of Oregon, on December 9, 2021.

ESS TECH, INC.

By:	/s/ Eric P. Dresselhuys
Eric P. Dresselhuys
Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Eric P. Dresselhuys Eric P. Dresselhuys	Chief Executive Officer and Director (Principal Executive Officer)	December 9, 2021

/s/ Amir Moftakhar Amir Moftakhar	Chief Financial Officer (Principal Financial Officer)	December 9, 2021

/s/ Jeff Bodner Jeff Bodner	Chief Accounting Officer (Principal Accounting Officer)	December 9, 2021

* Craig Evans	Director	December 9, 2021

* Raffi Garabedian	Director	December 9, 2021

* Rich Hossfeld	Director	December 9, 2021

* Michael R. Niggli	Director	December 9, 2021

* Shirley Speakman	Director	December 9, 2021

* Kyle Teamey	Director	December 9, 2021

* Alexi Wellman	Director	December 9, 2021

* Daryl Wilson	Director	December 9, 2021

*By:	/s/ Eric P. Dresselhuys
Eric P. Dresselhuys
Attorney-in-fact